EXHIBIT 4.1

Portions of this Exhibit have been omitted and the information omitted has been separately filed with the Commission with a request for confidential treatment. The locations of the omitted information have been indicated by [ ].

                       -----------------------------------

                             SHAREHOLDERS AGREEMENT

                       -----------------------------------

                                      among

                            BELL CANADA INTERNATIONAL
                              INVESTMENTS LIMITED,

                             AM LATIN AMERICA, LLC,

                    SBC INTERNATIONAL - BRAZIL HOLDING, LTD.,

                                       and

                              TELECOM AMERICAS LTD.

                          Dated as of November 16, 2000


================================================================================

                                    ARTICLE I

                                   DEFINITIONS

         Section 1S.01.         Certain Defined Terms.............................................................2

                                   ARTICLE II

                             ORGANIZATIONAL DOCUMENTS; REPRESENTATIONS AND WARRANTIES

         Section 2.01.         Memorandum of Association and Bye-Laws...........................................13

         Section 2.02.         Representations and Warranties of the Shareholders and Sponsor Party.............13

         Section 2.03.         Representations and Warranties of BCI Investments and BCI........................14

         Section 2.04.         Representation and Warranty of SBCI Brazil Holding and SBCI......................15

                                   ARTICLE III

                              CORPORATE GOVERNANCE

         Section 3.01.         Corporate Purpose; Powers of the Board...........................................15

         Section 3.02.         Number of Directors..............................................................15

         Section 3.03.         Composition of Board and Chairman of the Board...................................15

         Section 3.04.         Subsequent Nominations...........................................................16

         Section 3.05.         Removal of Directors.............................................................18

         Section 3.06.         Vacancies........................................................................19

         Section 3.07.         Covenant to Vote.................................................................20

         Section 3.08.         Action by the Board..............................................................20

         Section 3.09.         Action by Shareholders...........................................................23

         Section 3.10.         Business Plan....................................................................25

         Section 3.11.         Management.......................................................................25

         Section 3.12.         Removal of Senior Officers.......................................................25

         Section 3.13.         Transferability of Certain Governance Rights.....................................25

                                   ARTICLE IV

                            RESTRICTIONS ON TRANSFER

         Section 4.01.         General Restriction..............................................................27

         Section 4.02.         Legends..........................................................................27

         Section 4.03.         Rights of First Offer............................................................28

         Section 4.04.         Right to Participate in Certain Dispositions.....................................30

         Section 4.05.         Permitted Transfers..............................................................33

         Section 4.06.         Prospective Transferees; Guarantee and Share Retention Agreement.................33

         Section 4.07.         Improper Sale or Encumbrance.....................................................34

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.01.         Financial Statements.............................................................34

         Section 5.02.         Access to Information............................................................34

         Section 5.03.         Confidential Information.........................................................34

         Section 5.04.         Certain Issuances of New Securities..............................................35

         Section 5.05.         Referral of Opportunities........................................................35

         Section 5.06.         Affiliate Transactions...........................................................38

         Section 5.07.         Consolidation of the Company and BCI.............................................38

         Section 5.08.         Registration Rights..............................................................42

         Section 5.09.         Voting Structure.................................................................42

         Section 5.10.         Additional Capital Contributions.................................................42

         Section 5.11.         Unwind...........................................................................42

         Section 5.12.         Future Acquisitions..............................................................43

         Section 5.13.         Default..........................................................................43

         Section 5.14.         Additional Tax Matters...........................................................44

         Section 5.15.         BCE and SBCI Parent Guarantee and Share Retention Agreement......................45

         Section 5.16.         Subnewco4........................................................................46

         Section 5.17.         Compliance with ANATEL Written Confirmation......................................46

         Section 5.18.         Reserve of Promissory Notes......................................................46

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01.         Conflict with Memorandum of Association or Bye-Laws..............................47

         Section 6.02.         Expenses.........................................................................47

         Section 6.03.         Notices..........................................................................47

         Section 6.04.         Headings.........................................................................51

         Section 6.05.         Severability.....................................................................51

         Section 6.06.         Entire Agreement.................................................................51

         Section 6.07.         Assignment.......................................................................51

         Section 6.08.         No Third Party Beneficiaries.....................................................51

         Section 6.09.         Amendment........................................................................51

         Section 6.10.         Governing Law....................................................................52

         Section 6.11.         Counterparts.....................................................................52

         Section 6.12.         Specific Performance.............................................................52

         Section 6.13.         Waiver of Jury Trial.............................................................53

         Section 6.14.         Dispute Resolution...............................................................53

         Section 6.15.         Arbitration......................................................................53

         Section 6.16.         Termination......................................................................55

         Section 6.17.         Minimum Interests................................................................55

         Section 6.18.         Aggregating Interests............................................................55


SCHEDULES

Schedule A       -         Initial Capitalization
Schedule 2.03(a) -         Other Registration Rights Agreements
Schedule 2.03(b) -         Equity Interests of BCI Investments in Subnewco1, Subnewco2
                           and Subnewco3
Schedule 2.04    -         Equity Interests of SBCI Brazil Holding in
                           Subnewco4
Schedule 3.13    -         Transferees Requiring Consent
Schedule 5.11    -         Unwind Procedures Schedule
Schedule 5.13    -         List of Investment Banks

                                    EXHIBITS

Exhibit A         -        Memorandum of Association of the Company and each of the Subnewcos
Exhibit B         -        Amended and Restated Bye-Laws of the Company and Amended and Restated Bye-Laws or
                           Articles of Association, as the case may be, of each of the Subnewcos
Exhibit C         -        Initial Business Plan of the Company
Exhibit D         -        Form of Guarantee and Share Retention Agreement
Exhibit E         -        Form of Accession Certificate
Exhibit F         -        Form of Registration Rights Agreement
Exhibit G         -        Form of BCE Indemnity Agreement
Exhibit H         -        Form of Legal Opinion
Exhibit I         -        Consents and Approvals
Exhibit J         -        Initial Structure
Exhibit K         -        Alternate Tax Structures


                  SHAREHOLDERS AGREEMENT, dated as of November 16, 2000, among BELL CANADA INTERNATIONAL INVESTMENTS LIMITED, a corporation incorporated under the laws of the British Virgin Islands ("BCI Investments"), AM LATIN AMERICA, LLC, a limited liability company organized under the laws of Delaware ("AM Latin America"), SBC INTERNATIONAL - BRAZIL HOLDING, LTD., a company incorporated under the laws of the Cayman Islands ("SBCI Brazil Holding" and, together with BCI Investments and AM Latin America, the "Initial Shareholders"), and TELECOM AMERICAS LTD., a company incorporated under the laws of Bermuda (the "Company").

                  WHEREAS, each of the Initial Shareholders through its investments in the Contributed Operating Companies (as defined in the Amended and Restated Joint Venture Agreement (as defined below)), is engaged in the operation of mobile wireless ("Mobile Wireless"), competitive local exchange carrier ("CLEC"), or other voice and data communications businesses in the Communications Sector (as such term is defined in Section 1.01(a) below) in South America and Central America, excluding the Caribbean and Mexico (such territory, the "Joint Venture Area");

                  WHEREAS, subject to the express terms and limitations contained in this Agreement, the Initial Shareholders intend that the Company will be their principal vehicle for the pursuit of business opportunities in the Joint Venture Area in the Communications Sector;

                  WHEREAS, the Company has issued 22,309.858 shares of voting common stock, par value $1.00 per share (the "Common Stock") and 1,690.142 shares of preferred shares, Series C, par value US$1.00 per share (the "Series C Shares");

                  WHEREAS, on the date hereof, the Initial Shareholders are consummating the transactions contemplated by the Amended and Restated Joint Venture Agreement, dated as of September 25, 2000 (the "Amended and Restated Joint Venture Agreement"), among BCI, America Movil (as successor in interest to Telmex) and SBCI (each, as defined in Section 1.01(a) below), pursuant to which, among other things, the Company will issue such number of shares of its Common Stock and Series C Shares to the Initial Shareholders, as set forth in Schedule A attached hereto;

                  WHEREAS, pursuant to the Amended and Restated Joint Venture Agreement, each of the Initial Shareholders will on the date hereof contribute its direct and indirect interests in its Contributed Operating Companies (as such term is defined in the Amended and Restated Joint Venture Agreement) as indicated in Schedules 1.01(a) and (b) to the Amended and Restated Joint Venture Agreement and, in the case of BCI Investments and AM Latin America, will contribute capital and promissory notes to the Company in the amounts indicated in Sections 2.02 and 2.03 of the Amended and Restated Joint Venture Agreement; and

                  WHEREAS, as a condition to the consummation of the transactions contemplated by the Amended and Restated Joint Venture Agreement and in order to make certain agreements with respect to their respective rights and obligations as holders of the Common Stock and Series C Shares, the parties hereto have determined that it is in their best interests to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Certain Defined Terms. (a) As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, such specified Person.

                  "Agreement" or "this Agreement" means this Shareholders Agreement, dated as of November 16, 2000, and all amendments hereto made in accordance with the provisions of Section 6.09.

                  "America Movil" means America Movil, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

                  "AM Latin America Director" means any member of the Board nominated by AM Latin America in accordance with Sections 3.03 or 3.04.

                  "BCE" means BCE Inc., a corporation organized under the laws of Canada.

                  "BCI" means Bell Canada International Inc., a corporation incorporated under laws of Canada.

                  "BCI Director" means any member of the Board nominated by BCI Investments in accordance with Section 3.03 or 3.04.

                  "BCI Proportion" means an amount equal to the number of Shares owned by BCI Investments, divided by the total number of Outstanding Shares.

                  "Beneficial Owner" (including the terms "beneficially owns" or "beneficially owned") has the meaning given to such term in Rule 13d-3 under the Exchange Act.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks or stock exchanges are required or authorized by Law to be closed in the City of New York, the City of Montreal, Canada, or the City of Sao Paulo, Brazil.

                  "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), membership interests or equivalent ownership interests in or issued by such Person.

P                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from any of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co. or (c) commercial paper maturing not more than one year from the date of issuance thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

                  "Closing" has the meaning specified in Section 2.06 of the Amended and Restated Joint Venture Agreement.

                  "Closing Date" has the meaning specified in Section 2.06 of the Amended and Restated Joint Venture Agreement.

                  "Closing Price" means, with respect to any Marketable Security or Cash Equivalent, the average of the daily closing prices of such security for the thirty (30) Trading Day period ending on the relevant date of determination. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on The New York Stock Exchange (the "NYSE"), or, if such security is not listed or admitted to trading on the NYSE, on the American Stock Exchange, or if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc., or if such security is not so quoted, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by the Company for such purposes.

                  "Commission" means the U.S. Securities and Exchange Commission, and any successor commission or agency having similar powers.

                  "Communications Sector" means (a) telecommunications service,
(b) cable service, (c) wireless cable television service using local and multichannel multipoint distribution services (also referred to as LMDS and MMDS) or their equivalent, (d) internet access service, and (e) the following information services (excluding the provision of the content and excluding electronic publishing, transaction processing and application service providers
(ASP) or any business opportunity that represents the provision of electronic commerce solutions, including value-added applications and electronic commerce exchanges and ancillary services and the provision or use of data resulting from such electronic commerce solutions): voicemail, electronic mail, facsimile store-and-forward, interactive voice response, protocol processing, videotext and audiotext communication services, internet navigation and gateway services, IP telephony (including voice over IP) alarm monitoring and other security alarm services and intranet management services; all as such terms set forth in clauses (a) through (d) inclusive may be defined by the U.S. Communications Act of 1934 and the regulations promulgated thereunder by the Federal Communications Commission, as amended and in effect at the date hereof.

                  "Company Subsidiary" or "Company Subsidiaries" means any Subsidiary of the Company.

                  "Control" (including the terms "Controlled by" and "under Common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; provided, however, that a Person shall not be deemed to Control any Person that is a publicly traded company if its ownership of voting securities does not constitute a majority of the voting securities of such Person. For the avoidance of doubt, for purposes of this definition no person shall be deemed to Control Carso Global Telecom, S.A. de C.V. or Grupo Carso, S.A. de C.V. by reason of the ownership of shares by one or more trusts or other entities for the benefit of a group of natural persons.

                  "Danish Structure" means the alternate tax structure described in Part I of Exhibit K.

                  "Defaulting Shareholder" means any Shareholder that, (i) has failed to pay its Outstanding Obligations within ten (10) Business Days of when due, (ii) is in material breach of its obligations under Section 3.07 or Article IV or (iii) has willfully failed to refer a material business opportunity to the Company in breach of its obligations under Section 5.05 and such material business opportunity is pursued by such Shareholder or any Affiliate independently of the Company; provided, however, that a Shareholder shall cease to be a Defaulting Shareholder upon payment of such Outstanding Obligations or upon the curing of any such material breach; and provided, further, that any such material breach of Section 5.05 will be considered cured if such business opportunity is referred to the Company in accordance with Section 5.05 on terms no less favorable than those originally obtained by such Shareholder or its Affiliate, as the case may be. Notwithstanding the foregoing, no Shareholder shall be deemed to be a Defaulting Shareholder based on any material breach of its obligations hereunder (other than a failure to pay or perform its Outstanding Obligations in accordance with the terms of this Agreement and, if applicable, the Promissory Notes and the Special Notes) unless such Shareholder has received express written notice of such material breach from Shareholders holding at least fifty percent (50%) of the Equity Interests of the Company, and such Shareholder fails to cure such material breach within thirty (30) days after receipt of such notice.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance or adverse claim.

                  "Equity Interests" means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities (including loans, notes, debentures or other debt instruments) convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "Exchange Ratio" means an amount equal to the New Surviving Entity Shares Issued, divided by the total number of Shares held by Shareholders other than BCI Investments or its Permitted Transferees.

                  "Financial Statements" means, with respect to any fiscal year of the Company, true and complete copies of the audited consolidated balance sheet of the Company as of the last day of such fiscal year and the related audited consolidated statements of income, retained earnings, shareholders' equity and cash flow of the Company, together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP (except as noted therein), accompanied by the report thereon of the Company's independent accountants.

                  "Fully Diluted Shares" means the aggregate of (a) the number of Shares issued and outstanding (other than Shares held by any wholly owned Subsidiary of the Company) and (b) the number of Shares issuable upon (c) the exercise of any outstanding options, warrants or similar instruments (other than such instruments held by any wholly owned Subsidiary of the Company) and (d) the exercise of any conversion or exchange rights with respect to any outstanding securities or instruments (other than such securities or instruments held by any wholly owned Subsidiary of the Company).

                  "Governmental Authority" means, in any applicable jurisdiction, any federal, provincial, state or local government, any governmental, regulatory or administrative authority, agency or commission, or any court or tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, agreement, stipulation, determination or award of any Governmental Authority.

                  "Indebtedness" means, with respect to any Person, and in the case of clauses (a) through (h) below, whether secured or unsecured, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends, (g) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (h) all obligations of such Person in respect of interest rate swaps, caps or collar agreements or similar arrangements, and (i) all Indebtedness of others referred to in clauses
(a) through (h) above guaranteed directly or indirectly in any manner by such Person or secured by any Encumbrance on property (including accounts and contract rights) owned by such Person.

                  "Initial Joint Venture Agreement" means the Joint Venture Agreement between Telmex and BCI, dated as of June 7, 2000.

                  "Interim Financial Statements" means true and complete copies of the unaudited consolidated balance sheet of the Company and the related unaudited consolidated statements of income, retained earnings, shareholders' equity and cash flows of the Company, together with all related notes and schedules thereto, if any, prepared in accordance with U.S. GAAP (except as noted therein).

                  "Intermediate Company" means any Person (other than a Regulated Opco) that is a Subsidiary or Minority Investee of the Company.

                  "Law" means, in any applicable jurisdiction, any federal, provincial, state, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Marketable Securities" means securities that are (a) (i) equity securities of or other interests in any Person that are traded on a U.S. national securities exchange or reported on by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"); provided, however, that the average daily trading volume of such equity securities on any such national securities exchange or Nasdaq for the seven trading days immediately preceding the relevant payment date is at least equal to the number of Marketable Securities proposed to be delivered pursuant to any offer or sale, or
(ii) debt securities on market terms of an issuer that has debt or equity securities that are so traded or so reported on and in which Marketable Securities an internationally recognized securities firm has agreed to make a market; provided, however, that such debt securities are rated at least "A-" by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or "A3" by Moody's Investors Service, Inc., and (b) not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act at the time of such transfer.

                  "Minority Investee" means any Person (other than a Subsidiary of the Company) in which the Company, directly or indirectly, holds an Equity Interest.

                  "Netherlands-Danish Structure" means the alternate tax structure set forth in Part II of Exhibit K.

                  "New Securities" means any Capital Stock of the Company, whether or not now authorized, and rights, options or warrants to purchase such Capital Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company; provided, however, that the term "New Securities" does not include (a) securities of the Company or any of the Company Subsidiaries issued to employees, consultants, officers or directors of the Company in their capacity as such, or which have been reserved for issuance, pursuant to any employee share option, share purchase, share bonus plan, or other similar share agreement or arrangement approved by the Board, (b) securities of the Company issued in connection with any share subdivision, consolidation, bonus issue or recapitalization of the Company and (c) securities of the Company issued in connection with an initial public offering.

                  "New Surviving Entity Shares Issued" means an amount equal to the total number of Surviving Entity Shares outstanding as of the date of the Qualified Offer, divided by the BCI Proportion, minus the total number of Surviving Entity Shares outstanding as of the date of the Qualified Offer.

                  "Non-Passive Interest" means an Equity Interest held by any Person in another Person which has the purpose, or the effect of, changing or influencing Control of such other Person, or is held in connection with or as a participant in any transaction having that purpose or effect.

                  "Opco" means any of (i) the Regulated Opcos, (ii) Genesis Telecom C.A., a company organized under the laws of Venezuela, or Comunicaciones 2163 C.A., a company organized under the laws of Venezuela, and (iii) any other operating company in which the Company now or hereafter, directly or indirectly, holds an Equity Interest.

                  "Outstanding" means, with respect to the Shares or the Surviving Entity Shares, as the case may be, as of any date of determination, Shares or Surviving Entity Shares that have been issued on or prior to such date (other than Shares or Surviving Entity Shares redeemed, repurchased or otherwise reacquired by the Company (or held by any Subsidiary of the Company) or the Surviving Entity (or held by any Subsidiary of the Surviving Entity), as the case may be, on or prior to such date.

                  "Outstanding Obligations" means, with respect to any Initial Shareholder, the obligations of such Shareholder under (i) such Shareholder's Promissory Note, (ii) additionally, in the case of BCI Investments, the obligations of BCI Investments under the Special Notes, including, [ ] upon such obligations becoming due and payable in accordance with the terms of such Promissory Note or Special Notes, as the case may be, and (iii) additionally, in the case of AM Latin America, the obligation to contribute the Techtel Amount (as defined in the Amended and Restated Joint Venture Agreement) to the Company pursuant to Section 2.03(c) of the Amended and Restated Joint Venture Agreement.

                  "Permitted Transferee" means with respect to any Shareholder, any Person (a "transferee") with respect to which the Sponsor Party of such Shareholder maintains a majority economic and voting interest; provided, that no such Person shall be deemed to be a Permitted Transferee if any Person other than the Sponsor Party is permitted, by contract or otherwise, to direct or influence the exercise by such transferee of any rights under this Agreement, including, without limitation, rights pursuant to Section 3.08 hereunder; and, provided, further, that such Shareholder and its Sponsor Party comply with their respective obligations set forth in Section 4.05 hereof.

                  "Person" means any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under section 13(d)(3) of the Exchange Act.

                  "Pro Rata Number" means:


                  (a) for purposes of the procedures set forth in Section 4.03 relating to the Sale of Offered Shares to First Offer Shareholders, with respect to each First Offer Shareholder, a number of Shares equal to the product of the total number of Offered Shares, multiplied by a fraction (1) the numerator of which shall be the total number of Fully Diluted Shares then owned by a First Offer Shareholder and (2) the denominator of which shall be the total number of Fully Diluted Shares then owned by all of the First Offer Shareholders who wish to purchase Offered Shares; and

                  (b) for purposes of the procedures set forth in Section 4.04 relating to participation in a Sale by one or more Divesting Shareholders, with respect to each Divesting Shareholder or Tag-Along Shareholder, as the case may be, a number of Shares equal to the product of the total number of Shares the offeror under Section 4.04 is willing to buy (which will not be less than the number of Solicited Shares), multiplied by a fraction (1) the numerator of which shall be the number of Fully Diluted Shares then owned by such Shareholder and
(2) the denominator of which shall be the total number of Fully Diluted Shares then owned by all Shareholders who wish to sell Shares pursuant to the Offer.

                  "Promissory Note" means (a) with respect to BCI Investments, the promissory note dated November 16, 2000 between BCI Investments and the Company in the principal amount of $427,500,000, and (b) with respect to AM Latin America, the promissory note dated November 16, 2000 between AM Latin America and the Company in the principal amount of $1,007,500,000, in each case as the principal amount of such promissory note may be adjusted pursuant to
Section 2.05 or Article VI of the Amended and Restated Joint Venture Agreement.

                  "Qualified Offer" shall mean an offer to exchange Surviving Entity Shares for all but not less than all Outstanding Shares, which offer is made pursuant to Section 5.07 and pursuant to which the number of Surviving Entity Shares offered to each Shareholder (other than BCI Investments and its Permitted Transferees) for each Share then held by each such Shareholder is equal to the Exchange Ratio.

                  "Regulated Opcos" means Americel S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, ATL-Algar Telecom Leste, S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, Canbras Participacoes Ltda., a corporation (sociedad por quotas de responsabilidade limitada) organized under the laws of Brazil, Comunicacion Celular S.A., Comcel S.A., a corporation (sociedad anonima) organized under the laws of Colombia, Telet S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, TV Mogno Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TV Eucalipto Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TVA Jacaranda Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, and Walberg Comunicacoes Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil,; provided, however, that each such Person shall cease to be deemed a Regulated Opco upon expiration or termination of applicable contractual or regulatory requirements restricting the transfer of control of such Person and, in the case of regulatory requirements, upon approval by the relevant Governmental Authorities of the transfer of control of such Person to the Company.

                  "Restricted Period" means the period during which a Shareholder owns any Shares and a period of two years after the date such Shareholder no longer owns any Shares.

                  "Restricted Shares" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the Securities Act; (b) Shares with respect to which a Sale has been made in reliance upon, and in accordance with, Rule 144; or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) a written opinion, of counsel, reasonably satisfactory to the Company and in form and substance reasonably satisfactory to the Company, or (ii) a "no-action" letter from the Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act.

                  "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

                  "Sale" means any sale, assignment, transfer, distribution or other disposition of Shares or of a participation, including the grant of an irrevocable option or put in respect of Shares, or other right therein, whether voluntarily or by operation of law.

                  "SBCI" means SBC International, Inc., a corporation incorporated under the laws of Delaware.

                  "SBCI Director" means any member of the Board nominated by SBCI Brazil Holding in accordance with Section 3.04.

                  "SBCI Parent" means SBC Communications Inc., a corporation organized under the laws of the State of Delaware.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "Senior Officers" means the Chief Executive Officer and the Chief Financial Officer of the Company.

                  "Share" means any share of Common Stock or Series C Shares.

                  "Shareholder" means each Initial Shareholder and each other Person that becomes a party to this Agreement in accordance with Section 4.06 hereof.

                  "Special Notes" means (a) the Exchangeable Promissory Note, Series A, dated November 16, 2000 between BCI Investments and the Company in the principal amount of $300,000,000, and (b) the Redeemable and Exchangeable Promissory Note, Series B, dated November 16, 2000 between BCI Investments and the Company in the principal amount of $275,000,000.

                  "Specified Assignees" means, with respect to any Shareholder,
(a) successors and assigns in connection with a merger, consolidation or sale of all or substantially all of the assets of such Shareholder or (b) Permitted Transferees.

                  "Sponsor Party" means, in the case of SBCI Brazil Holding and its Permitted Transferees, SBCI Parent; in the case of AM Latin America and its Permitted Transferees, America Movil; and, in the case of BCI Investments and its Permitted Transferees, BCE and, with respect to each Shareholder other than an Initial Shareholder or Permitted Transferee of an Initial Shareholder, the ultimate parent company of such Shareholder.

                  "Standstill Period" means with respect to any Initial Shareholder, the earlier to occur of (i) the date three years following the Closing Date and (ii) if applicable, the first date on which such Initial Shareholder's Promissory Note is paid in full, but in no event prior to two years following the Closing Date.

                  "Strategic Plan" means the statement of strategic direction contained in, and forming a part of, the Initial Business Plan.

                  "Subnewco" means any of Subnewco1, Subnewco2, Subnewco3 and Subnewco4.

                  "Subnewco1" means Bell Canada International BVI V Limited, a company organized under the laws of the British Virgin Islands.

                  "Subnewco2" means Ivey Wireless Ltd., a company organized under the laws of Bermuda.

                  "Subnewco3" means Ivey CLEC Ltd., company organized under the laws of Bermuda.

                  "Subnewco4" means SBCI Brasil Ltda., a limited liability company (sociedad por quotas de responsabilidade limitada) organized under the laws of Brazil.

                  "Subsidiary" or "Subsidiaries" of any Person means any other Person of which (a) the first mentioned Person or any Subsidiary thereof is a general partner, (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, or
(c) more than 50% of the voting Equity Interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

                  "Surviving Entity" means the entity, as among (i) BCI, (ii) the Company or (iii) a newly formed holding company or successor entity to BCI and/or the Company to be formed in connection with the Consolidation, which entity immediately after consummation of the Consolidation, holds directly or indirectly the equivalent of all of the Equity Interests in the Company held by the Shareholders immediately prior to the Consolidation, and in which entity the Shareholders (other than BCI or any of its Affiliates) directly hold the same percentage Equity Interests as were held by them in the Company immediately prior to consummation of the Consolidation.

                  "Surviving Entity Shares" means a single class of common shares of the Surviving Entity, which shall represent all of the Capital Stock of the Surviving Entity.

                  "Techtel" means Techtel LMDS Comunicaciones Interactivas S.A., a corporation (sociedad anonima) organized under the laws of Argentina.

                  "Telmex" means Telefonos de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

                  "Trading Day" means, with respect to any security, any day on which the NYSE is open for trading, or if the shares of such security are not listed or admitted to trading on the NYSE, any day on which the principal national securities exchange or national quotation system on which the shares of such security are listed, admitted to trading or quoted is open for trading.

                  "Transaction Documents" has the meaning set forth in the Amended and Restated Joint Venture Agreement.

                  "Unwind Date" shall mean the date on which the transactions contemplated in Section 5.11 hereof are consummated.

                  "U.S. GAAP" means United States generally accepted accounting principles and practices, as in effect from time to time, and applied consistently throughout the periods involved.

                  "Vespers" means (i) Vesper S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, (ii) Vesper Sao Paulo S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, and (iii) BR Home Shopping Internet S.A., a corporation (sociedade por acoes) organized under the laws of Brazil.

                  "Vesper Net Sale Proceeds" [ ].

                  "Veto Shareholder" means any Shareholder that is entitled to nominate two (2) or more directors to the Board pursuant to Section 3.04(a) and entitled to exercise veto rights pursuant to Section 3.08(b).

                  (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following sections:

                Accession Certificate..............................................   ss. 4.06
                Advancing Party....................................................   ss. 5.13(b)
                Alternate Structure................................................   ss. 5.14(a)
                Amended and Restated Joint Venture Agreement.......................   Recitals
                AM Latin America...................................................   Recitals
                ANATEL Letter......................................................   ss. 5.17
                Approval Date......................................................   ss. 5.07(c)
                Assumption Agreement...............................................   ss. 5.18
                BCE Indemnity Agreement............................................   ss. 5.07(a)
                BCI Investments....................................................   Preamble
                Business Plan......................................................   ss. 3.08(b)(i)

                Bye-Laws...........................................................   ss. 2.01
                Chairman...........................................................   ss. 3.03(b)
                CLEC...............................................................   Recitals
                Common Stock.......................................................   Recitals
                Company............................................................   Preamble
                Confidential Information...........................................   ss. 5.03
                Consolidation......................................................   ss. 5.07(a)
                Consolidation Conditions...........................................   ss. 5.07(a)
                Consolidation Notice...............................................   ss. 5.07(a)
                Default Amount.....................................................   ss. 5.13(a)
                Defaulting Party...................................................   ss. 5.13(a)
                Default Interest Amount............................................   ss. 5.13(c)
                Default Rate.......................................................   ss. 5.13(a)
                Defeasance Amount..................................................   ss. 5.07(d)(ii)
                Deputy Chairman....................................................   ss. 3.03(b)
                Director Transferee................................................   ss. 3.13(b)
                Dispute............................................................   ss. 6.14
                Dispute Notice.....................................................   ss. 6.14
                Divesting Shareholder..............................................   ss. 4.04(a)
                Due Date...........................................................   ss. 5.13(a)
                First Offer Price..................................................   ss. 4.03(a)(i)
                First Offer Shareholder Option Period..............................   ss. 4.03(a)(ii)
                First Offer Shareholders...........................................   ss. 4.03(a)(i)
                Guarantee and Share Retention Agreement............................   ss. 4.05
                Home Market Customers..............................................   ss. 5.05(c)
                ICC................................................................   ss. 6.15(a)
                Initial Business Plan..............................................   ss. 3.10
                Initial Shareholders...............................................   Preamble
                Initial Structure..................................................   ss. 5.14(a)
                Joint Venture Area.................................................   Recitals
                Material Tax Change................................................   ss. 5.14(b)(v)
                Memorandum of Association..........................................   ss. 2.01
                Mobile Wireless....................................................   Recitals
                Neutral Provisions.................................................   ss. 5.14(a)
                Notice of Exercise.................................................   ss. 4.03(a)(ii)
                Notice of Intention................................................   ss. 4.03(a)(i)
                Notice of Interest.................................................   ss. 4.04(a)
                Notice of Issuance.................................................   ss. 5.04(b)
                Notice Period......................................................   ss. 4.04(a)
                Offer..............................................................   ss. 4.04(a)
                Offer Notice.......................................................   ss. 4.04(a)
                Offered Shares.....................................................   ss. 4.03(a)(i)
                One Director Date..................................................   ss. 3.04(b)
                Payment Period.....................................................   ss. 5.16
                Prospective Transferee.............................................   ss. 4.06
                Qualified Offer Conditions.........................................   ss. 5.07(d)

                Qualified Vote.....................................................   ss. 3.08(b)
                Reorganization                                                        ss. 5.07(j)
                Registration Rights Agreement......................................   ss. 5.07(d)(vii)
                Selling Shareholder................................................   ss. 4.03(a)(i)
                Series C Shares....................................................   Recitals
                Settlement Date....................................................   ss. 4.03(a)(iv)
                Sister Transferee..................................................   ss. 4.05
                Solicited Shares...................................................   ss. 4.04(a)
                SBCI Brazil Holding................................................   Preamble
                Structure Notice...................................................   ss. 5.14(a)
                Tag-Along Shareholder..............................................   ss. 4.04(a)
                Two Director Date..................................................   ss. 3.04(a)(iii)
                Veto Transferee....................................................   ss. 3.13(a)

                                   ARTICLE II

                            ORGANIZATIONAL DOCUMENTS;
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.01. Memorandum of Association and Bye-Laws. Attached hereto as Exhibit A and Exhibit B, respectively, are the Memorandum of Association of the Company (the "Memorandum of Association") and the Amended and Restated Bye-Laws of the Company and Amended and Restated Bye-laws or Amended Articles of Association, as the case may be, of each of Subnewco1, Subnewco2 and Subnewco3 (collectively, the "Bye-Laws") as in effect on the date hereof. The provisions of such Exhibits are hereby approved by the parties hereto.

                  Section 2.02. Representations and Warranties of the Shareholders and Sponsor Party. Each Shareholder and Sponsor Party, as of the date it becomes a party hereto, represents and warrants as to itself as follows:

                  (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by it of this Agreement and each of the Transaction Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on its part. This Agreement has been and upon their execution the Transaction Documents shall have been, duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement constitutes and upon their execution the Transaction Documents will constitute, legal, valid and binding obligations of it enforceable against it in accordance with their respective terms.

                  (b) The execution, delivery and performance of this Agreement and the Transaction Documents by it do not and will not (i) violate, conflict with or result in the breach of any provision of its Memorandum of Association or Bye-Laws (or equivalent organizational documents), (ii) conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to any other Person any rights of termination, amendment, acceleration, suspension, revocation or cancellation of rights of first refusal, rights of first offer, change of control put, obligation to tender or other similar rights, or result in the creation of any Encumbrance on any of its assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement or by the Transaction Documents.

                  Section 2.03. Representations and Warranties of BCI Investments and BCI. Each of BCI Investments and BCI represents and warrants as follows:

                  (a) Except as set forth in Schedule 2.03(a) hereto, as of the date hereof there is not any agreement with any Person providing for registration rights with respect to the Capital Stock of BCI.

                  (b) Schedule 2.03(b) hereto sets forth a complete and accurate description of the Equity Interests of BCI Investments in each of Subnewco1, Subnewco2 and Subnewco3, including the number and type of each class of Equity Interests in each of such Subnewcos that are authorized, issued and outstanding and the percentage of each such class of Equity Interests outstanding that are owned directly by BCI Investments. Except for Equity Interests owned directly by the Company in such Subnewcos, BCI Investments owns directly of record and beneficially all of the issued and outstanding Equity Interests of each of such Subnewcos, free and clear of all Encumbrances. Except as set forth in Schedule 2.03(b) hereto, there are no outstanding or authorized options, warrants, calls, convertible securities, preemptive (statutory or contractual), subscription rights, commitments or other rights, agreements, arrangements or commitments of any character currently in effect, including, without limitation, rights of first refusal, rights of first offer, or other comparable rights relating to such Equity Interests or obligating BCI Investments to issue or sell any Equity Interests in such Subnewcos, and there are no securities outstanding which, upon conversion or exchange, would require the issuance, sale or transfer of any additional Equity Interests in such Subnewcos.

                  Section 2.04. Representation and Warranty of SBCI Brazil Holding and SBCI. Each of SBCI Brazil Holding and SBCI represents and warrants as follows: Schedule 2.04 hereto sets forth a complete and accurate description of the Equity Interests of SBCI Brazil Holding in Subnewco4, including the number and type of each class of Equity Interests in Subnewco4 that are authorized, issued and outstanding and the percentage of each such class of Equity Interests outstanding that are owned directly by SBCI Brazil Holding. Except for Equity Interests owned directly by the Company in Subnewco4 and except as set forth in Schedule 2.04, SBCI Brazil Holding owns directly of record and beneficially all of the issued and outstanding Equity Interests of Subnewco4, free and clear of all Encumbrances. Except as set forth in Schedule
2.04 hereto, there are no outstanding or authorized options, warrants, calls, convertible securities, preemptive (statutory or contractual), subscription rights, commitments or other rights, agreements, arrangements or commitments of any character currently in effect, including, without limitation, rights of first refusal, rights of first offer, or other comparable rights relating to such Equity Interests or obligating SBCI Brazil Holding to issue or sell any Equity Interests in Subnewco4, and there are no securities outstanding which, upon conversion or exchange, would require the issuance, sale or transfer of any additional Equity Interests in Subnewco4.

                                  ARTICLE III

                              CORPORATE GOVERNANCE

                  Section 3.01. Corporate Purpose; Powers of the Board. The parties hereto confirm that it is their intention that the business and affairs of the Company shall be managed by the Board which may exercise all the powers of the Company. The Board shall have the power and authority to take all actions that are not by Law, the Memorandum of Association, the Bye-Laws, or this Agreement required to be exercised or done by the Shareholders.

                  Section 3.02. Number of Directors. The Board shall initially consist of six (6) directors, with three (3) directors nominated by each of BCI Investments and AM Latin America.

                  Section 3.03. Composition of Board and Chairman of the Board.
(a) As of the date hereof, the members of the Board shall be as follows:

             Name of Director

      1.     Jean C. Monty (Director nominated by BCI Investments)
      2.     Michael J. Sabia (Director nominated by BCI Investments)
      3.     Louis A. Tanguay (Director nominated by BCI Investments)
      4.     Carlos Slim Helu (Director nominated by AM Latin America)
      5.     Daniel Hajj Aboumrad (Director nominated by AM Latin America)
      6.     Carlos Henrique Moreira (Director nominated by AM Latin America)

Each director shall hold office until the next annual meeting of Shareholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her resignation or removal in accordance with the terms of this Agreement.

                  (b) The Board shall be initially chaired by Carlos Slim Helu (the "Chairman"). The initial deputy chairman ("Deputy Chairman") of the Board shall be Louis Tanguay. After the initial one-year term, each of the Chairman and the Deputy Chairman shall be designated by the Shareholders at the annual meeting of Shareholders on a rotating basis in the following order: BCI Investments, SBCI Brazil Holding (in the event that SBCI Brazil Holding has the right to nominate two (2) directors to the Board pursuant to Section 3.04(a)(iii) hereof) and AM Latin America.

                  Section 3.04. Subsequent Nominations. (a) (i) Subject to
Section 3.04(a)(ii) each of BCI Investments and AM Latin America shall be entitled to nominate for election three (3) directors to the Board for so long as BCI Investments or AM Latin America, as the case may be, holds at least 20% of the Outstanding Shares of the Company; provided, however, that neither BCI Investments nor AM Latin America may exercise such right at any time when it is a Defaulting Shareholder. If at any time either BCI Investments or AM Latin America shall hold less than 20% of the Outstanding Shares of the Company, BCI Investments or AM Latin America, as the case may be, shall forfeit its right to nominate for election three (3) directors to the Board pursuant to this Section 3.04(a)(i); provided, however, that, subject to Section 3.04(a)(ii), if: (A) at any time subsequent to forfeiting such right, either BCI Investments or AM Latin America, as the case may be, holds at least 20% of the Outstanding Shares of the Company, and (B) BCI Investments or AM Latin America, as the case may be, has not previously transferred its right to nominate for election three (3) directors to the Board to a Veto Transferee pursuant to Section 3.13(a), then the other Initial Shareholders shall vote their Shares in order to permit BCI Investments or AM Latin America, as the case may be, to regain its right to nominate for election three (3) directors to the Board pursuant to this Section 3.04(a)(i).

          (ii) At any time when SBCI Brazil Holding shall have the right to nominate for election one (1) director to the Board pursuant to Section 3.04(b) hereof or two (2) directors to the Board pursuant to Section 3.04(a)(iii) hereof, each of BCI Investments and AM Latin America shall be entitled to nominate for election two (2) directors to the Board for so long as it holds at least twenty percent (20%) of the Outstanding Shares of the Company; provided, however, that no such Shareholder may exercise such right at any time when it is a Defaulting Shareholder. If at any time either BCI Investments or AM Latin America shall hold less than twenty percent (20%) of the Outstanding Shares of the Company, BCI Investments or AM Latin America, as the case may be, shall forfeit its right to nominate for election two (2) directors to the Board pursuant to this Section 3.04(a)(ii); provided, however, that if: (A) at any time subsequent to forfeiting such right, either BCI Investments or AM Latin America, as the case may be, holds at least 20% of the Outstanding Shares of the Company,
     (B) at such time SBCI Brazil Holding has the right to nominate for election one (1) director to the Board pursuant to Section 3.04(b) hereof or two (2) directors to the Board pursuant to Section 3.04(a)(iii) hereof, and (C) BCI Investments or AM Latin America, as the case may be, has not previously transferred its right to nominate for election two (2) directors to the Board to a Veto Transferee pursuant to Section 3.13(a), then the other Initial Shareholders shall vote their Shares in order to permit BCI Investments or AM Latin America, as the case may be, to regain its right to nominate for election (2) directors to the Board pursuant to this Section 3.04(a)(ii).

          (iii) If at any time after the date hereof, SBCI Brazil Holding holds twenty percent (20%) or more of the Outstanding Shares of the Company (the date on which such interest is acquired, the "Two Director Date"), it shall be entitled to nominate for election two (2) directors to the Board for so long as it continues to hold at least twenty percent (20%) of the Outstanding Shares of the Company; provided that SBCI Brazil Holding may not exercise such right at any time when it is a Defaulting Shareholder. If at any time prior to the Two Director Date SBCI Brazil Holding shall hold less than ten percent (10%) of the Outstanding Shares of the Company, or if at any time after the Two Director Date SBCI Brazil Holding shall hold less than twenty percent (20%) of the Outstanding Shares of the Company, it shall forfeit its right to nominate for election two (2) directors to the Board pursuant to this Section 3.04(a)(iii); provided, however, that if:
     (A) at any time subsequent to forfeiting such right, SBCI Brazil Holding holds at least 20% of the Outstanding Shares of the Company, and (B) SBCI Brazil Holding has not previously transferred its right to nominate for election two (2) directors to the Board to a Veto Transferee pursuant to
     Section 3.13(a), then the other Initial Shareholders shall vote their Shares in order to permit SBCI Brazil Holding to regain its right to nominate for election two (2) directors to the Board pursuant to this
     Section 3.04(a)(iii).

                  (b) Each of BCI Investments and AM Latin America shall be entitled hereunder to nominate for election one (1) director to the Board for so long as it holds at least ten percent (10%) of the Outstanding Shares of the Company; provided that neither BCI Investments nor AM Latin America may exercise such right at any time when it is a Defaulting Shareholder. If at any time such Initial Shareholder shall hold less than ten percent (10%) of the Outstanding Shares of the Company, it shall forfeit such right; provided, however, that if:
(i) at any time subsequent to forfeiting such right, either BCI Investments or AM Latin America, as the case may be, holds at least 10% of the Outstanding Shares of the Company, and (ii) BCI Investments or AM Latin America, as the case may be, has not previously transferred its right to nominate for election one
(1) director to the Board to a Director Transferee pursuant to Section 3.13(b) or its right to nominate for election two (2) or three (3) directors to the Board to a Veto Transferee pursuant to Section 3.13(a), then the other Initial Shareholders shall vote their Shares in order to permit BCI Investments or AM Latin America, as the case may be, to regain its right to nominate for election one (1) director to the Board pursuant to this Section 3.04(b). Subject to the immediately succeeding sentence, if at any time after the date hereof, SBCI Brazil Holding increases its ownership interest in the Company such that it holds fifteen percent (15%) or more of the Outstanding Shares of the Company (the date on which such interest is acquired, the "One Director Date"), SBCI Brazil Holding shall be entitled to nominate for election one (1) director to the Board for so long as it continues to hold at least ten percent (10%) of the Outstanding Shares of the Company; provided that SBCI Brazil Holding may not exercise such right at any time when it is a Defaulting Shareholder. If at any time SBCI Brazil Holding shall hold less than ten percent (10%) of the Outstanding Shares of the Company, it shall forfeit its right to nominate for election one (1) director to the Board pursuant to this Section 3.04(b); provided, however, that if: (i) at any time subsequent to forfeiting such right, SBCI Brazil Holding holds at least 10% of the Outstanding Shares of the Company, and (ii) SBCI Brazil Holding has not previously transferred its right to nominate for election one (1) director to the Board to a Director Transferee pursuant to Section 3.13(b) or its right to nominate for election two (2) directors to the Board to a Veto Transferee pursuant to Section 3.13(a), then the other Initial Shareholders shall vote their Shares in order to permit SBCI Brazil Holding to regain its right to nominate for election (1) director to the Board pursuant to this Section 3.04(b). The rights granted to each Initial Shareholder pursuant to this Section 3.04(b) shall not be effective with respect to any Initial Shareholder that has the right to nominate for election two (2) or more directors to the Board pursuant to Section 3.04(a), or that has transferred its rights under Section 3.04(a) pursuant to Section 3.13(a).

                  (c) If at any time a Shareholder shall hold more than fifty percent (50%) of the Outstanding Shares of the Company, all of the Shareholders shall promptly take such actions as may be reasonably required to increase the number of directors on the Board to such number as to permit such Shareholder to nominate for election a majority of the directors of the Board; provided, that any increase in the number of directors on the Board pursuant to this Section 3.04(c) shall be effected without detriment to the rights of Shareholders under Sections 3.04(a) and 3.04(b) above. Upon the occurrence of the One Director Date, if the number of directors on the Board is six (6) and there are two Veto Shareholders, all of the Shareholders shall promptly take such actions as may be reasonably required to decrease the number of directors on the Board to five
(5). Thereafter, all of the Shareholders shall promptly take such action as may be necessary to increase the number of directors on the Board by one (1) member to a total of six (6) members if the number of Veto Shareholders is increased to three (3).

                  (d) No failure to elect a director at an annual or special meeting of the shareholders of the Company shall prevent any Shareholder from thereafter nominating a director to fill such vacancy or shall constitute a waiver of such party's rights under this Section 3.04.

                  (e) Each Shareholder agrees to vote any Shares owned by it to cause the election of each director nominated to the Board in accordance with this Section 3.04, and the Company agrees to take all necessary action reasonably necessary to cause the election of each such nominee to the Board.

                  Section 3.05. Removal of Directors. (a) Upon the written request of BCI Investments, each Shareholder shall consent in writing to the removal of any of the BCI Directors and shall take or cause to be taken all actions necessary to remove such BCI Directors, and any replacement for such removed BCI Directors shall be nominated and elected as provided in Sections 3.06(a) and 3.06(c).

                  (b) Upon the written request of AM Latin America, each Shareholder shall consent in writing to the removal of any of the AM Latin America Directors and shall take or cause to be taken all actions necessary to remove such AM Latin America Directors, and any replacement for such removed AM Latin America Directors shall be nominated and elected as provided in Sections 3.06(a) and 3.06(c).

                  (c) Upon the written request of SBCI Brazil Holding, each Shareholder shall consent in writing to the removal of any of the SBCI Directors (if any) and shall take or cause to be taken all actions necessary to remove such SBCI Directors, and any replacement for such removed SBCI Directors shall be nominated and elected as provided in Section 3.06(a) and 3.06(c).

                  (d) In the event that (A) the percentage of Outstanding Shares held by any Initial Shareholder is reduced from twenty percent (20%) or greater to below twenty percent (20%) (but such percentage is equal to or exceeds ten percent (10%) of the Outstanding Shares of the Company, and as a result such Initial Shareholder forfeits its existing rights under Section 3.04(a) (and its rights under Section 3.04(b) become effective), or (B) the percentage of Outstanding Shares held by (x) BCI Investments or AM Latin America is reduced from a percentage that is less than twenty percent (20%) but at least ten percent (10%) to less than ten percent (10%) of the Outstanding Shares, or (y) SBCI Brazil Holding is reduced after the One Director Date from a percentage that is less than twenty percent (20%) but at least ten percent (10%) to less than ten percent (10%) of the Outstanding Shares, and, in either case, as a result such Initial Shareholder forfeits its existing rights under Section 3.04(b), upon the written request of any Shareholder, such Initial Shareholder shall be deemed to have consented in writing to the removal of one (1) of the directors nominated by it (or if the case of sub-clause (A) arises prior to the earlier of the One Director Date or the Two Director Date, two (2) directors nominated by it), and all Shareholders shall take such action as may be necessary to remove such director or directors. Any replacement for such removed director shall be nominated and elected as provided in Sections 3.06(b) and 3.06(c).

                  (e) In the event that the percentage of Outstanding Shares held by any Initial Shareholder is reduced from twenty percent (20%) or greater to less than ten percent (10%) of the Outstanding Shares, and as a result such Initial Shareholder forfeits its existing rights under Section 3.04(a) and potential rights under Section 3.04(b), upon the written request of any Shareholder, such Initial Shareholder shall be deemed to have consented in writing to the removal of two (2) of the directors nominated by it (or, prior to the occurrence of the earlier of the One Director Date or the Two Director Date, three (3) directors nominated by it), and all Shareholders shall take such action as may be necessary to remove such directors. Any replacements for such removed directors shall be nominated and elected as provided in Sections 3.06(b) and 3.06(c).

                  (f) For so long as any Shareholder is a Defaulting Shareholder, any other Shareholder may request in writing the removal of the directors nominated by such Defaulting Shareholder pursuant to Section 3.03, 3.04(a) or 3.04(b). Upon such request, each Shareholder shall consent in writing to the removal of such directors and shall take or cause to be taken all actions necessary to remove such directors. Any replacements for such directors shall be nominated and elected as provided in Sections 3.06(b) and 3.06(c).

                  (g) In the event that the number of directors on the Board is reduced to five (5) pursuant to Section 3.04(c), or if the Two Director Date occurs on or prior to the One Director Date, each Veto Shareholder shall be deemed to have consented in writing to the removal of one of the directors nominated by it, and all Shareholders shall take such action as may be necessary to remove such director.

                  Section 3.06. Vacancies. (a) In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director (other than removal pursuant to Sections 3.05(d) or 3.05(e) or 3.05(f)), the Shareholder that nominated such director shall have the right to nominate a replacement director to fill such vacancy.

                  (b) Subject to the provisions of Section 3.13, in the event that a vacancy is created on the Board at any time by the removal of any director or directors pursuant to Section 3.05(d) or 3.05(e) or 3.05(f), the determination as to which Shareholder or Shareholders shall have the right to nominate a replacement director or directors to fill such vacancy shall be made on the basis that representation on the Board shall be proportionate to each Shareholders' percentage holdings of the Outstanding Shares, subject to the rights of any Shareholder under Section 3.04.

                  (c) Each Shareholder agrees to vote any and all Shares owned by it to cause the election of each such replacement nominee to the Board, and the Company agrees to take all necessary action promptly to cause the election of each such replacement nominee to the Board. In the event the Shareholder having the right to nominate a replacement director shall not have nominated a replacement director to fill such vacancy at the time of the next following meeting of the Board and such replacement director is necessary in order for a quorum of the Board to be present, the other Shareholders shall have the right to nominate a director to serve on the Board until such Shareholder shall nominate the replacement.

                  Section 3.07. Covenant to Vote. Each Shareholder shall use, from and after the date hereof, its best efforts and take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of the Shareholders and to vote all Shares owned or held of record by such Shareholder at any such annual or special meeting in favor of all actions, or take all actions by written consent in lieu of any such meeting, necessary to effect the intent of this Article III. In addition, each Shareholder agrees to vote the Shares owned or held of record by such Shareholder upon any other matter arising under this Agreement submitted to a vote of the Shareholders in a manner so as to implement the terms of this Agreement.

                  Section 3.08. Action by the Board. (a) Except as otherwise provided in this Section 3.08 or by Law:

          (i) meetings of the Board shall be held at least quarterly;

          (ii) a majority of directors shall be present in person or by telephone at any meeting of the Board, with at least one (1) director nominated by each Veto Shareholder present, in order to constitute a quorum for the transaction of business at such meeting; provided, however, that in the event a quorum is not present at any meeting of the Board at which the transaction of business does not require a Qualified Vote pursuant to
     Section 3.08(b), then such matter shall be postponed to a Board meeting to be held five (5) Business Days after the first meeting at which the presence of a majority of directors in person or by telephone shall constitute a quorum for the transaction of business at such second Board meeting; and

          (iii) all actions of the Board shall require the affirmative vote of the majority of the directors present and entitled to vote on the action then being considered at a duly convened meeting of the Board at which a quorum is present or, in lieu of a meeting, by the unanimous written consent of the members of the Board.

                  (b) Notwithstanding the provisions of Section 3.08(a) and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company (except as provided below at the end of this subsection or in Section 5.05(b) or (e)) shall not take, and no party to this Agreement shall cause the Company to take, any action without the affirmative vote of at least one (1) director nominated by each Shareholder permitted to nominate two (2) or more directors to the Board pursuant to Section 3.04(a) and, in the case of a meeting of Shareholders called to approve such actions, the affirmative vote of each Veto Shareholder (the "Qualified Vote") with respect to the following actions:

          (i) the approval of (A) any material amendments to the Initial Business Plan, (B) from time to time after the term of the Initial Business Plan, the annual budget and multi-year business plan for the Company; which shall include (1) projected statements of income, cash flows and balance sheet; (2) all material capital expenditures for the Company and the Intermediate Companies; and (3) all borrowing plans and other plans to incur Indebtedness, and significant changes to either (each a "Business Plan"), and (C) material amendments to any future Business Plan; provided that if a Business Plan or proposed material amendment to an existing Business Plan has not been adopted by a Qualified Vote one (1) month prior to the first fiscal year corresponding to such Business Plan, a Business Plan (or amendment) providing for an annual budget with expenses and capital expenditures not in excess of 110% of those set forth in the Business Plan for the immediately preceding fiscal year may be approved by the affirmative vote of the majority of directors present; provided, further, that, for the avoidance of doubt, no Business Plan approved by the Board shall impede the exercise by any Person that controls any Regulated Opco of its voting rights with respect to such Regulated Opco.

          (ii) a public offering of the Capital Stock of the Company or any Intermediate Company (it being understood that the BCI Directors shall not prevent any public offering of the Capital Stock of the Company supported by the AM Latin America Directors and the SBCI Directors (if any) primarily for the purpose of preserving the opportunity of making a Qualified Offer and BCI Investments shall comply with the provisions set forth in Section 5.07(c));

          (iii) the issuance or sale of any Capital Stock of the Company;

          (iv) the issuance or sale of any notes, bonds, debt instruments or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Intermediate Company, or any securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company or any Intermediate Company;

          (v) except as otherwise provided by Section 5.07, the amalgamation or merger of the Company or any Intermediate Company into or with any other Person, the consolidation with any Person by the Company or any Intermediate Company, or the sale, reorganization or restructuring of the Company or any Intermediate Company (or any similar transaction);

          (vi) the acquisition of assets or businesses of any Person by the Company or any Intermediate Company which exceeds $100 million or which would be reasonably likely to delay the Unwind Date;

          (vii) the sale, assignment, transfer, lease, sublease, charge, mortgage, pledge, grant of security interest in, sublicense or other disposition of any material license of the Company or any Intermediate Company;

          (viii) the sale, assignment, transfer, lease, sublease, mortgage, pledge, grant of security interest in, license or other disposition of any assets of the Company or any Intermediate Company that exceeds $50 million;

          (ix) (a) any incurrence, assumption or issuance by the Company or any Intermediate Company of Indebtedness (i) if, after giving effect to such incurrence, assumption or issuance (including the application of the net proceeds therefrom), the Company's or any Intermediate Company's ratio of Indebtedness to shareholders' equity (based upon book value) would exceed, as of the date of determination, 2.34:1, or (ii) in excess of $50 million,
     (b) the guaranteeing of any Indebtedness of any Subsidiary of the Company in excess of $50 million, or (c) the guaranteeing of any Indebtedness of any other Person;

          (x) the entering by the Company or any Intermediate Company into of any agreement, arrangement or transaction with any Affiliate of the Company or any Shareholder or any Affiliate of any Shareholder or Sponsor Party;

          (xi) any amendment to the Memorandum of Association and Bye-Laws or to the memorandum of association and Bye-Laws (or similar instruments) of the Company or any Intermediate Company;

          (xii) the establishment or termination of any committee of the Board;

          (xiii) the commencement, settlement, payment, discharge or satisfaction of any litigation, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) by the Company or any Intermediate Company other than where such litigation, claim, liability or obligation is only for money damages that do not exceed $50 million;

          (xiv) the declaration or payment of dividends or distributions on or with respect to any Capital Stock of the Company or any Intermediate Company;

          (xv) except as otherwise permitted by the Business Plan, approving any capital expenditure by the Company or any Intermediate Company which exceeds, individually or in the aggregate, $25 million;

          (xvi) approving any matter to be voted upon at any meeting of the shareholders of the Company;

          (xvii) instructing the Company with respect to the voting of the shares of any Intermediate Company held directly or indirectly by the Company with respect to any matter listed in Section 3.08(b)(ii), (iv) through (xvi) and (xx); and

          (xviii) requesting payment under the Promissory Notes or reducing the principal amount of the Promissory Notes prior to the stated maturity of such Promissory Notes (which, in each case, shall be effected on a pro rata basis based on the initial principal amount of each Promissory Note);

          (xix) approving the operation of the Company in any manner contrary to the first sentence of Section 5.14(a); and

          (xx) the taking of any action, directly or indirectly, in contemplation of any of the foregoing; provided, that, for the avoidance of doubt, no such action shall impede the exercise by any Person that controls any Regulated Opco to exercise its voting rights with respect to such Regulated Opco.

provided, however, that a Qualified Vote will not require the affirmative vote of a Defaulting Shareholder or a director nominated by any Shareholder that, at the time of such vote, is a Defaulting Shareholder and such Shareholder need not be present at a meeting of the Shareholders, in order to achieve a quorum for a meeting to take action on a matter requiring a Qualified Vote; [ ].

                  Section 3.09. Action by Shareholders. (a) Except as otherwise provided in this Section 3.09:


          (i) meetings of the Shareholders will only be held when action by the Shareholders is required by Law or if called by the Board to obtain any approval of a matter requiring a Qualified Vote;

          (ii) Shareholders holding a majority of the Outstanding Shares entitled to vote (which majority shall include all of the Veto Shareholders) shall be present in person, by proxy or by telephone at any meeting of the Shareholders in order to constitute a quorum for the transaction of business at such meeting and all actions of the Shareholders shall require the affirmative vote of the majority of Shareholders present and entitled to vote determined by voting interests at a duly convened meeting of the Shareholders at which a quorum is present; provided, however, that in the event any Veto Shareholder is not present at -------- ------- any duly called meeting of Shareholders at which the transaction of business does not require a Qualified Vote pursuant to Section 3.08(b), then any such matters to be submitted to a vote of Shareholders at such meeting shall be postponed to a meeting of Shareholders to be held five (5) Business Days after the first meeting at which second meeting the presence of Shareholders holding a majority of the Outstanding Shares of the Company shall constitute a quorum for the approval of such matters; and

          (iii) notwithstanding any other provision to the contrary, the Company shall not take any action without the approval of each Veto Shareholder with respect to any action that requires the approval of Shareholders by Law and, subject to Section 3.08(b), the Company shall not take any action on any matter requiring a Qualified Vote of the Shareholders without the approval of each Veto Shareholder.

                  (b) Each of the Shareholders shall use its best efforts to cause any proposal with respect to any action to be taken by the shareholders or directors of any Regulated Opco, analogous to those described in Section 3.08(b), to be presented to the Board for discussion and a non-binding vote recommending that such proposal be adopted or declined; provided, that a recommendation that any such proposal be adopted must be approved by a Qualified Vote of the Board. Nothing in this Section 3.09(b), however, shall obligate the shareholders or the board of directors of any Regulated Opco, or any member of such a board of directors, to vote in favor of any particular position or in any particular manner.

                  (c) Each of the Shareholders shall use its best efforts to cause information that is made generally available to the shareholders and/or directors of each of the Opcos (including any monthly or other periodic management reports delivered to the respective boards of directors of each of the Opcos) to be provided to the Board on a timely basis, except to the extent that confidentiality restrictions with respect to such information would prevent the Opcos, their respective boards of directors or the Shareholders from delivering such information to the Board.

                  (d) Notwithstanding any other provision of this Agreement and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall not take, and no party to this Agreement shall cause the Company to take, any action without the affirmative vote of each Initial Shareholder holding at least ten percent (10%) of the Outstanding Shares of the Company with respect to the following actions:

          (i) a material change in the nature or scope of the business or corporate strategy of the Company or any Intermediate Company or the entering into a joint venture or similar strategic alliance by any thereof with any Person; and

          (ii) the winding up or dissolution of the Company or any Intermediate Company; the adoption of a plan of liquidation of the Company or any Intermediate Company; any action by the Company or any Intermediate Company to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any Intermediate Company, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any Intermediate Company or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any Intermediate Company, or for all or any part of its assets, or making a general assignment for the benefit of the creditors of the Company or any Intermediate Company;

provided, however, that the affirmative vote of any Initial Shareholder holding at least ten percent (10%) of the Outstanding Shares of the Company shall not be required if such Initial Shareholder, at the time of such vote, is a Defaulting Shareholder, and such Initial Shareholder need not be present at a meeting of the Shareholders, in order to achieve a quorum for a meeting to take action on any of the matters specified in this Section 3.09(d).

                  Section 3.10. Business Plan. Attached hereto as Exhibit C is the initial Business Plan of the Company for the period through December 31, 2002 (the "Initial Business Plan"). The Initial Business Plan has been approved by the parties hereto.

                  Section 3.11. Management. (a) During the term of this Agreement the Senior Officers shall be selected by mutual agreement of the Veto Shareholders; provided, that for so long as AM Latin America is a Veto Shareholder, AM Latin America shall have the sole right to nominate the chief executive officer of the Company and, for so long as BCI Investments is a Veto Shareholder, BCI Investments shall have the sole right to nominate the chief financial officer of the Company.

                  (b) The Senior Officers shall report to the Board. The Senior Officers shall nominate the remaining senior management of the Company and shall nominate the senior management of the Intermediate Companies; provided, however, for the avoidance of doubt, that members of senior management so nominated at any Intermediate Company shall receive instructions solely from the board of directors of the Intermediate Company to which such persons are appointed as manager . To the extent permitted by applicable contractual and regulatory restrictions, the chief executive officer, chief financial officer and chief operating officer of each Opco (other than the Regulated Opcos) shall be nominated by a majority of directors of the Board present at any meeting of the Board.

                  (c) Accounting Matters. The parties agree that the Company and each Subnewco shall be a calendar year company, will keep its books in accordance with U.S. GAAP and will prepare the Financial Statements and the Interim Financial Statements in accordance with U.S. GAAP. The initial auditors of the Company shall be Deloitte & Touche LLP. Subsequent auditors shall be appointed by decision of a majority of directors of the Board present at any meeting of the Board.

                  Section 3.12. Removal of Senior Officers. Upon the written request of Shareholders that hold, in the aggregate, a majority of the Equity Interests of the Company, any Senior Officer may be removed, and each Shareholder shall take or cause to be taken all actions necessary to remove any such Senior Officer. Any replacement for such removed Senior Officer shall be selected in accordance with Section 3.11.

                  Section 3.13. Transferability of Certain Governance Rights.
(a) In connection with the transfer by an Initial Shareholder to any one (1) Person of twenty percent (20%) or more of the Outstanding Shares in one or more transactions in accordance with the requirements of Article IV, such Initial Shareholder by prior written notice to all of the parties hereto, and upon transfer of such twenty percent (20%) interest, may transfer its existing right (if any) to nominate three (3) directors or, as the case may be, two (2) directors, to the Board as provided in Section 3.04(a) to such Person (the "Veto Transferee"); provided, however, that the right of an Initial Shareholder to regain the right to nominate three (3) directors or, as the case may be, two (2) directors, to the Board following a forfeiture of such right pursuant to Section 3.04(a) shall not be transferable, and any purported transfer of such right to any Person shall be null and void. In the event such Initial Shareholder validly transfers its transferable rights under Section 3.04(a), such rights may be subsequently transferred by any subsequent Veto Transferee, subject to the restrictions applicable to an Initial Shareholder under this Section 3.13(a). On transferring such right, the transferring Initial Shareholder shall forfeit any rights it may have enjoyed under Section 3.04(b) and, for the avoidance of doubt, Section 3.04(a). Veto Transferees shall enjoy the rights, subject to the obligations, of the transferring Initial Shareholder under Sections 3.04, 3.05, 3.06, 3.08, 3.09, 3.11 and 3.13 hereof and shall otherwise be subject to the obligations of a Shareholder in accordance with Section 4.06 hereof; provided, that the rights of the transferring Initial Shareholder under Section 3.08 may not be transferred to a Person listed in Schedule 3.13 hereto (or to any Affiliate or successor of any such Person) without the prior written consent of each Veto Shareholder. For the avoidance of doubt, in no event shall there ever be more than two (2) Veto Shareholders, except if SBCI Brazil Holding becomes a Veto Shareholder, in which case there shall never be more than three (3) Veto Shareholders.

                  (b) In connection with the transfer (x) by BCI Investments or AM Latin America at any time, or (y) by SBCI Brazil Holding after the earlier to occur of the One Director Date or the Two Director Date, to any one (1) Person of less than twenty percent (20%) but more than ten percent (10%) of the Outstanding Shares in one or more transactions in accordance with the requirements of Article IV, such Initial Shareholder by prior written notice to all of the parties hereto, and upon transfer of such interest, may transfer to such Person (the "Director Transferee") its existing right (if any) to nominate one director to the Board set forth in Section 3.04(b); provided, however, that the right of an Initial Shareholder to regain the right to nominate one (1) director to the Board following a forfeiture of such right pursuant to Section 3.04(b) shall not be transferable, and any purported transfer of such right to any Person shall be null and void. On transferring such right, the transferring Initial Shareholder (and any subsequent transferring Director Transferee) shall forfeit any rights it may have enjoyed under Section 3.04(b) and, for the avoidance of doubt, Section 3.04(a). In the event such Initial Shareholder validly transfers its transferable rights under Section 3.04(b), such rights, in addition to all rights as a Shareholder, may be subsequently transferred by any subsequent Director Transferee, subject to the restrictions applicable to an Initial Shareholder under this Section 3.13(b). The Director Transferee shall enjoy the rights, subject to the obligations, of the transferring Initial Shareholder under Sections 3.04(b), 3.05, 3.06, 3.09(d) and 3.13 hereof and shall otherwise be subject to the obligations of a Shareholder in accordance with Section 4.06 hereof; provided, that the rights of the transferring Initial Shareholder under 3.09(d) may not be transferred to a Person listed in Schedule
3.13 hereto (or to any Affiliate or successor of any such Person) without the prior written consent of each Veto Shareholder.

                                   ARTICLE IV

                            RESTRICTIONS ON TRANSFER

                  Section 4.01. General Restriction. (a) Except as provided in
Section 4.05, each Shareholder agrees that it will not, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to, any Equity Interest in the Company beneficially owned, directly or indirectly, by such Shareholder other than (i) any Sale by an Initial Shareholder or Permitted Transferee of such Initial Shareholder of, in the aggregate, not more than ten percent (10%) of the total Equity Interests of the Company during the Standstill Period that is made in compliance with the procedures, and subject to the limitations, set forth in Sections 4.01, 4.03 and 4.06; or (ii) any Sale of Shares (or other Equity Interests of the Company) after the expiration of the Standstill Period that is made in compliance with the procedures, and subject to the limitations, set forth in Sections 4.01, 4.03 and 4.06 and, if applicable, Section 4.04. Any and all Sales of Equity Interests in the Company shall be made in compliance with the Securities Act and other applicable securities Laws of any other country.

                  (b) Notwithstanding anything to the contrary contained herein, each Shareholder agrees that it will not, directly or indirectly, make or solicit any Sale of any Equity Interest in the Company or any Intermediate Company or Regulated Opco beneficially owned, directly or indirectly, by such Shareholder which would be reasonably likely to result in a change of control of any Regulated Opco in conflict with any Law applicable to the Company or any Intermediate Company or Regulated Opco or any of their respective properties, including, without limitation, applicable Brazilian Law, without the prior written consent of the other Shareholders, which consent may be withheld in such other Shareholders' sole discretion. Other than by means of a sale of Shares, no Shareholder shall, directly or indirectly, make or solicit the Sale of, or create, incur or assume any Encumbrance with respect to, any Equity Interest in any Subnewco, any Intermediate Company listed in Schedule 3.03(a) of the Disclosure Schedules of each Venturer (as defined in the Joint Venture Agreement) or any Regulated Opco, which Equity Interest is beneficially owned, directly or indirectly, by such Shareholder, except as provided in Section 5.11 or with the prior express written consent of each Veto Shareholder.

                  Section 4.02. Legends. (a) The Company shall affix to each certificate evidencing Shares a legend in substantially the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY CANADIAN PROVINCE OR TERRITORY. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED AS OF NOVEMBER 16, 2000, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

                  THE HOLDER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS ENTITLED TO CERTAIN RIGHTS AND SUBJECT TO CERTAIN OBLIGATIONS AS SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED AS OF NOVEMBER 16, 2000, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

                  (b) In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first paragraph of the legend required by Section 4.02(a) endorsed thereon; provided, however, that such holder shall furnish the Company or its transfer agent such certificates, legal opinions or other information as the Company or its transfer agent may reasonably require to confirm that the legend is not required on such certificate.

                  (c) If any Shares held by a Shareholder shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of such Shareholder, issue to such Shareholder a new certificate evidencing such Shares without the second paragraph of the legend required by Section 4.02(a). If any Shares shall cease to be entitled to any rights and subject to any obligations set forth in this Agreement, the Company shall, upon the written request of any Shareholder, issue to the holder thereof a new certificate evidencing such Shares without the third paragraph of the legend required by Section 4.02(a).

                  Section 4.03. Rights of First Offer. (a) (i) If, at any time, any Shareholder (the "Selling Shareholder") shall desire to sell, directly or indirectly, any or all of the Shares (or other Equity Interests in the Company) owned by it (the "Offered Shares"), such Selling Shareholder shall deliver a written notice of its intention to engage in such a Sale of the Offered Shares (a "Notice of Intention"), accompanied by a copy of a proposal relating to such Sale, to each of the other Shareholders (the "First Offer Shareholders"), as well as to the Company, setting forth such Selling Shareholder's intention to make such Sale, the number of Offered Shares, the price at which such Selling Shareholder proposes to sell the Offered Shares (the "First Offer Price"), whether such Selling Shareholder is only prepared to sell all and not part of the Offered Shares and all other material terms and conditions of the offer. A Notice of Intention, once given, shall be irrevocable. The Notice of Intention shall be dated the date it is delivered by the Selling Shareholder to the First Offer Shareholders and the Company.

          (ii) Upon receipt of the Notice of Intention, each First Offer Shareholder shall have the right to purchase at the First Offer Price (it being specifically agreed that the consideration may be in the form of cash, Cash Equivalents or Marketable Securities), subject to any requirement by the Selling Shareholder that it is willing only to sell all and not part of the Offered Shares, such number of Shares up to the Pro Rata Number for such Shareholder; provided, however, that the First Offer Shareholder may request the right to purchase an additional amount of Offered Shares as indicated in the Notice of Exercise (as defined below) given by such First Offer Shareholder. The right of the First Offer Shareholders pursuant to this Section 4.03(a)(ii) shall be exercisable by written notice to the Selling Shareholder (the "Notice of Exercise"), which notice shall state the maximum number of Offered Shares the First Offer Shareholder is willing to buy, with copies to each of the other First Offer Shareholders and the Company, within 20 days from the date of the Notice of Intention (the "First Offer Shareholder Option Period"). The right of the First Offer Shareholders pursuant to this Section 4.03(a)(ii) shall terminate if it is not exercised within 20 days of the date of the Notice of Intention. A Notice of Exercise, once given, shall be irrevocable.

          (iii) Upon receipt of the Notices of Exercise, the Selling Shareholder shall promptly calculate the number of Offered Shares which each First Offer Shareholder is entitled to purchase. If the Notices of Exercise indicate that each First Offer Shareholder wishes to purchase at least its Pro Rata Number, the Offered Shares shall be allocated among the First Offer Shareholders pro rata. If the Notices of Exercise indicate that one or more First Offer Shareholders do not wish to purchase their Pro Rata Number, such of the Offered Shares as are not taken up shall be allocated on a pro rata basis among the First Offer Shareholders who shall have indicated that they wish to purchase more than their Pro Rata Number; provided, however, that no such Shareholder shall be obligated to purchase more Offered Shares than such Shareholder shall have indicated it is willing to purchase in its Notice of Exercise.

          (iv) In the event the calculations made in accordance with Section 4.03(a)(iii) would result in the First Offer Shareholders purchasing all or (except where the Notice of Intention stated that the Selling Shareholder was prepared to sell all but not part of the Offered Shares) part of the Offered Shares, the Selling Shareholder shall sell the Offered Shares to such First Offer Shareholders on the date one hundred ten (110) days following the date of the Notice of Intention, or such other date as may be agreed by the Selling Shareholder and the relevant First Offer Shareholders (the "Settlement Date").

          (v) Upon the consummation of any purchase and Sale pursuant to this
     Section 4.03(a), the Selling Shareholder shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer, in form and substance satisfactory to the purchaser, duly executed by the Selling Shareholder, free and clear of any Encumbrance, against delivery of the purchase price for such shares payable in (i) immediately available funds by wire transfer or check, (ii) Cash Equivalents or (iii) Marketable Securities. Notwithstanding the foregoing provisions of this Section 4.03(a), unless the Selling Shareholder shall have consented to the purchase of less than all of the Offered Shares, no First Offer Shareholder may purchase any Offered Shares unless all of the Offered Shares are to be purchased.

          (vi) In the event that payment with respect to the Offered Shares is to be made in whole or in part in Cash Equivalents or Marketable Securities, the value of such Cash Equivalents or Marketable Securities shall be the Closing Price of such Cash Equivalents or Marketable Securities as of the Settlement Date.

                  (b) In the event the First Offer Shareholders do not exercise their options to purchase any or all of the Offered Shares and the Selling Shareholder receives a bona fide offer or offers to purchase or otherwise acquire the Offered Shares held by such Shareholder, then the Selling Shareholder shall have the right (subject to the requirements of this Article
IV), for a period of ninety (90) days from the expiration of the First Offer Shareholder Option Period, to enter into an agreement to sell the Offered Shares for cash, Cash Equivalents or Marketable Securities at a price not less than the First Offer Price and on such other terms as set forth in the Notice of Intention. The Selling Shareholder shall as promptly as practicable sell the Offered Shares or any remaining Offered Shares, as the case may be, after it enters into an agreement to sell such Offered Shares, but in any event not later than ninety (90) days after the date on which the Selling Shareholder enters into an agreement to sell such Offered Shares.

                  (c) In the event the Selling Shareholder for any reason shall not have entered into an agreement to sell all or the remaining Offered Shares before the expiration of the first ninety (90)-day period described in Section 4.03(b) or shall not have sold the Offered Shares or the remaining Offered Shares, as the case may be, before the expiration of the second ninety (90)-day period described in Section 4.03(b), such Selling Shareholder shall not sell the remaining Offered Shares without again complying with the provisions of this
Section 4.03.

                  Section 4.04. Right to Participate in Certain Dispositions.
(a) Subject to Section 4.03, at any time a Shareholder or group of Shareholders (the "Divesting Shareholder(s)") receives or solicits a bona fide offer or offers to purchase or otherwise acquire (an "Offer") Shares (or other Equity Interests in the Company) representing more than forty percent (40%) of the Outstanding Shares (or other Equity Interests in the Company) and beneficially owned by such Divesting Shareholder(s) (the "Solicited Shares"), and the Divesting Shareholder intends to sell such Solicited Shares, the Divesting Shareholder(s) shall provide written notice (the "Offer Notice") of such Offer to each of the other Shareholders (the "Tag-Along Shareholders") not later than the 30th day prior to the consummation of the sale or other disposition contemplated by the Offer. The Offer Notice shall identify the Solicited Shares, the price offered for such Solicited Shares (it being specifically agreed that the consideration may be in the form of cash, Cash Equivalents or Marketable Securities) and all other material terms and conditions of the Offer (including any estimated fees or expenses to be shared among the Divesting Shareholder(s) and any Tag-Along Shareholders pursuant to Section 4.04(c) below), as well as a copy of the Offer. Each of the Tag-Along Shareholders shall have the right and option, for a period of twenty-five (25) days after the date the Offer Notice is given to such Tag-Along Shareholders (the "Notice Period"), to notify the Divesting Shareholder(s) of such Tag-Along Shareholder's interest in selling or otherwise disposing of up to the Pro Rata Number of such Tag-Along Shareholder's Shares (or other Equity Interests) pursuant to the Offer. Each Tag-Along Shareholder desiring to exercise such option shall, prior to the expiration of the Notice Period, provide the Divesting Shareholder(s) with a written notice specifying the number of Shares (or other Equity Interests) which such Tag-Along Shareholder has an interest in selling or otherwise disposing of pursuant to the Offer (a "Notice of Interest"), and shall deliver to the Divesting Shareholder(s) the certificate or certificates evidencing the Shares (or other Equity Interests) to be sold or otherwise disposed of pursuant to such Offer by such Tag-Along Shareholder duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Divesting Shareholders(s) executed by such Tag-Along Shareholder and delivery of such certificate or certificates evidencing the Shares (or other Equity Interests) to be sold, shall constitute an irrevocable election by such Tag-Along Shareholder to authorize and permit the Divesting Shareholder(s) to sell such Shares (or other Equity Interests), on behalf of such Tag-Along Shareholder, pursuant to the Offer.

                  (b) If the Person(s) making the Offer is or are unwilling to buy all the Solicited Shares plus all the Shares tendered by Tag-Along Shareholders in their Notices of Interest, then the Divesting Shareholder(s) and each Tag-Along Shareholder who wishes to sell shall be entitled to sell a number of Shares equal to the Pro Rata Number. If any Tag-Along Shareholder wishes to sell less than all the Shares it is entitled to sell in accordance with the preceding sentence, the Shares it declines to sell shall be allocated among the Divesting Shareholder(s) and the Tag-Along Shareholders who wish to sell additional Shares according to the same formula, mutatis mutandis. The Divesting Shareholder(s) shall not effect the Sale of any Shares pursuant to the Offer unless all the Solicited Shares and all of the Shares tendered to the Divesting Shareholder(s) and entitled to be sold pursuant to this Section 4.04 are simultaneously sold.

                  (c) As promptly as practicable after the consummation of the sale or other disposition of the Shares of the Divesting Shareholder(s) and the Shares of the Tag-Along Shareholders pursuant to the Offer, the Divesting Shareholder(s) shall remit to each of the Tag-Along Shareholders the total sales price of the Shares of such Tag-Along Shareholders sold or otherwise disposed of pursuant thereto less a pro rata portion of the reasonable out-of-pocket fees and expenses payable to any Person other than the Divesting Shareholder(s) and its Affiliates (including, without limitation, reasonable legal expenses) incurred by the Divesting Shareholder(s) in connection with such sale or disposition.

                  (d) If at the end of the Notice Period any Tag-Along Shareholder shall not have given a Notice of Interest (and delivered all other required documents) with respect to some or all of the pro rata portion of such Tag-Along Shareholder's Shares, such Tag-Along Shareholder will be deemed to have waived all its rights under this Section 4.04. If, at any time the Divesting Shareholder(s) abandons the proposed sale pursuant to the offer or at the end of the 45-day period following the giving of the Offer Notice, the Divesting Shareholder(s) has not completed the sale of all the Solicited Shares and the Shares with respect to which Tag-Along Shareholders shall have given Notices of Interest pursuant to this Section 4.04, the Divesting Shareholder(s) shall promptly return to such Tag-Along Shareholders all certificates evidencing the unsold Shares that such Tag-Along Shareholders delivered for sale or other disposition pursuant to this Section 4.04 and the provisions of this Section
4.04 shall apply to any subsequent Sale by the Divesting Shareholder(s) of any of the Shares initially proposed to be sold in the Offer; provided, however, that if a Tag-Along Shareholder is unable, notwithstanding its best efforts, to obtain any necessary consents to the sale of its Shares with respect to which it has given a Notice of Interest pursuant to this Section 4.04 prior to the anticipated consummation of the sale, the Divesting Shareholder shall not sell any of the Solicited Shares prior to the 60th day following the date of the Offer Notice unless (i) such Tag-Along Shareholder has ceased to use best efforts to obtain such consents or (ii) such delay would prevent a Divesting Shareholder from consummating the sale of its Solicited Shares.

                  (e) Except as expressly provided in this Section 4.04, no Divesting Shareholder(s) shall have any obligation to any Tag-Along Shareholder with respect to the Sale or other disposition of any Shares owned by such Tag-Along Shareholder in connection with this Section 4.04. Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Interest shall have been given, no Divesting Shareholder(s) shall have any obligation to any Tag-Along Shareholder to sell or otherwise dispose of any Solicited Shares pursuant to this Section 4.04 as a result of any decision by such Divesting Shareholder(s) not to accept or consummate any Offer or Sale or other disposition with respect to the Solicited Shares (it being understood that any and all such decisions shall be made by such Divesting Shareholder(s) in its sole discretion). No Tag-Along Shareholder shall be entitled to sell or otherwise dispose of Shares directly pursuant to an Offer (it being understood that all such sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in this Section 4.04).

                  Section 4.05. Permitted Transfers. The first sentence of
Section 4.01(a), and Sections 4.03 and 4.04, and subclauses (b) and (c) of the first sentence of Section 4.06, shall not be applicable to a Sale of Shares by a Shareholder pursuant to which (a) such Shareholder transfers Shares to a Permitted Transferee of such Shareholder in compliance with the terms hereof and
(b) the Sponsor Party of the transferring Shareholder (or BCI, if the Sponsor Party of the transferring Shareholder is BCE, or SBCI, if the Sponsor Party of the transferring Shareholder is SBCI Parent) guarantees the obligations of the Permitted Transferee of the transferring Shareholder and enters into a guarantee and share retention agreement, substantially in the form of Exhibit D to this Agreement (the "Guarantee and Share Retention Agreement"); provided, that if BCI or SBCI, as the case may be, does not hold, directly or indirectly, a majority of economic and voting interest of their respective Permitted Transferees (a "Sister Transferee"), the share retention obligations set forth in the Guarantee and Share Retention Agreement shall not apply to such Sister Transferee and the Guarantee and Share Retention Agreement entered into by BCI or SBCI in respect of such Sister Transferee shall be modified accordingly; provided, further, that in the event any transferee acquiring Shares pursuant to this Section 4.05 would for any reason cease to be a Permitted Transferee, the Sponsor Party of such transferee shall, prior to such cessation, cause such transferee to transfer all Shares so acquired to a Permitted Transferee of such Sponsor Party, which transfer shall comply with the terms of this Section 4.05 and clause (a) of the first sentence of Section 4.06. The transferring Shareholder shall notify the other Shareholders of any transfer of Shares to a Permitted Transferee and shall provide evidence of its compliance with the provisions of this Section 4.05 and clause (a) of the first sentence of Section 4.06, including delivery of an executed Guarantee and Share Retention Agreement in accordance with this Section 4.05.

                  Section 4.06. Prospective Transferees; Guarantee and Share Retention Agreement. Each Shareholder agrees that it will not directly or indirectly make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares held by such Shareholder unless, prior to the consummation of any such Sale or the creation, incurrence or assumption of any such Encumbrance, the Person to whom such Sale is proposed to be made or the Person in whose favor such Encumbrance is proposed to be created, incurred or assumed (for purposes of this Section 4.06, a "Prospective Transferee") (a) executes and delivers to the Company an Accession Certificate in the form attached as Exhibit E hereto (the "Accession Certificate"), whereby such Prospective Transferee confirms that, with respect to the Shares that are the subject of such Sale or Encumbrance, it shall be deemed to be a Shareholder for the purposes of this Agreement and agrees to be bound by all the terms of this Agreement, (b) causes its ultimate parent company to execute and deliver a Guarantee and Share Retention Agreement, in form and substance reasonably satisfactory to the Company and to agree to be bound by the provisions of Sections 4.05, 5.05 and 5.07 and Article VI hereof, and (c) delivers to the Company a written opinion of counsel, satisfactory in form and substance to the Company, to the effect that the agreements referred to above are the legal, valid and binding obligation of such Prospective Transferee and its ultimate parent company, enforceable against such Prospective Transferee and its ultimate parent company in accordance with their terms. The Company shall execute such Accession Certificate upon verification that the terms of this Article IV have been satisfied. Upon (i) satisfaction of the requirements of this Article IV,
(ii) the execution and delivery by such Prospective Transferee, the transferring Shareholder and the Company of the Accession Certificate referred to in clause
(a) above, (iii) the execution and delivery of the agreement referred to in clause (b) above, and (iv) the delivery of the opinion of counsel referred to in clause (c) above, such Prospective Transferee shall be deemed a "Shareholder" for the purposes of this Agreement, and shall have the rights and be subject to the obligations of a Shareholder hereunder with respect to the Shares held by such Prospective Transferee or in respect of which such Encumbrance shall have been created, incurred or assumed.

                  Section 4.07. Improper Sale or Encumbrance. Any attempt to make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares not in compliance with this Agreement shall be null and void and the Company shall not be required to give any effect in the Company's register of members to such attempted Sale or Encumbrance.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.01. Financial Statements. The Company shall prepare and deliver to each Shareholder (i) monthly Interim Financial Statements for each fiscal month within 30 days of the end of each fiscal month and (ii) quarterly Interim Financial Statements for each fiscal quarter within 45 days of the end of each fiscal quarter. The Company shall prepare and deliver Financial Statements to each of the Shareholders within 60 days of the end of each fiscal year.

                  Section 5.02. Access to Information. From and after the date of the Closing, the Company and each of the Company Subsidiaries will permit representatives of any of the Shareholders, at such Shareholder's expense and upon reasonable notice, to obtain all documents and other information in the possession of the Company as may reasonably be requested in order to enable any such Shareholder to monitor its investment in the Company and exercise its rights under this Agreement.

                  Section 5.03. Confidential Information. During the Restricted Period applicable to each Shareholder, each Shareholder agrees to keep all Confidential Information confidential, except Confidential Information that (a) is or becomes generally available to the public (other than as a result of a disclosure by such Shareholder or any Affiliate of such Shareholder in breach of this Agreement), (b) the Company agrees in writing may be disclosed, (c) the Company or any Shareholder is required, pursuant to Law, regulation, legal process or regulatory authority to disclose, (d) is developed independently by such Shareholder and is not based on or derived from Confidential Information previously disclosed by other Shareholders, or (e) is known to such Shareholder prior to its disclosure to the Company. The term "Confidential Information" means all information relating to trade secrets, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans, investment processes, systems, strategies and related data and all other confidential information with respect to the Company or any Company Subsidiary. The parties hereto agree and acknowledge that remedies at Law for any breach of their obligations under this Section 5.03 are inadequate and that in addition thereto the Company shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

                  Section 5.04. Certain Issuances of New Securities. (a) If the Company proposes to issue New Securities, other than pursuant to a bonus issue, an initial public offering or other pro rata distribution to Shareholders, the Company hereby grants to the Shareholders the right to purchase, in accordance with Section 5.04(b), New Securities which the Company proposes to issue pro rata, based on each Shareholder's Equity Interests in the Company.

                  (b) In the event that the Company proposes to issue New Securities, subject to Section 5.04(a), the Company shall give each Shareholder a written notice (a "Notice of Issuance") of its intention, describing all material terms of the New Securities and the price and all material terms upon which the Company proposes to issue such New Securities. Each Shareholder shall have ten (10) Business Days from the date of the Notice of Issuance to agree to purchase all or any portion of its pro rata share of such New Securities; provided, however, that if the Company is proposing to issue New Securities for consideration other than all cash, the Company shall accept from the Shareholders either non-cash consideration that is reasonably comparable to the non-cash consideration specified in the Notice of Issuance or cash in an amount equal to the fair market value of the non-cash consideration which shall be specified in the applicable Notice of Issuance. Any purchase by any Shareholder of New Securities shall be consummated on the date on which all other New Securities described in the applicable Notice of Issuance are issued.

                  (c) In the event that any Subnewco proposes to issue any Capital Stock, each Shareholder shall, and shall cause each Subnewco to, grant to the Company the right to purchase all such Capital Stock.

                  (d) In the event that any Intermediate Company or Regulated Opco proposes to issue any Capital Stock, each Shareholder agrees, and shall cause the Company and each Subnewco to agree, subject to Section 3.08(b), that it shall cause the Company or the relevant Company Subsidiary to subscribe the amount of such Capital Stock offered to it sufficient to prevent the reduction of the percentage of the Capital Stock of such Intermediate Company or Regulated Opco held by the Company or such Company Subsidiary.

                  Section 5.05. Referral of Opportunities. (a) The Shareholders and their respective Sponsor Parties agree that they intend for the Company to be their principal vehicle for the pursuit of business opportunities arising in the Communications Sector in the Joint Venture Area.

                  [One and a half pages of materials omitted.]

                  Section 5.06. Affiliate Transactions. Each Shareholder agrees to use its best efforts to ensure that any transaction or agreement between or among such Shareholder or any of its Affiliates and the Company, any Company Subsidiary or any Minority Investee shall be on terms no less favorable to the Company or any such Company Subsidiary or Minority Investee than the terms and conditions generally offered by such Shareholder and its Affiliates, as the case may be, to the most favored non-affiliated customers of such Shareholder or Affiliates for transactions or agreements of a similar nature.

                  Section 5.07. Consolidation of the Company and BCI. (a) The Shareholders agree that as between the Company and BCI, there shall only ever be one public company subject to the ongoing reporting obligations of sections 13 or 15(d) of the Exchange Act, except as may otherwise be provided in subsection
(c) of this Section 5.07. If BCI proposes that the Company pursuant to a Qualified Offer be consolidated with, merged into, amalgamated with or otherwise become controlled by the Surviving Entity pursuant to any merger, consolidation, amalgamation, reorganization, exchange offer or similar transaction (the "Consolidation"), BCI shall deliver to the parties hereto a written notice (the "Consolidation Notice") setting forth all proposed material terms of such Consolidation. Such proposed Consolidation may be effected by BCI in accordance with this Section 5.07 only if (i) no adverse tax consequences arise from such transaction which are material for any of the Shareholders or their successors, assigns and transferees or a substantial portion of the other public shareholders, if any, of the Company relative to their respective investment in the Company, and (ii) all of the Qualified Offer Conditions set forth in Section 5.07(d) have been satisfied (the conditions set forth in subclauses (i) and (ii), the "Consolidation Conditions"). To the extent reasonably requested by any Shareholder after consideration of (i) any potential adverse tax consequences arising from or related to such Consolidation and (ii) the ability of BCE to discharge all of its obligations under the BCE Indemnity Agreement (as defined below) based on the financial condition of BCE at the date of the Consolidation Notice, BCI shall provide the Shareholders with (A) the written opinion of legal counsel reasonably satisfactory to the Shareholders or (B) a ruling from the applicable taxing authorities regarding the tax-free nature of the Consolidation (which, in the case of each of (A) and (B), shall be reasonably satisfactory to the Shareholders); failure to provide such requested ruling or opinion shall be deemed to be a failure to satisfy the Consolidation Conditions. BCE shall agree to indemnify the Shareholders (other than BCI Investments), their respective Affiliates and Specified Assigns and certain successors, assigns and transferees from any Losses associated with any adverse tax consequences arising as a result of or relating to any such Consolidation by execution prior to Consolidation of a separate instrument in respect thereof in the form set forth in Exhibit G hereto (the "BCE Indemnity Agreement"). Unless the Shareholders unanimously agree otherwise, the accounting policies, headquarters location, name, management practices and other material characteristics of the Company in effect prior to the Consolidation will be preserved following the Consolidation. Each of BCE, BCI and BCI Investments shall permit each Shareholder and their respective representatives and advisors to conduct reasonable due diligence investigations of BCE, BCI and BCI Investments and their Subsidiaries relating to the Consolidation to evaluate the tax consequences of any such transaction and to determine whether the Qualified Offer Conditions have been satisfied.

                  (b) If BCI delivers a Consolidation Notice and the Consolidation Conditions have been satisfied, the Shareholders agree that they shall negotiate in good faith regarding the timing of consolidating the Company into the Surviving Entity with the objective of causing the Company to effect the Consolidation within one year from the date that the Consolidation Conditions have been satisfied. If, after consultation with BCI Investments, any Veto Shareholder reasonably concludes that market conditions are then adverse to the Consolidation of the Company and BCI, each of AM Latin America and SBCI Brazil Holding shall have the right to postpone such Consolidation until the earlier of (i) such time as the Shareholders unanimously agree that market conditions are favorable to such Consolidation or (ii) the first year anniversary of the date that such Qualified Offer Conditions were first satisfied in full. If such Consolidation has not occurred on or prior to the termination of the period referred to in clause (ii) in the immediately preceding sentence, subject to satisfaction of the Consolidation Conditions, BCI, directly or indirectly, may deliver a Consolidation Notice and acquire all, but not less than all, of the Shares pursuant to the Qualified Offer.

                  (c) If prior to satisfaction of the Consolidation Conditions, the AM Latin America Directors and the SBCI Directors (if any) have voted in favor of an initial public offering of the Capital Stock of the Company at a duly convened meeting of the Board (the "Approval Date"), and the BCI Directors shall have voted against such initial public offering at such meeting of the Board, the chief financial officer of BCI shall certify in writing to AM Latin America and SBCI Brazil Holding whether it has reasonable commercial grounds (other than its desire to preserve its opportunity hereunder to make a Qualified Offer) for opposing such initial public offering, detailing any such grounds in such certification within fifteen (15) days after exercising its veto right under Section 3.08(b)(ii). If BCI Investments does not have reasonable commercial grounds for opposing such initial public offering or otherwise fails to deliver such certification, BCI Investments will have 180 days from the Approval Date to satisfy the Consolidation Conditions and, subject to satisfaction of the Consolidation Conditions, to make a Qualified Offer to the Shareholders. In the event BCI Investments is unable to satisfy the Consolidation Conditions within 180 days of the Approval Date, the Company shall be permitted to undertake such initial public offering and BCI Investments, together with the other Shareholders, shall take all necessary action to cause the Company to undertake such initial public offering. If the Company completes an initial public offering in accordance with the terms of this Section 5.07(c) and the Consolidation Conditions are met at a future date, BCI Investments will be entitled, subject to satisfaction of the Consolidation Conditions, to make a Qualified Offer to the Shareholders. For greater certainty, except as specifically set forth in this Section 5.07(c), each Veto Shareholder shall retain its veto right under Section 3.08(b)(ii).

                  (d) Shareholders shall only be obliged to accept a Qualified Offer if each of the conditions listed below (the "Qualified Offer Conditions") are satisfied at the time of the Qualified Offer and at the time of Consolidation. The Qualified Offer Conditions are:

          (i) BCI does not have any interests in any business or own any operating assets other than the Company;

          (ii) BCI has sufficient cash to meet all remaining obligations for payment under the terms of all of its outstanding Indebtedness, including any remaining obligations under its Promissory Note and Special Notes (the "Defeasance Amount") and shall have established a cash reserve in the amount of the Defeasance Amount to be used exclusively to pay such liabilities;

          (iii) BCI is listed on either the New York Stock Exchange or Nasdaq National Market System (or any other exchange acceptable to all the Shareholders);

          (iv) Subject to Section 5.07(f) below, the number of Surviving Entity Shares offered to each Shareholder (other than BCI Investments and its Permitted Transferees) for each Share then held by each such Shareholder is equal to the Exchange Ratio and no new Surviving Entity Shares are offered or issued to BCI Investments in respect of its Shares;

          (v) all disproportionate voting rights shall have terminated, the voting rights of each Shareholder shall be commensurate with their economic interest in the Company and the transactions described in Section 5.11 shall have been consummated;

          (vi) BCI Investments shall have complied with the provisions of
     Section 5.07(a) hereof;

          (vii) the Veto Shareholders and BCE will have entered into a registration rights agreement in the form of Exhibit F to this Agreement (the "Registration Rights Agreement"), which Registration Rights Agreement shall supercede the registration rights agreement, dated October 6, 1997, between BCE and BCI;

          (viii) BCI Investments is a Veto Shareholder and shall not have entered into any contract or other agreement to sell or otherwise dispose of its Shares;

          (ix) BCE and BCI shall have duly executed and delivered to each of the Shareholders, as indemnitees thereunder, the BCE Indemnity Agreement, and shall have delivered the related legal opinion of counsel reasonably acceptable to the Shareholders (other than BCI Investments) substantially in the form set forth in Exhibit H hereto;

          (x) BCE has consented in writing to the Consolidation; and

          (xi) BCE has entered into a Guarantee and Share Retention Agreement in a form reasonably acceptable to the Shareholders; provided, that BCE shall not be obligated to enter into such agreement if it is a direct shareholder of the Company (or the Surviving Entity) and covenants to enter into such an agreement in the event it ceases to be a direct shareholder of the Company or the Surviving Entity while maintaining a direct or indirect ownership interest in the Company or the Surviving Entity.

                  (e) Immediately following the Consolidation, BCE shall enter into a shareholders agreement with the Shareholders hereunder, containing rights and obligations substantially similar to those set forth in this Agreement, and the rights and obligations of BCI Investments in the Transaction Documents shall become the rights and obligations of BCE (other than BCI Investments's obligations under its Promissory Note and its Special Notes, which shall have been defeased by BCI on or prior to Consolidation).

                  (f) To the extent that, prior to the time of calculation of the Exchange Ratio for purposes of Section 5.07(d)(iv), the Company has issued any Equity Interests other than Common Stock or Series C Shares, or the Surviving Entity has issued any Equity Interests other than Surviving Entity Shares, the Shareholders will agree to amend the terms hereof and the BCE Indemnity Agreement in such a manner as to give effect to the original intention of the Shareholders with regard to (i) the ownership of economic and voting interests in the Surviving Entity after the Consolidation and (ii) the economic terms of, and the parties rights and obligations under, the BCE Indemnity Agreement.

                  (g) Promptly after receiving a Consolidation Notice, the Shareholder and the Sponsor Parties shall make good faith efforts to consult with BCI regarding any potential adverse tax consequences which may arise with respect to the proposed Consolidation.

                  (h) In the event any Material Tax Change occurs after the date of the Amended and Restated Joint Venture Agreement, the form of the BCE Indemnity Agreement shall be amended by BCE and the parties hereto to provide indemnification to the Shareholders regarding such Material Tax Change. If the parties fail, after engaging in good faith negotiations, to agree to such amendments or to the amendments referred to in Section 4.05(c) of the Initial Joint Venture Agreement, BCI shall not be permitted to deliver a Consolidation Notice or cause the Consolidation to be consummated.

                  (i) The Shareholders shall not implement any tax planning measures designed solely to cause any proposed Consolidation to fail to satisfy the first Consolidation Condition set forth in Section 5.07(a).

                  (j) AM Latin America and SBCI Brazil Holding shall have the right to cause a redomiciliation and/or reorganization (the "Reorganization") of the Company (or the Surviving Entity) either prior or subsequent to the Consolidation if the Canadian corporate resident status of such entity creates or would create any adverse Tax or other business, financial or economic consequences (as determined by the Initial Shareholders, other than BCI Investments) to any of such Shareholders, their respective Sponsor Parties, or other Shareholders holding at least ten percent (10%) of the Outstanding Shares, which consequences are material for any of such Shareholders or their respective Sponsor Parties relative to their respective investments in the Company. For the avoidance of doubt, if such Shareholders determine prior to the Consolidation that the Canadian corporate resident status of the Company (or the Surviving Entity) would create such adverse consequences, the Consolidation shall not be effected until agreement has been reached with respect to the Reorganization; provided, however, if BCI Investments agrees with SBCI Brazil Holding and AM Latin America in respect of the Reorganization, nothing set forth in this
Section 5.07(j) shall otherwise permit SBCI Brazil Holding and AM Latin America to prevent the Consolidation. The new situs of the Surviving Entity outside of Canada and form of Reorganization shall be determined by negotiation among the Shareholders holding at least ten percent (10%) of the Outstanding Shares acting in good faith, with a view toward implementing the most Tax efficient corporate structure for the Shareholders, their respective Sponsor Parties and the Company (or the Surviving Entity) as a going concern. In considering the form of any such Reorganization, the liabilities of all the parties that would arise in connection with such Reorganization shall be taken into account. Any costs or liabilities related to the Reorganization shall be borne by the Company (or the Surviving Entity). If the Shareholders are unable to agree on the new situs outside of Canada and/or the form of the Reorganization after good faith negotiations, any party shall have the right to treat such lack of agreement as a Dispute subject to Sections 6.14 and 6.15.

                  (k) Each Shareholder undertakes to cooperate with each other Shareholder and to act in good faith with respect to the consummation of the Consolidation and Reorganization (if any), including, without limitation, to enter into any arrangement with a Tax authority if such arrangement would be necessary to avoid any material Tax liabilities of such Shareholder and would not otherwise have any significant adverse consequences to such Shareholder, its Sponsor Party or any Affiliate of its Sponsor Party.

                  Section 5.08. Registration Rights. None of the Company, BCI Investments, BCE or BCI, without the prior written consent of each of the Veto Shareholders, shall enter into any agreement providing for registration rights with respect to the Capital Stock of BCI or the Company other than the Registration Rights Agreement.

                  Section 5.09. Voting Structure. [ ].

                  Section 5.10. Additional Capital Contributions. Subject to the identification of appropriate business opportunities and the decision by each Shareholder to pursue such opportunities, the Shareholders' current intention is to consider opportunities to make available to the Company an additional $1.0 billion of investment capital to support the development of new projects, subject to any veto rights of any of the Shareholders and, subject further, to each Shareholder's absolute and unconditional right, in its sole discretion, to change its current intention to consider making additional capital available to the Company. It is understood that the first sentence of this Section 5.10 shall not create any obligation on the part of any Shareholder or Sponsor Party to make any additional investment capital available or to approve any capital increase or create any right of the Company or any Shareholder to receive any capital.

                  Section 5.11. Unwind. [ ].

                  Section 5.12. Future Acquisitions. Subject to applicable Law, until the Unwind Date, all future acquisitions made by the Company or any Company Subsidiary shall, to the extent permitted by applicable Law, be held by the Company directly.

                  Section 5.13. Default. (a) If any Shareholder (a "Defaulting Party") fails to make payment with respect to or to perform any Outstanding Obligation or any share issuance approved pursuant to Section 3.08(b) and to which such Shareholder has agreed to subscribe pursuant to Section 5.04(b) within ten (10) Business Days of the date due (the "Due Date"), interest shall accrue on any unpaid amount or, in the case of America Movil's Outstanding Obligation to contribute the Techtel Amount (as defined in the Amended and Restated Joint Venture Agreement) to the Company pursuant to Section 2.03(c) of the Amended and Restated Joint Venture Agreement, on the value attributed to such obligation (the "Default Amount") at a rate per annum of 200%, or, if lower, the maximum rate permitted by applicable law (the "Default Rate") from the Due Date until the date paid in full together with all interest accrued thereon (based on the actual number of days elapsed over a 360-day year).

                  (b) Any Shareholder (an "Advancing Party") may upon written notice to the other Shareholders and the Company, advance all or a portion of the Default Amount in lieu of the Defaulting Party. If more than one Shareholder provides such a notice, such Shareholders shall have the right to fund their pro rata portion of the Default Amount, based on the percentage of Outstanding Shares held by such Shareholders, or such other portion as may be agreed by such Shareholders. In the event that any Shareholder advances all or a portion of the Default Amount in lieu of a Defaulting Party, the obligation of the Defaulting Party to make payment to the Company of the Default Amount, together with accrued interest, shall be deemed assigned to the Advancing Party or Parties in proportion to the percentage of the Default Amount advanced by such Advancing Party.

                  (c) In the event that the Defaulting Party has not made payment in full of the Default Amount, together with all accrued interest, or performed its Outstanding Obligations and paid all accrued interest owed thereunder, to the Company or the Advancing Parties, as appropriate, within one hundred eighty (180) days after the Due Date, the Company shall issue new Shares to the Advancing Parties and, in the case of a default by a Defaulting Shareholder under its Promissory Note or, if applicable, its Special Notes, purchase, for a total amount of $1.00, an equal number of Shares previously issued to the Defaulting Party in amounts sufficient to dilute the Equity Interests of the Defaulting Party in the Company, and reflecting (i) any advances made by Advancing Parties, (ii) amounts paid by other Shareholders pursuant to the Outstanding Obligations or share issuance, as the case may be,
(iii) all interest accrued on the Default Amount pursuant to Section 5.13(a),
(iv) the fair market value of the Company at the Due Date, as determined in accordance with clause (d) below, and (v) Equity Interests, if any, issued to the other Shareholders at the time of such payment. All Shareholders will be deemed to have consented to such issuance of Shares. For the purpose of effecting a purchase of Shares in accordance with this Section 5.13(c), each Shareholder hereby irrevocably appoints the Company to be its attorney, and in its name and on its behalf to do all acts and things, execute any document or complete any transfer that the Company may require in order to complete such purchase, and each Shareholder hereby agrees to ratify and confirm any act of the Company in connection therewith. Notwithstanding any such issuance of Shares, all interest accrued on the Default Amount pursuant to Section 5.13(a) at the time of such issuance (the "Default Interest Amount") shall be deemed due and owing by the Defaulting Shareholder to the Company and interest shall accrue on the Default Interest Amount at the Default Rate until the Default Interest Amount, together with all interest accrued thereon, is paid in full.

                  (d) For purposes of the preceding clause (c), the fair market value of the Company shall be determined in accordance with the following procedure. Within ten (10) Business Days following the 180-day period referred to in clause (c) above, the Defaulting Party shall select one of the investment banks listed in Schedule 5.13, and the Company shall select one of the investment banks listed in Schedule 5.13. In the event that none of the investment banks listed in Schedule 5.13 accepts an engagement from the Defaulting Party or the Company, as the case may be (through no fault of the Defaulting Party or the Company, as the case may be) and there are no other investment banks listed in Schedule 5.13 from whom such party may choose and which are prepared to accept selection or referral, as the case may be, the Defaulting Party or the Company, as the case may be, shall choose an investment banking firm of international standing in the United States which does not, and whose directors, officers, employees or Affiliates do not, have a direct or indirect material financial interest for its proprietary account in the Defaulting Party or the Company, as the case may be, or any of their respective Affiliates. Within thirty (30) days of its acceptance of such selection, each selected investment bank shall determine independently the fair market value of the Company and provide such valuation in writing to each of the Shareholders and the Company. If the difference between such two valuations is twenty percent (20%) or less, the fair market value of the Company shall be deemed to be the average of such two valuations. If the difference between such two valuations is greater than twenty percent (20%), and if the Defaulting Party and the Company are otherwise unable to agree which valuation is correct, within 270 days after the Default Date the matter shall be referred by the Company to the Company's accountants, which accountants shall select one of the two valuations as being closest to the fair market value of the Company as of the Default Date. Such accountants shall make such selection within thirty (30) days after such referral. The decision of such accountants shall be final, conclusive and binding on all parties, and shall not be subject to arbitration pursuant to
Section 6.15. All costs incurred by the non-defaulting Shareholders and the Company in connection with obtaining the valuations referred to above shall be borne by the Defaulting Party.

                  Section 5.14. Additional Tax Matters. (a) For so long as the tax structure in respect of the Company and its Subsidiaries described in Exhibit J is in effect (the "Initial Structure"), except as approved by a Qualified Vote in accordance with Section 3.08(b), the Company shall be operated so that neither it nor any of its Subsidiaries that is located in a tax haven for purposes of the Mexican income tax law (Ley de Impuestos Sobre la Renta, Titulo 1, Disposiciones Generales, Articulo 5(b) (the "Neutral Provisions") will have any income that gives rise to any Mexican income tax payable by America Movil or any of its Mexican Subsidiaries. In addition, for so long as the Initial Structure is in effect, notwithstanding any other provision contained herein, AM Latin America, on behalf of itself and America Movil may elect at any time, in its sole discretion to cause the Company and certain of its Subsidiaries to adopt, either the Danish Structure or the Netherlands-Danish Structure, set forth in Exhibit J hereto (the "Alternate Structure") by delivering the Structure Notice (as defined below) to the other Shareholders and the Shareholders shall take all necessary actions to give effect to such election; provided, however, if any change or modification in the tax laws of Denmark (in the case of the Danish Structure) or Denmark or the Netherlands (in the case of the Netherlands-Danish Structure) takes place after the date hereof but prior to the date of the Structure Notice which would materially adversely affect the tax position of any Veto Shareholder as a Shareholder of the Company under the relevant Alternate Structure, the Veto Shareholders shall negotiate in good faith to agree to a substitute tax structure, and until such agreement is reached, no Structure Notice may be given that specifies an Alternate Structure based in the tax jurisdiction in which such change or modification has occurred; provided, further, that each Shareholder shall be deemed to have agreed to any proposed substitute tax structure under which its net tax obligations are equal to or less than the net tax obligations it would have incurred under the Danish Structure or the Netherlands-Danish Structure absent any such change in law. For purposes of this Section 5.14, "Structure Notice" shall mean a certificate signed by a senior officer of AM Latin America, on behalf of itself and America Movil, stating that implementation of the Alternate Structure specified therein will avoid adverse tax consequences for America Movil and its Mexican Subsidiaries. Such Alternate Structure shall be implemented within 30 days following the date of such notice or as soon as practicable thereafter. The costs, expenses and losses incurred by the Company or any Shareholder in implementing such Alternate Structure shall be borne by the Company.

                  (b) Notwithstanding Section 3.08(b), in the event of a Material Tax Change (as defined below) after Consolidation, the Veto Shareholders (other than any Affiliate of BCE) acting jointly shall have the right to cause the Company to reorganize or redomicile in a new jurisdiction, and the other Shareholders shall take all action necessary to cause the Company to effect such reorganization or redomicilation. The costs, expenses and losses incurred by the Company or any Shareholder in carrying out any such reorganization or redomicilation shall be borne by the Company. Any change or modification in any tax Laws (including treaties) of Canada or any political or taxing subdivision thereof that would materially adversely affect any of SBCI or America Movil or any of its Mexican Subsidiaries (as shareholders in a Canadian company) or the Company (including, without limitation, any change in (i) the effective income tax rate applicable to the Company, (ii) withholding taxes applicable to dividends paid to SBCI, AM Latin America or America Movil or any of its Mexican Subsidiaries, or the Company, (iii) taxes incurred upon the Sale by SBCI or AM Latin America or America Movil or any of its Mexican Subsidiaries, directly or indirectly, of any Equity Interests in the Company, (iv) taxes assessed upon interest income earned by SBCI, AM Latin America or America Movil or any of its Mexican Subsidiaries, or the Company, or (v) taxes payable by the Company in respect of interest payments made) shall be deemed a "Material Tax Change";

                  Section 5.15. BCE and SBCI Parent Guarantee and Share Retention Agreement. (a) In the event that BCI owns no material assets other than its interest in the Company, BCE shall execute a Guarantee and Share Retention Agreement substantially in the form set forth in Exhibit D hereto, guaranteeing the obligations of any of its Subsidiaries which are Shareholders hereunder.

                  (b) In the event that SBCI owns no material assets other than its interest in the Company, SBCI Parent shall execute a Guarantee and Share Retention Agreement substantially in the form set forth in Exhibit D hereto, guaranteeing the obligations of any of its Subsidiaries which are Shareholders hereunder.

                  Section 5.16. Subnewco4. Effective as of the date hereof and for so long as the Exchangeable Debenture Agreement dated as of November 16, 2000 among SBCI Brazil Holding, the Company and Subnewco4 remains outstanding (such period, the "Payment Period"), SBCI Brazil Holding hereby assigns and sells to the Company any and all rights of SBCI Brazil Holding or any Affiliate of SBCI Brazil Holding to receive any distribution, whether in cash or in kind or in the form of a dividend or otherwise, in respect of the Equity Interests of Subnewco4, and the Company hereby accepts such assignment from SBCI Brazil Holding. Any such distribution received by SBCI Brazil Holding or any Affiliate during the Payment Period or, if received following the Payment Period, to which SBCI Brazil Holding or any Affiliate became entitled during the Payment Period, shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds, and shall forthwith be paid or delivered to the Company in the same form so received (with any necessary endorsement and assignment).

                  Section 5.17. Compliance with ANATEL Written Confirmation. Each of the parties hereto shall take all necessary action to amend the terms of this Agreement and the other Transaction Documents, as applicable, to (i) comply with the terms of the letter to SBCI, BCI and America Movil (as successor in interest to Telmex), dated November 10, 2000, from Sr. Amadeu de Paula Castro Neto, Executive Superintendent of ANATEL (the "ANATEL Letter"), including, without limitation, with respect to the issue of control by BCI over Subnewco4 and by SBCI and America Movil over Subnewco1 contained in the third paragraph of the ANATEL Letter, and (ii) comply with the terms of that certain letter to the Executive Superintendent of ANATEL, dated November 9, 2000, from BCI, America Movil and SBCI concerning reducing the Company's ownership of the voting capital of each of Subnewco1 and Subnewco4 to 19.99% within twenty (20) days following the Closing Date. Furthermore, the parties hereto agree that, to the fullest extent permitted by applicable Brazilian law and regulations, including, without limitation, the terms of the ANATEL Letter, in structuring the reduction of the Company's ownership of each of Subnewco1 and Subnewco4 as contemplated in the ANATEL Letter, the parties will use their reasonable best efforts to transfer or otherwise provide for the right to acquire all or a portion of the voting capital in Subnewco1 and Subnewco4 held by the Company in excess of 19.99% to AM Latin America or its Permitted Transferee, and will negotiate in good faith the terms of any such transfer, including the structuring of such transfer in such a manner as to avoid any Taxes applicable to the Company, AM Latin America or AM Latin America's Permitted Transferee as a result of such Transfer.

                  Section 5.18. Reserve of Promissory Notes. The Company shall, and each of the Shareholders shall cause the Company to, hold in reserve the Promissory Notes to cover certain obligations of each of SBCI and America Movil assumed by the Company pursuant to an Assumption Agreement, dated as of November 16, 2000, among SBCI, America Movil and the Company (the "Assumption Agreement"), as set forth in this Section 5.18. For the period during which any Promissory Note shall remain outstanding, the Company shall, and each of the Shareholders shall cause the Company to, hold in reserve and not draw upon or otherwise encumber or utilize the Promissory Notes in respect of the aggregate principal amount of $200,000,000, comprised as follows: (i) $100,000,000 with respect to the SBCI Assumed Obligations (as such term is defined in the Assumption Agreement); and (ii) $100,000,000 with respect to the AM Assumed Obligations (as such term is defined in the Assumption Agreement). The aggregate principal amount of the Promissory Notes prior to their repayment or prepayment as set forth above shall be held in reserve by the Company and may not be drawn upon or otherwise encumbered or utilized by the Company without the prior written consent of each of SBCI and America Movil until (A) all the SBCI Assumed Obligations and AM Assumed Obligations have been paid in full and fully discharged or (B) the Company has obtained the unconditional release of each of SBCI and America Movil with respect to all of the SBCI Assumed Obligations and AM Assumed Obligations covered by the Assumption Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.01. Conflict with Memorandum of Association or Bye-Laws. In the event that any provision of this Agreement conflicts with any provision of the Memorandum of Association or the Bye-Laws, the terms of this Agreement shall prevail, and each Shareholder shall vote all of the shares of Common Stock and Series C Shares that it holds of record, and shall take all actions necessary, to ensure that at all times that the Memorandum of Association and the Bye-Laws of the Company do not conflict with any provision of this Agreement.

Section 6.02. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

  (a)      if to BCI Investments or BCI:

            Bell Canada International Investments Limited/
            Bell Canada International Inc.
            c/o Bell Canada International Inc.
            1000, rue de La Gauchetiere Ouest
            Suite 1100
            Montreal, Quebec
            H3B 4Y8 Canada
            Facsimile:   (514) 392-2470
            Attention :   Chief Executive Officer
            with a copy to:

            Bell Canada International Inc.,
            1000, rue de La Gauchetiere Ouest
            Suite 1100
            Montreal, Quebec
            H3B 4Y8 Canada
            Facsimile:  (514) 392-2342
            Attention: Vice President Law and Corporate Secretary

            and with a further copy to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, New York  10022
            Facsimile:  (212) 848-7179
            Attention:  Alberto Luzarraga, Esq.

  (b)      if to BCE:

            BCE Inc.
            1000 de La Gauchetiere Ouest
            Suite 3700
            Montreal, Quebec
            H3B 4Y7 Canada
            Facsimile:  (514) 870-4877
            Attention :  Chief Legal officer

            with a copy to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, New York  10022
            Facsimile:  (212) 848-7179
            Attention:  Alberto Luzarraga, Esq.

   (c)      if to AM Latin America:

            AM Latin America, LLC
            1105 North Market Street, Suite 1300
            Wilmington, DE  19801
            Facsimile:   (302) 651-8422
            Attention:   William R. Bechstein
                         (Delaware Corporate Management Inc.)

            with a copy to:

            Cleary, Gottlieb, Steen & Hamilton
            One Liberty Plaza
            New York, New York  10006
            Facsimile:  (212) 225-3999
            Attention:  Nicolas Grabar, Esq.

            with a further copy to:

            Franck, Galicia, Duclaud y Robles, S.C.
            Avenida Paseo de las Palmas
            No. 405 - 3rd Floor
            Colonia Lomas de Chapultepec
            Mexico D.F. 11000
            Facsimile:  (525) 540-9202
            Attention:  Rafael Robles

   (d)      if to America Movil:

            America Movil, S.A. de C.V.
            Lago Alberto 366
            Colonia Anahuac
            11320 Mexico, D.F. Mexico
            Facsimile:  (525) 625-3852
            Attention:  Daniel Hajj

            with a copy to:

            Cleary, Gottlieb, Steen & Hamilton
            One Liberty Plaza
            New York, New York  10006
            Facsimile:  (212) 225-3999
            Attention:  Nicolas Grabar, Esq.

            with a further copy to:

            Franck, Galicia, Duclaud y Robles, S.C.
            Avenida Paseo de las Palmas
            No. 405 - 3rd Floor
            Colonia Lomas de Chapultepec
            Mexico D.F. 11000
            Facsimile:  (525) 540-9202
            Attention:  Rafael Robles

   (e)      if to SBCI Brazil Holding or SBCI:

            SBC International, Inc.
            175 East Houston Street
            San Antonio, TX 78205
            Facsimile:  (210) 351-5034
            Attention:  Senior Executive Vice President, Corporate Development

            with a copy to:

            SBC International, Inc.
            175 East Houston Street
            San Antonio, TX 78205
            Facsimile:   (210) 351-3488
            Attention :   General Attorney, Mergers and Acquisitions

            with a further copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, New York  10153
            Facsimile:  (212) 310-8007
            Attention:  Howard Chatzinoff, Esq.

   (f)      if to SBCI Parent:

            SBC International, Inc.
            175 East Houston Street
            San Antonio, TX 78205
            Facsimile:   (210) 351-5034
            Attention :   Senior Executive Vice President, Corporate Development

            with a copy to:

            SBC International, Inc.
            175 East Houston Street
            San Antonio, TX 78205
            Facsimile:   (210) 351-3488
            Attention :   General Attorney, Mergers and Acquisitions

            With a further copy to :

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, New York 10153
            Facsimile :  (212) 310-8007
            Attention :   Howard Chatzinoff, Esq.

   (g)      if to the Company:

            Telecom Americas Ltd.
            Cedar House
            41 Cedar Avenue
            Hamilton HM 12
            Bermuda
            Facsimile:  (441) 292-8666
            Attention:  Corporate Secretary

                  Section 6.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  Section 6.06. Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

                  Section 6.07. Assignment. This Agreement may not be assigned without the express written consent of the parties (which consent may be granted or withheld in the sole discretion of any party), except that any Shareholder may assign its rights hereunder as permitted by Section 3.13 and Article IV hereof; provided, however, that any Sponsor Party may, without the written consent of any other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of all or substantially all of its assets.

                  Section 6.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  Section 6.09. Amendment. Subject to Section 6.17, this Agreement may not be amended or modified, except by an instrument in writing signed by, or on behalf of, each of the parties bound by, or subject to the provision to be amended or modified.

                  Section 6.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without regard to conflicts of law.

                  Section 6.11. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  Section 6.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

                  Section 6.13. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby and for any counterclaim therein.

                  Section 6.14. Dispute Resolution. The parties agree that any controversy, claim or dispute arising out of or relating to or in connection with this Agreement including, without limitation, any dispute regarding its breach, termination, enforceability or validity hereof (each, a "Dispute") should be regarded as a business problem to be resolved promptly through business-oriented negotiations before resorting to arbitration pursuant to
Section 6.15. The parties therefore agree to attempt in good faith to resolve any Dispute promptly by negotiation between the executives of the parties who have authority to settle the Dispute. Such negotiations shall commence upon the mailing of a notice (the "Dispute Notice") from the appropriate executive of the requesting party to an appropriate executive of the responding party. If the Dispute has not been resolved by these Persons within forty-five (45) days of the date of the Dispute Notice, unless the parties agree in writing to a longer period, the Dispute shall be referred to the chief executive officer of each of BCI and America Movil, for discussion and negotiation among them. In the event the Dispute has still not been resolved by negotiation within forty-five (45) days of such referral, then such Dispute shall be settled pursuant to binding arbitration pursuant to Section 6.15. All negotiations pursuant to this Section
6.14 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and shall not be used for, or admitted in, any arbitration or court proceedings under this Agreement.

                  Section 6.15. Arbitration . (a) Any Dispute that has not been resolved pursuant to Section 6.14 shall be finally settled by binding arbitration in The City of New York, New York County, before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") under its Rules of Arbitration as in effect at the time of this Agreement, except as they may be modified herein by agreement of the parties and shall be conducted in the English language. Each party shall nominate one arbitrator, obtain its nominee's acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. In the event there are two Shareholders who are parties to the dispute, the two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee's acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. Nonetheless, in no event shall any such arbitrator nominated by the other arbitrators be a resident in, or a domicile of, any country in which a shareholder is domiciled or has its principal place of business. In the event that more than two Shareholders are parties to the Dispute, each such Shareholder shall be entitled to nominate an arbitrator in the manner and time period referred to above. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other parties within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The arbitrators appointed in accordance with the previous two sentences shall mutually agree to designate one of them to act as chair within thirty days of their appointment. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. In the event that the arbitrators nominated in accordance with the above provisions fail to agree upon the selection of a chair within this time period, upon request of any party, the chair shall instead be designated by the ICC within thirty days of receiving such request. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in The City of New York, New York for the purpose of enforcing this agreement to arbitrate.

                  (b) No provision of, nor the exercise of any rights under, this Section 6.15 shall limit the right of any party to request and obtain from a court of competent jurisdiction in The City of New York (which shall have exclusive jurisdiction for purposes of this Section 6.15(b)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally (to the extent permitted by applicable law) to the exclusive jurisdiction of the state and federal courts located in The City of New York, County of New York for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 6.15(b) in the same manner as provided for the giving of notice hereunder.

                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in The City of New York, County of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

                  (e) Each of:

          (i) BCI Investments, BCI and BCE hereby irrevocably designates CT Corporation, with offices situated at present at 111 Eighth Avenue, New York, New York 10011;

          (ii) SBCI Brazil Holding, SBCI and SBCI Parent hereby irrevocably designates CT Corporation, with offices situated at present at 111 Eighth Avenue, New York, New York 10011; and

          (iii) America Movil and AM Latin America hereby irrevocably designates CT Corporation, with offices situated at present at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, respectively, to accept and acknowledge on its behalf service of any process which may be served in any proceeding in New York.

                  Section 6.16. Termination. This Agreement shall terminate with respect to any Shareholder on the date on which such Shareholder no longer owns any Shares; provided that any liabilities or obligations of such Shareholder arising hereunder on or prior to such date, or based on any event or circumstance arising on or prior to such date, shall survive termination of this Agreement.

                  Section 6.17. Minimum Interests. Notwithstanding any provision to the contrary set forth herein (except as set forth in Sections 3.04(a), 3.04(b) and 5.05(h)), if any Shareholder holds less than ten percent (10%) of the total Equity Interests in the Company, such Shareholder shall have all of the obligations, but none of the rights, of a Shareholder hereunder; provided, that this Agreement may not be amended in any manner that materially adversely affects such Shareholder without the written consent of such a Shareholder.

                  Section 6.18. Aggregating Interests. To the extent that any Shareholder's rights or obligations hereunder are conditioned upon such Shareholder maintaining ownership of a specified percentage of the Outstanding Shares or Equity Interests in the Company, the Equity Interests owned by such Shareholder may, without duplication, be aggregated with the Equity Interests owned by Permitted Transferees of such Shareholder for purposes of calculating such percentages.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first written above.

                                 BELL CANADA INTERNATIONAL INVESTMENTS LIMITED



                                 By
                                   --------------------------------------------
                                 Name:
                                 Title:



                                 AM LATIN AMERICA, LLC



                                 By
                                   --------------------------------------------
                                 Name:
                                 Title:



                                 SBC INTERNATIONAL - BRAZIL HOLDING, LTD.



                                 By
                                   --------------------------------------------
                                 Name:
                                 Title:



                                 TELECOM AMERICAS LTD.



                                 By
                                   --------------------------------------------
                                 Name:
                                 Title:

                  ACKNOWLEDGED and, with respect to Sections 2.03, 4.05, 5.05,
5.07 and 5.08 and Article VI, AGREED as of the date first written above.

                                 BELL CANADA INTERNATIONAL INC.



                                 By
                                   --------------------------------------------
                                 Name:
                                 Title:



                  ACKNOWLEDGED and, with respect to Sections 2.02, 4.05, 5.05, 5.07, 5.08 and 5.15 and Article VI, AGREED as of the date first written above.

                                BCE INC.



                                By
                                   --------------------------------------------
                                Name:
                                Title:



                  ACKNOWLEDGED and, with respect to Sections 2.04, 4.05 and 5.05 and Article VI, AGREED as of the date first written above.

                                 SBC INTERNATIONAL, INC.



                                 By
                                   --------------------------------------------
                                 Name:
                                 Title:

                  ACKNOWLEDGED and, with respect to Sections 2.02, 4.05, 5.05 and 5.07 and Article VI, AGREED as of the date first written above.

                                 AMERICA MOVIL, S.A. de C.V.



                                 By
                                   --------------------------------------------
                                 Name:
                                 Title:



                  ACKNOWLEDGED and, with respect to Sections 2.02, 4.05, 5.05,
5.07 and 5.15 and Article VI, AGREED as of the date first written above.

                                  SBC COMMUNICATIONS, INC.



                                  By
                                   --------------------------------------------
                                  Name:
                                  Title:


                                   SCHEDULE A

                      INITIAL CAPITALIZATION OF THE COMPANY

                                                 Shares of                                    Percentage Interest
                                            Voting Common Stock            Shares of             In the Company
                                                                        Series C Shares

Bell Canada International Investments              8,936.338               1,690.142                44.277%
Limited

AM Latin America , LLC                            10,626.48                    0                    44.277%

SBC International - Brazil Holding,                2,747.04                    0                    11.446%
Ltd.


                                SCHEDULE 2.03(a)

                      OTHER REGISTRATION RIGHTS AGREEMENTS

Registration Rights Agreement between Bell Canada International Inc. and BCE Inc. dated October 6, 1997.


                                SCHEDULE 2.03(b)

                EQUITY INTERESTS OF BCI INVESTMENTS IN SUBNEWCO1,

                             SUBNEWCO2 AND SUBNEWCO3

Equity Interests of Subnewco1

Authorized Capital:                           12,000 voting common shares ("Subnewco1 Common Shares")
                                              12,001 voting non-participating preferred shares with nominal economic value ("Subnewco1 Preferred Shares")

Issued and Outstanding Capital:               12,000 Subnewco1 Common Shares held by the Company
                                              12,001 Subnewco1 Preferred Shares held by BCI Investments

Percentage Held Directly by                   BCI Investments holds 0% of Subnewco1 Common Shares and 100% of
BCI Investments:                              Subnewco1 Preferred Shares.


Equity Interests of Subnewco2

Authorized Capital:                           12,000 voting common shares ("Subnewco2 Common Shares")
                                              12,001 voting non-participating preferred shares with nominal economic value ("Subnewco2 Preferred Shares")

Issued and Outstanding Capital:               12,000 Subnewco2 Common Shares held by the Company
                                              12,001 Subnewco2 Preferred Shares held by BCI Investments

Percentage Held Directly by                   BCI Investments holds 0% of Subnewco2 Common Shares and 100% of
BCI Investments:                              Subnewco2 Preferred Shares.


Equity Interests of Subnewco3

Authorized Capital:                           12,000 voting common shares ("Subnewco3 Common Shares")
                                              12,001 voting non-participating preferred shares with nominal economic value ("Subnewco3 Preferred Shares")

Issued and Outstanding Capital:               12,000 Subnewco3 Common Shares held by the Company
                                              12,001 Subnewco3 Preferred Shares held by BCI Investments

Percentage Held Directly by                   BCI Investments holds 0% of Subnewco3 Common Shares and 100% of
BCI Investments:                              Subnewco3 Preferred Shares.



                                  SCHEDULE 2.04

              EQUITY INTERESTS OF SBCI BRAZIL HOLDING IN SUBNEWCO4

Equity Interests of SBCI Brasil Ltda.

Authorized Capital:            The Articles of Association of SBCI Brasil Ltda. ("Subnewco4") do not provide for an authorized capital.  An unlimited number of quotas may be issued, as decided upon by the Quotaholders.

Issued and Outstanding         890,062,346 quotas are issued and outstanding, of which
Capital:                       445,031,172 are Class A quotas (voting stock) and 445,031,174 are Class
                               B quotas (non-voting stock).

                               294,587,527 Class A quotas are held by SBC International - Brazil Holding,
                               Ltd. ("SBCI Brazil Holding").

                               150,443,645 Class A quotas and 445,031,170 Class B quotas are held by Telecom
                               Americas Ltd. (the "Company").

                               1 Class B quota is held by Michael A. Meyer.

                               1 Class B quota is held by Phillip C. Essman.

                               1 Class B quota is held by Luiz Fernado Teixeira Pinto.

                               1 Class B quota is held by Daniel Hajj Aboumrad.
Percentage held directly by    SBCI Brazil Holding holds 66.195% of the Class A quotas and 0% of the Class B
SBCI Brazil Holding:           quotas of Subnewco4.

Options, Warrants, Calls, Etc.

1. 5th Amendment to the Articles of Association of Subnewco4, dated as of November 16, 2000.

2. Exchangeable Debenture Agreement, dated as of November 16, 2000, by and among SBCI Brazil Holding, the Company and Subnewco4.

                                  SCHEDULE 3.13

                          TRANSFEREES REQUIRING CONSENT

[                          ]

                                  SCHEDULE 5.11

                                UNWIND PROCEDURES

         Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Shareholders Agreement.

[Four pages of materials omitted.]

Attachment 1 to Schedule 5.11

                            FORM OF OPTION AGREEMENT

[Ten pages of materials omitted.]

                                  SCHEDULE 5.13

                            LIST OF INVESTMENT BANKS

Credit Suisse First Boston

Goldman Sachs & Co.

Salomon Smith Barney

                                    EXHIBIT A

                    MEMORANDUM OF ASSOCIATION OF THE COMPANY
                                AND THE SUBNEWCOS

FORM NO. 2                      [GRAPHIC OMITTED]
                                     BERMUDA



                             THE COMPANIES ACT 1981

                          MEMORANDUM OF ASSOCIATION OF

                            COMPANY LIMITED BY SHARES

                              (Section 7(1) AND (2)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                                Ivey Holdco Ltd.

                                     (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.    We, the undersigned, namely,


      NAME                  ADDRESS                  BERMUDIAN          NATIONALITY                      NUMBER OF
                                                      STATUS                                              SHARES
                                                     (Yes/No)                                           SUBSCRIBED
      Timothy J. Counsell
      Cedar House, 41 Cedar Avenue

      Hamilton, HM 12, Bermuda                          Yes             British                                1

      Ruby L. Rawlins
      Cedar House, 41 Cedar Avenue

      Hamilton HM 12, Bermuda                           Yes             British                                1

      Rachael M. Lathan
      Cedar House, 41 Cedar Avenue

      Hamilton HM 12, Bermuda                           Yes             British                                1

      Antoinette Simmons
      Cedar House, 41 Cedar Avenue

      Hamilton HM 12, Bermuda                           Yes             British                                1

      do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels-

     Not Applicable

5. The authorised share capital of the Company is $12,000.00 divided into 12,000 shares of U.S. one dollar each. The minimum subscribed share capital of the Company is $12,000.00 in United States currency.

6.   The objects for which the Company is formed and incorporated are -

     As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act, 1981.

7.   The Company has the powers set out in the Schedule annexed hereto.




     Signed by each subscriber in the presence of at least one witness attesting the signature thereof -



      (Subscribers)                                      (Witnesses)



SUBSCRIBED this                                               day of

STAMP DUTY (To be affixed)
Not Applicable

FORM No. 2

                               [GRAPHIC OMITTED]


                                     BERMUDA

                             THE COMPANIES ACT 1981

             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

                              Section 7(1) and (2)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                                 Ivey CLEC Ltd.
--------------------------------------------------------------------------------
                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

Name and Address          Bermudian Status    Nationality     Number of Shares
                            (Yes or No)                             Subscribed

Timothy J. Counsell
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda         Yes             British               1

Ruby L. Rawlins
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda         Yes             British               1

Rachael M. Lathan
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda         Yes             British               1

Antoinette Simmons
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda         Yes             British               1


do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

     Not Applicable

5. The authorised share capital of the Company is $12,000.00 divided into 12,000 shares of US$1.00 each. The minimum subscribed share capital of the Company is $12,000.00 in United States Currency.

6.   The objects for which the Company is formed and incorporated are:-


     As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.

7.   The Company has the powers set out in The Schedule annexed hereto.












Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-








(Subscribers)                                             (Witnesses)





Subscribed this                                            day of

FORM No. 2

                                [GRAPHIC OMITTED]


                                     BERMUDA

                             THE COMPANIES ACT 1981

             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

                              Section 7(1) and (2)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                               Ivey Wireless Ltd.
--------------------------------------------------------------------------------
                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

Name and Address           Bermudian Status    Nationality   Number of Shares
                              (Yes or No)                         Subscribed

Timothy J. Counsell
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda           Yes            British            1

Ruby L. Rawlins
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda           Yes            British            1

Rachael M. Lathan
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda           Yes            British            1

Antoinette Simmons
Cedar House
41 Cedar Avenue

Hamilton HM 12, Bermuda           Yes            British            1


do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

     Not Applicable

5. The authorised share capital of the Company is $12,000.00 divided into 12,000 shares of US$1.00 each. The minimum subscribed share capital of the Company is $12,000.00 in United States Currency.

6.   The objects for which the Company is formed and incorporated are:-


     As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.

7.   The Company has the powers set out in The Schedule annexed hereto.













Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-








(Subscribers)                                             (Witnesses)





Subscribed this                                            day of

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT

                                   (CAP. 291)

                 AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

                                       OF

                     BELL CANADA INTERNATIONAL BVI V LIMITED

1.   The name of the Company is Bell Canada International BVI V Limited.

2. The registered office of the Company will be situated at Arawak Chambers, Sea Meadow House, P.O. Box 173, Blackburne Highway, Road Town, Tortola, British Virgin Islands or at such other place in the British Virgin Islands as the directors may from time to time determine.

3. The registered agent of the Company will be Arawak Trust Company Limited of Arawak Chambers, Sea Meadow House, P.O. Box 173, Blackburne Highway, Road Town, Tortola, British Virgin Islands or such other person or company being a person or company entitled to act as a registered agent as the directors may from time to time determine.

4.   The objects for which the Company is established are:-

     (1) To invest in telecommunications services and operations and the provisioning of telecommunications services anywhere outside the British Virgin Islands.

     (2) To buy, sell, mortgage, lease, manage, build, develop, possess and generally deal in real properties; to buy, sell, underwrite, invest in, exchange or otherwise acquire, and to hold, manage, develop, deal with and turn to account any bonds, debentures, shares (whether fully paid or not), stocks, options, commodities, futures, forward contracts, notes, or securities of all types, precious metals, gems, works of art and other articles of value.

     (3) To borrow or raise money by the issue of debentures, debenture stock (perpetual or terminable), bonds, mortgages, or any other securities founded or based upon all or any of the assets or property of the Company or without any such security and upon such terms as to priority or otherwise as the Company shall think fit.

     (4) To guarantee loans and to lend money with or without guarantee or security to any persons, firms or corporation.

     (5) To engage in any other business or businesses whatsoever, or in any acts or activities, which are not prohibited under any law for the time being in force in the British Virgin Islands.

     (6) To do all such other things as are incidental to, or the Company may think conducive to the attainment of, all or any of the above objects.

And it is hereby declared that the intention is that each of the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in no ways restricted by reference to any inference from the terms of any other paragraph or the name of the Company.

5.   The Company has no power to:-

     (1)  carry on business with persons resident in the British Virgin Islands;

     (2) own an interest in real property situate in the British Virgin Islands, other than a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

     (3) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

     (4) carry on business as an insurance or re-insurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

     (5) carry on the business of company management unless it is licensed under the Company Management Act, 1990; or

     (6) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

6. The shares of the Company shall be issued in the currency of the United States of America.

7.   The authorised capital of the Company is US$95,316.33.

8. The authorised capital of the Company is made up of two classes of shares as follows:

          (1) 12,000 Common Shares (the "Common Shares") with a par value of US$1.00 per share; and

          (2) 48,301 Preferred Shares (the "Preferred Shares") with a par value of US$1.72494 per share.

9. The rights attaching to the Common Shares and Preferred Shares are as follows:

     (1) The holders of the Common Shares shall, subject to the provisions of this Memorandum:

               (a) be entitled to one vote per share and, for so long as the Preferred Shares are entitled to vote, to vote with the Preferred Shares as if they were a single class, in all matters, including discontinuation, except as otherwise provided in this Memorandum;

               (b) be entitled to such dividends as the Board may from time to time declare;

               (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

               (d) generally be entitled to enjoy all of the rights attaching to shares of the Company.


     (2) The holders of the Preferred Shares shall, subject to the provisions of this Memorandum:

               (a) prior to the occurrence of the Redemption Condition, be entitled to one vote per share and to vote with the Common Shares as if they were a single class in all matters, including discontinuation, except as otherwise provided in this Memorandum, PROVIDED THAT upon the occurrence of the Redemption Condition, the Preferred Shares shall immediately cease to have any voting rights regardless of whether the Company has given notice of any meeting of members;

               (b) not be entitled to dividends or other distributions or otherwise participate in the profits of the Company;

               (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled solely to the par value per share of the Preferred Shares in priority to any payment to the holders of the Common Shares;

               (d) the Preferred Shares shall only be held by BCI Investments and shall not be transferred to any Person other than (i) Telecom Americas, or its successors and assigns, or (ii) to a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with Section 4.05 of the Joint Venture Shareholders Agreement (PROVIDED THAT such Permitted Transferee shall be permitted to hold Preferred Shares only for so long as it continues to hold Telecom Americas Shares and remains a Permitted Transferee of BCI Investments).

     (1) Upon the occurrence of the Redemption Condition, the Company shall redeem all, but not less than all, of the Preferred Shares outstanding at the time of such redemption. On any such redemption, the Company shall pay a price in cash equal to U.S.$0.01 per share to the Members holding the Preferred Shares. Not more than five days after the occurrence of the Redemption Condition, the Company shall deliver a written notice to all Members holding Preferred Shares indicating: (i) that it intends to redeem the shares pursuant to this sub-clause, (ii) that payment will be made upon surrender of the certificates representing the Preferred Shares, and (iii) specifying the consideration to be paid to each holder and the place, manner and date of such payment and the surrender of the certificates evidencing the Preferred Shares, which shall be within ten days of the date of such notice.

     (2) The Members holding the Preferred Shares shall surrender the share certificates representing the Preferred Shares to the Company and shall receive the redemption price in accordance with the written notice delivered by the Company. Any Preferred Shares not surrendered in a timely manner shall be automatically redeemed by the Company, and the Company shall segregate and hold in trust the consideration to which such holders are entitled for a period of six years.

     (3) The failure of the Company to redeem the shares upon the occurrence of the Redemption Condition shall not constitute a waiver of the Company's right and obligation to redeem the Preferred Shares.

     Shares in the Company may only be issued shares as registered shares and may not be exchanged for shares issued to bearer.

     No Section of this Memorandum and no Regulation of the Articles of Association shall be rescinded, altered or amended and no new section of this Memorandum or new Regulation shall be made until the same has been approved by a resolution of the Board in accordance with Regulation 9 of the Articles of Association and by a resolution of the majority of the Members holding Common Shares voting as a class, and for so long as the Preferred Shares are entitled to voting rights, a resolution of a majority of the Members holding Preferred Shares voting as a class.

     The meaning of words in this Memorandum are as defined in the Regulations to the Articles of Association.



We, ARAWAK TRUST COMPANY LIMITED of Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 21st day of July, 1995:-

--------------------------------------------------------------------------------
                   NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

--------------------------------------------------------------------------------

ARAWAK TRUST COMPANY LIMITED
P O Box 173
Road Town
Tortola
British Virgin Islands

Trust Company

(Sgd.)  David A. Raworth
-------------------------------------------
Arawak Trust Company Limited

-------------------------------------------
Witness to the above signature:



                                          (Sgd.) M. Fahie
                                          ----------------------------------
                                          Marsha Fahie
                                          P.O. Box 173
                                          Road Town
                                          Tortola
                                          British Virgin Islands

                                    EXHIBIT B

                  AMENDED AND RESTATED BYE-LAWS OF THE COMPANY
                  AND AMENDED AND RESTATED BYE-LAWS OR ARTICLES
                       OF ASSOCIATION, AS THE CASE MAY BE,
                            OF EACH OF THE SUBNEWCOS

                      AMENDED AND RESTATED B Y E - L A W S

                                       of

                              TELECOM AMERICAS LTD.

                                TABLE OF CONTENTS

                                                                            Page




1.  Interpretation............................................................1

2.  Board of Directors........................................................9

3.  Management of the Company.................................................9

4.  Chairman of the Board....................................................10

5.  Power to authorise specific actions......................................10

6.  Power to appoint attorney and auditors...................................10

7.  Power to delegate to a committee.........................................11

8.  Power to appoint and dismiss employees...................................11

9.  Power to borrow and charge property......................................11

10. Exercise of power to purchase shares of
    or discontinue the Company...............................................11

11. Matters Requiring a Qualified Vote of the Board..........................12

12. Nomination of Directors..................................................14

13. Number of Directors......................................................17

14. Defects in appointment of Directors......................................18

15. Alternate Directors......................................................18

16. Removal of Directors.....................................................18

17. Vacancies on the Board...................................................20

18. Notice of meetings of the Board..........................................21

19. Quorum at meetings of the Board..........................................22

20. Meetings of the Board....................................................22

21. Unanimous written resolutions............................................23

22. Contracts and disclosure of Directors' interests.........................23

23. Remuneration of Directors................................................23

24. Officers of the Company..................................................24

25. Appointment of Officers..................................................24

26. Remuneration of Officers.................................................24

27. Duties of Officers.......................................................24

28. Removal of Chief Executive Officer and Chief Financial Officer...........25

29. Chairman of meetings.....................................................25

30. Register of Directors and Officers.......................................25

31. Obligations of Board to keep minutes.....................................25

32. Indemnification of Directors and Officers of the Company.................26

33. Waiver of claim by Member................................................26

34. Notice of annual general meeting; Postponement of Meetings...............27

35. Notice of special general meeting........................................27

36. Accidental omission of notice of general meeting.........................27

37. Meeting called on requisition of Members.................................27

38. Short notice.............................................................28

39. Quorum for general meeting...............................................28

40. Adjournment of meetings..................................................29

41. Attendance at meetings...................................................29

42. Written resolutions......................................................29

43. Attendance of Directors..................................................30

44. Voting at meetings.......................................................30

45. Voting on show of hands..................................................31

46. Other Matters Requiring a Special Vote...................................31

47. Decision of chairman.....................................................32

48. Demand for a poll........................................................32

49. Seniority of joint holders voting........................................33

50. Instrument of proxy......................................................34

51. Representation of corporations at meetings...............................34

52. Rights of shares.........................................................34

53. Power to issue shares....................................................35

54. Variation of rights, alteration of share capital
    and purchase of shares of the Company....................................36

55. Registered holder of shares..............................................37

56. Death of a joint holder..................................................37

57. Share certificates.......................................................37

58. Calls on shares..........................................................38

59. Forfeiture of shares.....................................................38

60. Defaulting Shareholders..................................................39

61. Certain Issuances of New Securities......................................42

62. Contents of Register of Members..........................................42

63. Inspection of Register of Members........................................42

64. Determination of record dates............................................43

65. Transfer of Certain Veto Rights..........................................43

66. Transfer of Rights to Nominate Directors.................................44

67. Instrument of transfer...................................................45

68. Restriction on transfer..................................................45

69. Transfers by joint holders...............................................45

70. Representative of deceased Member........................................46

71. Registration on death or bankruptcy......................................46

72. Declaration of dividends by the Board....................................47

73. Other distributions......................................................47

74. Reserve fund.............................................................47

75. Deduction of Amounts due to the Company..................................47

76. Issue of bonus shares....................................................47

77. Records of account.......................................................48

78. Financial year end.......................................................48

79. Financial statements.....................................................48

80. Appointment of Auditor...................................................49

81. Remuneration of Auditor..................................................49

82. Vacation of office of Auditor............................................49

83. Access to books of the Company...........................................49

84. Report of the Auditor....................................................49

85. Notices to Members of the Company........................................50

86. Notices to joint Members.................................................50

87. Service and delivery of notice...........................................50

88. The seal.................................................................50

89. Manner in which seal is to be affixed....................................51

90. Winding-up/distribution by liquidator....................................51

91. Alteration of Bye-laws...................................................51

                                 INTERPRETATION

1. Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

     (a)  "Act" means the Companies Act 1981 as amended from time to time;

     (b) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, such specified Person;

     (c) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

     (d) "AM Latin America" means AM Latin America, LLC, a limited liability company organized under the laws of the State of Delaware;

     (e)  "Auditor" includes any individual or partnership;

     (f) "BCE" means BCE Inc., a corporation organized under the laws of Canada;

     (g) "BCI" means Bell Canada International Inc., a corporation incorporated under laws of Canada;

     (h) "BCI Investments" means Bell Canada International Investments Limited, a company incorporated under the laws of the British Virgin Islands;

     (i) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

     (j) "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks or stock exchanges are required by Law to be closed in the City of New York, New York, the City of Montreal, Canada, or the City of Sao Paulo, Brazil;

     (k) "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), membership interests or equivalent ownership interests in or issued by such Person;

     (l)  "Common Shares" shall have the meaning as set forth in Bye-law 52(1).

     (m) "Company" means the company for which these Bye-laws are approved and confirmed;

     (n) "Control" (including the terms "Controlled by" and "under Common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; PROVIDED THAT a Person shall not be deemed to Control any Person that is a publicly traded company if its ownership of voting securities does not constitute a majority of the voting securities of such Person;

     (o) "Defaulting Shareholder" means any Shareholder that (i) has failed to pay its Outstanding Obligations within ten (10) Business Days of when due, (ii) is in material breach of its obligations under Section 3.07 of the Shareholders Agreement or Bye-law 68 or (iii) has willfully failed to refer a material business opportunity to the Company in breach of its obligations under Section 5.05 of the Shareholders Agreement and such material business opportunity is pursued by such Shareholder or any Affiliate independently of the Company; PROVIDED THAT a Shareholder shall cease to be a Defaulting Shareholder upon payment of such Outstanding Obligations or upon the curing of any such material breach; and PROVIDED FURTHER THAT any such material breach of
          Section 5.05 of the Shareholders Agreement will be considered cured if such business opportunity is referred to the Company in accordance with Section 5.05 of the Shareholders Agreement on terms no less favorable than those originally obtained by such Shareholder or its Affiliate, as the case may be. Notwithstanding the foregoing, no Shareholder shall be deemed to be a Defaulting Shareholder based on any material breach of its obligations under the Shareholders Agreement or Bye-law 68 (other than a failure to pay or perform its Outstanding Obligations in accordance with the terms of the Shareholder's Agreement and, if applicable, its Promissory Note or Special Notes) unless such Shareholder has received express written notice of such material breach from Shareholders holding at least fifty percent (50%) of the Equity Interests of the Company, and such Shareholder fails to cure such material breach within thirty (30) days after receipt of such notice;

     (p) "Director" means a director of the Company and shall include an Alternate Director;

     (q) "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance or adverse claim;

     (r) "Equity Interests" means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities (including loans, notes, debentures or other debt instruments) convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting;

     (s) "Fully Diluted Shares" means the aggregate of (i) the number of Shares issued and outstanding (other than Shares held by any wholly owned Subsidiary of the Company) and (ii) the number of Shares issuable upon
          (A) the exercise of any outstanding options, warrants or similar instruments (other than such instruments held by any wholly owned Subsidiary of the Company) and (B) the exercise of any conversion or exchange rights with respect to any outstanding securities or instruments (other than such securities or instruments held by any wholly owned Subsidiary of the Company);

     (t) "Governmental Authority" means , in any applicable jurisdiction, any federal, provincial, state or local government, any governmental, regulatory or administrative authority, agency or commission, or any court or tribunal, or judicial or arbitral body;

     (u) "Indebtedness" means, with respect to any Person, and in the case of clauses (a) through (h) below, whether secured or unsecured, (a), all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (e) all obligations contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends, (g) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (h) all obligations of such Person in respect of interest rate swaps, caps or collar agreements or similar arrangements, and (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person or secured by any Encumbrance on property (including accounts and contract rights) owned by such Person.

     (v) "Initial Business Plan" means the initial business plan of the Company attached as Exhibit C to the Shareholders Agreement;

     (w) "Initial Shareholder" means each of BCI Investments, AM Latin America and SBCI Brazil Holding.

     (x) "Initial Structure" means the tax structure in respect of the Company and its Subsidiaries described in Exhibit J to the Shareholders Agreement;

     (y) "Interim Financial Statements" means true and complete copies of the unaudited consolidated balance sheet of the Company and the related unaudited consolidated statements of income, retained earnings, shareholders' equity and cash flows of the Company, together with all related notes and schedules thereto, if any, prepared in accordance with U.S. GAAP (except as noted therein).

     (z) "Intermediate Company" means any Person (other than a Regulated Opco) that is a Subsidiary or Minority Investee of the Company;

     (aa) "Joint Venture Agreement" means the Amended and Restated Joint Venture Agreement dated as of September 25, 2000 among BCI, America Movil, S.A. de C.V., as successor in interest to Telefonos de Mexico, S.A. de C.V., and SBCI.

     (bb) "Law" means, in any applicable jurisdiction, any federal, provincial, state, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or other requirement or rule of law;

     (cc) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means all of such persons;

     (dd) "Minority Investee" means any Person (other than a Subsidiary of the Company) in which the Company, directly or indirectly, holds an Equity Interest;

     (ee) "New Securities" means any Capital Stock of the Company, whether or not authorized at the time of adoption of these Bye-laws, and rights, options or warrants to purchase such Capital Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company; PROVIDED THAT the term "New Securities" does not include (i) securities of the Company or any of the Company's Subsidiaries issued to employees, consultants, officers or directors of the Company in their capacity as such, or which have been reserved for issuance, pursuant to any employee share option, share purchase, share bonus plan, or other similar share agreement or arrangement approved by the Board, (ii) securities of the Company issued in connection with any share subdivision, consolidation, bonus issue or recapitalization of the Company and (iii) securities of the Company issued in connection with an initial public offering;

     (ff) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

     (gg) "Officer" means any person appointed by the Board to hold an office in the Company;

     (hh) "Opco" means any of (i) the Regulated Opcos, (ii) Genesis Telecom C.A., a company organized under the laws of Venezuela, or Comunicaciones 2163 C.A., a company organized under the laws of Venezuela, and (iii) any other operating company in which the Company now or hereafter, directly or indirectly, holds an Equity Interest;

     (ii) "Outstanding" means, with respect to the common shares of the Company, as of any date of determination, common shares that have been issued on or prior to such date, other than common shares redeemed, repurchased or otherwise reacquired by the Company (or held by any Subsidiary of the Company) on or prior to such date.

     (jj) "Outstanding Obligations" means, with respect to any Initial Shareholder, the obligations of such Shareholder under (i) such Shareholder's Promissory Note, (ii) additionally, in the case of BCI Investments, the obligations of BCI Investments under the Special Notes, including, without limitation, the obligation to deliver to the Company the Vesper Net Sale Proceeds (as defined in the Joint Venture Agreement), in each case upon such obligations becoming due and payable in accordance with the terms of such Promissory Note or Special Notes, as the case may be, and (iii) additionally, in the case of AM Latin America, the obligation to contribute the Techtel Amount (as defined in the Joint Venture Agreement) to the Company pursuant to
          Section 2.03(c) of the Joint Venture Agreement;

     (kk) "Permitted Transferee" means, with respect to any Shareholder, any Person (a "transferee") with respect to which the Sponsor Party of such Shareholder maintains a majority economic and voting interest; PROVIDED THAT no such Person shall be deemed to be a Permitted Transferee if any Person other than the Sponsor Party is permitted, by contract or otherwise, to direct or influence the exercise by such transferee of any rights under the Shareholders Agreement or these Bye-laws, including, without limitation, rights pursuant to Bye-law 11; and, PROVIDED FURTHER THAT such Shareholder and its Sponsor Party comply with their respective obligations set forth in clause (6) of Bye-law 68;

     (ll) "Person" means any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder;

     (mm) "Promissory Note" means (a) with respect to BCI Investments, the promissory note dated November 16, 2000 between BCI Investments and the Company in the principal amount of $427,500,000, and (b) with respect to AM Latin America, the promissory note dated November 16, 2000 between AM Latin America and the Company in the principal amount of $1,007,500,000, in each case as the principal amount of such promissory note may be adjusted pursuant to Section 2.05 or Article VI of the Joint Venture Agreement;

     (nn) "Qualified Vote" means (a) with respect to any vote of the Board, the affirmative vote of at least one Director nominated by each Veto Shareholder that (i) is not a Defaulting Shareholder at the time of such vote, and (ii) is not prohibited from voting pursuant to the last proviso of Section 3.08(b), the last sentence of Section 5.05(b) or the last sentence of Section 5.05(e) of the Shareholders Agreement and
          (b) with respect to any vote of the Members, the affirmative vote of each Veto Shareholder that (i) is not a Defaulting Shareholder at the time of such vote, and (ii) is not prohibited from voting pursuant to the last proviso of Section 3.08(b), the last sentence of Section 5.05(b) or the last sentence of Section 5.05(e) of the Shareholders Agreement.

     (oo) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

     (pp) "Register of Members" means the Register of Members referred to in these Bye-laws;

     (qq) "Regulated Opcos" means Americel S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, ATL-Algar Telecom Leste, S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, Canbras Participacoes Ltda., a corporation (sociedad por quotas de responsabilidade limitada) organized under the laws of Brazil, Comunicacion Celular S.A., Comcel S.A., a corporation (sociedad anonima) organized under the laws of Colombia, Telet S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, TV Mogno Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TV Eucalipto Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TVA Jacaranda Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil and Walberg Comunicacoes Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil; provided, however, that each such Person shall cease to be deemed a Regulated Opco upon expiration or termination of applicable contractual or regulatory requirements restricting the transfer of control of such Person and, in the case of regulatory requirements, upon approval by the relevant Governmental Authorities of the transfer of control of such Person to the Company.

     (rr) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

     (ss) "Sale" means any sale, assignment, transfer, distribution or other disposition of Shares, including the grant of an irrevocable option or put in respect of such Shares, or other rights therein, whether voluntarily or by operation of law;

     (tt) "SBCI" means SBC International, Inc., a corporation incorporated under the laws of the State of Delaware;

     (uu) "SBCI Brazil Holding" means SBC International - Brazil Holding Ltd., a company incorporated under the laws of the Cayman Islands;

     (vv) "SBCI Parent" means SBC Communications Inc., a corporation organized under the laws of the State of Delaware;

     (ww) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

     (xx) "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

     (yy) "Series C Shares" shall have the meaning as set forth in Bye-law
          52(1).

     (zz) "Shareholder" means each of BCI Investments, AM Latin America and SBCI Brazil Holding and each other Person that becomes a party to the Shareholders Agreement in accordance with Section 4.06 thereof;

     (aaa) "Shareholders Agreement" means the Shareholders Agreement, dated as of November 16, 2000, among Bell Canada International Investments Limited, AM Latin America, LLC, SBC International - Brazil Holding, Ltd. and Telecom Americas Ltd., as such Agreement may be amended from time to time in accordance with the terms thereof;

     (bbb) "Shares" means any common share of the Company;

     (ccc) "Special Notes" means (a) the Exchangeable Promissory Note, Series A, dated November 16, 2000 between BCI Investments and the Company in the principal amount of $300,000,000, and (b) the Redeemable and Exchangeable Promissory Note, Series B, dated November 16, 2000 between BCI Investments and the Company in the principal amount of $275,000,000;

     (ddd) "Sponsor Party" means, in the case of SBCI Sub and its Permitted Transferees, SBCI Parent; in the case of AM Latin America and its Permitted Transferees, America Movil; and, in the case of BCI Sub and its Permitted Transferees, BCE and, with respect to each Shareholder other than an Initial Shareholder or Permitted Transferee of an Initial Shareholder, the ultimate parent company of such Shareholder.

     (eee) "Subsidiary" or "Subsidiaries" of any Person means any other Person of which (i) the first mentioned Person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, or (iii) more than 50% of the voting Equity Interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

     (fff) "Unwind Date" means the date on which the transactions contemplated in Section 5.11 of the Shareholders Agreement are consummated; and

     (ggg) "Veto Shareholder" means any Shareholder that is entitled to nominate two or more directors to the Board pursuant to clause (1) of Bye-law 12.

     (2) In these Bye-laws, each of the terms set forth below shall have the meaning ascribed thereto in the following Bye-laws:

Term:                                                           Bye-law:
----                                                            -------

Advancing Party...............................................  60(2)
Business Plan.................................................  11(a)
Default Amount................................................  60(1)
Defaulting Party..............................................  60(1)
Default Interest Amount.......................................  60(3)
Default Rate..................................................  60(1)
Director Transferee...........................................  66
Due Date......................................................  60(1)
One Director Date.............................................  12(2)
Redemption Date...............................................  52(3)(d)
Redemption Price Per Share....................................  52(3)(d)
Series C Amount...............................................  52(3)(e)
Series C Conversion Date......................................  52(3)(f)
Special Note, Series B........................................  52(3)(d)
Two Director Date.............................................  12(1)(c)
Veto Transferee...............................................  65


     (3) In these Bye-laws, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b)  words denoting the masculine gender include the feminine gender;

          (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the word:

               (i)  "may" shall be construed as permissive;

               (ii) "shall" shall be construed as imperative; and

     (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (4) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

     (5) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

     (6) In the event that any provision of these Bye-laws conflicts with any provision of the Shareholders Agreement, the terms of the Shareholders Agreement shall prevail.

                               BOARD OF DIRECTORS

2.   Board of Directors

     The business of the Company shall be managed and conducted by the Board.

3.   Management of the Company

     (1) Subject to Bye-law 11, in managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.   Chairman and Deputy Chairman of the Board

     Each of the Chairman and Deputy Chairman of the Board shall be designated by the Shareholders at the annual general meeting on a rotating basis in the following order: BCI Investments, SBCI Brazil Holding (in the event that SBCI Brazil Holding has the right to nominate two (2) Directors to the Board pursuant to Bye-law 12) and AM Latin America, for a term ending at the next annual general meeting. The Chairman of the Board from the date of adoption of these Bye-laws until the election of a successor shall be Carlos Slim Hely. The Deputy Chairman of the Board from the date of adoption of these Bye-laws until the election of a successor shall be Louis Tanguay.

5. Power to authorise specific actions

     Subject to Bye-law 11, the Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

6. Power to appoint attorney and auditors

     Subject to Bye-law 11, the Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

7.   Power to delegate to a committee

     Subject to Bye-law 11, the Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board.

8.   Power to appoint and dismiss employees

     Subject to Bye-law 25, the Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9. Power to borrow and charge property

     Subject to Bye-law 11, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.  Exercise of power to purchase shares of or discontinue the Company

     (1) Subject to Bye-law 11, the Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

     (2) Subject to Section 5.14 of the Shareholders Agreement, the Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

11.  Matters Requiring a Qualified Vote of the Board

     Notwithstanding anything to the contrary in these Bye-laws and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall not take any action with respect to the following actions without a Qualified Vote of the Board and, if approval of such action by the Members is required by Law, without a Qualified Vote of the Members:

          (a) the approval of (i) any material amendments to the Initial Business Plan, (ii) from time to time after the term of the Initial Business Plan, the annual budget and multi-year business plan for the Company which shall include (A) projected statements of income, cash flows and balance sheet; (B) all material capital expenditures for the Company and the Intermediate Companies; and
               (C) all borrowing plans and other plans to incur Indebtedness, and significant changes to either (each a "Business Plan"), and
               (iii) material amendments to any future Business Plan; PROVIDED THAT if a Business Plan or proposed material amendment to an existing Business Plan has not been adopted by a Qualified Vote one (1) month prior to the first fiscal year corresponding to such Business Plan, a Business Plan (or amendment) providing for an annual budget with expenses and capital expenditures not in excess of 110% of those set forth in the Business Plan for the immediately preceding fiscal year may be approved by the affirmative vote of the majority of directors present; PROVIDED FURTHER THAT, for the avoidance of doubt, no Business Plan approved by the Board shall impede the exercise by any Person that controls any Regulated Opco of its voting rights with respect to such Regulated Opco

          (b) a public offering of the Capital Stock of the Company or any Intermediate Company;

          (c)  the issuance or sale of any Capital Stock of the Company;

          (d) the issuance or sale of any notes, bonds, debt instruments or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Intermediate Company, or any securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company or any Intermediate Company;

          (e) except as otherwise provided in Section 5.07 of the Shareholders Agreement, the amalgamation or merger of the Company or any Intermediate Company into or with any other Person, the consolidation with any Person by the Company or any Intermediate Company, or the sale, reorganization or restructuring of the Company or any Intermediate Company (or any similar transaction);

          (f) the acquisition of assets or businesses of any Person by the Company or any Intermediate Company the purchase price for which exceeds US$100 million or which would be reasonably likely to delay the Unwind Date;

          (g) the sale, assignment, transfer, lease, sublease, charge, mortgage, pledge, grant of security interest in, sublicense or other disposition of any material license of the Company or any Intermediate Company;

          (h) the sale, assignment, transfer, lease, sublease, mortgage, pledge, grant of security interest in, license or other disposition of any assets of the Company or any Intermediate Company the value of which assets exceeds US$50 million;

          (i) (i) any incurrence, assumption or issuance by the Company or any Intermediate Company of Indebtedness (A) if, after giving effect to such incurrence, assumption or issuance (including the application of the net proceeds therefrom), the Company's or any Intermediate Company's ratio of Indebtedness to shareholders' equity (based upon book value) would exceed, as of the date of determination, 2.34:1, or (B) in excess of US$50 million, (ii) the guaranteeing of any Indebtedness of any Subsidiary of the Company in excess of US$50 million, or (iii) the guaranteeing of any Indebtedness of any other Person;

          (j) the entering by the Company or any Intermediate Company into of any agreement, arrangement or transaction with any Affiliate of the Company or any Shareholder or any Affiliate of any Shareholder or Sponsor Party;

          (k) any amendment to the Memorandum of Association of the Company or these Bye-Laws or to the Memorandum of Association and Bye-Laws (or similar instruments) of any Intermediate Company;

          (l)  the establishment or termination of any committee of the Board;

          (m) the commencement, settlement, payment, discharge or satisfaction of any litigation, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) by the Company or any Intermediate Company other than where such litigation, claim, liability or obligation is only for money damages that do not exceed US$50 million;

          (n) the declaration or payment of dividends or distributions on or with respect to any Capital Stock of the Company or any Intermediate Company;

          (o) except as otherwise permitted by the Business Plan, approving any capital expenditure by the Company or any Intermediate Company which exceeds, individually or in the aggregate, US$25 million;

          (p) approving any matter to be voted upon at any meeting of the Members of the Company;

          (q) instructing the Company with respect to the voting of the shares of any Intermediate Company held directly or indirectly by the Company with respect to any matter listed in clause (b) and clauses (d) through (p) above and clause (t) below;

          (r) requesting payment under the Promissory Notes or reducing the principal amount of the Promissory Notes prior to the stated maturity of such Promissory Notes (which, in each case, shall be effected on a pro rata basis based on the initial principal amount of each Promissory Note);

          (s) approving the operation of the Company in any manner contrary to the first sentence of Section 5.14(a) of the Shareholders Agreement; and

          (t) the taking of any action, directly or indirectly, in contemplation of any of the foregoing; PROVIDED THAT, for the avoidance of doubt, no such action shall impede the exercise by any Person that controls any Regulated Opco of its voting rights with respect to such Regulated Opco.

12.  Nomination of Directors

     (1) (a) Subject to subclause (b) below, each of BCI Investments and AM Latin America shall be entitled to nominate for election three (3) directors to the Board for so long as BCI Investments or AM Latin America, as the case may be, holds at least twenty percent (20%) of the Outstanding Shares; PROVIDED THAT neither BCI Investments nor AM Latin America may exercise such right at any time when it is a Defaulting Shareholder. If at any time either BCI Investments or AM Latin America shall hold less than twenty percent (20%) of the Outstanding Shares, BCI Investments or AM Latin America, as the case may be, shall forfeit its right to nominate three (3) directors for election to the Board pursuant to this subclause (a); PROVIDED THAT, subject to subclause (b) below, if: (A) at any time subsequent to forfeiting such right, either BCI Investments or AM Latin America, as the case may be, holds at least 20% of the Outstanding Shares of the Company, and (B) BCI Investments or AM Latin America, as the case may be, has not previously transferred its right to nominate three (3) directors for election to the Board to a Veto Transferee pursuant to Bye-law 65, then BCI Investments or AM Latin America, as the case may be, shall regain its right to nominate three (3) directors for election to the Board pursuant to this subclause (a).

          (b) At any time when SBCI Brazil Holding shall have the right to nominate one (1) director for election to the Board pursuant to clause (2) below or two (2) directors for election pursuant to subclause (c) below, each of BCI Investments and AM Latin America shall be entitled to nominate two (2) directors for election to the Board for so long as it holds at least twenty percent (20%) of the Outstanding Shares; PROVIDED THAT no such Shareholder may exercise such right at any time when it is a Defaulting Shareholder. If at any time either BCI Investments or AM Latin America shall hold less than twenty percent (20%) of the Outstanding Shares, BCI Investments or AM Latin America, as the case may be, shall forfeit its right to nominate two (2) directors for election to the Board pursuant to this subclause
               (b); PROVIDED THAT if: (A) at any time subsequent to forfeiting such right, either BCI Investments or AM Latin America, as the case may be, holds at least 20% of the Outstanding Shares, (B) at such time SBCI Brazil Holding has the right to nominate one (1) director for election to the Board pursuant to clause (2) of this Bye-law 12 or two (2) directors for election to the Board pursuant to subclause (c) below, and (C) BCI Investments or AM Latin America, as the case may be, has not previously transferred its right to nominate two (2) directors for election to the Board to a Veto Transferee pursuant to Bye-law 65, then BCI Investments or AM Latin America, as the case may be, shall regain its right to nominate (2) directors for election to the Board pursuant to this subclause (b).

          (c) If at any time after the date hereof, SBCI Brazil Holding holds twenty percent (20%) or more of the Outstanding Shares (the date on which such interest is acquired, the "Two Director Date"), it shall be entitled to nominate two (2) directors for election to the Board for so long as it continues to hold at least twenty percent (20%) of the Outstanding Shares; PROVIDED THAT SBCI Brazil Holding may not exercise such right at any time when it is a Defaulting Shareholder. If at any time prior to the Two Director Date SBCI Brazil Holding shall hold less than ten percent (10%) of the Outstanding Shares, or if at any time after the Two Director Date SBCI Brazil Holding shall hold less than twenty percent (20%) of the Outstanding Shares, it shall forfeit its right to nominate two (2) directors for election to the Board pursuant to this subclause (c); PROVIDED THAT if: (A) at any time subsequent to forfeiting such right, SBCI Brazil Holding holds at least 20% of the Outstanding Shares, and (B) SBCI Brazil Holding has not previously transferred its right to nominate two (2) directors for election to the Board to a Veto Transferee pursuant to Bye-law 65, then SBCI Brazil Holding shall regain its right to nominate two (2) directors for election to the Board pursuant to this subclause (c).

     (2) Each of BCI Investments and AM Latin America shall be entitled hereunder to nominate one (1) director for election to the Board for so long as it holds at least ten percent (10%) of the Outstanding Shares; PROVIDED THAT neither BCI Investments nor AM Latin America may exercise such right at any time when it is a Defaulting Shareholder. If at any time such Initial Shareholder shall hold less than ten percent (10%) of the Outstanding Shares, it shall forfeit such right; PROVIDED THAT if: (i) at any time subsequent to forfeiting such right, either BCI Investments or AM Latin America, as the case may be, holds at least 10% of the Outstanding Shares of the Company, and (ii) BCI Investments or AM Latin America, as the case may be, has not previously transferred its right to nominate one (1) director for election to the Board to a Director Transferee pursuant to Bye-law 66 or its right to nominate two (2) or three (3) directors for election to the Board to a Veto Transferee pursuant to Bye-law 65, then BCI Investments or AM Latin America, as the case may be, shall regain its right to nominate one (1) director for election to the Board pursuant to this clause (2). Subject to the immediately succeeding sentence, if at any time after the date hereof, SBCI Brazil Holding increases its ownership interest in the Company such that it holds fifteen percent (15%) or more of the Outstanding Shares (the date on which such interest is acquired, the "One Director Date"), SBCI Brazil Holding shall be entitled to nominate one (1) director for election to the Board for so long as it continues to hold at least ten percent (10%) of the Outstanding Shares; PROVIDED THAT SBCI Brazil Holding may not exercise such right at any time when it is a Defaulting Shareholder. If at any time SBCI Brazil Holding shall hold less than ten percent (10%) of the Outstanding Shares, it shall forfeit its right to nominate one (1) director for election to the Board pursuant to this clause (2); PROVIDED THAT if: (i) at any time subsequent to forfeiting such right, SBCI Brazil Holding holds at least 10% of the Outstanding Shares of the Company, and (ii) SBCI Brazil Holding has not previously transferred its right to nominate one (1) director for election to the Board to a Director Transferee pursuant to Bye-law 66 or its right to nominate two (2) directors for election to the Board to a Veto Transferee pursuant to Bye-law 65, then SBCI Brazil Holding shall regain its right to nominate (1) director for election to the Board pursuant to this clause (2). The rights granted to each Initial Shareholder pursuant to this clause (2) shall not be effective with respect to any Initial Shareholder that has the right to nominate two (2) or more directors for election to the Board pursuant to clause
(1) above, or that has transferred its rights under clause (1) above pursuant to Bye-law 65.

     (3) No failure to nominate or elect a director at an annual or special general meeting of the Company shall prevent any Shareholder from thereafter nominating a director to fill such vacancy or shall constitute a waiver of such party's rights under this Bye-law 12.

     (4) Except as otherwise provided in these Bye-laws, all Directors shall be nominated by Members holding a majority of Outstanding Shares entitled to vote generally in the election of Directors.

13.  Number of Directors

     (1) Subject to Subclause (2) below, the Board shall consist of six directors, with three directors nominated by BCI Investments and three directors nominated by AM Latin America. Such directors shall be elected or appointed at the annual general meeting or at any special general meeting called for the purpose and shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed, their resignation or removal in accordance with these Bye-laws, or their office is otherwise vacated, and, except as otherwise provided herein, any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

     (2) If at any time a Shareholder shall hold more than fifty percent (50%) of the Outstanding Shares, the number of directors on the Board shall be increased to such number as to permit such Shareholder to nominate a majority of the directors of the Board; PROVIDED THAT any increase in the number of directors on the Board pursuant to this clause (2) shall be effected without detriment to the rights of Shareholders under Bye-law 12. Upon the occurrence of the One Director Date, if the number of directors on the Board is six (6) and there are two Veto Shareholders, the number of directors on the Board shall be decreased to (5). Thereafter, the number of directors on the Board shall be increased by one (1) member to a total of six (6) members if the number of Veto Shareholders is increased to three (3).

14.  Defects in appointment of Directors

     Subject to Bye-law 60, all acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

15.  Alternate Directors

     (1) Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative; PROVIDED THAT such person shall not be counted more than once in determining whether or not a quorum is present.

     (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

     (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director.

16. Removal of Directors

     (1) Subject to any provision to the contrary in these Bye-laws, including, without limitation, clause (2) below, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, PROVIDED THAT notice of the meeting convened for the purpose of removing a Director shall be delivered to such Director not less than three (3) days before the meeting and contain a statement of such intention.

     (2) In the event that (a) the percentage of Outstanding Shares held by any Initial Shareholder is reduced from twenty percent (20%) or greater to below twenty percent (20%) (but such percentage is equal to or exceeds ten percent (10%) of the Outstanding Shares), and as a result such Initial Shareholder shall forfeit its existing rights under clause 1(a) of Bye-law 12 (and its rights under clause 1(b) of Bye-law 12 become effective), or (b) the percentage of Outstanding Shares held by (x) BCI Investments or AM Latin America is reduced from a percentage that is less than twenty percent (20%) but at least ten percent (10%) to less than ten percent (10%) of the Outstanding Shares, or (y) SBCI Brazil Holding is reduced after the One Director Date from a percentage that is less than twenty percent (20%) but at least ten percent (10%) to less than ten percent (10%) of the Outstanding Shares, and, in either case, as a result such Initial Shareholder shall forfeit its existing rights under clause
(2) of Bye-law 12, upon the written request of any Shareholder, the office of one (1) Director nominated by such Initial Shareholder (or if the case of subclause (a) arises prior to the earlier of the One Director Date or the Two Director Date, the offices of two (2) directors nominated by such Initial Shareholder) and specified in such request shall be vacated in accordance with Bye-law 17(5). Any replacement for such removed director shall be nominated and elected as provided in Bye-law 17(3).

     (3) In the event that the percentage of Outstanding Shares held by any Initial Shareholder is reduced from twenty percent (20%) or greater to less than ten percent (10%) of the Outstanding Shares, and as a result such Initial Shareholder shall forfeit its existing rights under clause (1) of Bye-law 12 and potential rights under clause (2) of Bye-law 12, upon the written request of any Shareholder, the offices of two (2) of the directors nominated by such Initial Shareholder (or, prior to the occurrence of the earlier of the One Director Date or the Two Director Date, the offices of three (3) directors nominated by such Initial Shareholder) and specified in such request shall be vacated in accordance with By-law 17(5). Any replacements for such removed directors shall be nominated and elected as provided in Bye-law 17(3).

     (4) In the event that the number of directors on the Board is reduced to five (5) pursuant to clause (2) of Bye-Law 13, or if the Two Director Date occurs on or prior to the One Director Date, the respective offices of one (1) of the directors nominated by each Veto Shareholder shall be vacated in accordance with Bye-law 17(5).

     (5) For so long as any Shareholder is a Defaulting Shareholder, any other Shareholder may request in writing the removal of the directors nominated by such Defaulting Shareholder pursuant to Bye-law 12. Upon such request, the offices of such Directors shall be vacated in accordance with Bye-law 17(5). Any replacements for such directors shall be nominated and elected as provided in Bye-law 17(3).

17.  Vacancies on the Board

     (1) In the event that a vacancy is created on the Board at any time by death, disability, retirement, resignation, disqualification or removal of any director (other than removal pursuant to clauses (2), (3) or (5) of Bye-law 16), the Shareholder that nominated such director shall have the right to nominate a replacement director to fill such vacancy. In the event a Shareholder having the right to nominate a replacement Director shall not have nominated a replacement Director to fill such vacancy at the time of the next following meeting of the Board, the other Shareholders shall have the right to nominate a Director to serve on the Board until such Shareholder shall nominate a replacement, and such nominee shall be elected as a Director.

     (2) Subject to any provision to the contrary in these Bye-laws, a vacancy on the Board created by the removal of a Director may be filled by the Members at the meeting at which such Director is removed.

     (3) Subject to the provisions of Bye-laws 65 and 66, in the event that a vacancy is created on the Board at any time by the removal of any Director or Directors pursuant to clauses (2), (3) or (5) of Bye-law 16, the determination as to which Shareholder or Shareholders shall have the right to nominate a replacement Director or Directors to fill such vacancy shall be made on the basis that representation on the Board shall be proportionate to each Shareholders' percentage holdings of the Outstanding Shares, subject to the rights of any Shareholder under Bye-law 12.

     (4) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

     (5) The office of Director shall be vacated if the Director:

          (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies;

          (d)  resigns his or her office by notice in writing to the Company; or

          (e)  ceases to hold office by application of Bye-law 16.

18.  Notice of meetings of the Board

     (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

     (2) Notice of a meeting of the Board shall be given to each Director at least two days prior to such meeting and shall be given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose. Any Director may consent to a shorter notice period for any meeting.

19. Quorum at meetings of the Board

     A majority of Directors shall be present at any meeting of the Board, with at least one Director nominated by each Veto Shareholder present, in order to constitute a quorum for the transaction of business at such meeting; PROVIDED THAT no Director nominated by a Veto Shareholder that is a Defaulting Shareholder need be present in order to constitute a quorum for the transaction of business at such meeting; PROVIDED FURTHER THAT in the event a quorum is not present at any meeting of the Board at which the transaction of business does not require a Qualified Vote pursuant to these Bye-laws, or at which certain matters require a Qualified Vote and certain matters do not require a Qualified Vote, then those matters not requiring a Qualified Vote shall be postponed to a Board meeting to be held on the date that is five (5) Business Days after the date on which the meeting was to be held, at which meeting the presence of a majority of Directors shall constitute a quorum for the transaction of such business that does not require a Qualified Vote pursuant to these Bye-laws.

20.  Meetings of the Board

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit; PROVIDED THAT meetings of the Board shall be held at least quarterly. Meetings of the Board shall not be held in Mexico; PROVIDED THAT any Director may participate in telephonic meetings while present in Mexico if a majority of the Directors participating in such meeting are outside of Mexico.

     (2) Directors may participate in any meeting of the Board by means of such telephone or video conference facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) Subject to any provision to the contrary in these Bye-laws, including, without limitation, Bye-laws 11 and 46, a resolution put to the vote at a duly convened meeting of the Board shall be carried by the affirmative votes of a majority of the Directors present and entitled to vote on the action then being considered, and in the case of an equality of votes the resolution shall fail.

     (4) The provisions of the last sentence of Section 5.05(b) and the last sentence of Section 5.05(e) of the Shareholders Agreement are hereby incorporated by reference in their entirety in these Bye-laws.

21.  Unanimous written resolutions

     A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

22.  Contracts and disclosure of Directors' interests

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED THAT nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director (other than a Director nominated by a Defaulting Shareholder) may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23. Remuneration of Directors

     The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

24.  Officers of the Company

     The Officers of the Company shall include a Chief Executive Officer, Chief Financial Officer, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

25.  Appointment of Officers

     During the term of the Shareholders Agreement, the Chief Executive Officer and the Chief Financial Officer shall be selected by mutual agreement of the Veto Shareholders; PROVIDED THAT for so long as AM Latin America is a Veto Shareholder, AM Latin America shall have the sole right to nominate the Chief Executive Officer, and for so long as BCI Investments is a Veto Shareholder, BCI Investments shall have the sole right to nominate the Chief Financial Officer. The Chairman and Deputy Chairman shall be appointed in accordance with Bye-law 4.

26.  Remuneration of Officers

     The Officers shall receive such remuneration as the Board may from time to time determine.

27.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be directed to them by the Board from time to time. Notwithstanding the foregoing, the Chief Executive Officer shall be responsible solely for overseeing the implementation of the decisions of the Board by other officers of the Company and for proposing resolutions for consideration of the Board. The Chief Executive Officer and Chief Financial Officer shall report to the Board, and shall nominate the remaining senior management of the Company for appointment by the Board and shall nominate the senior management of the Intermediate Companies; PROVIDED THAT, for the avoidance of doubt, members of senior management so nominated at any Intermediate Company shall receive instructions solely from the board of directors of the Intermediate Company to which such persons are appointed as manager.

28.  Removal of Chief Executive Officer and Chief Financial Officer

     Upon the written request of Shareholders that hold, in the aggregate, a majority of the Equity Interests of the Company, either the Chief Executive Officer or the Chief Financial Officer of the Company shall be removed. Any replacement for such removed Officer shall be nominated and appointed in accordance with Bye-law 25.

29.  Chairman of meetings

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence the Deputy Chairman, if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

30. Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

31.  Obligations of Board to keep minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of senior managers and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

32.  Indemnification of Directors and Officers of the Company

     The Directors, Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and other Officers (such term to include, for the purposes of Bye-laws 32 and 33, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

33.  Waiver of claim by Member

     Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

34.  Notice of annual general meeting; Postponement of Meetings

     (1) The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chief Executive Officer or any two Directors or any Director and the Secretary or the Board shall appoint. At least ten (10) Business Days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

     (2) The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

35.  Notice of special general meeting

     The Board may convene a special general meeting of the Company whenever by decision of a majority of the Board such a meeting is required by Law or is required pursuant to Bye-law 46, upon not less than ten (10) Business Days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

36.      Accidental omission of notice of general meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

37.  Meeting called on requisition of Members

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

38.  Short notice

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

39.  Quorum for general meeting

     Shareholders holding a majority of the Outstanding Shares entitled to vote (which majority shall include each Veto Shareholder) shall be present at any meeting of the Members in order to constitute a quorum for the transaction of business at such meeting; PROVIDED THAT no Veto Shareholder that is a Defaulting Shareholder need be present at any meeting of the Members in order to constitute a quorum for the transaction of business at such meeting (and any Shares held by any such Defaulting Shareholder shall not be considered "entitled to vote" for these purposes); PROVIDED FURTHER THAT in the event any Veto Shareholder (other than a Defaulting Shareholder) is not present at any duly called meeting of Shareholders at which the transaction of business does not require a Qualified Vote pursuant to these Bye-laws, or at which certain matters require a Qualified Vote and certain matters do not require a Qualified Vote, then any matter to be submitted to a vote of Members at such meeting that does not require a Qualified Vote shall be postponed to a meeting of Members to be held on the date that is five Business Days after the date on which the original meeting was to be held, at which meeting the presence of Shareholders holding a majority of the Outstanding Shares shall constitute a quorum for the approval of those matters not requiring a Qualified Vote.

40.  Adjournment of meetings

     The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.  Attendance at meetings

     Members may participate in any general meeting by means of such telephone or video conference facilities so as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

42.  Written resolutions

     (1) Subject to clause (6) below, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6) This Bye-law shall not apply to

          (a)  a resolution passed pursuant to Section 89(5) of the Act, or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

43.  Attendance of Directors

     The Directors of the Company shall, upon written request deposited at the registered office of the Company, be entitled to receive notice of and to attend and be heard at any general meeting.

44.  Voting at meetings

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail. Notwithstanding the foregoing, any action of the Company that is required by Law to be approved by the Members or that requires a Qualified Vote pursuant to Bye-law 11 shall require the approval of each Veto Shareholder (other than a Defaulting Shareholder), and any of the matters set forth in Bye-law 46 shall require the approval of each Initial Shareholder (other than a Defaulting Shareholder) holding at least ten percent (10%) of the Outstanding Shares.

     (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

     (3) Any Sale of Shares not permitted by the provisions of these Bye-laws shall result in the loss of all voting rights of the Shares that were the subject of such Sale, and no Member holding such Shares shall be entitled to vote at any general meeting.

     (4) The provisions of the last sentence of Section 5.05(b) and the last sentence of Section 5.05(e) of the Shareholders Agreement are hereby incorporated by reference in their entirety in these Bye-laws.

45.  Voting on show of hands

     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in Person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

46. Other Matters Requiring a Special Vote

     Notwithstanding any other provision of these Bye-laws and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall not take any action without the affirmative vote of each Initial Shareholder holding at least ten percent (10%) of the Outstanding Shares with respect to the following actions:

          (a) a material change in the nature or scope of the business or corporate strategy of the Company or any Intermediate Company or the entering into a joint venture or similar strategic alliance by any thereof with any Person; and

          (b) the winding up or dissolution of the Company or any Intermediate Company; the adoption of a plan of liquidation of the Company or any Intermediate Company; any action by the Company or any Intermediate Company to commence any suit, case, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any Intermediate Company, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any Intermediate Company or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any Intermediate Company, or for all or any part of its assets, or making a general assignment for the benefit of the creditors of the Company or any Intermediate Company;

     PROVIDED THAT the affirmative vote of any Initial Shareholder holding at least ten percent (10%) of the Outstanding Shares shall not be required if such Initial Shareholder, at the time of such vote, is a Defaulting Shareholder, and such Initial Shareholder need not be present at a meeting of the Shareholders, in order to achieve a quorum for a meeting to take action on any of the matters specified in this Bye-law 46.

47.  Decision of chairman

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

48.  Demand for a poll

     (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

          (a)  the chairman of such meeting; or

          (b)  at least three Members present in Person or represented by proxy;
               or

          (c) any Member or Members present in Person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

          (d) any Member or Members present in Person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     (2) Where, in accordance with the provisions of clause (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in clause (4) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of clause (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

49.  Seniority of joint holders voting

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

50.  Instrument of proxy

     The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

51. Representation of corporations at meetings

     A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

52. Rights of shares

     (1) Subject to any resolution of the Members to the contrary and to the terms and conditions of Series C Shares (as hereinafter defined) and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall consist of 48,000 shares which, prior to June 30, 2001, shall be comprised of two (2) classes: (a) one class of 46,309.858 common shares with a par value of US$1.00 per share (the "Common Shares") and (b) one class of 1,690.142 preferred shares, Series C, par value US$1.00 per share (the "Series C Shares"). From and after June 30, 2001, the share capital of the Company shall consist of a single class of 46,309.858 Common Shares plus such number of Common Shares into which any Series C Shares have been converted in accordance with these Bye-laws.

     (2) The holders of Common Shares shall, subject to the provisions of these Bye-laws:

          (a) be entitled to one vote per share and, for so long as the Series C Shares are outstanding, to vote with the Series C Shares as if a single class in all matters including discontinuation of the Company to another jurisdiction, except as otherwise provided in these Bye-laws;

          (b) be entitled to effect a Sale of Shares only in accordance with the provisions of these Bye-laws and the Shareholders Agreement;

          (c)  be entitled to the rights set forth in Bye-law 61;

          (d) be entitled to such dividends as the Board may from time to time declare;

          (e) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (f) generally be entitled to enjoy all of the rights attaching to shares.

     (3) The holders of Series C Shares shall, subject to the provisions of these Bye-laws, have the following rights:

          (a) Voting Rights. Each Series C Share entitles the holder to one (1) vote at all meetings of the Members of the Company (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to these bye-laws).

          (b) Subject to clauses (d), (f) and (g) below, the holders of the Series C Shares are entitled to receive, as and when declared by the Board, non-cumulative dividends at a fixed rate of 0.5 percent per month calculated on the Series C Amount of each such share. These dividends are payable in money, property or by the issue of fully paid shares of any class of the share capital of the Company, at the option of the Company. The holders of the Series C Shares are not entitled to any dividend in excess of these dividends. These dividends are payable always in preference and priority to any payment of dividends on the common shares or any other shares ranking junior to the Series C Shares.

          (c) Liquidation, Dissolution and Winding-up. This provision applies in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among Members for the purpose of winding-up its affairs. In this event, subject to clauses (d), (f) and (g) below, the holders of the Series C Shares are entitled to receive for each Series C Share an amount equal to the Series C Amount plus all declared and unpaid dividends on each such Series C Share. The holders are not entitled to share any further in the distribution of the property or assets of the Company. This distribution is payable in preference and priority to any distribution of the property or assets of the Company to the holders of the Common Shares or any other shares ranking junior to the Series C Shares.

          (d) Redemption. A holder of Series C Shares shall be entitled to redeem all or any part of the Series C Shares registered in the name of such holder on any date (a "Redemption Date") which is June 30, 2001, or which is any prior date on which the holder proposes to make a payment in whole or in part of the principal amount of the Redeemable and Exchangeable Promissory Note, Series B issued by BCI Investments on November 16, 2000, with a principal amount of USD$275,000,000 (the "Special Note, Series B"); PROVIDED THAT a holder shall have no such redemption rights under this clause (d) and the Company shall not be required to redeem any Series C Shares (i) if the principal amount of the Special Note, Series B has been paid in full or (ii) to the extent that the number of Series C Shares sought to be redeemed on a particular Redemption Date multiplied by the Redemption Price Per Share is greater than the outstanding principal amount of the Special Note, Series B as of that Redemption Date. The holder will exercise this right by delivering to the Company at its registered office, on or before noon Bermuda time on a Redemption Date, the share certificates representing the Series C Shares to be redeemed along with a notice specifying the number of Series C Shares that the registered holder desires to have redeemed by the Company on that Redemption Date. Upon receipt of such a notice, the Company shall redeem the Series C Shares specified in such notice, with effect as of noon Bermuda time on that Redemption Date, by at its option either (i) paying cash in the amount of USD$162,708.222149 per share (the "Redemption Price Per Share") or (ii) canceling an equal amount of indebtedness of the holder under the Special Note, Series C. Notwithstanding the above, the Company will only be obliged to redeem Series C Shares so tendered for redemption on a particular Redemption Date to the extent that this redemption would not be contrary to any applicable law, and if the redemption of any such Series C Shares would be contrary to any applicable law, the Company will only be obliged to redeem such Series C Shares to the extent that moneys applied to the redemption will be an amount (rounded to the next lower multiple of one hundred United States dollars (USD$100.00)) that it would not be contrary to such law for the Company to pay. In this case the Company will pay to each holder his pro rata share of the allocable redemption proceeds. If less than all of the Series C Shares represented by any certificate are redeemed on a particular Redemption Date, a new certificate for the balance will be issued to the holder by the Company.

          (e) Series C Amount. For the purposes of the above paragraph (c), the "Series C Amount" of each Series C Share will be an amount equal to the aggregate of, if the Series C Share was issued for money or a promissory note, the monetary consideration received by the Company, including for these purposes the amount of any promissory note received by the Company, upon the issuance of the Series C Share (denominated in the currency in which the consideration was received by the Company) or, if the Series C Share was issued for a consideration other than money or a promissory note, the fair market value of the consideration received by the Company (including, without limitation, shares of another class of the Company) upon the issuance of the Series C Share, in each case less (iii) all amounts paid in respect of the Series C Share on account of reductions of stated capital.

          (f) Optional Conversion. Subject to clause (g) below, a holder of Series C Shares will be entitled to convert into Common Shares at any time all, or from time to time any part, of the Series C Shares registered in the name of the holder, at a ratio of one Common Share for each Series C Share so converted. The holder will exercise this right by tendering to the Company at its registered office the share certificate(s) representing the Series C Share(s) that the registered holder desires to have so converted together with a notice in writing, a copy of which shall be sent to the other holders of Common Shares, specifying
               (i) the number of Series C Shares that the registered holder desires to have so converted and (ii) the Business Day (in this paragraph referred to as the "Series C Conversion Date") on which the holder desires to have such Series C Shares so converted. Upon receipt by the Company of the share certificate(s) representing such Series C Share(s) together with this notice, each Series C Share specified in this notice will on the Series C Conversion Date automatically be converted into, and shall thereupon become, one validly issued and outstanding, fully-paid Common Share. From and after this date the Series C Shares tendered to the Company cease to be entitled to dividends and their holders are not entitled to exercise any of the rights of the holders of Series C Shares. If less than all of the Series C Shares represented by any certificate are converted, a new certificate for the balance will be issued.

          (g) Mandatory Conversion. As of 5:00 p.m. in Bermuda on June 30, 2001, each issued and outstanding Series C Share shall automatically be converted into, and shall thereupon become, one validly issued and outstanding, fully-paid Common Share, and the Company shall on that date issue to each registered holder of the Series C Shares a certificate representing the Common Shares into which the Series C Shares held by such registered holder are so converted, and the holders of the Series C Shares shall immediately tender the certificates representing all of the outstanding Series C Shares to the Company From and after 5:00 p.m. in Bermuda on June 30, 2001 the Series C Shares shall cease to be entitled to dividends or any other distribution and their holders are not entitled to exercise any of the rights of the holders of Series C Shares.

          (h)  Amendments. No change to any of the provisions of clauses (a) to
               (g) or of this Bye-law 52(3) will have any force or effect until it has been approved by either (i) a majority of not less than two-thirds (2/3) of the votes cast by the holders of the Series C Shares, voting separately as a class at a meeting of such holders specially called for that purpose, or (ii) a resolution in writing signed by all the holders of the Series C Shares. This approval is in addition to any other approval required by the Act.

          (i) No rights after cancellation or conversion. In the event of any redemption by the Company or at the option of the holder or any redemption or purchase by the Company or conversion or any other event which would result in the cancellation of the Series C Shares, the holder of the Series C Shares shall cease to have any rights or preferences in the Series C Shares.

53.  Power to issue shares

     (1) Subject to these Bye-laws, including without limitation Bye-law 11, and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

     (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

     (4) Subject to Bye-law 11, the Company may from time to time do any one or more of the following things:

          (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

54. Variation of rights, alteration of share capital and purchase of shares of the Company

     (1) Subject to Bye-law 11 and, for the avoidance of doubt, Bye-law 54(2), and subject to the provisions of Sections 42 and 43 of the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

     (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (3) Subject to Bye-law 11, the Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act; PROVIDED, HOWEVER, that any such purchase shall be pro rata based on the percentage of Outstanding Shares held by each Member.

55. Registered holder of shares

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares, unless the Company is otherwise notified in writing by any of such joint holders prior to the payment of such dividend.

56.  Death of a joint holder

     Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.  Share certificates

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

58.  Calls on shares

     (1) Subject to clause (r) of Bye-law 11, the Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) Subject to clause (r) of Bye-law 11, the Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

59. Forfeiture of shares

     (1) Without limiting any rights of the Company under Bye-law 60, if any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

60.  Defaulting Shareholders

     (1) If any Shareholder (a "Defaulting Party") fails to make payment with respect to or perform any Outstanding Obligation or any share issuance approved in accordance with these Bye-laws and in respect of which such Shareholder has agreed to subscribe pursuant to Bye-law 61 within ten (10) Business Days of the date due (the "Due Date"), interest shall accrue on any unpaid amount or, in the case of AM Latin America's Outstanding Obligation to contribute the Techtel Amount (as defined in the Joint Venture Agreement) to the Company pursuant to
Section 2.03(c) of the Joint Venture Agreement, on the value attributed to such obligation (the "Default Amount") at a rate per annum of 200%, or, if lower, the maximum rate permitted by applicable law (the "Default Rate") from the Due Date until the date paid in full together with all interest accrued thereon (based on the actual number of days elapsed over a 360-day year).

     (2) Any Shareholder (an "Advancing Party") may upon written notice to the other Shareholders and the Company, advance all or a portion of the Default Amount in lieu of the Defaulting Party. If more than one Shareholder provides such a notice, such Shareholders shall have the right to fund their pro rata portion of the Default Amount, based on the percentage of Outstanding Shares held by such Shareholders, or such other portion as may be agreed by such Shareholders. In the event that any Shareholder advances all or a portion of the Default Amount in lieu of a Defaulting Party, the obligation of the Defaulting Party to make payment to the Company of the Default Amount, together with accrued interest, shall be deemed assigned to the Advancing Party or Parties in proportion to the percentage of the Default Amount advanced by such Advancing Party.

     (3) In the event that the Defaulting Party has not made payment in full of the Default Amount, together with all accrued interest, or performed its Outstanding Obligations and paid all accrued interest owed thereunder, to the Company or the Advancing Parties, as appropriate, within one hundred eighty
(180) days after the Due Date, the Company shall issue new Shares to the Advancing Parties and, in the case of a default by a Defaulting Shareholder under its Promissory Note, or, if applicable, its Special Notes, purchase, for a total amount of US$1.00, an equal number of Shares previously issued to the Defaulting Party in amounts sufficient to dilute the Equity Interests of the Defaulting Party in the Company, and reflecting (i) any advances made by Advancing Parties, (ii) amounts paid by other Shareholders pursuant to the Outstanding Obligations or share issuance, as the case may be, (iii) all interest accrued on the Default Amount pursuant to clause (1) of this Bye-law 60, (iv) the fair market value of the Company at the Due Date, as determined in accordance with clause (4) below, and (v) Equity Interests, if any, issued to the other Shareholders at the time of such payment. The consideration for such repurchase shall be the release of the Defaulting Shareholder from its obligations under the Promissory Note to repay the Default Amount. All Shareholders will be deemed to have consented to such issuance of Shares. For the purpose of effecting a purchase of Shares in accordance with this subclause
(c), each Shareholder hereby irrevocably appoints the Company to be its attorney, and in its name and on its behalf to do all acts and things, execute any document or complete any transfer that the Company may require in order to complete such purchase, and each Shareholder hereby agrees to ratify and confirm any act of the Company in connection therewith. Notwithstanding any such issuance of Shares, all interest accrued on the Default Amount pursuant to clause (1) of this Bye-law 60 at the time of such issuance (the "Default Interest Amount") shall be deemed due and owing by the Defaulting Shareholder to the Company and interest shall accrue on the Default Interest Amount at the Default Rate until the Default Interest Amount, together with all interest accrued thereon, is paid in full.

     (4) For purposes of the preceding clause (3), the fair market value of the Company shall be determined in accordance with the following procedure. Within ten (10) Business Days following the 180-day period referred to in clause (3) above, the Defaulting Party shall select one of the investment banks listed in
Schedule 5.13 to the Shareholders Agreement, and the Company shall select one of the investment banks listed in such Schedule 5.13. In the event that none of the investment banks listed in Schedule 5.13 to the Shareholders Agreement accepts an engagement from the Defaulting Party or the Company, as the case may be (through no fault of the Defaulting Party or the Company, as the case may be) and there are no other investment banks listed in such Schedule 5.13 from whom such party may choose and which are prepared to accept selection or referral, as the case may be, the Defaulting Party or the Company, as the case may be, shall choose an investment banking firm of international standing in the United States which does not, and whose directors, officers, employees or Affiliates do not, have a direct or indirect material financial interest for its proprietary account in the Defaulting Party or the Company, as the case may be, or any of their respective Affiliates. Within thirty (30) days of its acceptance of such selection, each selected investment bank shall determine independently the fair market value of the Company and provide such valuation in writing to each of the Shareholders and the Company. If the difference between such two valuations is twenty percent (20%) or less, the fair market value of the Company shall be deemed to be the average of such two valuations. If the difference between such two valuations is greater than twenty percent (20%), and if the Defaulting Party and the Company are otherwise unable to agree which valuation is correct, within 270 days after the Default Date the matter shall be referred by the Company to the Company's accountants, which accountants shall select one of the two valuations as being closest to the fair market value of the Company as of the Default Date. Such accountants shall make such selection within thirty (30) days after such referral. The decision of such accountants shall be final, conclusive and binding on all parties, and shall not be subject to arbitration. All costs incurred by the non-defaulting Shareholders and the Company in connection with obtaining the valuations referred to above shall be borne by the Defaulting Party.

61.  Certain Issuances of New Securities

     (1) If the Company proposes to issue New Securities, other than pursuant to a bonus issue, an initial public offering or other pro rata distribution to Shareholders, the Shareholders shall have the right to purchase, in accordance with clause (2) below, New Securities which the Company proposes to issue pro rata, based on each Shareholder's Equity Interests in the Company.

     (2) In the event that the Company proposes to issue New Securities, subject to clause (1) above, the Company shall give each Shareholder a written notice (a "Notice of Issuance") of its intention, describing all material terms of the New Securities and the price and all material terms upon which the Company proposes to issue such New Securities. Each Shareholder shall have ten (10) Business Days from the date of the Notice of Issuance to agree to purchase all or any portion of its pro rata share of such New Securities; PROVIDED THAT if the Company is proposing to issue New Securities for consideration other than all cash, the Company shall accept from the Shareholders either non-cash consideration that is reasonably comparable to the non-cash consideration specified in the Notice of Issuance or cash in an amount equal to the fair market value of the non-cash consideration which shall be specified in the applicable Notice of Issuance. Any purchase by any Shareholder of New Securities shall be consummated on the date on which all other New Securities described in the applicable Notice of Issuance are issued.

                               REGISTER OF MEMBERS

62.  Contents of Register of Members

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

63.  Inspection of Register of Members

     The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

64.  Determination of record dates

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                          TRANSFER OF GOVERNANCE RIGHTS

65.  Transfer of Certain Veto Rights

     In connection with the transfer by an Initial Shareholder to any one Person of twenty percent (20%) or more of the Outstanding Shares in one or more transactions in accordance with these Bye-laws, such Initial Shareholder by prior written notice to the Company and all Shareholders, and upon transfer of such twenty percent (20%) interest, may transfer its existing right (if any) to nominate three (3) directors or, as the case may be, two (2) directors, to the Board as provided in clause (1) of Bye-law 12 to such Person (the "Veto Transferee"); PROVIDED THAT the right of an Initial Shareholder to regain the right to nominate three (3) directors or, as the case may be, two (2) directors, to the Board following a forfeiture of such right pursuant to clause (1) of Bye-law 12 shall not be transferable, and any purported transfer of such right to any Person shall be null and void. In the event such Initial Shareholder validly transfers its transferable rights under clause (1) of Bye-law 12, such rights may be subsequently transferred by any Veto Transferee, subject to the restrictions applicable to an Initial Shareholder under this Bye-law 65. On transferring such right, the transferring Initial Shareholder shall no longer have any rights it may have enjoyed under clause (2) of Bye-law 12 and, for the avoidance of doubt, clause (1) of Bye-law 12. Veto Transferees shall enjoy the rights, subject to the obligations of a Veto Shareholder under these Bye-laws and shall otherwise be subject to the obligations of a Shareholder under Section
4.06 of the Shareholders Agreement; PROVIDED THAT the rights of the transferring Initial Shareholder under Bye-law 12 may not be transferred to a Person listed in Schedule 3.13 to the Shareholders Agreement (or to any Affiliate or successor of any such Person) without the prior written consent of each Veto Shareholder. For the avoidance of doubt, in no event shall there ever be more than two (2) Veto Shareholders, except if SBCI Brazil Holding becomes a Veto Shareholder, in which case there shall never be more than three (3) Veto Shareholders.

66.  Transfer of Rights to Nominate Directors

     In connection with the transfer (x) by BCI Investments or AM Latin America at any time, or (y) by SBCI Brazil Holding after the earlier to occur of the One Director Date or the Two Director Date, to any one Person of less than twenty percent (20%) but more than ten percent (10%) of the Outstanding Shares in one or more transactions in accordance with these Bye-laws, such Initial Shareholder by prior written notice to the Company and all Shareholders, and upon transfer of such interest, may transfer to such Person (the "Director Transferee") its existing right (if any) to nominate one director to the Board set forth in clause (2) of Bye-law 12; PROVIDED THAT the right of an Initial Shareholder to regain the right to nominate one (1) director to the Board following a forfeiture of such right pursuant to clause (2) of Bye-law 12 shall not be transferable, and any purported transfer of such right to any Person shall be null and void. On transferring such right, the transferring Initial Shareholder (and any subsequent transferring Director Transferee) shall no longer have any rights it may have enjoyed under clause (2) of Bye-law 12 and, for the avoidance of doubt, clause (1) of Bye-law 12. In the event such Initial Shareholder validly transfers its transferable rights under clause (2) of Bye-law 12, such rights, in addition to all rights as a Shareholder, may be subsequently transferred by any subsequent Director Transferee, subject to the restrictions applicable to an Initial Shareholder under this Bye-law 66. The Director Transferee shall enjoy the rights, subject to the obligations, of the transferring Initial Shareholder under clause (2) of Bye-law 12 and Bye-laws 16, 17, 46 and 66, and shall otherwise be subject to the obligations of a Shareholder under Section 4.06 of the Shareholders Agreement; PROVIDED THAT the rights of the transferring Initial Shareholder under Bye-law 46 may not be transferred to a Person listed in Schedule 3.13 to the Shareholders Agreement (or to any Affiliate or successor of any such Person) without the prior written consent of each Veto Shareholder.

                               TRANSFER OF SHARES

67.  Instrument of transfer

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee; PROVIDED THAT, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

68.  Restriction on transfer

     (1) The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. The Board also shall refuse to register a transfer not in compliance with the provisions of these Bye-laws or the Shareholders Agreement.

     (2) If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

     (3) The provisions of Article IV of the Shareholders Agreement are hereby incorporated in their entirety into these Bye-laws.

69.  Transfers by joint holders

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

70.  Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

71.  Registration on death or bankruptcy

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

72.  Declaration of dividends by the Board

     The Board may, subject to these Bye-laws (including, without limitation, Bye-law 11), and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

73.  Other distributions

     Subject to these Bye-laws (including, without limitation, Bye-law 11), the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

74.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

75.  Deduction of Amounts due to the Company

     The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

76.  Issue of bonus shares

     (1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

77.  Records of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

78.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

79.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members within sixty (60) days of the end of each fiscal year. In addition to the foregoing, the Company shall prepare and deliver to each Member (i) monthly Interim Financial Statements for each fiscal month within thirty (30) days of the end of each fiscal month and (ii) quarterly Interim Financial Statements for each fiscal quarter within forty-five (45) days of the end of each fiscal quarter.

                                      AUDIT

80.  Appointment of Auditor

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

81.  Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

82.  Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

83.  Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

84.  Report of the Auditor

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3) The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                               NOTICES AND RECORDS

85.  Notices to Members of the Company

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

86.  Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to each of such persons.

87.  Service and delivery of notice

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

88.  Records and Correspondence

     All original records of the Company shall be maintained by the Company at the Company's offices in Bermuda, and the official address for correspondence to the Company shall be the Company's address in Bermuda.

                               SEAL OF THE COMPANY

89.  The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

90.  Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, PROVIDED THAT any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

91.  Winding-up/distribution by liquidator

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

92.  Alteration of Bye-laws

     No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a Qualified Vote in accordance with Bye-law 11.





                                     ******
                                       ***
                                        *

                         SCHEDULE - FORM A (Bye-law 50)
                         ------------------------------

                 ..............................................

                                    P R O X Y

I/We
of

the holder(s) of share(s) in the above-named company hereby appoint
............................ or failing him/her
................................... or failing him/her
.............................. as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the day of , 2000, and at any adjournment thereof.

Dated this            day of                  , 2000

*GIVEN under the seal of the Company
*Signed by the above-named

...............................................................


...............................................................
Witness

*Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 59)
                         ------------------------------

           NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL
           ---------------------------------------------------------

     You have failed to pay the call of [amount of call] made on the ...... day of ........, 2000 last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the ...... day of ........., 2000 last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ....... day of ........., 2000 last, on or before the ....... day of
     ........., 2000 next at the place of business of the Company the share(s)
     will be liable to be forfeited.

     Dated this ....... day of .............., 2000

     [Signature of Secretary]
     By order of the  Board

                         SCHEDULE - FORM C (Bye-law 67)
                         ------------------------------

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ......................................... [amount]

..............................................................[transferor]

hereby sell assign and transfer unto ........................[transferee]

of...........................................................[address]

..............................................................[number of shares]

shares of....................................................[name of Company]

                                                     ...........................
                                                             (Transferor)

Dated .....................




In the presence of:

...............................................................
                        (Witness)


                                                     ...........................
                                                             (Transferee)

In the presence of:

...............................................................
                        (Witness)

                         SCHEDULE - FORM D (Bye-law 71)
                         ------------------------------

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
----------------------------------------------------------
OF A MEMBER
-----------

          I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

           WITNESS our hands this ........ day of ..........., 2000

           Signed by the above-named                 )
           [person or persons entitled]              )
           in the presence of:                       )


           Signed by the above-named                 )
           [transferee]                              )
           in the presence of:                       )

                         AMENDED AND RESTATED BYE - LAWS

                                       of

                                 Ivey CLEC Ltd.

                                TABLE OF CONTENTS

1.     Interpretation.......................................................4
2.     Board of Directors..................................................11
3.     Management of the Company...........................................11
4.     Power to authorise specific actions;
       Power to delegate to a Committee....................................12
5.     Power to appoint attorney...........................................12
6.     Power to appoint and dismiss employees..............................12
7.     Power to borrow and charge property.................................12
8.     Exercise of power to purchase shares of or
       discontinue the Company.............................................13
9.     Board Decision on Qualified Matters.................................13
10.    Election of Directors...............................................15
11.    Defects in appointment of Directors.................................16
12.    Alternate Directors.................................................16
13.    Removal of Directors................................................17
14.    Vacancies on the Board..............................................18
15.    Notice of meetings of the Board.....................................18
16.    Quorum at meetings of the Board.....................................19
17.    Meetings of the Board...............................................19
18.    Unanimous written resolutions.......................................19
19.    Contracts and disclosure of Directors' interests....................20
20.    Remuneration of Directors...........................................20
21.    Officers of the Company.............................................21
22.    Appointment of Officers.............................................21
23.    Remuneration of Officers............................................21
24.    Duties of Officers..................................................21
25.    Chairman of meetings................................................22
26.    Register of Directors and Officers..................................22
27.    Obligations of Board to keep minutes................................22
28.    Indemnification of Directors and Officers
       of the Company......................................................23
29.    Waiver of claim by Member...........................................23
30.    Notice of annual general meeting....................................24
31.    Notice of special general meeting...................................24
32.    Accidental omission of notice of general meeting....................24
33.    Meeting called on requisition of Members............................24
34.    Short notice........................................................25
35.    Postponement of meetings............................................25
36.    Quorum for general meeting..........................................25
37.    Adjournment of meetings.............................................26
38.    Attendance at meetings..............................................26
39.    Written resolutions.................................................26
40.    Attendance of Directors.............................................27
41.    Voting at meetings..................................................28
42.    Voting on show of hands.............................................29
43.    Decision of chairman................................................29
44.    Demand for a poll...................................................29
45.    Seniority of joint holders voting...................................31
46.    Instrument of proxy.................................................31
47.    Representation of corporations at meetings..........................31
48.    Rights of shares....................................................32
49.    Redemption of Preference Shares.....................................33
50.    Power to issue shares...............................................34
51.    Variation of rights, alteration of share capital
       and purchase of shares of the Company...............................35
52.    Registered holder of shares.........................................36
53.    Death of a joint holder.............................................37
54.    Share certificates..................................................37
55.    Calls on shares.....................................................38
56.    Forfeiture of shares................................................38
57.    Contents of Register of Members.....................................39
58.    Inspection of Register of Members...................................39
59.    Determination of record dates.......................................39
60.    Instrument of transfer..............................................40
61.    Restriction on transfer.............................................40
62.    Transfers by joint holders..........................................41
63.    Representative of deceased Member...................................41
64.    Registration on death or bankruptcy.................................42
65.    Declaration of dividends by the Board...............................42
66.    Other distributions.................................................42
67.    Reserve fund........................................................43
68.    Deduction of Amounts due to the Company.............................43
69.    Issue of bonus shares...............................................43
70.    Records of account..................................................44
71.    Financial year end..................................................44
72.    Financial statements................................................44
73.    Appointment of Auditor..............................................45
74.    Remuneration of Auditor.............................................45
75.    Vacation of office of Auditor.......................................45
76.    Access to books of the Company......................................45
77.    Report of the Auditor...............................................46
78.    Notices to Members of the Company...................................46
79.    Notices to joint Members............................................46
80.    Service and delivery of notice......................................47
81.    The seal............................................................47
82.    Manner in which seal is to be affixed...............................47
83.    Winding-up/distribution by liquidator...............................47
84.    Alteration of Bye-laws..............................................48

                                 INTERPRETATION

1.   Interpretation

         (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (a)  "Act" means the Companies Act 1981 as amended from time to time;

          (b) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, such specified Person;

          (c) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

          (d) "AM Latin America" means AM Latin America, LLC, a limited liability company incorporated under the laws of the State of Delaware; and

          (e)  "Auditor" includes any individual or partnership;

          (f) "BCI Investments" means Bell Canada International Investments Limited, a company incorporated under the laws of the British Virgin Islands;

          (g) "BCI" means Bell Canada International, Inc., a corporation organised under the laws of Canada.

          (h) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (i) "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, capital stock, partnership interests (whether general or limited), membership interests or equivalent ownership interests in or issued by such Person;

          (j) "Common Shares" shall have the meaning as set forth in Bye-law 48(1).

          (k) "Company" means the company for which these Bye-laws are approved and confirmed;

          (l) "Control" (including the terms "Controlled by" and "under Common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; PROVIDED THAT a Person shall not be deemed to Control any Person that is a publicly traded company if its ownership of voting securities does not constitute a majority of the voting securities of such Person;

          (m) "Director" means a director of the Company and shall include an Alternate Director;

          (n) "Equity Interests" means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities (including loans, notes, debentures or other debt instruments) convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting;

          (o) "Governmental Authority" means, in any applicable jurisdiction, any federal, provincial, state or local government, any governmental, regulatory or administrative authority, agency or commission, or any court or tribunal, or judicial or arbitral body;

          (p) "Indebtedness" means, with respect to any Person, and in the case of clauses i) through viii) below, whether secured or unsecured,
               i) all indebtedness of such Person, whether or not contingent, for borrowed money, ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with United States generally accepted accounting principles, recorded as capital leases, v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends, vii) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), viii) all obligations of such Person in respect of interest rate swaps, caps or collar agreements or similar arrangements, and ix) all indebtedness of others referred to in clauses i) through ii) above guaranteed directly or indirectly in any manner by such Person or secured by any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance or adverse claim, on property (including accounts and contract rights) owned by such Person;

          (q)  "Intermediate Company" means any Person (other than a Regulated
               Opco) that is a Subsidiary or Minority Investee of the Company;

          (r) "Joint Venture Shareholder" means each of BCI Investments, AM Latin America and SBCI Brazil Holding, and each other Person that becomes a party to the Joint Venture Shareholders Agreement, as such agreement may be amended from time to time in accordance with the terms thereof;

          (s) "Joint Venture Shareholders Agreement" shall mean the Shareholders Agreement dated as of November 16, 2000 among BCI Investments, AM Latin America, SBCI Brazil Holding and Telecom Americas Ltd. as amended from time to time pursuant to the terms thereof;

          (t) "Joint Venture Sponsor Party" means, in the case of SBCI Brazil Holding, SBC Communications, Inc.; in the case of AM Latin America, America Movil, S.A. de C.V.; in the case of BCI Investments, BCE Inc. and, with respect to any other Joint Venture Shareholder, the ultimate parent company of such Joint Venture Shareholder;

          (u) "Member" means the Person or Persons registered in the Register of Members as the holder of shares in the Company or all of such Persons as the context so requires;

          (v) "Minority Investee" means any Person (other than a Subsidiary of the Company) in which the Company, directly or indirectly, holds an Equity Interest;

          (w) "Notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (x) "Officer" means any person appointed by the Board to hold an office in the Company;

          (y) "Permitted Transferee" means, with respect to BCI Investments, any Person (a "transferee") with respect to which BCE, Inc. maintains a majority economic and voting interest; PROVIDED THAT no such Person shall be deemed to be a Permitted Transferee if any Person other than BCE, Inc. is permitted, by contract or otherwise, to direct or influence the exercise of such transferee of any rights under the Joint Venture Shareholders Agreement, including, without limitation, rights pursuant to Section 3.08 thereunder; PROVIDED, FURTHER, THAT BCI Investments and BCE, Inc. comply with their respective obligations set forth in Section
               4.05 of the Joint Venture Shareholders Agreement.

          (z) "Person" means any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder;

          (aa) "Preference Shares" shall have the meaning as set forth in Bye-law 48(1).

          (bb) "Qualified Matter" shall have the meaning set forth in Bye-law 9;

          (cc) "Redemption Condition" shall mean the occurrence of any of the following: (i) receipt by Telecom Americas Ltd., the Company or any of the Company's Minority Investees, Subsidiaries or Affiliates of the approval by Agencia Nacional de Telecomunicacoes of Brazil ("ANATEL") under Resolution 101 of such agency or any successor regulation thereto which effectively permits the Member or Members holding Common Shares to Control the Company; (ii) a change in applicable Brazilian regulations or laws that results in such approval no longer being required in the opinion of the Board, (iii) the delivery to the Company of a notice signed by, or on behalf of, the Member or Members holding a majority of the Common Shares stating that, in its or their reasonable judgment, the redemption of 100% of the Preference Shares of the Company as contemplated herein without ANATEL's approval will not result in a violation of Resolution 101 of such agency or any successor regulation thereto; (iv) the Sale of the Preference Shares by BCI Investments (or by any Permitted Transferee of BCI Investments) to any party other than (a) Telecom Americas Ltd. or its successors and assigns or (b) a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with
               Section 4.05 of the Joint Venture Shareholders Agreement, and (v) BCE, Inc. shall fail to hold directly or indirectly legal and beneficial ownership of a majority of the issued and outstanding Capital Stock and Equity Interests, of BCI Investments or of any Person holding Preference Shares.

          (dd) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

          (ee) "Register of Members" means the Register of Members referred to in these Bye-laws;

          (ff) "Regulated Opcos" means Americel S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, Canbras Participacoes Ltda., a corporation (sociedad por quotas de responsabilidade limitada) organized under the laws of Brazil, Comunicacion Celular S.A., Comcel S.A., a corporation (sociedad anonima) organized under the laws of Colombia, Telet S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, TV Mogno Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TV Eucalipto Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TVA Jacaranda Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, Walberg Comunicacoes Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil; provided, however, that each such Person shall cease to be deemed a Regulated Opco upon expiration or termination of applicable contractual or regulatory requirements restricting the transfer of control of such Person and, in the case of regulatory requirements, upon approval by the relevant Governmental Authorities of the transfer of control of such Person to the Company;

          (gg) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

          (hh) "Sale" means any sale, assignment, transfer, distribution or other disposition of shares of the Company or of a participation, including the grant of an irrevocable option or put in respect of shares of the Company, or other rights therein, whether voluntarily or by operation of law;

          (ii) "SBCI Brazil Holding" means SBC International - Brazil Holding, Ltd., a company incorporated under the laws of the Cayman Islands;

          (jj) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

          (kk) "Subsidiary" of any Person means any other Person of which (a) the first mentioned Person or any Subsidiary thereof is the general partner, (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, or (c) more than 50% of the voting Equity Interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by one or more of its Subsidiaries;

          (ll) "Telecom Americas Shares" means (i) voting shares, par value US$1.00 per share, and (ii) preferred shares, Series C, par value US$1.00 per share, in each case of Telecom Americas Ltd., a company incorporated under the laws of Bermuda.

         (2) In these Bye-laws, where not inconsistent with the context:

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting the masculine gender include the feminine gender;

               (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

               (d)  the word:

                    (i)  "may" shall be construed as permissive;

                    (ii) "shall" shall be construed as imperative; and

               (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

         (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

         (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.   Board of Directors

         The business of the Company shall be managed and conducted by the Board.

3.   Management of the Company

         (1) Subject to Bye-law 9, in managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

         (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

         (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.   Power to authorise specific actions; Power to delegate to a Committee

         (1) Subject to Bye-law 9, the Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

         (2) The Board shall not delegate any of its powers to a committee.

5.   Power to appoint attorney

         Subject to Bye-law 9, the Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

6.   Power to appoint and dismiss employees

         The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

7.   Power to borrow and charge property

         Subject to Bye-law 9, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

8.   Exercise of power to purchase shares of or discontinue the Company

         (1) Except for the redemption of the Preference Shares pursuant to Bye-law 49 hereof, the Company shall not purchase all or any part of its own shares for so long as the Preference Shares are entitled to vote, PROVIDED THAT at such time as the Preference Shares cease to have any voting rights, the Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

         (2) Subject to Bye-law 9 hereof, the Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

9.   Board Decision on Qualified Matters

         Notwithstanding anything to the contrary in these Bye-laws and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall not take any action with respect to the following actions (each a "Qualified Matter"), without a vote of the majority of Directors, which majority shall include the affirmative vote of the Director elected by the Members holding Common Shares:

          (a) a public offering of the Capital Stock of the Company or any Intermediate Company;

          (b)  the issuance or sale of any Capital Stock of the Company;

          (c) the issuance or sale of any notes, bonds, debt instruments or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Intermediate Company, or any securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company or any Intermediate Company;

          (d) the amalgamation, consolidation, or merger of the Company or any Intermediate Company into or with any other Person, the consolidation with any Person by the Company or any Intermediate Company, or the sale, reorganization or restructuring of the Company or any Intermediate Company (or any similar transaction);

          (e) the acquisition of assets or businesses of any Person by the Company or any Intermediate Company the purchase price for which exceeds US$100 million or which would be reasonably likely to delay the occurrence of the Redemption Condition;

          (f) the sale, assignment, transfer, lease, sublease, charge, mortgage, pledge, grant of security interest in, sublicense or other disposition of any material license of the Company or any Intermediate Company;

          (g) the sale, assignment, transfer, lease, sublease, mortgage, pledge, grant of security interest in, license or other disposition of any assets of the Company or any Intermediate Company the value of which exceeds US$50 million;

          (h) any incurrence, assumption or issuance by the Company or any Intermediate Company of Indebtedness (A) if, after giving effect to such incurrence, assumption or issuance (including the application of the net proceeds therefrom), the Company's or any Intermediate Company's ratio of Indebtedness to shareholders' equity (based upon book value) would exceed, as of the date of determination, 2.34:1, or (B) in excess of US$50 million, (ii) the guaranteeing of any Indebtedness of any Subsidiary of the Company in excess of US$50 million, or (iii) the guaranteeing of any Indebtedness of any other Person;

          (i) the entering by the Company or any Intermediate Company into of any agreement, arrangement or transaction with any Affiliate of the Company or any Joint Venture Shareholder or any Affiliate of a Joint Venture Shareholder or Joint Venture Sponsor Party;

          (j) any amendment to the Memorandum of Association of the Company or these Bye-laws or to the Memorandum of Association and Bye-laws (or similar instruments) of any Intermediate Company;


          (k) the commencement, settlement, payment, discharge or satisfaction of any litigation, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) by the Company or any Intermediate Company other than where such litigation, claim, liability or obligation is only for money damages that do not exceed US$50 million;

          (l) the declaration or payment of dividends or distributions on or with respect to any Capital Stock of the Company or any Intermediate Company;


          (m) approving any capital expenditure by the Company or any Intermediate Company which exceeds, individually or in the aggregate, US$25 million;


          (n) approving any matter to be voted upon at any meeting of the Members of the Company;


          (o) instructing the Company with respect to the voting of the shares of any Intermediate Company held directly or indirectly by the Company with respect to any matter listed in clause (a) and clauses (c) through (n) above and clause (p) below; and

          (p) the taking of any action, directly or indirectly, in contemplation of any of the foregoing; PROVIDED THAT, for the avoidance of doubt, no such action shall impede the exercise by any Person that controls any Regulated Opco to exercise its voting rights with respect to such Regulated Opco.

10.  Election of Directors

         The Board shall consist of three Directors. The Members holding Common Shares shall be entitled to elect one Director so that, at all times, at least one member of the Board has been elected by the Members holding Common Shares. The Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of casual vacancy, at the annual general meeting or at any special general meeting called for the purpose and shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed, their resignation or removal in accordance with these Bye-laws, or their office is otherwise vacated, except as otherwise provided herein, and any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting, PROVIDED THAT the Members holding Common Shares shall be entitled to elect a Director to fill a vacancy left unfilled if such Members have not elected one of the Directors then in office.

11. Defects in appointment of Directors

         All acts done bona fide by any meeting of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

12.  Alternate Directors

         (1) Any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. An Alternate Director appointed by a Director elected by the Members holding Common Shares shall be considered a Director elected by the Members holding Common Shares for purposes of these Bye-laws. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

         (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

         (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

13.  Removal of Directors

         (1) Prior to the occurrence of the Redemption Condition and subject to any provision to the contrary in these Bye-laws, Members may at any special general meeting convened and held in accordance with these Bye-laws, remove a Director by a majority vote, or in the case of a Director elected by the Members holding Common Shares, by a majority vote of the Common Shares, PROVIDED THAT the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

         (2) Notwithstanding the foregoing, at any time after the occurrence of the Redemption Condition, the Members holding Common Shares may, at any special general meeting convened and held in accordance with these Bye-laws, remove any Director by a majority vote of the Common Shares, PROVIDED THAT the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

         (3) A vacancy on the Board created by the removal of a Director under the provisions of clause (1) or clause (2) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy, PROVIDED THAT the Members holding Common Shares shall be entitled to elect any such Director if such Members have not elected one of the Directors then in office.

14.  Vacancies on the Board

         (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed, PROVIDED THAT the Members holding Common Shares shall be entitled to elect a Director to fill such a vacancy if such Members have not elected one of the Directors then in office.

         (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

         (3) The office of Director shall be vacated if the Director:-

          (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies; or

          (d)  resigns his or her office by notice in writing to the Company.

15.  Notice of meetings of the Board

         (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

         (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

16. Quorum at meetings of the Board

           The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, at least one of which shall be a director elected by the Members holding Common Shares.

17.  Meetings of the Board

         (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

         (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

         (3) Except as otherwise provided in these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

18.  Unanimous written resolutions

         A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

19. Contracts and disclosure of Directors' interests

         (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED THAT nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

         (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

         (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

20.  Remuneration of Directors

         The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

21.  Officers of the Company

         The Officers of the Company shall consist of a President, a Vice President, a Secretary and such additional Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

22.  Appointment of Officers

         (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President who shall be Directors.

         (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

23.  Remuneration of Officers

         The Officers shall receive such remuneration as the Board may from time to time determine.

24.  Duties of Officers

         The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

25.  Chairman of meetings

         Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his or her absence the Vice President, if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote. For the sake of clarity, nothing in this Bye-law shall be interpreted to authorize anyone other than a Director or Member to vote at a meeting of the Board or Members, as applicable.

26.  Register of Directors and Officers

         The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

27.  Obligations of Board to keep minutes

         (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of senior managers and meetings of committees appointed by the Board.

         (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

28.  Indemnification of Directors and Officers of the Company

         The Directors, Secretary and other Officers for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

29.  Waiver of claim by Member

         Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

30.  Notice of annual general meeting

         The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or any two Directors or any Director and the Secretary or the Board shall appoint. At least five days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

31.  Notice of special general meeting

         The President or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

32.  Accidental omission of notice of general meeting

         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting, provided that the quorum requirements of these Bye-laws are met.

33.  Meeting called on requisition of Members

         Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

34.  Short notice

         A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

35.  Postponement of meetings

         The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) PROVIDED THAT notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

36.  Quorum for general meeting

         At any general meeting of the Company, two persons present in Person and representing in Person or by proxy in excess of both 50% of the outstanding Common Shares and, prior to the occurrence of the Redemption Condition, 50% of the outstanding Preference Shares, if any, in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED THAT if the Company shall at any time have only one Member, one Member present in Person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

37.  Adjournment of meetings

         The chairman of a general meeting may, with the consent of a majority of the Members at any general meeting at which a quorum is present (and shall if so directed by a majority of the Members at such meeting), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.  Attendance at meetings

         Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

39.  Written resolutions

         (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

         (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

         (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

         (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

         (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

         (6) This Bye-law shall not apply to:

          (a)  a resolution passed pursuant to Section 89(5) of the Act; or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.


40.  Attendance of Directors

         The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

41.  Voting at meetings

         (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative vote of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail, PROVIDED THAT, without the affirmative vote of the Common Shares, the Members shall not take any action with respect to a Qualified Matter.

         (2) Notwithstanding any other provision of these Bye-laws and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall take no action with respect to any of the following without the affirmative vote of a majority of the Common Shares:

               (a) material change in the nature or scope of the business or corporate strategy of the Company or any Intermediate Company or the entering into a joint venture or similar strategic alliance by any thereof with any Person; and

               (b) the winding up or dissolution of the Company or any Intermediate Company; the adoption of a plan of liquidation of the Company or any Intermediate Company; any action by the Company or any Intermediate Company to commence any suit, case, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any Intermediate Company, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any Intermediate Company or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any Intermediate Company, or for all or any part of its assets, or making a general assignment for the benefit of the creditors of the Company or any Intermediate Company.

         (3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member. No Member holding Preference Shares shall be entitled to vote at any general meeting after the occurrence of the Redemption Condition, as set forth in Bye-law 48.

42.  Voting on show of hands

         At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in Person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

43.  Decision of chairman

         At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

44.  Demand for a poll

         (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:-

               (a)  the chairman of such meeting; or

               (b) at least three Members present in Person or represented by proxy; or

               (c) any Member or Members present in Person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

               (d) any Member or Members present in Person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

         (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share entitled to vote of which such person is the holder, or for which such person holds a proxy, and such vote shall be counted in the manner set out in sub-paragraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

         (3) A poll demanded in accordance with the provisions of subparagraph
(1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the President (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

         (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

45.  Seniority of joint holders voting

         In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

46.  Instrument of proxy

         The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

47.  Representation of corporations at meetings

         A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

48.  Rights of shares

         (1) The share capital of the Company shall be divided into two classes:
(a) 12,000 common shares with a par value of US$1.00 per share (the "Common Shares") and, (b) 12,001 preference shares with a par value of US$.02499791684 per share (the "Preference Shares").

         (2) The holders of the Common Shares shall, subject to the provisions of these Bye-laws:

          (a) be entitled to one vote per share and, for so long as the Preference Shares are entitled to vote, to vote with the Preference Shares as if they were a single class, in all matters, including discontinuation, except as otherwise provided in these Bye-laws;

          (b) be entitled to such dividends as the Board may from time to time declare;

          (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (d) generally be entitled to enjoy all of the rights attaching to shares of the Company.

          (3) The holders of the Preference Shares shall, subject to the provisions of these Bye-laws:

         (a) prior to the occurrence of the Redemption Condition, be entitled to one vote per share and to vote with the Common Shares as if they were a single class in all matters, including discontinuation, except as otherwise provided in these Bye-laws, PROVIDED THAT upon the occurrence of the Redemption Condition, the Preference Shares shall immediately cease to have any voting rights regardless of whether the Company has given notice of any meeting of Members;

         (b) not be entitled to dividends or other distributions or otherwise participate in the profits of the Company;

         (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled solely to the par value per share of the Preference Shares in priority to any payment to the holders of the Common Shares;

         (d) the Preference Shares shall only be held by BCI Investments and shall not be transferred to any Person other than (i) Telecom Americas Ltd., or its successors and assigns, or (ii) to a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with Section 4.05 of the Joint Venture Shareholders Agreement (PROVIDED THAT such Permitted Transferee shall be permitted to hold Preference Shares only for so long as it continues to hold Telecom Americas Shares and remains a Permitted Transferee of BCI Investments).

49.  Redemption of Preference Shares

         (1) Upon the occurrence of the Redemption Condition, the Company shall redeem all, but not less than all, of the Preference Shares outstanding at the time of such redemption. On any such redemption, the Company shall pay a price in cash equal to U.S.$0.01 per share to the Members holding the Preference Shares. Not more than five days after the occurrence of the Redemption Condition, the Company shall deliver a written notice to all Members holding Preference Shares indicating: (i) that it intends to redeem the shares pursuant to this Bye-law 49, (ii) that payment will be made upon surrender of the certificates representing the Preference Shares, and (iii) specifying the consideration to be paid to each holder and the place, manner and date of such payment and the surrender of the certificates evidencing the Preference Shares, which shall be within ten days of the date of such notice.

         (2) The Members holding the Preference Shares shall surrender the share certificates representing the Preference Shares to the Company and shall receive the redemption price in accordance with the written notice delivered by the Company. Any Preference Shares not surrendered in a timely manner shall be automatically redeemed by the Company, and the Company shall segregate and hold in trust the consideration to which such holders are entitled for a period of six years.

         (3) The failure of the Company to redeem the shares upon the occurrence of the Redemption Condition shall not constitute a waiver of the Company's right and obligation to redeem the Preference Shares.

50.        Power to issue shares

         (1) Prior to the redemption of all of the outstanding Preference Shares pursuant to Bye-law 49, the Board shall not issue any shares, including any additional Preference Shares or any other class of shares, other than to Telecom Americas Ltd. and shall not alter the rights of any shares, without an amendment to these Bye-laws. After all such Preference Shares have been redeemed or cancelled, and subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

         (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

         (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

         (4) The Company may from time to time issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

51. Variation of rights, alteration of share capital and purchase of shares of the Company

         (1) Subject to Bye-laws 9 and 50 and, for the avoidance of doubt, Bye-law 51(2), and subject to the provisions of Sections 42 and 43 of the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

         (2) If at any time there are different classes of shares outstanding, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, in addition to any vote of the Members or the Board otherwise required for the taking of such action, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47
(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

         (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act and subject to Bye-laws 9 and 50 hereof. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

         (4) Except for the redemption of the Preference Shares pursuant to Bye-law 49 hereof, the Company may not purchase all or any part of its own shares for so long as the Preference Shares possess voting rights, PROVIDED THAT at such time as the Preference Shares cease to have any voting rights, the Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

52.  Registered holder of shares

         (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

         (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

53.  Death of a joint holder

         Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

54.  Share certificates

         (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The certificates for the Common Shares and Preference Shares shall be in the form of Forms "E" and "F" in the Schedule hereto. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

         (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

         (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

         (4) The following legend shall be affixed to the share certificates for the Preference Shares:

THE PREFERENCE SHARES EVIDENCED BY THIS SHARE CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE BYE-LAWS OF THE COMPANY. NO REGISTRATION OF TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY OTHER THAN TO (a) Telecom Americas Ltd. and its successors and assigns or (B) TO A PERMITTED TRANSFEREE OF BCI INVESTMENTS PURSUANT TO AND IN ACCORDANCE WITH THE BYE-LAWS OF THE COMPANY. THE PREFERENCE SHARES REPRESENTED BY THIS SHARE CERTIFICATE ARE SUBJECT TO REDEMPTION OR CANCELLATION FOR A PRICE OF U.S.$0.01 pER SHARE BY THE COMPANY ON THE OCCURRENCE OF CERTAIN CONDITIONS AND ON THE TERMS SET FORTH IN THE BYE-LAWS of the company.

55.  Calls on shares

         Subject to Bye-law 9 hereof, the Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

56.  Forfeiture of shares

         (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

         (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

         (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

57.  Contents of Register of Members

         The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

58. Inspection of Register of Members

         The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

59.  Determination of record dates

         Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.


                               TRANSFER OF SHARES

60. Instrument of transfer

         (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

         (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

61.  Restriction on transfer

         (1) The Preference Shares shall be issued solely to and held initially by BCI Investments and shall not be transferred to any other Person except to either (a) Telecom Americas Ltd. and its successors and assigns or (b) to a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with Section 4.05 of the Joint Venture Shareholders Agreement (PROVIDED THAT such Permitted Transferee shall be permitted to hold Preference Shares only for so long as it continues to hold Telecom Americas Shares and remains a Permitted Transferee of BCI Investments). There shall be no restriction on the Sale of the Common Shares.

         (2) Except for transfers of Preference Shares permitted under Bye-law 61(1), the Board shall refuse to register the transfer of the Preference Shares. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

         (3) If the Board refuses to register a transfer of any share in accordance with this Bye-law 61, the Secretary shall, within fifteen days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

62.  Transfers by joint holders

         The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

63.  Representative of deceased Member

         In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, "legal personal representative" means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

64.  Registration on death or bankruptcy

         Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

65.  Declaration of dividends by the Board

         The Board may, subject to these Bye-laws (including, without limitation, Bye-law 9) and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members holding shares entitled to receive such dividends, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

66.  Other distributions

         Subject to these Bye-laws (including, without limitation, Bye-law 9), the Board may declare and make such other distributions (in cash or in specie) to the Members holding shares entitled to receive such dividends as may be lawfully made out of the assets of the Company.

67.  Reserve fund

         Subject to these Bye-laws (including, without limitation, Bye-law 9), the Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

68.  Deduction of Amounts due to the Company

         The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

69.  Issue of bonus shares

         (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members holding Common Shares.

         (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

70.  Records of account

         The Board shall cause to be kept proper records of account in accordance with United States generally accepted accounting principles with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

71.  Financial year end

         The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be the 31st December in each year.

72.  Financial statements

         Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

73.  Appointment of Auditor

         Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

74.  Remuneration of Auditor

         The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

75.  Vacation of office of Auditor

         If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

76.  Access to books of the Company

         The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

77.  Report of the Auditor

         (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

         (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with United States generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

         (3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

78.  Notices to Members of the Company

         A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

79.  Notices to joint Members

         Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to each of such Persons.

80.  Service and delivery of notice

         Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

81.  The seal

         The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

82.  Manner in which seal is to be affixed

         The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director or Officer, may affix the seal of the Company attested by such Director or Officer's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

83. Winding-up/distribution by liquidator

         If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members holding Common Shares in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members holding Common Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members holding Common Shares as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

84.  Alteration of Bye-laws

         No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board in accordance with Bye-law 9 hereof and by a resolution of the majority of the Members holding Common Shares voting as a class, and for so long as the Preference Shares are entitled to voting rights, a resolution of a majority of the Members holding Preference Shares voting as a class.

                                     ******
                                       ***
                                        *

                                SCHEDULE - FORM A
                                  (Bye-law 46)
                                -----------------

                                    ............................................

                                    P R O X Y

I/We
of

the holder(s) of share(s) in the above-named company hereby appoint
........................ or failing him/her ....................... or failing him/her ....................... as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the day of , 2000, and at any adjournment thereof.

Dated this            day of                  , 2000

*GIVEN under the seal of the Company
*Signed by the above-named

.......................................


.......................................
Witness

*Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 56)
                         ------------------------------

           NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ...... day of
........., 2000 last, in respect of the [number] share(s) [numbers in figures]
standing in your name in the Register of Members of the Company, on the ......
day of ........., 2000 last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ....... day of
.........., 2000 last, on or before the ....... day of ........., 2000 next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this ....... day of .............., 2000

[Signature of Secretary]
By order of the Board

                         SCHEDULE - FORM C (Bye-law 60)
                         ------------------------------

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ...........................................[amount]

...............................................................[transferor]

hereby sell assign and transfer unto .........................[transferee]

of............................................................[address]

...............................................................[number of shares]

shares  of....................................................[name  of Company]

Dated .......................


                                                   .............................
                                                        (Transferor)

In the presence of:

...................................
          (Witness)

                                                   .............................
                                                        (Transferee)

In the presence of:

..................................
          (Witness)

                         SCHEDULE - FORM D (Bye-law 64)
                         ------------------------------

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
OF A MEMBER

     I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

     WITNESS our hands this ........ day of ..........., 2000

     Signed by the above-named          )
     [person or persons entitled]       )
     in the presence of:                )


     Signed by the above-named          )
     [transferee]                       )
     in the presence of:                )

                         AMENDED AND RESTATED BYE - LAWS

                                       of

                               Ivey Wireless Ltd.

                                TABLE OF CONTENTS

1.     Interpretation.......................................................4
2.     Board of Directors..................................................11
3.     Management of the Company...........................................11
4.     Power to authorise specific actions;
       Power to delegate to a Committee....................................12
5.     Power to appoint attorney...........................................12
6.     Power to appoint and dismiss employees..............................12
7.     Power to borrow and charge property.................................12
8.     Exercise of power to purchase shares of
       or discontinue the Company..........................................13
9.     Board Decision on Qualified Matters.................................13
10.    Election of Directors...............................................15
11.    Defects in appointment of Directors.................................16
12.    Alternate Directors.................................................16
13.    Removal of Directors................................................17
14.    Vacancies on the Board..............................................18
15.    Notice of meetings of the Board.....................................18
16.    Quorum at meetings of the Board.....................................19
17.    Meetings of the Board...............................................19
18.    Unanimous written resolutions.......................................19
19.    Contracts and disclosure of Directors' interests....................20
20.    Remuneration of Directors...........................................20
21.    Officers of the Company.............................................21
22.    Appointment of Officers.............................................21
23.    Remuneration of Officers............................................21
24.    Duties of Officers..................................................21
25.    Chairman of meetings................................................22
26.    Register of Directors and Officers..................................22
27.    Obligations of Board to keep minutes................................22
28.    Indemnification of Directors and Officers of
       the Company.........................................................23
29.    Waiver of claim by Member...........................................23
30.    Notice of annual general meeting....................................24
31.    Notice of special general meeting...................................24
32.    Accidental omission of notice of general meeting....................24
33.    Meeting called on requisition of Members............................24
34.    Short notice........................................................25
35.    Postponement of meetings............................................25
36.    Quorum for general meeting..........................................25
37.    Adjournment of meetings.............................................26
38.    Attendance at meetings..............................................26
39.    Written resolutions.................................................26
40.    Attendance of Directors.............................................27
41.    Voting at meetings..................................................28
42.    Voting on show of hands.............................................29
43.    Decision of chairman................................................29
44.    Demand for a poll...................................................29
45.    Seniority of joint holders voting...................................31
46.    Instrument of proxy.................................................31
47.    Representation of corporations at meetings..........................31
48.    Rights of shares....................................................32
49.    Redemption of Preference Shares.....................................33
50.    Power to issue shares...............................................34
51.    Variation of rights, alteration of share capital
       and purchase of shares of the Company...............................35
52.    Registered holder of shares.........................................36
53.    Death of a joint holder.............................................37
54.    Share certificates..................................................37
55.    Calls on shares.....................................................38
56.    Forfeiture of shares................................................38
57.    Contents of Register of Members.....................................39
58.    Inspection of Register of Members...................................39
59.    Determination of record dates.......................................39
60.    Instrument of transfer..............................................40
61.    Restriction on transfer.............................................40
62.    Transfers by joint holders..........................................41
63.    Representative of deceased Member...................................41
64.    Registration on death or bankruptcy.................................42
65.    Declaration of dividends by the Board...............................42
66.    Other distributions.................................................42
67.    Reserve fund........................................................43
68.    Deduction of Amounts due to the Company.............................43
69.    Issue of bonus shares...............................................43
70.    Records of account..................................................44
71.    Financial year end..................................................44
72.    Financial statements................................................44
73.    Appointment of Auditor..............................................45
74.    Remuneration of Auditor.............................................45
75.    Vacation of office of Auditor.......................................45
76.    Access to books of the Company......................................45
77.    Report of the Auditor...............................................46
78.    Notices to Members of the Company...................................46
79.    Notices to joint Members............................................46
80.    Service and delivery of notice......................................47
81.    The seal............................................................47
82.    Manner in which seal is to be affixed...............................47
83.    Winding-up/distribution by liquidator...............................47
84.    Alteration of Bye-laws..............................................48

                                 INTERPRETATION

1.         Interpretation

           (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

               (a) "Act" means the Companies Act 1981 as amended from time to time;

               (b) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, such specified Person;

               (c) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

               (d) "AM Latin America" means AM Latin America, LLC, a limited liability company incorporated under the laws of the State of Delaware; and

               (e)  "Auditor" includes any individual or partnership;

               (f) "BCI Investments" means Bell Canada International Investments Limited, a company incorporated under the laws of the British Virgin Islands;

               (g) "BCI" means Bell Canada International, Inc., a corporation organised under the laws of Canada.

               (h) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

               (i) "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, capital stock, partnership interests (whether general or limited), membership interests or equivalent ownership interests in or issued by such Person;

               (j) "Comcel" means Comunicacion Celular S.A., a sociedad anonima existing under the laws of Colombia.

               (k) "Comcel Bonds" means the 14-1/8% Deferred Coupon Bonds Due 2005 issued by Comcel pursuant to the Comcel Indenture.

               (l) "Comcel Indenture" means the Indenture dated as of December 23, 1998 among Comcel and the Bank of New York, as subsequently amended from time to time.

               (m) "Common Shares" shall have the meaning as set forth in Bye-law 48(1).

               (n) "Company" means the company for which these Bye-laws are approved and confirmed;

               (o) "Control" (including the terms "Controlled by" and "under Common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; PROVIDED THAT a Person shall not be deemed to Control any Person that is a publicly traded company if its ownership of voting securities does not constitute a majority of the voting securities of such Person;

               (p) "Director" means a director of the Company and shall include an Alternate Director;

               (q) "Equity Interests" means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities (including loans, notes, debentures or other debt instruments) convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting;

               (r) "Governmental Authority" means, in any applicable jurisdiction, any federal, provincial, state or local government, any governmental, regulatory or administrative authority, agency or commission, or any court or tribunal, or judicial or arbitral body;

               (s) "Indebtedness" means, with respect to any Person, and in the case of clauses i) through viii) below, whether secured or unsecured, i) all indebtedness of such Person, whether or not contingent, for borrowed money, ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with United States generally accepted accounting principles, recorded as capital leases, v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends, vii) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), viii) all obligations of such Person in respect of interest rate swaps, caps or collar agreements or similar arrangements, and ix) all indebtedness of others referred to in clauses i) through ii) above guaranteed directly or indirectly in any manner by such Person or secured by any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance or adverse claim, on property (including accounts and contract rights) owned by such Person;

               (t) "Intermediate Company" means any Person (other than a Regulated Opco) that is a Subsidiary or Minority Investee of the Company;

               (u) "Joint Venture Shareholder" means each of BCI Investments, AM Latin America and SBCI Brazil Holding, and each other Person that becomes a party to the Joint Venture Shareholders Agreement, as such agreement may be amended from time to time in accordance with the terms thereof;

               (v) "Joint Venture Shareholders Agreement" shall mean the Shareholders Agreement dated as of November 16, 2000 among BCI Investments, AM Latin America, SBCI Brazil Holding and Telecom Americas Ltd. as amended from time to time pursuant to the terms thereof;

               (w) "Joint Venture Sponsor Party" means, in the case of SBCI Brazil Holding, SBC Communications, Inc.; in the case of AM Latin America, America Movil, S.A. de C.V.; in the case of BCI Investments, BCE Inc. and, with respect to any other Joint Venture Shareholder, the ultimate parent company of such Joint Venture Shareholder;

               (x) "Member" means the Person or Persons registered in the Register of Members as the holder of shares in the Company or all of such Persons as the context so requires;

               (y) "Minority Investee" means any Person (other than a Subsidiary of the Company) in which the Company, directly or indirectly, holds an Equity Interest;

               (z) "Notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

               (aa) "Officer" means any person appointed by the Board to hold an office in the Company;

               (bb) "Permitted Transferee" means, with respect to BCI
                    Investments, any Person (a "transferee") with respect to which BCE, Inc. maintains a majority economic and voting interest; PROVIDED THAT no such Person shall be deemed to be a Permitted Transferee if any Person other than BCE, Inc. is permitted, by contract or otherwise, to direct or influence the exercise of such transferee of any rights under the Joint Venture Shareholders Agreement, including, without limitation, rights pursuant to Section 3.08 thereunder; PROVIDED, FURTHER, THAT BCI Investments and BCE, Inc. comply with their respective obligations set forth in Section 4.05 of the Joint Venture Shareholders Agreement.

               (cc) "Person" means any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder;

               (dd) "Preference Shares" shall have the meaning as set forth in
                    Bye-law 48(1).

               (ee) "Qualified Matter" shall have the meaning set forth in
                    Bye-law 9;

               (ff) "Redemption Condition" shall mean the occurrence of any of the following: (i) the satisfaction and discharge of the obligations of Comcel under the Comcel Indenture with respect to the Comcel Bonds, (ii) any amendment of or waiver made pursuant to the terms of the Comcel Indenture such that Comcel is not required to make an offer to purchase the Comcel Bonds pursuant to Section 3.07 of the Comcel Indenture in the event that the Member or Members holding Common Shares Control the Company, (iii) the delivery to the Company of a notice signed by, or on behalf of, the Member or Members holding a majority of the Common Shares requiring the Company to redeem the Preference Shares, (iv) the Sale of the Preference Shares by BCI Investments (or by any Permitted Transferee of BCI Investments) to any party other than (a) Telecom Americas Ltd. or its successors and assigns or (b) a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with Section 4.05 of the Joint Venture Shareholders Agreement, and (v) BCE, Inc. shall fail to hold directly or indirectly legal and beneficial ownership of a majority of the issued and outstanding Capital Stock and Equity Interests, of BCI Investments or of any Person holding Preference Shares;

               (gg) "Register of Directors and Officers" means the Register of
                    Directors and Officers referred to in these Bye-laws;

               (hh) "Register of Members" means the Register of Members referred to in these Bye-laws;

               (ii) "Regulated Opcos" means Americel S.A., a corporation
                    (sociedade por acoes) organized under the laws of Brazil, Canbras Participacoes Ltda., a corporation (sociedad por quotas de responsabilidade limitada) organized under the laws of Brazil, Comunicacion Celular S.A., Comcel S.A., a corporation (sociedad anonima) organized under the laws of Colombia, Telet S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, TV Mogno Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TV Eucalipto Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TVA Jacaranda Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, Walberg Comunicacoes Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil; provided, however, that each such Person shall cease to be deemed a Regulated Opco upon expiration or termination of applicable contractual or regulatory requirements restricting the transfer of control of such Person and, in the case of regulatory requirements, upon approval by the relevant Governmental Authorities of the transfer of control of such Person to the Company;

               (jj) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

               (kk) "Sale" means any sale, assignment, transfer, distribution or other disposition of shares of the Company or of a participation, including the grant of an irrevocable option or put in respect of shares of the Company, or other rights therein, whether voluntarily or by operation of law;

               (ll) "SBCI Brazil Holding" means SBC International - Brazil
                    Holding, Ltd., a company incorporated under the laws of the Cayman Islands;

               (mm) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

               (nn) "Subsidiary" of any Person means any other Person of which
                    (a) the first mentioned Person or any Subsidiary thereof is the general partner, (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, or (c) more than 50% of the voting Equity Interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by one or more of its Subsidiaries;

               (oo) "Telecom Americas Shares" means (i) voting shares, par value
                    US$1.00 per share, and (ii) preferred shares, Series C, par value US$1.00 per share, in each case of Telecom Americas Ltd., a company incorporated under the laws of Bermuda.

           (2) In these Bye-laws, where not inconsistent with the context:

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting the masculine gender include the feminine gender;

               (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

               (d)  the word:

                    (i) "may" shall be construed as permissive;

                    (ii) "shall" shall be construed as imperative; and

               (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

           (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

           (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.         Board of Directors

           The business of the Company shall be managed and conducted by the Board.

3.         Management of the Company

           (1) Subject to Bye-law 9, in managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

           (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

           (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.         Power to authorise specific actions; Power to delegate to a Committee

           (1) Subject to Bye-law 9, the Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

           (2) The Board shall not delegate any of its powers to a committee.

5.         Power to appoint attorney

           Subject to Bye-law 9, the Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

6.         Power to appoint and dismiss employees

           The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

7.         Power to borrow and charge property

           Subject to Bye-law 9, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

8.         Exercise of power to purchase shares of or discontinue the Company

           (1) Except for the redemption of the Preference Shares pursuant to Bye-law 49 hereof, the Company shall not purchase all or any part of its own shares for so long as the Preference Shares are entitled to vote, PROVIDED THAT at such time as the Preference Shares cease to have any voting rights, the Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

           (2) Subject to Bye-law 9 hereof, the Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

9.         Board Decision on Qualified Matters

           Notwithstanding anything to the contrary in these Bye-laws and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall not take any action with respect to the following actions (each a "Qualified Matter"), without a vote of the majority of Directors, which majority shall include the affirmative vote of the Director elected by the Members holding Common Shares:

               (a) a public offering of the Capital Stock of the Company or any Intermediate Company;

               (b)  the issuance or sale of any Capital Stock of the Company;

               (c) the issuance or sale of any notes, bonds, debt instruments or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Intermediate Company, or any securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company or any Intermediate Company;

               (d) the amalgamation, consolidation, or merger of the Company or any Intermediate Company into or with any other Person, the consolidation with any Person by the Company or any Intermediate Company, or the sale, reorganization or restructuring of the Company or any Intermediate Company (or any similar transaction);

               (e) the acquisition of assets or businesses of any Person by the Company or any Intermediate Company the purchase price for which exceeds US$100 million or which would be reasonably likely to delay the occurrence of the Redemption Condition;

               (f) the sale, assignment, transfer, lease, sublease, charge, mortgage, pledge, grant of security interest in, sublicense or other disposition of any material license of the Company or any Intermediate Company;

               (g) the sale, assignment, transfer, lease, sublease, mortgage, pledge, grant of security interest in, license or other disposition of any assets of the Company or any Intermediate Company the value of which exceeds US$50 million;

               (h) any incurrence, assumption or issuance by the Company or any Intermediate Company of Indebtedness (A) if, after giving effect to such incurrence, assumption or issuance (including the application of the net proceeds therefrom), the Company's or any Intermediate Company's ratio of Indebtedness to shareholders' equity (based upon book value) would exceed, as of the date of determination, 2.34:1, or
                    (B) in excess of US$50 million, (ii) the guaranteeing of any Indebtedness of any Subsidiary of the Company in excess of US$50 million, or (iii) the guaranteeing of any Indebtedness of any other Person;

               (i) the entering by the Company or any Intermediate Company into of any agreement, arrangement or transaction with any Affiliate of the Company or any Joint Venture Shareholder or any Affiliate of a Joint Venture Shareholder or Joint Venture Sponsor Party;

               (j) any amendment to the Memorandum of Association of the Company or these Bye-laws or to the Memorandum of Association and Bye-laws (or similar instruments) of any Intermediate Company;

               (k) the commencement, settlement, payment, discharge or satisfaction of any litigation, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) by the Company or any Intermediate Company other than where such litigation, claim, liability or obligation is only for money damages that do not exceed US$50 million;

               (l) the declaration or payment of dividends or distributions on or with respect to any Capital Stock of the Company or any Intermediate Company;

               (m) approving any capital expenditure by the Company or any Intermediate Company which exceeds, individually or in the aggregate, US$25 million;

               (n) approving any matter to be voted upon at any meeting of the Members of the Company;

               (o) instructing the Company with respect to the voting of the shares of any Intermediate Company held directly or indirectly by the Company with respect to any matter listed in clause (a) and clauses (c) through (n) above and clause
                    (p) below; and

               (p) the taking of any action, directly or indirectly, in contemplation of any of the foregoing; PROVIDED THAT, for the avoidance of doubt, no such action shall impede the exercise by any Person that controls any Regulated Opco to exercise its voting rights with respect to such Regulated Opco.

10.        Election of Directors

           The Board shall consist of three Directors. The Members holding Common Shares shall be entitled to elect one Director so that, at all times, at least one member of the Board has been elected by the Members holding Common Shares. The Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of casual vacancy, at the annual general meeting or at any special general meeting called for the purpose and shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed, their resignation or removal in accordance with these Bye-laws, or their office is otherwise vacated, except as otherwise provided herein, and any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting, PROVIDED THAT the Members holding Common Shares shall be entitled to elect a Director to fill a vacancy left unfilled if such Members have not elected one of the Directors then in office.

11.        Defects in appointment of Directors

           All acts done bona fide by any meeting of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

12.        Alternate Directors

           (1) Any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. An Alternate Director appointed by a Director elected by the Members holding Common Shares shall be considered a Director elected by the Members holding Common Shares for purposes of these Bye-laws. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

           (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

           (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

13.        Removal of Directors

           (1) Prior to the occurrence of the Redemption Condition and subject to any provision to the contrary in these Bye-laws, Members may at any special general meeting convened and held in accordance with these Bye-laws, remove a Director by a majority vote, or in the case of a Director elected by the Members holding Common Shares, by a majority vote of the Common Shares, PROVIDED THAT the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

           (2) Notwithstanding the foregoing, at any time after the occurrence of the Redemption Condition, the Members holding Common Shares may, at any special general meeting convened and held in accordance with these Bye-laws, remove any Director by a majority vote of the Common Shares, PROVIDED THAT the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

            (3) A vacancy on the Board created by the removal of a Director under the provisions of clause (1) or clause (2) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy, PROVIDED THAT the Members holding Common Shares shall be entitled to elect any such Director if such Members have not elected one of the Directors then in office.

14.        Vacancies on the Board

           (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed, PROVIDED THAT the Members holding Common Shares shall be entitled to elect a Director to fill such a vacancy if such Members have not elected one of the Directors then in office.

           (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

           (3) The office of Director shall be vacated if the Director:-

               (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

               (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

               (c)  is or becomes of unsound mind or dies; or

               (d) resigns his or her office by notice in writing to the Company.

15.        Notice of meetings of the Board

           (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

           (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

16.        Quorum at meetings of the Board

           The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, at least one of which shall be a director elected by the Members holding Common Shares.

17.        Meetings of the Board

           (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

           (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

           (3) Except as otherwise provided in these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

18.        Unanimous written resolutions

           A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

19.        Contracts and disclosure of Directors' interests

           (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED THAT nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

           (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

           (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

20.        Remuneration of Directors

           The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

21.        Officers of the Company

           The Officers of the Company shall consist of a President, a Vice President, a Secretary and such additional Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

22.        Appointment of Officers

           (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President who shall be Directors.

           (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

23.        Remuneration of Officers

           The Officers shall receive such remuneration as the Board may from time to time determine.

24.        Duties of Officers

           The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

25.        Chairman of meetings

           Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his or her absence the Vice President, if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote. For the sake of clarity, nothing in this Bye-law shall be interpreted to authorize anyone other than a Director or Member to vote at a meeting of the Board or Members, as applicable.

26.        Register of Directors and Officers

           The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

27.        Obligations of Board to keep minutes

           (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

               (a)  of all elections and appointments of Officers;

               (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

               (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of senior managers and meetings of committees appointed by the Board.

           (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

28.        Indemnification of Directors and Officers of the Company

           The Directors, Secretary and other Officers for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

29.        Waiver of claim by Member

           Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

30.        Notice of annual general meeting

           The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or any two Directors or any Director and the Secretary or the Board shall appoint. At least five days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

31.        Notice of special general meeting

           The President or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

32.        Accidental omission of notice of general meeting

           The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting, provided that the quorum requirements of these Bye-laws are met.

33.        Meeting called on requisition of Members

           Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

34.        Short notice

           A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

35.        Postponement of meetings

           The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) PROVIDED THAT notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

36.        Quorum for general meeting

           At any general meeting of the Company, two persons present in Person and representing in Person or by proxy in excess of both 50% of the outstanding Common Shares and, prior to the occurrence of the Redemption Condition, 50% of the outstanding Preference Shares, if any, in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED THAT if the Company shall at any time have only one Member, one Member present in Person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

37.        Adjournment of meetings

           The chairman of a general meeting may, with the consent of a majority of the Members at any general meeting at which a quorum is present (and shall if so directed by a majority of the Members at such meeting), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.        Attendance at meetings

           Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

39.        Written resolutions

           (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

           (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

           (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

           (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

           (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

           (6) This Bye-law shall not apply to:

               (a)  a resolution passed pursuant to Section 89(5) of the Act; or

               (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.


40.        Attendance of Directors

           The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

41.        Voting at meetings

         (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative vote of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail, PROVIDED THAT, without the affirmative vote of the Common Shares, the Members shall not take any action with respect to a Qualified Matter.

         (2) Notwithstanding any other provision of these Bye-laws and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall take no action with respect to any of the following without the affirmative vote of a majority of the Common Shares:

               (a) material change in the nature or scope of the business or corporate strategy of the Company or any Intermediate Company or the entering into a joint venture or similar strategic alliance by any thereof with any Person; and

               (b) the winding up or dissolution of the Company or any Intermediate Company; the adoption of a plan of liquidation of the Company or any Intermediate Company; any action by the Company or any Intermediate Company to commence any suit, case, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any Intermediate Company, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any Intermediate Company or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any Intermediate Company, or for all or any part of its assets, or making a general assignment for the benefit of the creditors of the Company or any Intermediate Company.

         (3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member. No Member holding Preference Shares shall be entitled to vote at any general meeting after the occurrence of the Redemption Condition, as set forth in Bye-law 48.

42.        Voting on show of hands

           At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in Person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

43.        Decision of chairman

           At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

44.        Demand for a poll

           (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:-

               (a)  the chairman of such meeting; or

               (b) at least three Members present in Person or represented by proxy; or

               (c) any Member or Members present in Person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

               (d) any Member or Members present in Person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

           (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share entitled to vote of which such person is the holder, or for which such person holds a proxy, and such vote shall be counted in the manner set out in sub-paragraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

           (3) A poll demanded in accordance with the provisions of subparagraph
(1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the President (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

           (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

45.        Seniority of joint holders voting

           In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

46.        Instrument of proxy

           The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

47.        Representation of corporations at meetings

           A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

48.        Rights of shares

           (1) The share capital of the Company shall be divided into two classes: (a) 12,000 common shares with a par value of US$1.00 per share (the "Common Shares") and, (b) 12,001 preference shares with a par value of US$.01666527789 per share (the "Preference Shares").

           (2) The holders of the Common Shares shall, subject to the provisions of these Bye-laws:

               (a) be entitled to one vote per share and, for so long as the Preference Shares are entitled to vote, to vote with the Preference Shares as if they were a single class, in all matters, including discontinuation, except as otherwise provided in these Bye-laws;

               (b) be entitled to such dividends as the Board may from time to time declare;

               (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

               (d) generally be entitled to enjoy all of the rights attaching to shares of the Company.

           (3) The holders of the Preference Shares shall, subject to the provisions of these Bye-laws:

           (a) prior to the occurrence of the Redemption Condition, be entitled to one vote per share and to vote with the Common Shares as if they were a single class in all matters, including discontinuation, except as otherwise provided in these Bye-laws, PROVIDED THAT upon the occurrence of the Redemption Condition, the Preference Shares shall immediately cease to have any voting rights regardless of whether the Company has given notice of any meeting of Members;

           (b) not be entitled to dividends or other distributions or otherwise participate in the profits of the Company;

           (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled solely to the par value per share of the Preference Shares in priority to any payment to the holders of the Common Shares;

           (d) the Preference Shares shall only be held by BCI Investments and shall not be transferred to any Person other than (i) Telecom Americas Ltd., or its successors and assigns, or (ii) to a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with Section 4.05 of the Joint Venture Shareholders Agreement (PROVIDED THAT such Permitted Transferee shall be permitted to hold Preference Shares only for so long as it continues to hold Telecom Americas Shares and remains a Permitted Transferee of BCI Investments).

49.        Redemption of Preference Shares

           (1) Upon the occurrence of the Redemption Condition, the Company shall redeem all, but not less than all, of the Preference Shares outstanding at the time of such redemption. On any such redemption, the Company shall pay a price in cash equal to U.S.$0.01 per share to the Members holding the Preference Shares. Not more than five days after the occurrence of the Redemption Condition, the Company shall deliver a written notice to all Members holding Preference Shares indicating: (i) that it intends to redeem the shares pursuant to this Bye-law 49, (ii) that payment will be made upon surrender of the certificates representing the Preference Shares, and (iii) specifying the consideration to be paid to each holder and the place, manner and date of such payment and the surrender of the certificates evidencing the Preference Shares, which shall be within ten days of the date of such notice.

           (2) The Members holding the Preference Shares shall surrender the share certificates representing the Preference Shares to the Company and shall receive the redemption price in accordance with the written notice delivered by the Company. Any Preference Shares not surrendered in a timely manner shall be automatically redeemed by the Company, and the Company shall segregate and hold in trust the consideration to which such holders are entitled for a period of six years.

           (3) The failure of the Company to redeem the shares upon the occurrence of the Redemption Condition shall not constitute a waiver of the Company's right and obligation to redeem the Preference Shares.

50.        Power to issue shares

           (1) Prior to the redemption of all of the outstanding Preference Shares pursuant to Bye-law 49, the Board shall not issue any shares, including any additional Preference Shares or any other class of shares, other than to Telecom Americas Ltd. and shall not alter the rights of any shares, without an amendment to these Bye-laws. After all such Preference Shares have been redeemed or cancelled, and subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

           (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

           (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

           (4) The Company may from time to time issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

51. Variation of rights, alteration of share capital and purchase of shares of the Company

           (1) Subject to Bye-laws 9 and 50 and, for the avoidance of doubt, Bye-law 51(2), and subject to the provisions of Sections 42 and 43 of the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

           (2) If at any time there are different classes of shares outstanding, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, in addition to any vote of the Members or the Board otherwise required for the taking of such action, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47
(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

           (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act and subject to Bye-laws 9 and 50 hereof. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

           (4) Except for the redemption of the Preference Shares pursuant to Bye-law 49 hereof, the Company may not purchase all or any part of its own shares for so long as the Preference Shares possess voting rights, PROVIDED THAT at such time as the Preference Shares cease to have any voting rights, the Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

52.        Registered holder of shares

           (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

           (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

53.        Death of a joint holder

           Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

54.        Share certificates

           (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The certificates for the Common Shares and Preference Shares shall be in the form of Forms "E" and "F" in the Schedule hereto. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

           (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

           (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

           (4) The following legend shall be affixed to the share certificates for the Preference Shares:

THE PREFERENCE SHARES EVIDENCED BY THIS SHARE CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE BYE-LAWS OF THE COMPANY. NO REGISTRATION OF TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY OTHER THAN TO (a) Telecom Americas Ltd. and its successors and assigns or (B) TO A PERMITTED TRANSFEREE OF BCI INVESTMENTS PURSUANT TO AND IN ACCORDANCE WITH THE BYE-LAWS OF THE COMPANY. THE PREFERENCE SHARES REPRESENTED BY THIS SHARE CERTIFICATE ARE SUBJECT TO REDEMPTION OR CANCELLATION FOR A PRICE OF U.S.$0.01 pER SHARE BY THE COMPANY ON THE OCCURRENCE OF CERTAIN CONDITIONS AND ON THE TERMS SET FORTH IN THE BYE-LAWS of the company.

55.        Calls on shares

           Subject to Bye-law 9 hereof, the Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

56.        Forfeiture of shares

           (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

           (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

           (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

57.        Contents of Register of Members

           The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

58.        Inspection of Register of Members

           The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

59.        Determination of record dates

           Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

               (a)  determining the Members entitled to receive any dividend;
                    and

               (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.


                               TRANSFER OF SHARES

60.        Instrument of transfer

           (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

           (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

61.        Restriction on transfer

           (1) The Preference Shares shall be issued solely to and held initially by BCI Investments and shall not be transferred to any other Person except to either (a) Telecom Americas Ltd. and its successors and assigns or (b) to a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with Section 4.05 of the Joint Venture Shareholders Agreement (PROVIDED THAT such Permitted Transferee shall be permitted to hold Preference Shares only for so long as it continues to hold Telecom Americas Shares and remains a Permitted Transferee of BCI Investments). There shall be no restriction on the Sale of the Common Shares.

           (2) Except for transfers of Preference Shares permitted under Bye-law 61(1), the Board shall refuse to register the transfer of the Preference Shares. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

           (3) If the Board refuses to register a transfer of any share in accordance with this Bye-law 61, the Secretary shall, within fifteen days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

62.        Transfers by joint holders

           The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

63.        Representative of deceased Member

           In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, "legal personal representative" means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

64.        Registration on death or bankruptcy

           Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

65.        Declaration of dividends by the Board

           The Board may, subject to these Bye-laws (including, without limitation, Bye-law 9) and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members holding shares entitled to receive such dividends, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

66.        Other distributions

           Subject to these Bye-laws (including, without limitation, Bye-law 9), the Board may declare and make such other distributions (in cash or in specie) to the Members holding shares entitled to receive such dividends as may be lawfully made out of the assets of the Company.

67.        Reserve fund

           Subject to these Bye-laws (including, without limitation, Bye-law 9), the Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

68.        Deduction of Amounts due to the Company

           The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

69.        Issue of bonus shares

           (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members holding Common Shares.

           (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

70.        Records of account

           The Board shall cause to be kept proper records of account in accordance with United States generally accepted accounting principles with respect to all transactions of the Company and in particular with respect to:

               (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

               (b)  all sales and purchases of goods by the Company; and

               (c)  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

71.        Financial year end

           The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be the 31st December in each year.

72.        Financial statements

           Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

73.        Appointment of Auditor

           Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

74.        Remuneration of Auditor

           The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

75.        Vacation of office of Auditor

           If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

76.        Access to books of the Company

           The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

77.        Report of the Auditor

           (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

           (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with United States generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

           (3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

78.        Notices to Members of the Company

           A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

79.        Notices to joint Members

           Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to each of such Persons.

80.        Service and delivery of notice

           Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

81.        The seal

           The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

82.        Manner in which seal is to be affixed

            The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director or Officer, may affix the seal of the Company attested by such Director or Officer's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

83.        Winding-up/distribution by liquidator

           If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members holding Common Shares in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members holding Common Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members holding Common Shares as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

84.        Alteration of Bye-laws

           No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board in accordance with Bye-law 9 hereof and by a resolution of the majority of the Members holding Common Shares voting as a class, and for so long as the Preference Shares are entitled to voting rights, a resolution of a majority of the Members holding Preference Shares voting as a class.



                                     ******
                                       ***
                                        *

                         SCHEDULE - FORM A (Bye-law 46)
                         ------------------------------

                          ............................

                                    P R O X Y
                                    ---------

I/We
of

the holder(s) of share(s) in the above-named company hereby appoint
.......................... or failing him/her ......................... or failing him/her ................................. as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the day of , 2000, and at any adjournment thereof.

Dated this            day of                  , 2000

*GIVEN under the seal of the Company
*Signed by the above-named

.....................................


.....................................
Witness

*Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 56)
                         ------------------------------

           NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL
           ---------------------------------------------------------

     You have failed to pay the call of [amount of call] made on the ...... day of ........, 2000 last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the ...... day of ........., 2000 last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ....... day of ........., 2000 last, on or before the ....... day of
     ........., 2000 next at the place of business of the Company the share(s)
     will be liable to be forfeited.

     Dated this ....... day of .............., 2000

     [Signature of Secretary]
     By order of the  Board

                         SCHEDULE - FORM C (Bye-law 60)
                         ------------------------------

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED .....................................................[amount]

.....................................................................[transferor]

hereby sell assign and transfer unto ...............................[transferee]

of.....................................................................[address]

...............................................................[number of shares]

shares  of   .................................................[name  of Company]

Dated .............................


                                                   .............................
                                                   (Transferor)

In the presence of:

...............................................................
                    (Witness)


                                                   .............................
                                                   (Transferee)

In the presence of:

...............................................................
                    (Witness)

                         SCHEDULE - FORM D (Bye-law 64)
                         ------------------------------

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
OF A MEMBER

  I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

  WITNESS our hands this ........ day of ..........., 2000

  Signed by the above-named          )
  [person or persons entitled]       )
  in the presence of:                )


  Signed by the above-named          )
  [transferee]                       )
  in the presence of:                )

                                TERRITORY OF THE

                             BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT

                                   (CAP. 291)

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                     BELL CANADA INTERNATIONAL BVI V LIMITED

                                TABLE OF CONTENTS

1.     Interpretation........................................................1
2.     Board of Directors....................................................7
3.     Management of the Company.............................................8
4.     Power to authorise specific actions;
       Power to delegate to a Committee......................................8
5.     Power to appoint attorney.............................................9
6.     Power to appoint and dismiss employees................................9
7.     Power to borrow and charge property...................................9
8.     Exercise of power to purchase shares
       of or discontinue the Company........................................10
9.     Board Decision on Qualified Matters..................................10
10.    Election of Directors................................................12
11.    Defects in appointment of Directors..................................13
12.    Alternate Directors..................................................13
13.    Removal of Directors.................................................14
14.    Vacancies on the Board...............................................15
15.    Notice of meetings of the Board......................................16
16.    Quorum at meetings of the Board......................................16
17.    Meetings of the Board................................................16
18.    Unanimous written resolutions........................................17
19.    Contracts and disclosure of Directors' interests.....................17
20.    Remuneration of Directors............................................18
21.    Officers of the Company..............................................18
22.    Appointment of Officers..............................................18
23.    Remuneration of Officers.............................................18
24.    Duties of Officers...................................................19
25.    Chairman of meetings.................................................19
26.    Register of Directors and Officers...................................19
27.    Obligations of Board to keep minutes.................................19
28.    Indemnification of Directors and
       Officers of the Company..............................................20
29.    Waiver of claim by Member............................................21
30.    Intentionally Omitted..................................................
31.    Notice of general meetings...........................................21
32.    Accidental omission of notice of general meeting.....................21
33.    Meeting called on requisition of Members.............................22
34.    Short notice.........................................................22
35.    Postponement of meetings.............................................22
36.    Quorum for general meeting...........................................23
37.    Adjournment of meetings..............................................23
38.    Attendance at meetings...............................................23
39.    Written resolutions..................................................24
40.    Attendance of Directors..............................................25
41.    Voting at meetings...................................................25
42.    Voting on show of hands..............................................26
43.    Decision of chairman.................................................27
44.    Demand for a poll....................................................27
45.    Seniority of joint holders voting....................................29
46.    Instrument of proxy..................................................29
47.    Representation of corporations at meetings...........................29
48.    Intentionally Omitted..................................................
49.    Intentionally Omitted..................................................
50.    Power to issue shares................................................30
51.    Variation of rights, alteration of share
       capital and purchase of shares of the Company........................31
52.    Registered holder of shares..........................................32
53.    Death of a joint holder..............................................32
54.    Share certificates...................................................33
55.    Intentionally Omitted..................................................
56.    Forfeiture of shares.................................................34
57.    Contents of Register of Members......................................35
58.    Inspection of Register of Members....................................35
59.    Determination of record dates........................................35
60.    Instrument of transfer...............................................35
61.    Restriction on transfer..............................................36
62.    Transfers by joint holders...........................................36
63.    Representative of deceased Member....................................36
64.    Registration on death or bankruptcy..................................37
65.    Declaration of dividends by the Board................................37
66.    Other distributions..................................................37
67.    Reserve fund.........................................................37
68.    Deduction of Amounts due to the Company..............................38
69.    Issue of bonus shares................................................38
70.    Records of account...................................................38
71.    Financial year end...................................................39
72.    Financial statements.................................................39
73.    Appointment of Auditor...............................................39
74.    Remuneration of Auditor..............................................39
75.    Vacation of office of Auditor........................................40
76.    Access to books of the Company.......................................40
77.    Report of the Auditor................................................40
78.    Notices to Members of the Company....................................41
79.    Notices to joint Members.............................................41
80.    Service and delivery of notice.......................................41
81.    The seal.............................................................41
82.    Manner in which seal is to be affixed................................42
83.    Winding-up/distribution by liquidator................................42

                                 INTERPRETATION

1.         Interpretation

          (1) In these Articles of Association the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

               (a) "Act" means the International Business Companies Act, 1984 as amended from time to time;

               (b) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, such specified Person;

               (c) "Alternate Director" means an alternate Director appointed in accordance with these Articles of Association;

               (d) "AM Latin America" means AM Latin America, LLC, a limited liability company incorporated under the laws of the State of Delaware;

               (e)  "Auditor" includes any individual or partnership;

               (f) "BCI Investments" means Bell Canada International Investments Limited, a company incorporated under the laws of the British Virgin Islands;

               (g) "BCI" means Bell Canada International, Inc., a corporation organised under the laws of Canada;

               (h) "Board" means the Board of Directors appointed or elected pursuant to these Articles of Association and acting by resolution in accordance with the Act and these Articles of Association or the Directors present at a meeting of Directors at which there is a quorum;

               (i) "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, capital stock, partnership interests (whether general or limited), membership interests or equivalent ownership interests in or issued by such Person;

               (j)  "Common Shares" shall have the meaning as set forth in section 8 of the Memorandum;

               (k) "Company" means the company for which the Memorandum and these Articles of Association are approved and confirmed;

               (l) "Control" (including the terms "Controlled by" and "under Common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; PROVIDED THAT a Person shall not be deemed to Control any Person that is a publicly traded company if its ownership of voting securities does not constitute a majority of the voting securities of such Person;

               (m) "Director" means a director of the Company and shall include an Alternate Director;

               (n) "Equity Interests" means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities (including loans, notes, debentures or other debt instruments) convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting;

               (o) "Governmental Authority" means, in any applicable jurisdiction, any federal, provincial, state or local government, any governmental, regulatory or administrative authority, agency or commission, or any court or tribunal, or judicial or arbitral body;

               (p) "Indebtedness" means, with respect to any Person, and in the case of clauses i) through viii) below, whether secured or unsecured, i) all indebtedness of such Person, whether or not contingent, for borrowed money, ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with United States generally accepted accounting principles, recorded as capital leases, v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends, vii) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), viii) all obligations of such Person in respect of interest rate swaps, caps or collar agreements or similar arrangements, and ix) all indebtedness of others referred to in clauses i) through ii) above guaranteed directly or indirectly in any manner by such Person or secured by any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance or adverse claim, on property (including accounts and contract rights) owned by such Person;

               (q) "Intermediate Company" means any Person (other than a Regulated Opco) that is a Subsidiary or Minority Investee of the Company;

               (r) "Joint Venture Shareholder" means each of BCI Investments, AM Latin America and SBCI Brazil Holding, and each other Person that becomes a party to the Joint Venture Shareholders Agreement, as such agreement may be amended from time to time in accordance with the terms thereof;

               (s) "Joint Venture Shareholders Agreement" shall mean the Shareholders Agreement dated as of November 16, 2000 among BCI Investments, AM Latin America, SBCI Brazil Holding and Telecom Americas Ltd. as amended from time to time pursuant to the terms thereof;

               (t) "Joint Venture Sponsor Party" means, in the case of SBCI Brazil Holding, SBC Communications, Inc.; in the case of AM Latin America, America Movil, S.A. de C.V.; in the case of BCI Investments, BCE Inc. and, with respect to any other Joint Venture Shareholder, the ultimate parent company of such Joint Venture Shareholder;

               (u) "Member" means the Person or Persons registered in the Register of Members as the holder of shares in the Company or all of such Persons as the context so requires;

               (v) "Memoradum" means the Memorandum of Association of the Company;

               (w) "Minority Investee" means any Person (other than a Subsidiary of the Company) in which the Company, directly or indirectly, holds an Equity Interest;

               (x) "Notice" means written notice as further defined in these Articles of Association unless otherwise specifically stated;

               (y) "Officer" means any person appointed by the Board to hold an office in the Company;

               (z) "Permitted Transferee" means, with respect to BCI Investments, any Person (a "transferee") with respect to which BCE, Inc. maintains a majority economic and voting interest; PROVIDED THAT no such Person shall be deemed to be a Permitted Transferee if any Person other than BCE, Inc. is permitted, by contract or otherwise, to direct or influence the exercise of such transferee of any rights under the Joint Venture Shareholders Agreement, including, without limitation, rights pursuant to Section 3.08 thereunder; PROVIDED, FURTHER, THAT BCI Investments and BCE, Inc. comply with their respective obligations set forth in Section 4.05 of the Joint Venture Shareholders Agreement;

               (aa) "Person" means any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder;

               (bb) "Preferred Shares" shall have the meaning as set forth in section 8 of the Memorandum;

               (cc) "Qualified Matter" shall have the meaning set forth in
                    Regulation 9;

               (dd) "Redemption Condition" shall mean the occurrence of any of the following: (i) receipt by Telecom Americas Ltd., the Company or any of the Company's Minority Investees, Subsidiaries or Affiliates of the approval by Agencia Nacional de Telecomunicacoes of Brazil ("ANATEL") under Resolution 101 of such agency or any successor regulation thereto which effectively permits the Member or Members holding Common Shares to Control the Company; (ii) a change in applicable Brazilian regulations or laws that results in such approval no longer being required in the opinion of the Board, (iii) the delivery to the Company of a notice signed by, or on behalf of, the Member or Members holding a majority of the Common Shares stating that, in its or their reasonable judgment, the redemption of 100% of the Preferred Shares of the Company as contemplated herein without ANATEL's approval will not result in a violation of Resolution 101 of such agency or any successor regulation thereto; (iv) the Sale of the Preferred Shares by BCI Investments (or by any Permitted Transferee of BCI Investments) to any party other than (a) Telecom Americas Ltd. or its successors and assigns or (b) a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with
                    Section 4.05 of the Joint Venture Shareholders Agreement, and (v) BCE, Inc. shall fail to hold directly or indirectly legal and beneficial ownership of a majority of the issued and outstanding Capital Stock and Equity Interests, of BCI Investments or of any Person holding Preferred Shares;

               (ee) "Register of Directors and Officers" means the Register of
                    Directors and Officers referred to in these Articles of Association;

               (ff) "Register of Members" means the Register of Members referred to in these Articles of Association;

               (gg) "Regulated Opcos" means Americel S.A., a corporation
                    (sociedade por acoes) organized under the laws of Brazil, Canbras Participacoes Ltda., a corporation (sociedad por quotas de responsabilidade limitada) organized under the laws of Brazil, Comunicacion Celular S.A., Comcel S.A., a corporation (sociedad anonima) organized under the laws of Colombia, Telet S.A., a corporation (sociedade por acoes) organized under the laws of Brazil, TV Mogno Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TV Eucalipto Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, TVA Jacaranda Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil, Walberg Comunicacoes Ltda., a corporation (sociedade por quotas de responsabilidade limitada) organized under the laws of Brazil; provided, however, that each such Person shall cease to be deemed a Regulated Opco upon expiration or termination of applicable contractual or regulatory requirements restricting the transfer of control of such Person and, in the case of regulatory requirements, upon approval by the relevant Governmental Authorities of the transfer of control of such Person to the Company;

               (hh) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

               (ii) "Sale" means any sale, assignment, transfer, distribution or other disposition of shares of the Company or of a participation, including the grant of an irrevocable option or put in respect of shares of the Company, or other rights therein, whether voluntarily or by operation of law;

               (jj) "SBCI Brazil Holding" means SBC International - Brazil
                    Holding, Ltd., a company incorporated under the laws of the Cayman Islands;

               (kk) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

               (ll) "Subsidiary" of any Person means any other Person of which
                    (a) the first mentioned Person or any Subsidiary thereof is the general partner, (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, or (c) more than 50% of the voting Equity Interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by one or more of its Subsidiaries;

               (mm) "Telecom Americas Shares" means (i) voting shares, par value
                    US$1.00 per share, and (ii) preferred shares, Series C, par value US$1.00 per share, in each case of Telecom Americas Ltd., a company incorporated under the laws of Bermuda

          (2) In these Articles of Association, where not inconsistent with the context:

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting the masculine gender include the feminine gender;

               (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

               (d)  the word:

                    (i)  "may" shall be construed as permissive;

                    (ii) "shall" shall be construed as imperative; and

               (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Articles of Association.

          (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

          (4) Headings used in these Articles of Association are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.         Board of Directors

           The business of the Company shall be managed and conducted by the Board.

3.         Management of the Company

          (1) Subject to Regulation 9, in managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Articles of Association, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles of Association, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

          (2) No regulation or alteration to these Articles of Association made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

          (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.         Power to authorise specific actions; Power to delegate to a Committee

          (1) Subject to Regulation 9, the Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

          (2)  The Board shall not delegate any of its powers to a committee.

5.         Power to appoint attorney

           Subject to Regulation 9, the Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

6.         Power to appoint and dismiss employees

           The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

7.         Power to borrow and charge property

           Subject to Regulation 9, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

8.         Exercise of power to purchase shares of or discontinue the Company

          (1) Except for the redemption of the Preferred Shares pursuant to the Memorandum, the Company shall not purchase all or any part of its own shares for so long as the Preferred Shares are entitled to vote, PROVIDED THAT at such time as the Preferred Shares cease to have any voting rights, the Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 33 of the Act.

          (2) Subject to Regulation 9 hereof, the Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside the British Virgin Islands pursuant to Section 84 of the Act.

9.         Board Decision on Qualified Matters

           Notwithstanding anything to the contrary in these Articles of Association and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall not take any action with respect to the following actions (each a "Qualified Matter"), without a vote of the majority of Directors, which majority shall include the affirmative vote of the Director elected by the Members holding Common Shares:

               (a) a public offering of the Capital Stock of the Company or any Intermediate Company;

               (b)  the issuance or sale of any Capital Stock of the Company;

               (c) the issuance or sale of any notes, bonds, debt instruments or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Intermediate Company, or any securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company or any Intermediate Company;

               (d) the amalgamation, consolidation, or merger of the Company or any Intermediate Company into or with any other Person, the consolidation with any Person by the Company or any Intermediate Company, or the sale, reorganization or restructuring of the Company or any Intermediate Company (or any similar transaction);

               (e) the acquisition of assets or businesses of any Person by the Company or any Intermediate Company the purchase price for which exceeds US$100 million or which would be reasonably likely to delay the occurrence of the Redemption Condition;

               (f) the sale, assignment, transfer, lease, sublease, charge, mortgage, pledge, grant of security interest in, sublicense or other disposition of any material license of the Company or any Intermediate Company;

               (g) the sale, assignment, transfer, lease, sublease, mortgage, pledge, grant of security interest in, license or other disposition of any assets of the Company or any Intermediate Company the value of which exceeds US$50 million;

               (h) any incurrence, assumption or issuance by the Company or any Intermediate Company of Indebtedness (A) if, after giving effect to such incurrence, assumption or issuance (including the application of the net proceeds therefrom), the Company's or any Intermediate Company's ratio of Indebtedness to shareholders' equity (based upon book value) would exceed, as of the date of determination, 2.34:1, or
                    (B) in excess of US$50 million, (ii) the guaranteeing of any Indebtedness of any Subsidiary of the Company in excess of US$50 million, or (iii) the guaranteeing of any Indebtedness of any other Person;

               (i) the entering by the Company or any Intermediate Company into of any agreement, arrangement or transaction with any Affiliate of the Company or any Joint Venture Shareholder or any Affiliate of a Joint Venture Shareholder or Joint Venture Sponsor Party;

               (j) any amendment to the Memorandum or these Articles of Association or to the Memorandum of Association and Articles of Association (or similar instruments) of any Intermediate Company;

               (k) the commencement, settlement, payment, discharge or satisfaction of any litigation, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) by the Company or any Intermediate Company other than where such litigation, claim, liability or obligation is only for money damages that does not exceed US$50 million;

               (l) the declaration or payment of dividends or distributions on or with respect to any Capital Stock of the Company or any Intermediate Company;

               (m) approving any capital expenditure by the Company or any Intermediate Company which exceeds, individually or in the aggregate, US$25 million;

               (n) approving any matter to be voted upon at any meeting of the Members of the Company;

               (o) instructing the Company with respect to the voting of the shares of any Intermediate Company held directly or indirectly by the Company with respect to any matter listed in clause (a) and clauses (c) through (n) above and clause
                    (p) below; and

               (p) the taking of any action, directly or indirectly, in contemplation of any of the foregoing; PROVIDED THAT, for the avoidance of doubt, no such action shall impede the exercise by any Person that controls any Regulated Opco to exercise its voting rights with respect to such Regulated Opco.

10.        Election of Directors

           The Board shall consist of three Directors. The Members holding Common Shares shall be entitled to elect one Director so that, at all times, at least one member of the Board has been elected by the Members holding Common Shares. The Directors shall be elected or appointed at a general meeting called for the purpose and shall hold office for such term as the Members may determine or, in the absence of such determination, until their successors are elected or appointed, their resignation or removal in accordance with these Articles of Association, or their office is otherwise vacated, except as otherwise provided herein, and any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting, PROVIDED THAT the Members holding Common Shares shall be entitled to elect a Director to fill a vacancy left unfilled if such Members have not elected one of the Directors then in office.

11.        Defects in appointment of Directors

           All acts done bona fide by any meeting of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

12.        Alternate Directors

          (1) Any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. An Alternate Director appointed by a Director elected by the Members holding Common Shares shall be considered a Director elected by the Members holding Common Shares for purposes of these Articles of Association. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

          (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

          (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Articles of Association.

13.        Removal of Directors

          (1) Prior to the occurrence of the Redemption Condition and subject to any provision to the contrary in these Articles of Association, Members may at any general meeting convened and held in accordance with these Articles of Association, remove a Director by a majority vote, or in the case of a Director elected by the Members holding Common Shares, by a majority vote of the Common Shares, PROVIDED THAT the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

          (2) Notwithstanding the foregoing, at any time after the occurrence of the Redemption Condition, the Members holding Common Shares may, at any general meeting convened and held in accordance with these Articles of Association, remove any Director by a majority vote of the Common Shares, PROVIDED THAT the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

          (3) A vacancy on the Board created by the removal of a Director under the provisions of clause (1) or clause (2) of this Regulation may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy, PROVIDED THAT the Members holding Common Shares shall be entitled to elect any such Director if such Members have not elected one of the Directors then in office.

14.        Vacancies on the Board

          (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed, PROVIDED THAT the Members holding Common Shares shall be entitled to elect a Director to fill such a vacancy if such Members have not elected one of the Directors then in office.

          (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles of Association as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

          (3)  The office of Director shall be vacated if the Director:-

               (a) is removed from office pursuant to these Articles of Association or is prohibited from being a Director by law;

               (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

               (c)  is or becomes of unsound mind or dies; or

               (d) resigns his or her office by notice in writing to the Company.

15.        Notice of meetings of the Board

               (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board on not less than three days notice.

               (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

16.        Quorum at meetings of the Board

           The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, at least one of which shall be a director elected by the Members holding Common Shares.

17.        Meetings of the Board

          (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

          (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

          (3) Except as otherwise provided in these Articles of Association, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

18.        Unanimous written resolutions

           A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Regulation only, "Director" shall not include an Alternate Director.

19.        Contracts and disclosure of Directors' interests

          (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED THAT nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

          (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

          (3) Following a declaration being made pursuant to this Regulation, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

20.        Remuneration of Directors

           The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

21.        Officers of the Company

           The Officers of the Company shall consist of such Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Articles of Association.

22.        Appointment of Officers

           The Board may appoint such persons as it may from time to time determine as Officers.

23.        Remuneration of Officers

           The Officers shall receive such remuneration as the Board may from time to time determine.

24.        Duties of Officers

           The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

25.        Chairman of meetings

           Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the President, if any, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his or her absence the Vice President, if any and if present, shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote. For the sake of clarity, nothing in this Regulation shall be interpreted to authorize anyone other than a Director or Member to vote at a meeting of the Board or Members, as applicable.

26.        Register of Directors and Officers

           The Board shall cause to be kept in one or more books a Register of Directors and Officers, shall enter therein the particulars required by the Act and shall cause a copy of the Register of Directors and Officers to be kept at the registered office of the Company.

                                     MINUTES

27.        Obligations of Board to keep minutes

          (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

               (a)  of all elections and appointments of Officers;

               (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

               (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of senior managers and meetings of committees appointed by the Board.

          (2) Minutes prepared in accordance with the Act and these Articles of Association shall be kept by the Secretary.

                                    INDEMNITY

28.        Indemnification of Directors and Officers of the Company

           The Directors, Secretary and other Officers for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

29.        Waiver of claim by Member

           Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

30.        Intentionally Omitted

31.        Notice of general meetings

           The President or any two Directors or any Director and the Secretary or the Board may convene a general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than seven days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

32.        Accidental omission of notice of general meeting

           The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting, provided that the quorum requirements of these Articles of Association are met.

33.        Meeting called on requisition of Members

           Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a general meeting of the Company.

34.        Short notice

           A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles of Association, be deemed to have been properly called if Members holding a 90 percent majority of (i) the total number of shares entitled to vote on all the matters to be considered at the meeting; or (ii) the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting; and, for this purpose, the presence of a Member at the meeting shall be deemed to constitute waiver on his part.

35.        Postponement of meetings

           The Secretary may postpone any general meeting called in accordance with the provisions of these Articles of Association (other than a meeting requisitioned under these Articles of Association) PROVIDED THAT notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles of Association.

36.        Quorum for general meeting

           At any general meeting of the Company, two persons present in Person and representing in Person or by proxy in excess of both 50% of the outstanding Common Shares and, prior to the occurrence of the Redemption Condition, 50% of the outstanding Preferred Shares, if any, in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED THAT if the Company shall at any time have only one Member, one Member present in Person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

37.        Adjournment of meetings

           The chairman of a general meeting may, with the consent of a majority of the Members at any general meeting at which a quorum is present (and shall if so directed by a majority of the Members at such meeting), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles of Association.

38.        Attendance at meetings

           Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

39.        Written resolutions

          (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

          (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

          (3) For the purposes of this Regulation, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation, on behalf of, the last Member to sign and any reference in any Regulation to the date of passing of a resolution is, in relation to a resolution made in accordance with this Regulation, a reference to such date.

          (4) A resolution in writing made in accordance with this Regulation is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Regulation to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

          (5) This Regulation shall not apply to a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Articles of Association.

40.        Attendance of Directors

           The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

41.        Voting at meetings

          (1) Subject to the provisions of the Act and these Articles of Association, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative vote of a majority of the votes cast in accordance with the provisions of these Articles of Association and in the case of an equality of votes the resolution shall fail, PROVIDED THAT, without the affirmative vote of the Common Shares, the Members shall not take any action with respect to a Qualified Matter.

          (2) Notwithstanding any other provision of these Articles of Association and notwithstanding that no vote may be required, or that a lesser percentage vote may be required, by Law or otherwise, the Company shall take no action with respect to any of the following without the affirmative vote of a majority of the Common Shares:

               (a) material change in the nature or scope of the business or corporate strategy of the Company or any Intermediate Company or the entering into a joint venture or similar strategic alliance by any thereof with any Person; and

               (b) the winding up or dissolution of the Company or any Intermediate Company; the adoption of a plan of liquidation of the Company or any Intermediate Company; any action by the Company or any Intermediate Company to commence any suit, case, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any Intermediate Company, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any Intermediate Company or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any Intermediate Company, or for all or any part of its assets, or making a general assignment for the benefit of the creditors of the Company or any Intermediate Company.

          (3) No Member shall be entitled to vote at any general meeting unless such Member has paid up the shares held by such Member. No Member holding Preferred Shares shall be entitled to vote at any general meeting after the occurrence of the Redemption Condition, as set forth in Regulation 48.

42.        Voting on show of hands

           At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles of Association, every Member present in Person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

43.        Decision of chairman

           At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles of Association, be conclusive evidence of that fact.

44.        Demand for a poll

          (1) Notwithstanding the provisions of the immediately preceding two Regulations, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Articles of Association), a poll may be demanded by any of the following persons:-

               (a)  the chairman of such meeting; or

               (b) at least three Members present in Person or represented by proxy; or

               (c) any Member or Members present in Person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

               (d) any Member or Members present in Person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

          (2) Where, in accordance with the provisions of subparagraph (1) of this Regulation, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share entitled to vote of which such person is the holder, or for which such person holds a proxy, and such vote shall be counted in the manner set out in sub-paragraph (4) of this Regulation or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

          (3)  A poll demanded in accordance with the provisions of subparagraph
               (1) of this Regulation, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the President (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

          (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

45.        Seniority of joint holders voting

           In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

46.        Instrument of proxy

           The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

47.        Representation of corporations at meetings

           A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

48.        Intentionally Omitted

49.        Intentionally Omitted

50.        Power to issue shares

          (1) Prior to the redemption of all of the outstanding Preferred Shares, the Board shall not issue any shares, including any additional Preferred Shares or any other class of shares, other than to Telecom Americas Ltd. and shall not alter the rights of any shares, without an amendment to the Memorandum. After all such Preferred Shares have been redeemed or cancelled, and subject to these Articles of Association and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

          (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

          (3) The Company may from time to time issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

51. Variation of rights, alteration of share capital and purchase of shares of the Company

          (1) Subject to Regulations 9 and 50 and, for the avoidance of doubt, Regulation 51(2), any Preferred Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

          (2) If at any time there are different classes of shares outstanding, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, in addition to any vote of the Members or the Board otherwise required for the taking of such action, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

          (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its authorised share capital in accordance with the provisions of
               Section 24 of the Act and subject to Regulations 9 and 50 hereof. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

          (4) Except for the redemption of the Preferred Shares pursuant to the Memorandum, the Company may not purchase all or any part of its own shares for so long as the Preferred Shares possess voting rights, PROVIDED THAT at such time as the Preferred Shares cease to have any voting rights, the Company may from time to time purchase its own shares in accordance with the provisions of
               Section 33 of the Act.

52.        Registered holder of shares

          (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

          (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

53.        Death of a joint holder

           Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

54.        Share certificates

          (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The certificates for the Common Shares and Preferred Shares shall be in the form of Forms "E" and "F" in the Schedule hereto. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

          (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

          (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

          (4) The following legend shall be affixed to the share certificates for the Preferred Shares:

                    THE PREFERRED SHARES EVIDENCED BY THIS SHARE CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY. NO REGISTRATION OF TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY OTHER THAN TO (A) TELECOM AMERICAS LTD. AND ITS SUCCESSORS AND ASSIGNS OR (B) TO A PERMITTED TRANSFEREE OF BCI INVESTMENTS PURSUANT TO AND IN ACCORDANCE WITH THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY. THE PREFERRED SHARES REPRESENTED BY THIS SHARE CERTIFICATE ARE SUBJECT TO REDEMPTION OR CANCELLATION FOR A PRICE OF U.S.$0.01 PER SHARE BY THE COMPANY ON THE OCCURRENCE OF CERTAIN CONDITIONS AND ON THE TERMS SET FORTH IN THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

55.        Intentionally Omitted

56.        Forfeiture of shares

          (1) If any Member fails to pay up, on the day appointed for payment thereof, any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

          (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before payment and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

          (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

57.        Contents of Register of Members

           The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

58.        Inspection of Register of Members

           The Register of Members shall be open to inspection as required under the Act.

59.        Determination of record dates

           Notwithstanding any other provision of these Articles of Association, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.


                               TRANSFER OF SHARES

60.        Instrument of transfer

          (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

          (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

61.        Restriction on transfer

          (1) The Preferred Shares shall be issued solely to and held initially by BCI Investments and shall not be transferred to any other Person except to either (a) Telecom Americas Ltd. and its successors and assigns or (b) to a Permitted Transferee of BCI Investments holding Telecom Americas Shares transferred to it pursuant to and in accordance with Section 4.05 of the Joint Venture Shareholders Agreement (PROVIDED THAT such Permitted Transferee shall be permitted to hold Preferred Shares only for so long as it continues to hold Telecom Americas Shares and remains a Permitted Transferee of BCI Investments). There shall be no restriction on the Sale of the Common Shares.

          (2) Except for transfers of Preferred Shares permitted under Regulation 61(1), the Board shall refuse to register the transfer of the Preferred Shares.

          (3) If the Board refuses to register a transfer of any share in accordance with this Regulation 61, the Secretary shall, within fifteen days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

62.        Transfers by joint holders

           The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

63.        Representative of deceased Member

           In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons., For the purpose of this Regulation, "legal personal representative" means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

64.        Registration on death or bankruptcy

           Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

65.        Declaration of dividends by the Board

           The Board may, subject to the Memorandum and these Articles of Association (including, without limitation, Regulation 9) and in accordance with Section 36 of the Act, declare a dividend to be paid to the Members holding shares entitled to receive such dividends, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

66.        Other distributions

           Subject to the Memorandum and these Articles of Association (including, without limitation, Regulation 9), the Board may declare and make such other distributions (in cash or in specie) to the Members holding shares entitled to receive such dividends as may be lawfully made out of the assets of the Company.

67.        Reserve fund

           Subject to the Memorandum and these Articles of Association (including, without limitation, Regulation 9), the Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

68.        Deduction of Amounts due to the Company

           The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

69.        Issue of bonus shares

          (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's surplus or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members holding Common Shares.

          (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

70.        Records of account

           The Board shall cause to be kept proper records of account in accordance with United States generally accepted accounting principles with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

           Such records of account shall be kept at the registered office of the Company or at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

71.        Financial year end

           The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be the 31st December in each year.

72.        Financial statements

           Subject to the Members waiving this requirement, financial accounts and records as required by section 66(1) of the Act shall be laid before the Members in general meeting.

                                      AUDIT

73.        Appointment of Auditor

           Subject to the Members waiving this requirement, at a general meeting, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

74.        Remuneration of Auditor

           The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

75.        Vacation of office of Auditor

           If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a general meeting to fill the vacancy thereby created.

76.        Access to books of the Company

           The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

77.        Report of the Auditor

          (1) Subject to the Members waiving this requirement, the accounts of the Company shall be audited at least once in every year.

          (2) The financial statements provided for by these Articles of Association shall be audited by the Auditor in accordance with United States generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

          (3) The generally accepted auditing standards referred to in subparagraph (2) of this Regulation may be those of a country or jurisdiction other than the British Virgin Islands. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

78.        Notices to Members of the Company

           A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Regulation, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

79.        Notices to joint Members

           Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to each of such Persons.

80.        Service and delivery of notice

           Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

81.        The seal

           The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside the British Virgin Islands.

82.        Manner in which seal is to be affixed

           The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director or Officer, may affix the seal of the Company attested by such Director or Officer's signature to any authenticated copies of these Articles of Association, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer.

                                   WINDING-UP

83.        Winding-up/distribution by liquidator

           If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members holding Common Shares in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members holding Common Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members holding Common Shares as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                        SCHEDULE - FORM A (Regulation 46)
                        ---------------------------------

                  ............................................

                                    P R O X Y

I/We
of

the holder(s) of share(s) in the above-named company hereby appoint
............................. or failing him/her ............................ or failing him/her ............................................ as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the day of , 2000, and at any adjournment thereof.

Dated this            day of                  , 2000

*GIVEN under the seal of the Company
*Signed by the above-named

..............................


..............................
Witness

*Delete as applicable.

                        SCHEDULE - FORM B (Regulation 56)
                        ---------------------------------

           NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

     You have failed to pay up the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the
     ...... day of ........., 2000 last, the day appointed for payment. You are hereby notified that unless you pay up such shares together with interest thereon at the rate of .......... per annum computed from the said .......
     day of ........., 2000 last, on or before the ....... day of .........,
     2000 next at the place of business of the Company the share(s) will be liable to be forfeited.

     Dated this ....... day of .............., 2000

     [Signature of Secretary]
      By order of the  Board

                        SCHEDULE - FORM C (Regulation 60)
                        ---------------------------------

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED .....................................................[amount]

.....................................................................[transferor]

hereby sell assign and transfer unto ...............................[transferee]

of.....................................................................[address]

...............................................................[number of shares]

shares  of   .................................................[name  of Company]

Dated ......................


                                                          ......................
                                                          (Transferor)

In the presence of:

...............................................................
                    (Witness)


                                                          ......................
                                                          (Transferee)

In the presence of:

...............................................................
                    (Witness)

                        SCHEDULE - FORM D (Regulation 64)
                        ---------------------------------

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
OF A MEMBER

 I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

           WITNESS our hands this ........ day of ..........., 2000

           Signed by the above-named          )
           [person or persons entitled]       )
           in the presence of:                )


           Signed by the above-named          )
           [transferee]                       )
           in the presence of:                )

                        SCHEDULE - FORM E (Regulation 54)
                        ---------------------------------

                   FORM OF SHARE CERTIFICATE FOR COMMON SHARES

                        SCHEDULE - FORM F (Regulation 54)
                        ---------------------------------

                 FORM OF SHARE CERTIFICATE FOR PREFERRED SHARES

We, ARAWAK TRUST COMPANY LIMITED, of Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 21st day of July, 1995:

--------------------------------------------------------------------------------

                   NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

--------------------------------------------------------------------------------



ARAWAK TRUST COMPANY LIMITED
P.O. Box 173
Road Town
Tortola
British Virgin Islands

Trust Company

(Sgd.) David A. Raworth
----------------------------
Arawak Trust Company Limited

--------------------------------------------------------------------------------
Dated this 21st day of July, 1995 Witness to the above signature:

                                                       (Sgd.) M. Fahie
                                                       ------------------------
                                                       Marsha Fahie
                                                       P.O. Box 173
                                                       Road Town
                                                       Tortola
                                                       British Virgin Islands
                                                       Legal Secretary

                                                                  EXECUTION COPY


                          5(a) ALTERACAO CONTRATUAL DA

                               "SBCI BRASIL LTDA."

Pelo presente instrumento particular, as partes a seguir qualificadas,


I SBC INTERNATIONAL-BRAZIL HOLDING, LTD., sociedade organizada e existente de acordo com as leis das Ilhas Cayman, com sede em Ugland House P.O. Box 309 GT, Grand Cayman, Ilhas Cayman, neste ato representada por seu bastante procurador, Sr. ALBERTO DE ORLEANS E BRAGANCA, brasileiro, casado, advogado, residente e domiciliado na Cidade e Estado do Rio de Janeiro, com escritorio na Av. Rio Branco n(0) 1, 14(0) andar, ala "A", inscrito na OAB/RJ sob o n(0) 39.678 e no CPF/MF sob o n(0) 416047507-82;

II AM LATIN AMERICA, LLC (anteriormente denominada Telmex Wireless Brazil, LLC), sociedade de responsabilidade limitada, constituida e existente em conformidade com as leis do Estado de Delaware, Estados Unidos da America, com sede na North Market Street, n(0) 1105, Suite 1300, Wilmington, Delaware, 19801, neste ato representada por seu bastante procurador, Sr. LUIZ FERNANDO TEIXEIRA PINTO, brasileiro, casado, advogado, residente e domiciliado na Av. Almirante Barroso, n(0) 139, 8(0) andar, Cidade e Estado do Rio de Janeiro, portador da carteira de identidade n(0) 659/A, emitida pela Ordem dos Advogados do Brasil, Secao do Distrito Federal (OAB/DF), inscrito no CPF/MF sob o n(0) 011.898.837-91;

III MICHAEL A. MEYER, norte-americano, casado, advogado, portador do passaporte norte-americano n(0) 132301750, residente e domiciliado na 43 Champions Run, San Antonio, Texas 78258, Estados Unidos da America, neste ato representado por seu bastante procurador, Sr. ALBERTO DE ORLEANS E BRAGANCA, acima qualificado;

IV PHILLIP C. ESSMAN, norte-americano, casado, executivo, portador do passaporte norte-americano n(0) 700710260, residente e domiciliado na 216 Branch Oak Way, San Antonio, Texas 78230, Estados Unidos da America, neste ato representado por seu bastante procurador, Sr. ALBERTO DE ORLEANS E BRAGANCA, acima qualificado;

V DANIEL HAJJ ABOUMRAD; mexicano, casado, empresario, portador do passaporte mexicano n(0) 97370024017, residente e domiciliado em Alpes, 1260, Col. Lomas de Chapultepec, Cidade do Mexico, DF 11000, Mexico, neste ato representado por seu bastante procurador LUIZ FERNANDO TEIXEIRA PINTO, acima qualificado;

VI LUIZ FERNANDO TEIXEIRA PINTO, acima qualificado;

Unicos Socios-quotistas representando a totalidade do capital social da SBCI brasil ltda., sociedade por quotas de responsabilidade limitada, com sede na Av. Rio Branco n(0) 1, 14(0) andar - parte, Cidade e Estado do Rio de Janeiro, inscrita no CNPJ/MF 03.542.959/0001-47 (a "Sociedade"), cujo contrato social encontra-se arquivado na Junta Comercial do Estado do Rio de Janeiro, sob o n(0) 33206420304, por despacho de 09 de dezembro de 1999, e

VII TELECOM AMERICAS LTD., sociedade organizada segundo as leis das Bermudas, com sede em Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda, neste ato representada por seu bastante procurador, Sr. ALBERTO DE ORLEANS E BRAGANCA, acima qualificado, por este ato admitida como socia-quotista da Sociedade, tem entre si justo e acordado alterar o Contrato Social da Sociedade nos termos e condicoes abaixo:

(i) A socia-quotista SBC INTERNATIONAL-BRAZIL HOLDING, LTD. neste ato cede e transfere todas as suas 150.443.644 (cento e cinquenta milhoes, quatrocentos e quarenta e tres mil, seiscentos e quarenta e quatro) quotas "B", totalizando R$ 150.443.644 (cento e cinquenta milhoes, quatrocentos e quarenta e tres mil, seiscentos e quarenta e quatro reais) para TELECOM AMERICAS LTD.

(ii) A socia-quotista AM LATIN AMERICA, LLC neste ato cede e transfere todas as suas 445.031.171 (quatrocentos e quarenta e cinco milhoes, trinta e um mil, cento e setenta e uma) quotas na Sociedade, totalizando R$
         445.031.171 (quatrocentos e quarenta e cinco milhoes, trinta e um mil, cento e setenta e um reais), 150.443.645 (cento e cinquenta milhoes, quatrocentos e quarenta e tres mil, seiscentos e quarenta e cinco) sendo quotas "A" e 294.587.526 (duzentos e noventa e quatro milhoes, quinhentos e oitenta e sete mil, quinhentos e vinte e seis) sendo quotas "B" para TELECOM AMERICAS LTD.

(iii) Como resultado das decisoes acima, a AM LATIN AMERICA, LLC deixa de ser quotista da Sociedade e TELECOM AMERICAS LTD., e admitida em seu lugar como quotista da Sociedade.

(iv) Os demais socios-quotistas renunciam, neste ato, seus respectivos direitos de preferencia a transferencia de quotas ora realizada.

(v) Alem das alteracoes ao capital social da Sociedade, acima, os socios-quotistas decidem promover uma serie de outras alteracoes no Contrato Social da Sociedade visando refletir os acordos havidos entre os socios-quotistas.

(vi)     Em razao das deliberacoes acima decidem os socios quotistas consolidar
         o contrato social da Sociedade, passando o mesmo a vigorar com a seguinte redacao:

                               "CONTRATO SOCIAL DA

                               SBCI brasil ltda."

                                   CLAUSULA I

                                   DENOMINACAO

Sob a denominacao de SBCI brasil ltda. fica constituida uma sociedade por quotas de responsabilidade limitada, regida pelas clausulas e condicoes deste Contrato e pelas leis que lhe forem aplicaveis.

                                   CLAUSULA II

                                     OBJETO

A Sociedade tera por objetivo a participacao em outras sociedades civis ou comerciais, como acionista ou socia-quotista, bem como de "joint ventures" e outros tipos de parceria.

                                  CLAUSULA III

                                     DURACAO

A duracao da Sociedade sera por tempo indeterminado.

                                   CLAUSULA IV

                                      SEDE

A Sociedade tem sede na Av. Rio Branco n(0) 1, 14(0) andar - parte, Cidade e Estado do Rio de Janeiro. A Sociedade, por deliberacao dos socios-quotistas, podera abrir outras filiais, agencias, escritorios e demais dependencias no Brasil e no exterior.

                                   CLAUSULA V

                                 CAPITAL SOCIAL

O capital social da Sociedade e de R$ 890.062.346,00 (oitocentos e noventa milhoes, sessenta e dois mil, trezentos e quarenta e seis reais), dividido em
890.062.346 (oitocentos e noventa milhoes, sessenta e dois mil, trezentas e quarenta e seis) quotas, no valor nominal de R$1,00 (hum real) cada uma, totalmente subscritas e integralizadas em moeda corrente nacional, assim distribuidas entre os socios-quotistas:

I. SBC INTERNATIONAL-BRAZIL HOLDING, LTD., possui 294.587.527 (duzentos e noventa e quatro milhoes, quinhentos e oitenta e sete mil, quinhentos e vinte e sete) quotas "A", totalizando R$ 294.587.527 (duzentos e noventa e quatro milhoes, quinhentos e oitenta e sete mil, quinhentos e vinte e sete reais);

II. TELECOM AMERICAS LTD. possui 595.474.815 (quinhentos e noventa e cinco milhoes, quatrocentos e setenta e quatro mil, oitocentos e quinze) quotas, totalizando R$595.474.815 (quinhentos e noventa e cinco milhoes, quatrocentos e setenta e quatro mil, oitocentos e quinze reais), sendo 150.443.645 (cento e cinquenta milhoes, quatrocentos e quarenta e tres mil, seiscentos e quarenta e cinco) quotas "A" e 445,031,170 (quatrocentos e quarenta e cinco milhoes, trinta e um mil, cento e setenta) Quotas "B";

III. MICHAEL A. MEYER possui 1 (uma) quota "B", totalizando R$ 1,00 (um real);

IV. PHILLIP C. ESSMAN possui 1 (uma) quota "B", totalizando R$ 1,00 (um real);

V. DANIEL HAJJ ABOUMRAD possui 1 (uma) quota "B", totalizando R$ 1,00 (um real);

VI. LUIZ FERNANDO TEIXEIRA PINTO possui 1 (uma) quota "B", totalizando R$ 1,00 (um real).

PARAGRAFO PRIMEIRO: A responsabilidade dos socios-quotistas e limitada ao valor total do capital social da Sociedade.

PARAGRAFO SEGUNDO: As quotas da Sociedade sao indivisiveis e cada quota "A" confere ao seu titular, o direito a um voto nas deliberacoes das Assembleias Gerais dos Socios-Quotistas.

PARAGRAFO TERCEIRO: As quotas "B" nao conferem a seus titulares qualquer direito de voto nas deliberacoes tomadas nas Assembleias Gerais de Socios-Quotistas, exceto naquilo que afetar o disposto nos paragrafos quarto e quinto desta Clausula V.

PARAGRAFO QUARTO: Cada quota "B" tera direito a um dividendo minimo cumulativo garantido de R$0.40 (quarenta centavos) por ano, que sera acrescido trimestralmente, e atualizado anualmente pela variacao do Indice Geral de Precos
- Disponibilidade Interna (IGP-DI) ou qualquer outro indice que venha a substitui-lo. Antes do pagamento do montante total dos dividendos minimos cumulativos garantidos as quotas "B", a Sociedade nao fara qualquer outra distribuicao relativa as quotas. Uma vez pago o montante total dos dividendos minimos cumulativos garantidos as quotas "B", a Sociedade fara as distribuicoes subsequentes a cada quota "A" e "B" na mesma proporcao. No caso de a Sociedade ser liquidada, os ativos deverao ser usados para pagar as obrigacoes da Sociedade e quaisquer ativos remanescentes deverao ser assim distribuidos:

     (a) os lucros, se houver, serao distribuidos as quotas "B" ate que todos os dividendos minimos cumulativos garantidos tenham sido pagos e, em seguida, a cada quota "A" e "B" em bases iguais; e

     (b) as quotas "B" terao prioridade sobre as quotas "A" no reembolso de capital, limitado ao valor nominal de cada quota.

A fim de dirimir eventuais duvidas, as quotas "A" nao terao direito ao recebimento de qualquer distribuicao, inclusive por ocasiao da liquidacao da Sociedade, para o efeito de compensar quaisquer distribuicoes feitas as quotas "B" a titulo de dividendo minimo cumulativo.

PARAGRAFO QUINTO: As quotas "A" detidas pela socia-quotista SBC INTERNATIONAL - BRAZIL HOLDING, LTD. nao serao transferidas a quaisquer Pessoas exceto a TELECOM AMERICAS LTD. e seus sucessores e cessionarios, na forma estipulada na Escritura de Debenture Permutavel ("Exchangeable Debenture Agreement") datada de 16 de Novembro, 2000 entre SBC INTERNATIONAL - BRAZIL HOLDING, LTD., TELECOM AMERICAS LTD. e a Sociedade, com copia devidamente depositada na sede social. Nao ha restricoes a transferencia de quotas "A" ou "B" detidas pela TELECOM AMERICAS LTD.


                                   CLAUSULA VI

                                    GERENCIA

A gerencia da Sociedade sera responsabilidade das socias-quotistas SBC INTERNATIONAL-BRAZIL HOLDING, LTD. e TELECOM AMERICAS LTD., as quais exercerao as funcoes de gerencia por meio de delegacao de poderes a um Conselho de Administracao da Sociedade e a um Gerente, residente e domiciliado no Brasil, nomeado por indicacao do Conselho de Administracao, ao qual serao atribuidos todos os poderes necessarios ao exercicio daquela funcao, na forma prevista no Artigo 13 do Decreto n(0) 3.708 de 10.01.1919.

PARAGRAFO UNICO: A remuneracao do Gerente sera determinada pelos socios-quotistas, representando a maioria das quotas "A", devendo o respectivo pagamento ser debitado como parte das despesas gerais da Sociedade. Os membros do Conselho de Administracao nao farao jus a qualquer remuneracao.

                                  CLAUSULA VII

                            CONSELHO DE ADMINISTRACAO

O Conselho de Administracao e orgao de deliberacao colegiada, sendo a representacao da Sociedade, nos termos do art. 13 do Decreto n(0) 3.708/19, da competencia privativa do Gerente da Sociedade.

PARAGRAFO PRIMEIRO: O Conselho de Administracao sera composto por 4 (quatro) membros, residentes ou nao no pais, com mandato de 1 (um) ano, permitida a reeleicao, dos quais 2 (dois) serao indicados pela socia-quotista SBC INTERNATIONAL-BRAZIL HOLDING, LTD. e os outros 2 (dois) serao indicados pela socia-quotista TELECOM AMERICAS LTD., por meio de instrumento particular de delegacao de poderes, devidamente arquivado no Registro do Comercio, destituiveis a qualquer tempo pela respectiva socia-quotista que os houver indicado.

PARAGRAFO SEGUNDO: Quando da designacao dos membros do Conselho de Administracao, cabera as socias-quotistas indicar o seu presidente, por maioria de votos dos detentores das quotas "A".

PARAGRAFO TERCEIRO: O Conselho de Administracao reunir-se-a sempre que convocado por qualquer de seus membros, por meio de comunicacao escrita com aviso de recebimento, entregue com antecedencia minima de 15 (quinze) dias, juntamente com a ordem do dia, sendo certo que a falta de convocacao sera sempre remediada pela presenca da totalidade dos membros.

PARAGRAFO QUARTO: As deliberacoes do Conselho de Administracao serao sempre tomadas pela maioria de votos de seus membros, em pessoa, ou devidamente representados por seus procuradores.

PARAGRAFO QUINTO: As reunioes do Conselho de Administracao serao sempre presididas por seu Presidente, ou por qualquer outro membro designado pelo Conselho, a quem cabera a organizacao dos trabalhos e a tomada dos votos. Em caso de empate nas deliberacoes do Conselho de Administracao, ao Presidente cabera o voto de qualidade.

PARAGRAFO SEXTO: Da reuniao realizada pelo Conselho de Administracao sera lavrada ata com o conteudo da decisao tomada, que so produzira efeitos perante terceiros apos o seu arquivamento no Registro do Comercio.

PARAGRAFO SETIMO: Compete ao Conselho de Administracao:

(i)  fixar a orientacao geral dos negocios da Sociedade;

(ii) fiscalizar o desempenho do Gerente na administracao da Sociedade, examinando, a qualquer tempo, os livros e papeis da Sociedade; solicitar informacoes sobre contratos celebrados ou em via de celebracao, bem como qualquer outra informacao sobre quaisquer outros atos;

(iii) manifestar-se sobre o relatorio e as contas da gerencia da Sociedade;

(iv) manifestar-se previamente sobre a realizacao ou nao de operacoes envolvendo valores superiores a R$150.000,00 (cento e cinquenta mil reais), atualizados segundo os indices de variacao do IGP-DI ou outro indice que o substitua;

(v)  aprovar o orcamento anual da Sociedade preparado e proposto pelo Gerente;


                                  Clausula VIII

                                     GERENTE

O Gerente, indicado pelo Conselho de Administracao da Sociedade, devera praticar todos os atos necessarios e convenientes a administracao da Sociedade e tera todos os poderes necessarios a representacao da mesma, em juizo ou fora dele, ativa ou passivamente, perante terceiros, reparticoes e autoridades publicas federais, estaduais e municipais e, ainda, perante qualquer orgao governamental, devendo permanecer no seu cargo ate que venha a ser substituido.

                                   CLAUSULA IX

                                ATOS DA SOCIEDADE

Todos os atos que envolvam responsabilidades e obriguem a Sociedade, a sua representacao ativa e passiva, bem como o uso da firma ou denominacao social, caberao sempre:

a)   ao Gerente isoladamente;

b) a dois procuradores, agindo em conjunto, nomeados na forma do Paragrafo Terceiro abaixo; ou

c) a um procurador, isoladamente, indicado pela Sociedade e de acordo com os termos da procuracao, observado o disposto nos Paragrafos Segundo e Terceiro abaixo.

PARAGRAFO PRIMEIRO: A denominacao social somente devera ser usada em atos ou transacoes relacionadas com os objetivos e interesses da Sociedade.

PARAGRAFO SEGUNDO: A representacao individual prevista no caput desta Clausula, item "c", devera ser limitada aos atos que envolvam a representacao da Sociedade perante a Justica do Trabalho, quaisquer reparticoes e orgaos publicos federais, estaduais e municipais, correios, sindicatos de trabalhadores, Banco Central do Brasil, na emissao de faturas, endosso de cheques e duplicatas, desconto e garantia, recebimento de qualquer montante, exclusivamente para deposito em conta bancaria da Sociedade, tendo poderes para assinar recibos, dar quitacao e qualquer outro poder conferido em um instrumento de mandato especifico a ser outorgado nos termos do Paragrafo Terceiro desta Clausula.

PARAGRAFO TERCEIRO: A Sociedade representada pelo Gerente podera indicar procuradores para a execucao de atos ou transacoes especificos, os quais deverao ter poderes para assinar isoladamente ou em conjunto, dependendo dos poderes conferidos pelo respectivo instrumento de mandato. Os instrumentos de mandato concedidos pela Sociedade devem estabelecer expressamente os poderes outorgados e terao um prazo limitado de duracao, exceto aqueles conferidos com o poder da clausula "ad judicia", cujo prazo de duracao devera ser indefinido. E vedada a delegacao de poderes em instrumentos de mandato outorgados com os poderes da clausula "ad negotia".

                                   CLAUSULA X

                            DEMONSTRACOES FINANCEIRAS

O exercicio social iniciar-se-a em 1(0)de janeiro e terminara em 31 de dezembro. O primeiro exercicio social encerrou-se em 31 de dezembro de 1999.

PARAGRAFO PRIMEIRO: Ao final do exercicio social devera ser levantado o Balanco Geral da Sociedade.

PARAGRAFO SEGUNDO: A destinacao do lucro liquido da Sociedade, apurado anualmente ou em periodo inferior, devera ser alocado conforme deliberacao dos socios-quotistas detentores da maioria das quotas "A".

PARAGRAFO TERCEIRO: Se for o caso, a Sociedade deduzira dos lucros os prejuizos. Os lucros remanescentes deverao ser alocados por deliberacao dos socios-quotistas detentores da maioria das quotas "A", na forma do Paragrafo Quarto da Clausula V deste instrumento.

PARAGRAFO QUARTO: Os socios-quotistas poderao decidir pela criacao de uma conta de reserva, observado o quorum deliberativo previsto no Paragrafo Segundo acima.

PARAGRAFO QUINTO: Os prejuizos apurados deverao ser transferidos para o ano fiscal subsequente, segundo a legislacao vigente.

PARAGRAFO SEXTO: Os socios-quotistas poderao decidir sobre o levantamento de balancos parciais, a qualquer tempo, (a) com a finalidade de distribuir lucros num periodo inferior a um ano completo, e (b) para qualquer outra finalidade.

                                   CLAUSULA XI

                      ASSEMBLEIA GERAL DE SOCIOS-QUOTISTAS

A Assembleia Geral dos Socios-Quotistas devera reunir-se sempre que necessario para o interesse da Sociedade e para os seguintes fins:

a)       discutir e aprovar as demonstracoes financeiras da Sociedade;
b)       decidir quanto a distribuicao de dividendos;
c)       discutir e votar outros assuntos de interesse da Sociedade; e
d)       decidir sobre outras materias de competencia dos socios-quotistas.

                                  CLAUSULA XII

                       DELIBERACOES NAS ASSEMBLEIAS GERAIS

Todas as deliberacoes ou assuntos que forem submetidos aos socios-quotistas, deverao ser aprovados por aqueles titulares da maioria das quotas "A", exceto nos casos expressamente previstos neste Contrato Social.

                                  CLAUSULA XIII

                             DISSOLUCAO E LIQUIDACAO

A Sociedade nao se dissolvera ou sera liquidada por falencia ou retirada de qualquer dos seus socios-quotistas. A Sociedade continuara a existir com os socios-quotistas remanescentes, que deverao adquirir ou indicar um terceiro para adquirir estas quotas, observado o direito de preferencia dos socios-quotistas remanescentes e na proporcao das quotas possuidas de adquirirem as quotas de socio-quotista falido ou retirante. A referida aquisicao devera ser feita segundo o valor patrimonial contabil das quotas fixadas em um balanco especialmente levantado para esse fim.

                                  CLAUSULA XIV

                          ALTERACAO DO CONTRATO SOCIAL

O presente contrato social podera ser alterado, total ou parcialmente, inclusive no caso de retirada de algum dos socios-quotistas e liquidacao da Sociedade, por decisao aprovada pelos socios-quotistas que representem a totalidade do capital social.

PARAGRAFO UNICO: A Sociedade podera ser transformada em sociedade anonima, a qualquer tempo, por decisao dos socios-quotistas que representem a totalidade do capital social.

                                   CLAUSULA XV

                               ACORDOS DE QUOTISTA

A Sociedade e seus administradores deverao dar cumprimento a qualquer acordo de quotistas, devidamente depositado na sede social, e a Sociedade e os orgaos da administracao obrigam-se a agir sempre em conformidade com os ditames do mesmo e a rejeitar qualquer ato contrario ao disposto em qualquer acordo de quotistas. Na hipotese de qualquer conflito entre o presente Contrato Social e qualquer acordo de quotistas, os termos do acordo de quotistas deverao prevalecer.

E por estarem assim justos e contratados, firmam os socios-quotistas o presente instrumento em 5 (cinco) vias de mesmo teor e efeito na presenca das testemunhas abaixo.

                     Rio de Janeiro, 16 de Novembro de 2000.

                     --------------------------------------
                     SBC INTERNATIONAL-BRAZIL HOLDING, LTD.
                        pp. Alberto de Orleans e Braganca

                     ---------------------------------------
                              AM LATIN AMERICA, LLC
                        pp. Luiz Fernando Teixeira Pinto

                     ---------------------------------------
                              TELECOM AMERICAS LTD.
                        pp. Alberto de Orleans e Braganca

                     --------------------------------------
                                MICHAEL A. MEYER
                        pp. Alberto de Orleans e Braganca

                      -------------------------------------
                                PHILLIP C. ESSMAN
                        pp. Alberto de Orleans e Braganca

                     --------------------------------------
                              DANIEL HAJJ ABOUMRAD
                        pp. Luiz Fernando Teixeira Pinto

                      -------------------------------------
                          LUIZ FERNANDO TEIXEIRA PINTO

                                                 Visto do Advogado Responsavel:



                                                     --------------------------
                                                  Alberto de Orleans e Braganca

                                                                  OAB/RJ 39.678

Testemunhas:

1.       ____________________________        2.       __________________________
      Nome: ___________                           Nome: _____________
      RG: _____________                           RG: _______________

                                                                  EXECUTION COPY

                 5TH AMENDMENT TO THE ARTICLES OF ASSOCIATION OF

                               "SBCI BRASIL LTDA."

By means of this instrument, the parties hereinbelow:

I SBC INTERNATIONAL-BRAZIL HOLDING, LTD., a company organized and existing in accordance with the laws of the Cayman Islands, with its main office in Ugland House P.O. Box 309, GT, Grand Cayman, the Cayman Islands, herein represented by its lawful attorney-in-fact ALBERTO DE ORLEANS E BRAGANCA, Brazilian citizen, married, attorney, resident and domiciled in the city and state of Rio de Janeiro, with offices at Av. Rio Branco 1, 14th floor-A, registered at OAB/RJ under n. 39.678 and enrolled at CPF/MF under n. 416047507-82;

II AM LATIN AMERICA, LLC (formerly known as Telmex Wireless Brazil, LLC), a limited liability company organized and existing in accordance with the laws of the state of Delaware, United States of America, headquartered at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801, herein represented by its lawful attorney-in-fact, LUIZ FERNANDO TEXEIRA PINTO, Brazilian citizen, married, attorney, resident and domiciled at Av. Almirante Barroso, n. 139, 8th floor, city and state of Rio de Janeiro, bearer of the identity card n. 659/A, issued by the Brazilian Bar Association, Distrito Federal (OAB/DF), enrolled at CPF/MF under n. 011.898.837-91;

III MICHAEL A. MEYER, U.S. citizen, married, attorney, holder of the American Passport n. 132301750, resident and domiciled at 43 Champions Run, San Antonio, Texas, 78258, United States, herein represented by its lawful attorney-in-fact, ALBERTO DE ORLEANS E BRAGANCA, qualified above;

IV PHILLIP C. ESSMAN, U.S. citizen, married, business executive, holder of the American passport n. 700710260, resident and domiciled at 216 Branch Oak Way, San Antonio, Texas, 78230, United States, herein represented by its lawful attorney-in-fact, ALBERTO DE ORLEANS E BRAGANCA, qualified above;

V DANIEL HAJJ ABOUMRAD, Mexican citizen, married, businessman, bearer of the Mexican passport n. 97370024017, resident and domiciled at Alpes n. 1260, Col. Lomas de Chapultepec, Mexico City, DF 11000, Mexico, herein represented by its lawful attorney-in-fact, LUIZ FERNANDO TEIXEIRA PINTO, qualified above; and

VI LUIZ FERNANDO TEIXEIRA PINTO, qualified above;

sole quotaholders of SBCI BRASIL LTDA., a limited liability company, with main offices at Av. Rio Branco 1, 14(0)andar - parte, city and state of Rio de Janeiro, enrolled at CNPJ/MF under n. 03.542.959/0001-47 (the "Company"), whose Articles of Association are filed with the Board of Trade of Rio de Janeiro under n. 33206420304 pursuant to an order issued on December 09, 1999, and

VII TELECOM AMERICAS LTD., a company organized under the laws of Bermuda, headquartered at Cedar House, 41 Cedar Avenue, Hamilton, HM12, Bermuda, herein represent by its lawful attorney-in-fact, ALBERTO DE ORLEANS E BRAGANCA, qualified above, hereby admitted as a quotaholder of the Company, have agreed to amend the Company's Articles of Association as follows:

(i) The quotaholder SBCI INTERNATIONAL - BRAZIL HOLDING, LTD. shall transfer all of its 150,443,644 (one hundred fifty million four hundred forty three thousand six hundred forty four) "B" quotas, totaling R$150,443,644 (one hundred fifty million four hundred forty three thousand six hundred forty four reais), to TELECOM AMERICAS LTD.;

(ii) The quotaholder AM LATIN AMERICA, LLC shall transfer all of its 445,031,171 (four hundred forty five million thirty one thousand one hundred seventy one) quotas in the Company, totaling R$445,031,171 (four hundred forty five million thirty one thousand one hundred seventy one reais), 150,443,645 (one hundred fifty million four hundred forty three thousand six hundred forty five) being "A" quotas and 294,587,526 (two hundred ninety four million five hundred eighty seven thousand five hundred twenty six) being "B" quotas, to TELECOM AMERICAS LTD.

(iii) As a result of the above resolutions, AM LATIN AMERICA, LLC hereby withdraws as a quotaholder of the Company and TELECOM AMERICAS LTD., in turn, is hereby admitted as a quotaholder of the Company.

(iv) Each of the other quotaholders hereby waive their respective rights of first refusal to the transfer herein.

(v) In addition to the above changes relating to the capital stock of the Company, the quotaholders hereby amend several other provisions of the Articles of Association of the Company in order to reflect the agreements between the quotaholders.

(vi) As a result of the above resolutions, the quotaholders hereby amend and restate the Company's Articles of Association, which shall now read as follows:

                           ARTICLES OF ASSOCIATION OF

                               "SBCI BRASIL LTDA."

                                    ARTICLE I

                                      NAME

     The name of the Company is SBCI BRASIL LTDA., organized as a limited liability company and governed by the provisions of these Articles of Association and by applicable laws.

                                   ARTICLE II

                                     PURPOSE

     The corporate purposes of the Company are to hold equity in other civil or commercial companies or corporations, whether as quotaholder or shareholder, as well as to participate in joint ventures and other forms of partnership.

                                   ARTICLE III

                                    DURATION

     The duration of the Company is indefinite.

                                   ARTICLE IV

                                   MAIN OFFICE

     The main office of the Company is located at Av. Rio Branco n. 1, 14th floor, city and state of Rio de Janeiro. The Company may, by decision of the quotaholders, open other branches, agencies, offices and other facilities in Brazil and abroad.

                                    ARTICLE V

                                  CAPITAL STOCK

     The Company's capital stock is R$ 890,062,346 (eight hundred ninety million sixty two thousand three hundred forty six reais), divided into 890,062,346 (eight hundred ninety million sixty two thousand three hundred forty six) quotas with a par value of R$1.00 (one real) each, fully subscribed and paid up in Brazilian currency, and distributed among the quotaholders as follows:

I. SBC INTERNATIONAL - BRAZIL HOLDING, LTD. holds 294,587,527 (two hundred ninety four million five hundred eighty seven thousand five hundred twenty seven) "A" quotas, totaling R$294,587,527 (two hundred ninety four million five hundred eighty seven thousand five hundred twenty seven reais);

II. TELECOM AMERICAS LTD. holds 595,474,815 (five hundred ninety five million four hundred seventy four thousand eight hundred fifteen) quotas, totaling R$595,474,815 (five hundred ninety five million four hundred seventy four thousand eight hundred fifteen reais), 150,443,645 (one hundred fifty million four hundred forty three thousand six hundred forty five) being "A" quotas and 445,031,170 (four hundred forty five million thirty one thousand one hundred seventy) being "B" quotas;

III. MICHAEL A. MEYER holds 1 (one) quota "B" in the total amount of R$ 1.00 (one real);

IV. PHILLIP C. ESSMAN holds 1 (one) quota "B" in the total amount of R$ 1.00 (one real);

V. DANIEL HAJJ ABOUMRAD holds 1 (one) quota "B" in the total amount of R$ 1.00 (one real);

VI. LUIZ FERNANDO TEIXEIRA PINTO holds 1 (one) quota "B" in the total amount of R$ 1.00 (one real).

     PARAGRAPH ONE: The liability of the quotaholders is limited to the total value of the capital stock of the Company,

     PARAGRAPH TWO: The quotas of the Company are indivisible and each quota "A" confers its holder the right to one vote in the resolutions of the Quotaholders General Meetings.

     PARAGRAPH THREE: Quotas "B" are not entitled to any vote in the resolutions of the Quotaholders General Meetings, except any vote affecting the rights or restrictions provided in paragraphs four and five of this Article V.

     PARAGRAPH FOUR: Each quota "B" shall have a guaranteed minimum cumulative dividend thereon of R$0.40 (forty cents of a real) per annum, which shall accrue quarterly as adjusted annually for inflation by the variation of the "Indice Geral de Precos - Disponibilidade Interna" (IGP-DI) index or any other index that may come to replace it. Prior to the payment of all accrued guaranteed minimum cumulative dividends in full to the quotas "B", the Company shall not make any other distributions with respect to the quotas. Once all such accrued guaranteed minimum cumulative dividends have been paid on the quotas "B", the Company shall make all subsequent distributions on each quota "A" and quota "B" on an equal basis. In the event the Company is liquidated, the assets shall be used to pay the obligations of the Company and any remaining assets shall be distributed as follows:

          (a) the profits, if any, will be distributed in respect of the quotas "B" until all accrued guaranteed minimum cumulative dividends shall have been paid and thereafter to each quota "A" and quota "B" on an equal basis; and

          (b) the quotas "B" shall have priority over the quotas "A" in the reimbursement of capital, limited to the par value of each quota.

For the avoidance of doubt, the quotas "A" shall not be entitled to receive any distribution, including upon liquidation of the Company, in order to offset any distributions made to the quotas "B" as a minimum cumulative dividend.

     PARAGRAPH FIVE: The quotas "A" held initially by SBC INTERNATIONAL - BRAZIL HOLDING, LTD. shall not be transferred to any other Person except to TELECOM AMERICAS LTD. and its successors and assigns, pursuant to the Exchangeable Debenture Agreement dated as of November 16, 2000 by and among SBC INTERNATIONAL -BRAZIL HOLDING, LTD., TELECOM AMERICAS LTD. and the Company, with a copy duly filed at the Company's main office. There shall be no restriction on the transfer of the quotas "A" or the quotas "B" held by TELECOM AMERICAS LTD.

                                   ARTICLE VI

                                   MANAGEMENT

     Management of the Company shall be the responsibility of the quotaholders SBC INTERNATIONAL - BRAZIL HOLDING, LTD. and TELECOM AMERICAS LTD., which shall perform the management functions through delegation of powers to a Board of Directors of the Company and to a Manager, resident and domiciled in Brazil, appointed by the Board of Directors, being such Manager vested with all the powers necessary to perform such functions, as set forth in article 13 of Decree
3.708 of January 10, 1919.

     SOLE PARAGRAPH: The remuneration of the Manager will be determined by the quotaholders representing a majority of quotas "A", and the payment thereof shall be debited as part of the Company's general expenses. The members of the Board of Directors shall not be entitled to any kind of remuneration.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

                  The Board of Directors is the collective deciding corporate body of the Company, and the representation of Company is, under the provisions of art. 13 of Decree 3.708/19 specifically the responsibility of the Manager of the Company.

                  PARAGRAPH ONE: The Board of Directors shall be comprised of 4
(four) members, resident in the country or not, for a term of 1 (one) year, reelection permitted, of which 2 (two) members shall be appointed by the quotaholder SBC INTERNATIONAL - BRAZIL HOLDING, LTD. and the other 2 (two) by the quotaholder TELECOM AMERICAS LTD. through instrument of delegation of powers, duly filed with the Board of Trade, being such board members dismissable at any time by the respective quotaholder who appointed them.

                  PARAGRAPH TWO: At the time the members of the Board of Directors are appointed, the quotaholders shall appoint the chairman of the Board of Directors, by the holders of a majority of quotas "A".

                  PARAGRAPH THREE: The Board of Directors shall convene whenever a meeting is called by any of its members, by delivery of a written notice with receipt to all members containing a proposed agenda for such meeting at least 15 (fifteen) days prior to the proposed meeting. Any defect in the calling of the meeting shall be cured by the attendance of all the members of the Board of Directors.

     PARAGRAPH FOUR: Resolutions of the Board of Directors shall be made by the majority of the votes of its members, in person or through duly appointed attorneys-in-fact.

     PARAGRAPH FIVE: The meetings of the Board of Directors shall always be chaired by its Chairman, or by such other member designated by the Board of Directors who shall be responsible for organizing the meeting and taking votes. In the event of a tie vote, the Chairman shall cast the deciding vote.

     PARAGRAPH SIX: The resolutions taken in the meetings of the Board of Directors shall be recorded in minutes, which shall only become effective with respect to third parties after being duly filed with the Board of Trade.

     PARAGRAPH SEVEN: The Board of Directors has the following responsibilities:


     (i)  to set the overall business strategy of the Company;

     (ii) to supervise management performance, examining, at any time, the Company's books, papers and other documents; to request information on contracts, either signed or to be signed, and any other information on any other acts;

     (iii) to review management's reports and accounts;

     (iv) to approve transactions involving amounts in excess of R$150,000 (one hundred fifty thousand reais), as adjusted for inflation by the variation of the IGP-DI index or any other index that may come to replace it; and

     (v) to approve the annual budget of the Company proposed and prepared by management.


                                  ARTICLE VIII

                                     MANAGER

     The Manager, appointed by the Board of Directors, shall perform all acts necessary and convenient for the management of the Company and shall have all powers necessary to represent the Company, in or out of court, active or passively, before third parties, federal, state and municipal public authorities and agencies and, furthermore, before any governmental body, and he must remain in office until duly replaced.

                                   ARTICLE IX

                               ACTS BY THE COMPANY

     All acts that involve liability and bind the Company, its active or passive representation, as well as the use of the corporate name, shall always be the responsibility of:

     (a)  the Manager, individually;

     (b) two attorneys-in-fact, acting jointly, appointed pursuant to Paragraph Three below; or

     (c) an attorney-in-fact, individually, appointed by the Company and pursuant to the provisions of his power-of-attorney, observing the provisions of Paragraphs Two and Three below.

     PARAGRAPH ONE: The corporate name may only be used in acts and transactions relating to the corporate purpose and interest.

     PARAGRAPH TWO: The individual representation of the Company set forth in the first paragraph of this Article, item "c", shall be limited to those acts that involve the representation of the Company before the Labor Courts, any federal, state and municipal public authorities and agencies, post-office, labor unions, the Central Bank of Brazil; to the issuance of invoices, endorsement of checks and tradebills, discounts and guarantees, receipt of any amounts, exclusively for deposit into a bank account of the Company; and shall include all powers to sign receipts, grant discharge and any other power conferred under an instrument of power-of-attorney granted pursuant to the terms of Paragraph Three of this Article.

     PARAGRAPH THREE: The Company, represented by the Manager, may appoint attorneys-in-fact to perform specific acts or transactions, and such attorneys-in-fact shall be empowered to sign individually or jointly depending on the powers conferred by their respective powers-of-attorney. The powers-of-attorney granted by the Company shall expressly state the powers granted thereunder and shall have a limited term of validity, except for those powers-of-attorney granted with the clause ad-judicia, which shall be for an indefinite term. The granting of powers under powers-of-attorney with the clause ad-negotia are expressly prohibited.

                                    ARTICLE X

                              FINANCIAL STATEMENTS

     The fiscal year shall commence on January 1 and end on December 31. The first fiscal year ended on December 31,

1999;

     PARAGRAPH ONE: The Annual Balance Sheet of the Company shall be prepared at the end of each fiscal year.

     PARAGRAPH TWO: The net profit of the Company for the year or for a shorter period, as the case may be, shall be allocated in accordance with resolutions of the holders of a majority of the quotas "A".

     PARAGRAPH THREE: The Company shall deduct losses, as the case may be, from profits. Remaining profits shall be allocated in accordance with resolutions of the holders of a majority of the quotas "A", subject to Article V, Paragraph Four hereof.

     PARAGRAPH FOUR: The quotaholders may decide to allocate funds to the creation and funding of a reserve account, observing the quorum for resolutions as set forth in Paragraph Two above.

     PARAGRAPH FIVE: Any losses incurred in a fiscal year shall be carried over to the next fiscal year, pursuant to applicable legislation in effect.

     PARAGRAPH SIX: The quotaholders may cause interim financial statements to be prepared, at any time, (a) for the purpose of distributing profits in a period shorter than a fiscal year, and (b) for any other purpose.

                                   ARTICLE XI

                          GENERAL QUOTAHOLDERS MEETINGS

     General Quotaholders Meetings shall convene whenever in the Company's interest and for any of the following purposes:

     (a)  to discuss and approve the financial statements of the Company;

     (b) to decide on the distribution of dividends;

     (c) to discuss and to vote on other matters of corporate interest; and

     (d) to decide on other matters required to be decided by quotaholders.


                                   ARTICLE XII

                  DECISIONS IN THE GENERAL QUOTAHOLDERS MEETING

     All proposals or matters submitted to the quotaholders must be approved by the holders of a majority of the quotas "A", except as otherwise provided in these Articles of Association.

                                  ARTICLE XIII

                           DISSOLUTION AND LIQUIDATION

     The Company shall not be dissolved or liquidated as a result of bankruptcy or withdrawal of any of its quotaholders. The Company shall survive with the remaining quotaholders, who shall acquire or refer a third party to acquire the quotas of the bankrupt or withdrawing quotaholder, subject to the preemptive rights of the remaining quotaholders and to the proportion of quotas they hold at that time. The purchase price of such quotas shall be the net worth book value of the quotas, as provided in a balance sheet prepared especially for such purpose.

                                   ARTICLE XIV

                    AMENDMENTS TO THE ARTICLES OF ASSOCIATION

     Any amendment to these Articles of Association, whether in total or in part, including in the case of liquidation of the Company or withdrawal of any quotaholder, shall be approved by the quotaholders representing the totality of the capital stock of the Company.

     SOLE PARAGRAPH: The Company may be converted into a corporation ("sociedade anonima") at any time, by resolution of the quotaholders representing the totality of the capital stock of the Company.



                                   ARTICLE XV

                             QUOTAHOLDERS AGREEMENTS

     The Company and its management shall observe and perform any quotaholders agreement duly filed at the main office of the Company, and the Company and its management undertake to always act in accordance with the provisions of any such agreement and to reject any act contrary thereto. In the event of any inconsistency between these Articles of Association and any such agreement, the terms of such agreement shall prevail.

     Thus agreed, the quotaholders sign this instrument in 3 (three) counterparts of equal tenor and effect, in the presence of the witnesses below.

                        Rio de Janeiro, November 16, 2000

                 ----------------------------------------------
                    SBC INTERNATIONAL - BRAZIL HOLDING, LTD.

                        pp. Alberto de Orleans e Braganca

                 ----------------------------------------------
                              AM LATIN AMERICA, LLC

                        pp. Luiz Fernando Teixeira Pinto

                  ---------------------------------------------
                              TELECOM AMERICAS LTD.

                        pp. Alberto de Orleans e Braganca

                 ----------------------------------------------
                                MICHAEL A. MEYER

                        pp. Alberto de Orleans e Braganca

                 ----------------------------------------------
                                PHILLIP C. ESSMAN

                        pp. Alberto de Orleans e Braganca

                 ----------------------------------------------
                              DANIEL HAJJ ABOUMRAD

                        pp. Luiz Fernando Teixeira Pinto

                 ----------------------------------------------
                          LUIZ FERNANDO TEIXEIRA PINTO

                                                 Visa of Responsible Attorney:


                                                    --------------------------
                                                 Alberto de Orleans e Braganca

                                                                  OAB/RJ39.678

Witnesses:
1. _____________                          2.  _____________

   Name:                                      Name:
   RG:                                        RG:

                                    EXHIBIT C

                      INITIAL BUSINESS PLAN OF THE COMPANY

[Forty pages of materials omitted.]

                                    EXHIBIT D

                 FORM OF GUARANTEE AND SHARE RETENTION AGREEMENT

                                                                       EXHIBIT D
                                                   TO THE SHAREHOLDERS AGREEMENT

                 FORM OF GUARANTEE AND SHARE RETENTION AGREEMENT

           GUARANTEE AND SHARE RETENTION AGREEMENT, dated as of November [__], 2000 (this "Agreement"), by and among Bell Canada International Inc., a corporation organized under the laws of Canada ("BCI"), Bell Canada International Investments Limited, a corporation organized under the laws of the British Virgin Islands ("Permitted BCI Subsidiary"; together with BCI, the "BCI Companies" and each individually, a "BCI Company")), America Movil, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("America Movil"), AM Latin America, LLC, a Delaware limited liability company ("Permitted AM Subsidiary"), SBC International, Inc., a corporation organized under the laws of the State of Delaware ("SBCI"), SBC International - Brazil Holding Ltd., a company organized under the laws of the Cayman Islands ("Permitted SBCI Subsidiary"; together with SBCI, the "SBCI Companies" and each individually, a "SBCI Company") and Ivey Holdco Ltd., a company organized under the laws of Bermuda ("Ivey Holdco").

           WHEREAS, each of BCI, America Movil (as successor in interest to Telefonos de Mexico, S.A. de C.V.) and SBCI (individually, a "Venturer" and together, the "Venturers") has entered into an Amended and Restated Joint Venture Agreement, dated as of September 25, 2000 (the "Joint Venture Agreement"), pursuant to which each Venturer has, directly or indirectly, contributed capital and its respective ownership interest in certain companies to a joint venture among the Venturers (the "Joint Venture"), subject to the terms and conditions set forth therein;

           WHEREAS, each of Permitted BCI Subsidiary, Permitted AM Subsidiary and Permitted SBCI Subsidiary (individually, a "Permitted Subsidiary" and together, the "Permitted Subsidiaries") has entered into a Shareholders Agreement, dated as of November [__], 2000 (the "Shareholders Agreement") in order to provide for the organization and governance of the Joint Venture;

           WHEREAS, as of the date hereof, BCI owns issued and outstanding shares of capital stock representing not less than a majority of the economic and voting interest in the Permitted BCI Subsidiary, America Movil owns directly or indirectly issued and outstanding capital stock representing not less than a majority of the economic and voting interest in the Permitted AM Subsidiary and SBCI owns issued and outstanding capital stock representing not less than a majority of the economic and voting interest in the Permitted SBCI Subsidiary;

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. Certain Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings hareholders Agreement.

           2. Representations and Warranties of the BCI Companies. The BCI Companies, jointly and severally, represent and warrant that:

           (a) Existence and Power. BCI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement. Permitted BCI Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement.

           (b) Capitalization of Permitted BCI Subsidiary. All of the issued and outstanding capital stock and other Equity Interests of the Permitted BCI Subsidiary are owned beneficially and of record by BCI and the other holders set forth on Schedule A attached hereto, in the amounts set forth opposite the name of each such holder on Schedule A attached hereto (the "BCI Majority Equity Interests"). Except as set forth in Schedule A attached hereto, no BCI Company is a party or subject to, has authorized, issued or outstanding or is bound by, any subscription rights, options, warrants, calls, convertible securities, agreements, preemptive (statutory or contractual) rights, acquisition rights, redemption rights, arrangements or commitments of any character, including, without limitation, rights of first refusal, rights of first offer, or other comparable rights relating to the Equity Interests of the Permitted BCI Subsidiary or any other right or claim of any character that restrict the transfer of, require the issuance of, or otherwise relate to (collectively, "Transfer Agreements") any class of the capital stock or other Equity Interests of the Permitted BCI Subsidiary. Except as set forth on Schedule A attached hereto, no Encumbrance on any of BCI Majority Equity Interests exists or has been recorded on the share registry of the Permitted BCI Subsidiary. Except as set forth on Schedule A attached hereto, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting, ownership or transfer of any Equity Interests of the Permitted BCI Subsidiary.

           (c) Authority. The execution, delivery and performance by each BCI Company of this Agreement (i) have been duly authorized by all necessary corporate action; (ii) will not conflict with or violate any Law or Governmental Order applicable to such BCI Company or any of its assets, properties or businesses; and (iii) will not violate, conflict with or result in a breach of any provision of, or result in the imposition of any Encumbrance upon any of the assets of the BCI Companies under, any of its certificate of incorporation and by-laws or similar organizational documents ("Constitutive Documents") or any agreement or other requirement by which it or any of its properties may be bound or affected. Each BCI Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each BCI Company enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law (collectively, the "Enforceability Exceptions"). No consent of any Person, including the shareholders of the BCI Companies, is required in connection with the execution, delivery and performance of this Agreement or the validity or enforceability of this Agreement against the BCI Companies, except such consents as have been obtained.

           (d) Government Approval. The execution, delivery and performance by each BCI Company of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

           (e) No Immunity. Each BCI Company is subject to civil and commercial law with respect to its obligations hereunder and under the other Transaction Documents to which it is a party, and its execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party constitute private and commercial acts rather than public or governmental acts. No BCI Company or any of its respective properties or revenues has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its respective obligations under this Agreement.

           (f) Control. No Person other than BCI has the power, by contract or otherwise, to direct or influence the exercise by the Permitted BCI Subsidiary of any rights under this Agreement or the other Transaction Documents to which the Permitted BCI Subsidiary is a party, including, without limitation, rights pursuant to Section 3.08 of the Shareholders Agreement.

           3. Representations and Warranties of the America Movil and the Permitted AM Subsidiary. America Movil and the Permitted AM Subsidiary, jointly and severally, represent and warrant that:

           (a) Existence and Power. America Movil is a sociedad anonima de capital variable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement. Permitted AM Subsidiary is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement.

           (b) Capitalization of Permitted AM Subsidiary. All of the issued and outstanding capital stock and other Equity Interests of the Permitted AM Subsidiary are owned beneficially and of record by America Movil through its wholly owned subsidiaries Sercotel, S.A. de C.V. and E-Commerce Data Services, S.A. de C.V., each a sociedad anonima de capital variable organized under the laws of Mexico (together with the Permitted AM Subsidiary, the "AM Subsidiaries"), as set forth on Schedule B attached hereto, (the "America Movil Majority Equity Interests"). Except as set forth in Schedule B attached hereto, neither America Movil nor any AM Subsidiary is a party or subject to, has authorized, issued or outstanding or is bound by, any Transfer Agreements in respect of any class of capital stock or other Equity Interests of the Permitted AM Subsidiary or any other AM Subsidiaries. Except as set forth on Schedule B attached hereto, no Encumbrance on any of America Movil Majority Equity Interests exists or has been recorded on the share registry of the Permitted AM Subsidiary or any other AM Subsidiaries. Except as set forth on Schedule B attached hereto, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting, ownership or transfer of any Equity Interests of the Permitted AM Subsidiary or any other AM Subsidiaries.

           (c) Authority. The execution, delivery and performance by each of America Movil and the Permitted AM Subsidiary of this Agreement (i) have been duly authorized by all necessary corporate action; (ii) will not conflict with or violate any Law or Governmental Order applicable to America Movil or the Permitted AM Subsidiary or any of their respective assets, properties or businesses; and (iii) will not violate, conflict with or result in a breach of any provision of, or result in the imposition of any Encumbrance upon any of the assets of America Movil or the Permitted AM Subsidiary under, any of their respective Constitutive Documents or any agreement or other requirement by which they or any of their respective properties may be bound or affected. Each of America Movil and the Permitted AM Subsidiary has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each America Movil and the Permitted AM Subsidiary enforceable in accordance with its terms, except as the enforceability hereof may be limited by the Enforceability Exceptions. No consent of any Person, including the respective shareholders of America Movil and the Permitted AM Subsidiary, is required in connection with the execution, delivery and performance of this Agreement or the validity or enforceability of this Agreement against America Movil or the Permitted AM Subsidiary, except such consents as have been obtained.

           (d) Government Approval. The execution, delivery and performance by each of America Movil and the Permitted AM Subsidiary of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

           (e) No Immunity. Each of America Movil and the Permitted AM Subsidiary is subject to civil and commercial law with respect to its obligations hereunder and under the other Transaction Documents to which it is a party, and its execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party constitute private and commercial acts rather than public or governmental acts. Neither America Movil nor the Permitted AM Subsidiary nor any of their respective properties or revenues have any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its respective obligations under this Agreement.

           (f) Control. No Person other than America Movil and the AM Subsidiaries has the power, by contract or otherwise, to direct or influence the exercise by the Permitted AM Subsidiary of any rights under this Agreement or the other Transaction Documents to which the Permitted AM Subsidiary is a party, including, without limitation, rights pursuant to Section 3.08 of the Shareholders Agreement.

           4. Representations and Warranties of the SBCI Companies. The SBCI Companies, jointly and severally, represent and warrant that:

           (a) Existence and Power. SBCI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement. Permitted SBCI Subsidiary is a company, duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement.

           (b) Capitalization of Permitted SBCI Subsidiary. All of the issued and outstanding capital stock and other Equity Interests of the Permitted SBCI Subsidiary are owned beneficially and of record by SBCI and the other holders set forth on Schedule C attached hereto, in the amounts set forth opposite the name of each such holder on Schedule C attached hereto (the "SBCI Majority Equity Interests"). Except as set forth in Schedule C attached hereto, no SBCI Company is a party or subject to, has authorized, issued or outstanding or is bound by, any Transfer Agreements in respect of any class of capital stock or other Equity Interests of the Permitted SBCI Subsidiary. Except as set forth on Schedule C attached hereto, no Encumbrance on any of SBCI Majority Equity Interests exists or has been recorded on the share registry of the Permitted SBCI Subsidiary. Except as set forth on Schedule C attached hereto, there are no voting trusts, stockholder agreements, proxies or other agreements or undertakings in effect with respect to the voting, ownership or transfer of any Equity Interests of the Permitted SBCI Subsidiary.

           (c) Authority. The execution, delivery and performance by each SBCI Company of this Agreement (i) have been duly authorized by all necessary corporate action; (ii) will not conflict with or violate any Law or Governmental Order applicable to such SBCI Company or any of its assets, properties or businesses; and (iii) will not violate, conflict with or result in a breach of any provision of, or result in the imposition of any Encumbrance upon any of the assets of the SBCI Companies under, any of its Constitutive Documents or any agreement or other requirement by which it or any of its properties may be bound or affected. Each SBCI Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each SBCI Company enforceable in accordance with its terms, except as the enforceability hereof may be limited by the Enforceability Exceptions. No consent of any Person, including the shareholders of the SBCI Companies, is required in connection with the execution, delivery and performance of this Agreement or the validity or enforceability of this Agreement against the SBCI Companies, except such consents as have been obtained.

           (d) Government Approval. The execution, delivery and performance by each SBCI Company of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

           (e) No Immunity. Each SBCI Company is subject to civil and commercial law with respect to its obligations hereunder and under the other Transaction Documents to which it is a party, and its execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party constitute private and commercial acts rather than public or governmental acts. No SBCI Company or any of its respective properties or revenues have any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its respective obligations under this Agreement.

           (f) Control. No Person other than SBCI has the power, by contract or otherwise, to direct or influence the exercise by the Permitted SBCI Subsidiary of any rights under this Agreement or the other Transaction Documents to which the Permitted SBCI Subsidiary is a party, including, without limitation, rights pursuant to Section 3.08 of the Shareholders Agreement.

           5. Covenants of the Permitted Subsidiaries. Each Permitted Subsidiary covenants and agrees, with respect to itself only, as follows:

           (a) Improper Sale or Encumbrance. No Permitted Subsidiary shall recognize any purported Sale of, or Encumbrance with respect to, any shares of its capital stock or other Equity Interests in violation of this Agreement or the other Transaction Documents, and any such Sale or Encumbrance shall be null and void and the Permitted Subsidiary shall not give any effect in its stock records to such attempted Sale or Encumbrance.

           (b) Implementation. Such Permitted Subsidiary shall take all actions as shall be necessary to cause the effective implementation of the provisions of
Section 5(a), including registration of this Agreement on its books and registration with or notification to the appropriate Governmental Authority, if any.

           (c) Legend. Such Permitted Subsidiary shall cause a legend to be affixed to all certificates representing its capital stock owned directly or indirectly by the Venturer of such Permitted Subsidiary, stating that the transfer of such capital stock is restricted by the terms of this Agreement and the other Transaction Documents.

           6. Covenants of the Venturers. Each Venturer covenants and agrees, with respect to itself only, as set forth below:

           (a) Retention of Stock of the Permitted Subsidiaries. Such Venturer
(i) shall maintain directly or indirectly legal and beneficial ownership of a majority of the issued and outstanding capital stock of each of its Permitted Subsidiaries and of all other Equity Interests or securities convertible into, or exercisable for, any shares of the capital stock or other Equity Interests of any Permitted Subsidiary held by it; which capital stock and other Equity Interests shall at all times represent a majority of the economic and voting interest in each such Permitted Subsidiary, (ii) shall not, except in accordance with Section 4.06 of the Shareholders Agreement, directly or indirectly sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily, any such capital stock or other Equity Interests or securities convertible into, or exercisable for, any shares of the capital stock or other Equity Interests of any Permitted Subsidiary held directly or indirectly by it if the effect of any such sale, assignment, transfer or disposal would be to reduce the capital stock or other Equity Interests held directly or indirectly by such Venturer to less than a majority of the economic and voting interest in such Permitted Subsidiary, and (iii) shall not issue, or permit the issuance of, subscriptions, options, warrants, calls or preemptive rights that relate to the capital stock of any Subsidiary or Affiliate if the effect of any such issuance would be to reduce the capital stock or other Equity Interests held directly or indirectly by such Venturer to less than a majority of the economic and voting interest in such Permitted Subsidiary.

           (b) Encumbrances. Such Venturer shall not create, assume, or otherwise permit to exist directly or indirectly any Encumbrance on any of the capital stock of the Permitted Subsidiary held by it or on any of the capital stock of any Subsidiary or Affiliate that directly or indirectly holds any of the capital stock of such Permitted Subsidiary.

           (c) Compliance with Affirmative and Negative Covenants. Such Venturer shall perform and comply with each of the covenants under the Shareholders Agreement and any other Transaction Document applicable to any Permitted Subsidiary held by it (which covenants shall be deemed to be incorporated herein as if the same were set out in full).

           (d) Control. Such Venturer shall not permit or allow any Person other than the Venturer or its Subsidiaries, by contract or otherwise, to direct or influence the exercise by each of its Permitted Subsidiaries of any rights under this Agreement or the other Transaction Documents to which such Permitted Subsidiaries are a party, including, without limitation, rights pursuant to
Section 3.08 of the Shareholders Agreement.

           7. Guarantee. (a) By execution of this Agreement, each Venturer hereby absolutely, unconditionally and irrevocably guaranties (the "Guarantee") all of the terms, provisions, representations, warranties, covenants and undertakings of any Permitted Subsidiary held by it, that are set forth herein, in the Shareholders Agreement and each of the other Transaction Documents to which any Permitted Subsidiary held by it is a party (collectively, the "Permitted Subsidiary Agreements").

           (a) The obligations of each Venturer under the Guarantee are independent obligations of such Venturer and a separate action or actions may be brought and prosecuted against any such Venturer, regardless of whether any action is brought against its Permitted Subsidiary or whether such Permitted Subsidiary is joined in any such action or actions.

           (b) The liability of each Venturer under the Guarantee shall be irrevocable, absolute and unconditional; provided, that, except as set forth in
(i) the Guaranty dated as of November [__], 2000 by BCI in favor of Ivey Holdco in respect of the BCI Promissory Note, (ii) the Guaranty dated as of November [__], 2000 by BCI in favor of Ivey Holdco in respect of the BCI Special Notes and (iii) the Guaranty dated as of November [__], 2000 by America Movil in favor of Ivey Holdco, such Venturer shall be entitled to any defenses its Permitted Subsidiary may now or hereafter have in any way relating to the Permitted Subsidiary Agreements or any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Person that might otherwise constitute a defense available to, or a discharge of, such Venturer's Permitted Subsidiary. The Guarantee shall continue to be effective and reinstated, as the case may be, upon the insolvency, bankruptcy or reorganization of any Permitted Subsidiary.

           (c) Each Venturer hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of its obligations under the Guarantee. Each Venturer waives any right to revoke the Guarantee, and acknowledges and agrees that the Guarantee is continuing in nature and applies to all obligations of such Venturer hereunder, whether existing now or in the future. Each Venturer acknowledges that it will receive substantial direct and indirect benefits from the Permitted Subsidiary Agreements and that the waivers set forth in this Section 7 are knowingly made in contemplation of such benefits.

           (d) The Guarantee of each Venturer shall remain in full force and effect, and the obligations of each Venturer thereunder shall continue and not be discharged until such time as the obligations of any of its Permitted Subsidiaries under each Permitted Subsidiary Agreement shall have terminated and by of no further force and effect.

           8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

(a)      if to the BCI Companies:

         Bell Canada International Inc.
         1000, rue de La Gauchetiere
         Suite 1100
         Montreal, Quebec
         H3B 4Y8 Canada
         Facsimile:  (514) 392-2470
         Attention:  Chief Executive Officer

         with a copy to:

         Bell Canada International Inc.
         1000, rue de La Gauchetiere
         Suite 1100
         Montreal, Quebec
         H3B 4Y8 Canada
         Facsimile:  (514) 392-2342
         Attention:  Vice President Law and Corporate Secretary

         with a further copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Facsimile: (212) 848-7179
         Attention: Alberto Luzarraga, Jr.

(b)      if to America Movil:

         America Movil, S.A. de C.V.
         Lago Alberto 366
         Colonia Anahuac
         11320 Mexico, D.F. Mexico
         Facsimile:  (525) 625-3852
         Attention:  Daniel Hajj

         with a copy to:

         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, New York 10006
         Facsimile: (212) 225-3999
         Attention: Nicolas Grabar, Esq.

         with a further copy to:

         Franck, Galicia, Duclaud y Robles, S.C.
         Avenida Paseo de las Palmas
         No. 305 - 3rd Floor
         Colonia Lomas de Chapultepec
         Mexico D.F., 11000
         Facsimile:  (525) 540 9202
         Attention:  Rafael Robles

(c)      if to AM Latin America:

         AM Latin America, LLC
         c/o Corporation Trust Center
         1209 Orange Street
         Wilmington, New Castle County, Delaware  19801

         with a copy to:

         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, New York 10006
         Facsimile: (212) 225-3999
         Attention: Nicolas Grabar, Esq.

         with a further copy to:

         Franck, Galicia, Duclaud y Robles, S.C.
         Avenida Paseo de las Palmas
         No. 305 - 3rd Floor
         Colonia Lomas de Chapultepec
         Mexico D.F., 11000
         Facsimile:  (525) 540 9202
         Attention:  Rafael Robles

(d)      if to the SBCI Companies:

         SBC International, Inc.
         175 East Houston Street
         San Antonio, TX 78205
         Facsimile:  (210) 351-5034
         Attention:  Senior Executive Vice President,
                     Corporate Development

         with a copy to:

         SBC International, Inc.
         175 East Houston Street
         San Antonio, TX 78205
         Facsimile:  (210) 351-3488
         Attention:  General Attorney,
                     Mergers and Acquisitions

         with a further copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, NY 10153
         Facsimile: (212) 310-8007
         Attention: Howard Chatzinoff, Esq.

(e)      if to Ivey Holdco:

         [------------------]
         [------------------]
         [------------------]
         Facsimile:  [__________________]
         Attention:  [__________________]

         with a copy to:



           9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           10. Entire Agreement. This Agreement, the BCI Guaranty, the America Movil Guaranty and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

           11. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto; provided, that, except in accordance with Section 4.06 of the Shareholders Agreement, no Venturer, nor any Permitted Subsidiary thereof, shall without the prior written consent of the other Venturers, assign or delegate all or any part of its obligations hereunder.

           12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without regard to conflicts of law.

           13. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           14. Disputes. The parties agree that any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity hereof should be resolved in accordance with the provisions of Sections 8.12 and 8.13 of the Joint Venture Agreement.

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

                                       BELL CANADA INTERNATIONAL INC.

                                       By
                                         -----------------------------
                                         Name:
                                         Title:

                                       BELL CANADA INTERNATIONAL INVESTMENTS
                                         LIMITED

                                       By
                                         -----------------------------
                                         Name:
                                         Title:

                                      AMERICA MOVIL, S.A. de C.V.

                                      By
                                         -----------------------------
                                         Name:
                                         Title:

                                      AM LATIN AMERICA, LLC

                                      By
                                         -----------------------------
                                         Name:
                                         Title:

                                      SBC INTERNATIONAL, INC.

                                      By
                                         -----------------------------
                                         Name:
                                         Title:

                                      SBCI INTERNATIONAL - BRAZIL HOLDING LTD.

                                       By
                                         -----------------------------
                                         Name:
                                         Title:

                                      IVEY HOLDCO LTD.

                                      By
                                         -----------------------------
                                         Name:
                                         Title:

                                   SCHEDULE A

                 Capitalization of the Permitted BCI Subsidiary

Equity Interests of Permitted BCI Subsidiary

Authorized capital:                                          [_________________]

Issued and outstanding capital:                              [_________________]

Percentage held directly by Bell Canada International Inc.:
                                                                100%

Transfer Agreements:  [______________]

Encumbrances on BCI Majority Equity Interests: [______________]

Voting Trusts, Stockholder Agreements, Proxies or other Agreements:
[______________]

                                   SCHEDULE B

   Capitalization of the Permitted AM Subsidiary and the Other AM Subsidiaries



Equity Interests of AM Latin America, LLC

Authorized capital:                                             1,000 Units

Issued and outstanding capital:                                 1,000 Units

Percentage held directly by E-Commerce Data Solutions, S.A.
de C.V.:                                                        100%


Equity Interests of E-Commerce Data Solutions, S.A. de C.V.

Authorized capital:                                           [________________]

Issued and outstanding capital:                               [________________]

Percentage held directly by Sercotel, S.A. de C.V.:             100%


Equity Interests of Sercotel, S.A. de C.V.

Authorized capital:                                           [________________]

Issued and outstanding capital:                               [________________]

Percentage held directly by America Movil, S.A. de C.V.:        100%


Transfer Agreements:  [None.]

Encumbrances on America Movil Majority Equity Interests:  [None.]

Voting Trusts, Stockholder Agreements, Proxies or other Agreements:  [None.]

[Subject to review by America Movil.]

                                   SCHEDULE C

                 Capitalization of the Permitted SBCI Subsidiary

Equity Interests of Permitted SBCI Subsidiary

Authorized capital:                                          [_________________]

Issued and outstanding capital:                              [_________________]

Percentage held directly by SBC International, Inc.:
                                                                100%

Transfer Agreements:  [______________]

Encumbrances on SBCI Majority Equity Interests: [______________]

Voting Trusts, Stockholder Agreements, Proxies or other Agreements:
[______________]

                                    EXHIBIT E

                          FORM OF ACCESSION CERTIFICATE

                  THIS ACCESSION CERTIFICATE, dated as of [________] ("Accession Certificate") is executed and delivered by [__________], a [__________] organized and existing under the laws of [___________] (the "Accessor"). By execution and delivery of this Accession Certificate, the Accessor hereby represents, warrants, covenants and agrees as follows:

                  1. By execution and delivery of this Accession Certificate, the Accessor will (i) become a party to the Shareholders Agreement dated as of [________], 2000, among Bell Canada International Investments Limited, AM Latin America, LLC, SBC International - Brazil Holding, Ltd. and Telecom Americas Ltd. and (ii) become legally bound thereby, all rights and obligations of [___________] thereunder being assigned to and assumed by the Accessor.

                  2. This Accession Certificate shall be deemed to be a part of the Shareholders Agreement, and is subject to all of the terms and provisions of the Shareholders Agreement.

                  3. The principal location and address of the Accessor (to which all communications and notices to the Accessor are to be sent) is:

                            [name and address]
                            Attn: [__________]
                            Telephone: [___________]
                            Facsimile: [___________]

By written notice to the other parties to the Shareholders Agreement, the Accessor may change the address to which communications and notices to the Accessor should be sent.

         IN WITNESS WHEREOF, the Accessor has caused its duly authorized officer to execute and deliver this Accession Certificate as of the date first above written.

                                                     By _______________________
                                                            Name:
                                                            Title:

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST ABOVE WRITTEN:

TELECOM AMERICAS LTD.

By ______________________________
      Name:
      Title:

[SELLING SHAREHOLDER]

By ______________________________
      Name:
      Title:

[SELLING SHAREHOLDER]

By ______________________________
      Name:
      Title:

                                    EXHIBIT F

                      FORM OF REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT, dated as of _____________, 2000 (this "Agreement"), among Bell Canada International Inc., a corporation organized under the laws of Canada (the "Corporation"), and the shareholders of the Corporation identified on Annex I, as such Annex may be amended pursuant to
Section 14 hereof (each a "Shareholder" and, collectively, the "Shareholders").

                                 R E C I T A L S

           WHEREAS, certain of the Shareholders and/or their Affiliates have entered into a Shareholder Agreement dated as of _________, 2000 (the "Shareholders Agreement") among a subsidiary of the Corporation, the Shareholders (other than BCE Inc.) and/or their Affiliates, and their joint venture vehicle (the "Venture Company");

           WHEREAS, BCE Inc. has entered into a Registration Rights Agreement dated as of October 6, 1997 with the Corporation (the "BCE Agreement");


           WHEREAS, the consolidation of the Venture Company with the Corporation in accordance with the terms and conditions of the Shareholders Agreement (the "Consolidation") has been proposed by the Corporation and each of the Qualified Offer Conditions (as defined therein) has been satisfied;

           WHEREAS, in order to induce each other Shareholder to enter into the Consolidation, each Shareholder and the Corporation has agreed to enter into this Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:

           SECTION 1. Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

           "Commission" means the U.S. Securities and Exchange Commission or any successor agency.

           "Common Shares" means the common shares, without par value per share of the Corporation and any securities of the Corporation into which such shares may be converted or exchanged.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

           "Original Shareholders" shall mean the Shareholders identified on Annex I as of the date hereof.

           "Primary Shares" means, at any time, the authorized but unissued Common Shares; provided, however, that for the purposes of Section 2, the term "Primary Shares" shall include Common Shares held by officers and directors of the Corporation.

           "Registrable Shares" means the Common Shares issuable or issued in a Qualified Offer and the Common Shares held from time to time by the Original Shareholders or their Permitted Transferees. For purposes of this Agreement, any Registrable Shares shall cease to be Registrable Shares (i) when they have been registered under the Securities Act (the registration statement in connection therewith has been declared effective) and disposed of pursuant to such effective registration statement, (ii) when they are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, or (iii) when they have been sold or distributed pursuant to Rule 144 (including, without limitation, Rule 144(k)).

           "Registration Expenses" means all out-of-pocket expenses incident to the Corporation's performance of, or compliance with, Section 2 and Section 3, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with applicable securities Laws (including reasonable fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey), all printing expenses, all internal expenses, all "road show" and marketing expenses, all listing fees, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Corporation and of its independent public accountants, including the expenses of any special audits and/or "comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one outside counsel retained by the Holders holding Common Shares being registered (which counsel shall be satisfactory to the holders of a majority of the Registrable Shares being registered), but excluding Selling Expenses, if any, which shall be borne by the Holders holding Common Shares being registered, in all cases.

           "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

           "Selling Expenses" means all underwriting discounts, commissions or brokers' commissions and applicable transfer taxes incurred in connection with the sale or other disposition of Common Shares or other securities for or on behalf of a Holder's account.

           (b) Capitalized terms, including, without limitation, the terms "Affiliate", "Business Day", "Capital Stock", "Law", "Permitted Transferee", "Person", "Qualified Offer", and "Specified Assignee", used but not defined herein have the meanings ascribed to such terms in the Shareholders Agreement, which meanings are hereby incorporated herein with the same effect as if fully set forth herein.

           (c) Each of the terms set forth below shall have the meaning ascribed thereto in the section indicated in respect of such term.

         Agreement.........................................Preamble
         Consolidation.....................................Recitals
         Corporation.......................................Preamble
         Dispute.........................................Section 22
         Dispute Notice..................................Section 22
         Holder........................................Section 2(b)
         ICC.............................................Section 23
         Requesting Shareholder........................Section 2(a)
         Rules...........................................Section 23
         Shareholder.......................................Preamble
         Shareholders Agreement............................Recitals


           SECTION 2. Request for Registration. (a) At any time after the date hereof, if the Corporation shall receive from any Shareholder (in such capacity, a "Requesting Shareholder"), a written request that the Corporation effect any registration under the Securities Act, or, mutatis mutandis, under the securities Laws then applicable in Canada, with respect to the sale and distribution of all or a part of the Registrable Shares in a public offering, the Corporation will:

          (i) promptly give written notice of the proposed registration, qualification or compliance to each of the other Shareholders (collectively, the "Non-Requesting Shareholders"); and

          (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable securities Laws, including, without limitation, "blue sky" laws, and appropriate compliance with applicable regulations issued under the Securities Act or the securities Laws then applicable in Canada, as the case may be) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of the Non-Requesting Shareholder joining in such request as are specified in a written request received by the Corporation within ten (10) Business Days after written notice from the Corporation is given under clause 2(a)(i) above; provided that the Corporation shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2:

               (A) for a period of up to 150 days (a "Deferral Period"), each of which Deferral Periods may be renewed for an additional Deferral Period, in the case of any Deferred Period (or its renewal), if the board of directors of the Corporation (1) determines in good faith that (a) it is in possession of material, nonpublic information concerning an acquisition, merger, recapitalization, consolidation, reorganization, financing or other material transaction by or of the Corporation or concerning pending or threatened litigation, and (b) disclosure of such information would jeopardize any such transaction or litigation and would be seriously detrimental to the Corporation and (2) delivers written notice to the Requesting Shareholders and Non-Requesting Shareholders that, in its good faith judgment, it would not be in the best interests of the shareholders of the Corporation for such Registration to be effected;

               (B) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

               (C) with respect to any Original Shareholder (together with its Permitted Transferees and Specific Assignees), after the Corporation has effected three (3) registrations pursuant to this Section 2(a) at the request of such Original Shareholder (together with its Permitted Transferees and Specific Assignees), provided, however, that, after the Corporation has effected three such registrations for such Original Shareholder (together with its Permitted Transferees and Specific Assignees), its obligation under this Section 2 to effect each registration requested by such Shareholder shall continue for the term of this Agreement to the extent, and solely to the extent, that such Shareholder shall have agreed that Section 4 hereof shall be inapplicable to any such registration and that all Registration Expenses and Selling Expenses in connection with any such requested registration shall be borne by such Shareholder (or pro rata among it and the other selling --- ---- Shareholders, as the case may be); provided, further however, that any request under Section 2(a) -------- shall be deemed not to have been made if (i) it does not result in a registration that is declared or ordered effective by the applicable governmental authorities or agencies, including without limitation, the SEC, and that remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Shares covered by such registration have been sold or withdrawn), or, if such registration relates to an underwritten offering, such longer period, if any, as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of the Registrable Shares by an underwriter or dealer (in either case, such period being the "Demand Period"), (ii) (x) during the Demand Period such registration is terminated by any stop order, injunction or other order or requirement of any governmental agency or court or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of an applicable underwriting agreement by the selling Holders of Registrable Shares, (iii) the Requesting Holders withdraw their request for registration and bear the Registration Expenses, all in accordance with Section 4 below, or (iv) more than 40% of the aggregate number of all Registrable Shares requested by such Shareholder to be included in such registration are excluded from the offering pursuant to Section 2(b).

               (D) if the Registrable Shares requested by the Requesting Shareholder and any Non-Requesting Shareholder to be registered pursuant to such request do not represent in the aggregate at least 5% of the then outstanding Registrable Shares.

The registration statement filed pursuant to the request of the Requesting Shareholders and any Non-Requesting Shareholder may, subject to the provisions of Section 2(b) below, include Primary Shares.

           (b) The Corporation shall be entitled to select the managing underwriter of the underwriting; provided, however, that any such managing underwriter shall be an investment banking firm of internationally recognized reputation acceptable to the selling Shareholders representing a majority of the Registrable Shares to be included in such registration. The Requesting Shareholders and the Non-Requesting Shareholders (collectively, the "Holders") proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Corporation reasonably acceptable to the Corporation. Notwithstanding any other provision of this
Section 2, if the managing underwriter advises the Requesting Shareholders in writing that the inclusion of all Registrable Shares and/or Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares and/or Primary Shares to be included in such registration shall be reduced to such number as shall, in the managing underwriters opinion, not be likely to have such an effect, which shall be included in the following order:

          (i) first, the Registrable Shares requested to be included in such registration that are held by the Requesting Shareholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

          (ii) second, the Registrable Shares requested to be included in such registration that are held by the Non-Requesting Shareholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder); and

          (iii) third, the Primary Shares.

           No Registrable Shares or Primary Shares excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

           (c) In the event that a registration is requested under this Section 2 and each of the Requesting Shareholders making such request later determine not to sell their Registrable Securities in connection with the registration requested, then the Requesting Shareholders shall give prompt notice to the Corporation and the other Shareholders, as applicable, that the registration requested is no longer required and the request is thereby withdrawn. Upon receipt of such notice, the Corporation shall cease all efforts to secure registration and shall take all action necessary and reasonably practicable to prevent the commencement of effectiveness for any registration statement that it is preparing or has prepared in connection with the withdrawn request.

           SECTION 3. Piggyback Registration. (a) If the Corporation at any time proposes to register any Common Shares under the Securities Act that would permit registration of Registrable Shares for sale to the public under the Securities Act, or, mutatis mutandis, under the securities Laws then applicable in Canada (whether for its own account or for the account of its shareholders), the Corporation will, each such time, give prompt written notice to all holders of Registrable Shares of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of Common Shares and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting). Upon the written request of the holders of Registrable Shares to include Registrable Shares in such registration (which request (i) must be delivered to the Corporation within 30 days after delivery by the Corporation of any notice pursuant to this Section 3(a), (ii) shall specify the number of Registrable Shares proposed to be included in such registration and (iii) shall state the intended method of disposition of such Registrable Shares), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that:

          (i) if, at any time after giving such written notice of its intention to register any of such securities proposed to be registered by the Corporation and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such securities, the Corporation may, at its election, give written notice of such determination to each holder of Registrable Shares that has requested to register Registrable Shares and, thereupon, the Corporation shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not of its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 4 below); and

          (ii) if (A) the registration so proposed by the Corporation involves an underwritten offering of the securities to be so registered, to be distributed by or through one or more underwriters of internationally recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise the Corporation in writing that, in its judgment, the number of Registrable Shares and any other securities proposed to be included in such offering by the Corporation should be limited (1) due to market conditions or (2) because inclusion of all Registrable Shares proposed to be included in such registration is reasonably likely to have a significant adverse effect on the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Corporation, then the Corporation will promptly advise each such Holder of Registrable Shares thereof and may require, by written notice to each such Holder accompanying such advice, that, to the extent necessary to meet such limitation, the number of Primary Shares and Registrable Shares proposed to be included in such registration shall be reduced to such number as shall, in the managing underwriter's opinion, not be likely to have such an effect included in the following order:

               (x) first, the Primary Shares; and

               (y) second, the Registrable Shares requested to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder).

           (b) The Corporation shall not be obligated to effect any registration of Registrable Shares under this Section 3 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan.

           SECTION 4. Expenses. Except as provided for in Section 2(a)(ii)(C), all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Corporation, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that if, as a result of the withdrawal of a request for registration by the Requesting Holders, as applicable, the registration statement does not become effective, the Requesting Holders may elect to bear the Registration Expenses (pro rata on the basis of the number of their shares so included in the registration request, or on such other basis as such Requesting Holders may agree), in which case such registration shall not be counted as a registration pursuant to Section 2(a)(ii)(C).

           SECTION 5. Holdback Agreement. (a) If the Corporation at any time shall register Common Shares under the Securities Act pursuant to Sections 2 or 3 hereof for sale to the public, any Shareholders that participate in such registration shall not sell publicly, or otherwise dispose publicly of, any Registrable Shares (other than those Common Shares included in such registration pursuant to Sections 2 or 3 hereof) without the prior written consent of the Corporation, for a period as shall be determined by the relevant managing underwriters acting reasonably, which period shall begin not more than 7 days prior to the initial filing of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement; provided, however, that the officers and directors of the Corporation who own Capital Stock of the Corporation shall each be subject to similar restrictions. The Corporation shall obtain the agreement of any Person permitted to sell shares of stock in such registration to be bound by and to comply with this Section 5 as if such Person were a Shareholder hereunder.

           (b) If the Corporation shall at any time pursuant to Sections 2 or 3 of this Agreement register under the Securities Act Registrable Shares for sale to the public pursuant to an underwritten offering, the Corporation shall not effect any public sale or distribution of securities similar to those being registered (excluding any transaction of the type identified or contemplated in Section 3(b) above), or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters which period shall not begin more than 7 days prior to the initial filing and shall not extend more than 90 days after the effective date of such registration statement.

           SECTION 6. Preparation and Filing. (a) If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, with respect to such registration (which, for the avoidance of doubt, shall be a registration in the jurisdiction requested by the Requesting Shareholder pursuant to Section 2(a) in the case of a registration under Section 2 hereof), as expeditiously as is reasonable:

          (i) prepare and file a registration statement, in the case of a registration request pursuant to Section 2 within 90 days of such request, under the Securities Act or similar such document under applicable Canadian securities Laws that registers such Registrable Shares to become and remain effective for a period of six months or, if earlier, until all of such Registrable Shares have been disposed of;

          (ii) prepare and file with the Commission or with the applicable Canadian securities regulatory authorities, as the case may be, such amendments (including post-effective amendments) and supplements to such registration statement or similar such document under applicable Canadian securities Laws and the prospectus relating thereto as may be necessary, or, in the opinion of the managing underwriter, advisable to keep such registration statement or similar such document effective for at least a period of six months or, if earlier, until all of such Registrable Shares have been disposed of, and to comply with the provisions of the Securities Act or the applicable Canadian securities Laws, as the case may be, with respect to the sale or other disposition of such Registrable Shares;

          (iii) use its best efforts to register or qualify such Registrable Shares under such other securities or "blue sky" Laws of such jurisdictions as the holders of the Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such holders' Registrable Shares; provided, however, that the Corporation will not be required (A) to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (iii), (B) to provide any material undertaking or make any changes in its by-laws or certificate of incorporation which the Board of Directors determines to be contrary to the best interests of the Corporation or (C) to materially modify any of its contractual relationships then existing;

          (iv) notify the holders of such Registrable Shares on a timely basis of the happening of any event as a result of which a prospectus relating to such Registrable Shares, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such holders, prepare and furnish without charge to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary to cause such prospectus, as so supplemented or amended, not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (v) furnish without charge to each seller of such Registrable Shares and other securities such number of conformed copies of such registration statement under the Securities Act, or similar such document under applicable Canadian securities Laws and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement or similar such document (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act or applicable Canadian securities Laws, as the case may be, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Shares or other securities;

          (vi) furnish to each seller of Registrable Shares a signed counterpart, addressed to such seller, of (A) an opinion of counsel reasonably acceptable to a majority of selling Holders for the Corporation in customary form, scope and substance, dated the effective date of such registration statement or similar such document (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), received by the Corporation in connection with such registration statement, and (B) "comfort" letters signed by the independent public accountants in customary form, scope and substance who have issued a report on the Corporation's financial statements included in such registration statement or similar such document received by the Corporation in connection with such registration statement or similar such document;

          (vii) immediately notify each seller of Registrable Shares and other securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or applicable Canadian securities Laws, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with Law, and at the request of any such seller prepare and furnish without change to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with Law and so that such prospectus, as amended or supplemented, will comply with Law;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, or the applicable rules and regulations of any securities regulatory authorities in Canada, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (ix) use its best efforts to list such Registrable Shares on each securities exchange on which the Common Shares are then listed, if such Registrable Shares are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Shares not later than the effective date of such registration statement under the Securities Act, or similar such document under applicable Canadian securities Laws;

          (x) issue to any underwriter to which any Holder of Registrable Shares may sell such Registrable Shares in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing Common Shares without the legends described in the Shareholders Agreement;

          (xi) make every reasonable effort to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final prospectus or suspending any qualification of the Registrable Securities at the earliest possible moment;

          (xii) make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings; and

          (xiii) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the holders of at least a majority of any Registrable Securities being sold or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities.

The Corporation may require each seller of Registrable Shares as to which any registration is being effected to furnish the Corporation with such information regarding such seller and the distribution of such securities as the Corporation may from time to time reasonably request in writing and as shall be required by Law or by the Commission or applicable Canadian securities regulatory authorities, as the case may be, in connection therewith.

           (b) Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 6(a)(iv) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement under the Securities Act, or similar such document under applicable Canadian securities Laws covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(iv) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

           (c) In connection with the preparation and filing of each registration statement registering Registrable Shares under the Securities Act, or similar such document under applicable Canadian securities Laws, the Corporation will give the Shareholders on whose behalf such Registrable Shares are to be so registered and their respective counsel and accountants, the opportunity to review and comment on such registration statement or prospectus, included therein or filed with the Commission or with any Canadian securities regulatory authority, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Corporation with its officers and the independent public accountants who have issued a report on its financial statements as shall be reasonably necessary, in the opinion of such Shareholders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act or applicable Canadian securities Laws, as the case may be.

           (d) In connection with the sale of Registrable Shares registered pursuant to Section 2 or 3 above, the Corporation's management shall participate in "road shows" and question and answer meetings with potential purchasers of such Registrable Shares in connection with offers and sales of such Registrable Shares.

           (e) It is understood that in any underwritten offering of Registrable Shares in addition to the Common Shares (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional Common Shares (the "option shares") equal to up to 15% of the initial shares (or such other maximum amount as the National Association of Securities Dealers, Inc. may then permit), solely to cover over-allotments. The Common Shares proposed to be sold by the Corporation and the Holders shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 3(a)(ii). The number of initial shares and option shares to be sold by selling Holders shall be allocated pro rata among all such Holders on the basis of the relative number of Common Shares and other securities each such Holder has requested to be included in such registration.

           SECTION 7. Indemnification; Contribution. (a) In the event of any registration of any equity securities of the Corporation under the Securities Act or applicable Canadian securities Laws, the Corporation will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2 or 3 hereof, the seller of any Registrable Shares covered by such registration statement, its respective affiliates, directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each such underwriter, each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Person affiliated with or retained by such seller and who may be subject to liability under applicable securities Laws, against any losses, claims, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, applicable Canadian securities Laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any violation by the Corporation of any applicable securities Laws relating to action or inaction required by the Corporation in connection with such offer, sale or other disposition under such Laws; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation for use in the preparation thereof by such seller or underwriter, as the case may be, or (y) an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but notified to such seller and underwriter prior to any sale or other disposition of Registrable Shares and subsequently corrected by the Corporation in any final prospectus, amendment or supplement made available to such seller or underwriter but which final prospectus, amendment or supplement was not used by such seller or underwriter in the sale or other disposition of Registrable Shares that gave rise to such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense. This indemnity shall be in addition to any liability the Corporation may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such seller. The Corporation shall reimburse indemnifiable expenses hereunder as and when incurred.

           (b) The Corporation may require, as a condition to including any Registrable Shares in any registration statement filed pursuant to Section 2 or 3 hereof, that the Corporation shall have received an undertaking satisfactory to it from (i) the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a), except that any such prospective seller shall not in any event be liable to the Corporation pursuant thereto for an amount in excess of the net proceeds of the sale of such prospective seller's Registrable Shares so to be sold) the Corporation, each such underwriter of such securities, each officer and director of each such underwriter and each other Person, if any, who controls the Corporation or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) each such underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a) above) the Corporation, each officer and director of the Corporation, each prospective seller, each officer and director of each prospective seller and each other Person, if any, who controls the Corporation or any such prospective seller within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Corporation for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

           (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in either Section 7(a) above or (b) above, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this
Section 7, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. If, in the indemnified party's reasonable judgment, a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnified party shall be entitled to participate in the defense thereof and the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all sellers of Registrable Shares, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions.

           (d) If the indemnification provided for in the foregoing clauses (a),
(b) and (c) of this Section 7 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amounts paid or payable by such indemnified parties as a result of such losses, claims, damages or liabilities
(i) as between the Corporation and the holders of Registrable Shares covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Corporation and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Corporation and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Corporation, on the one hand, and each holder of Registrable Shares covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Corporation and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Corporation and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Corporation and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Corporation and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation and such holders or by the underwriters. The relative fault of the Corporation, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (e) The Corporation and the holders of Registrable Shares agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. Notwithstanding the provisions of Section 7(d), no holder of Registrable Shares shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of the holders of Registrable Shares to contribute pursuant to this Section 7 is several in the proportion that the proceeds of the offering received by such holder bears to the total proceeds of the offering received by all Holders and not joint.

           (f) All sums payable by an indemnifying party to an indemnified party under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as may be required by law. If any deductions or withholdings are required by law, the indemnifying party shall be obliged to pay to the indemnified party such sums as will, after such deduction or withholding has been made, leave the indemnified party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

           (g) If any taxing authority otherwise assesses any tax on any sum paid by an indemnifying party to an indemnified party under this Agreement other than a tax in the nature of a net income or franchise tax (hereafter referred to as a "Tax Assessment"), then the amount so payable shall be grossed up by such amount as will ensure that after payment of the taxation so charged there shall be left a sum equal to the amount that would otherwise be payable under this Agreement. In addition, the indemnified party shall take any action and institute any proceedings, and give any information and assistance, as the indemnifying party may reasonably request to dispute, resist, appeal, compromise, defend, remedy or mitigate the Tax Assessment, in each case on the basis that the indemnifying party shall indemnify the indemnified party for all reasonable costs incurred as a result of a request by the indemnifying party.

           (h) An indemnified party shall not admit liability in respect of, or compromise or settle, a Tax Assessment without the prior written consent of the indemnifying party (not to be unreasonably withheld or delayed).

           SECTION 8. Underwriting Agreement. Notwithstanding the provisions of Sections 4, 5, 6, 7 and 8, to the extent that the holders of Registrable Shares shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control; provided, however, that any such agreement to which the Corporation is not a party shall not be binding upon the Corporation. No Shareholder may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holders' securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

           SECTION 9. Information by Holders of Registrable Shares. Each holder of Registrable Shares shall furnish to the Corporation such written information regarding such Person and the distribution proposed by such Person as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

           SECTION 10. Exchange Act Compliance. The Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Shares. The Corporation shall cooperate with each holder of Registrable Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

           SECTION 11. No Conflict of Rights. Except for the registration rights granted by the Corporation to the Shareholders under this Agreement, the Corporation shall not provide to any other holder of its securities rights with respect to the registration of such securities under Canadian Law, the Securities Act or any other applicable securities Laws without the prior written consent of each of the Shareholders holding more than five percent (5%) of Registrable Securities then outstanding. The Corporation warrants that, other than as provided herein, it has not granted to any other Person rights with respect to the registration of any Registrable Securities or any other securities issued or to be issued by it. The Corporation further warrants that it is not presently party to any agreement with respect to its securities that is inconsistent with the rights granted to the Shareholders by this Agreement or otherwise conflicts with the provisions hereof.

           SECTION 12. Termination. This Agreement shall terminate upon the date on which there are no longer any Registrable Securities outstanding. The rights and obligations hereunder of the Shareholders shall terminate at such time when neither they nor any of their respective Specified Assignees hold Registrable Securities, provided that the provisions of Section 7 hereof, the rights of any party hereto with respect to the breach of any provision hereof, and any obligation accrued as of the date of termination shall survive the termination of this Agreement.

           SECTION 13. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and the Shareholders and, subject to
Section 14 below, their respective successors and assigns.

           SECTION 14. Assignment. Each holder of Registrable Shares may assign its rights hereunder to any of its Permitted Transferees or any Specified Assignee; provided, however, that such Permitted Transferees or Specified Assignee, as the case may be, shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Shareholder holding Registrable Shares whereupon such Specified Assignee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such Specified Assignee or Permitted Transferee had originally been a party hereto.

           SECTION 15. Entire Agreement. This Agreement and the New Shareholders Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof. For the sake of clarity, the parties acknowledge that the BCE Agreement, and any other agreement between BCE Inc.and the Corporation with respect to the matters governed by the BCE Agreement shall have no further force and effect and shall be superseded in their entirety by this Agreement.

           SECTION 16. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses specified in Section 6.03 of the Shareholders Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 16).

           SECTION 17. Modifications; Amendments; Waivers. This Agreement may not be amended or modified, except by an instrument in writing signed by, or on behalf of, the Corporation and Shareholders representing 75% of the Registrable Securities.

           SECTION 18. Counterparts; Facsimile Signatures. This Agreement may be executed and delivered in one or more counterparts (including by telecopy), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           SECTION 19. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           SECTION 20. Severability; Governing Law. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without regard to conflicts of law.

           SECTION 21. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, the transactions contemplated hereby and for any counterclaim therein.

           SECTION 22. Dispute Resolution. The parties agree that any controversy, claim or dispute arising out of or relating to or in connection with this Agreement, including, without limitation, any dispute regarding its breach, termination, enforceability or validity hereof (each, a "Dispute") should be regarded as a business problem to be resolved promptly through business-oriented negotiations before resorting to arbitration pursuant to
Section 22. The parties therefore agree to attempt in good faith to resolve any Dispute promptly by negotiation between the executives of the parties who have authority to settle the Dispute. Such negotiations shall commence upon the mailing of a notice (the "Dispute Notice") from the appropriate executive of the requesting party to an appropriate executive of the responding party. If the Dispute has not been resolved by these Persons within forty-five (45) days of the date of the Dispute Notice, unless the parties agree in writing to a longer period, the Dispute shall be referred to the chief executive officer of each of the Shareholders and the Company, as the case may be, party to such Dispute, for discussion and negotiation among them. In the event the Dispute has still not been resolved by negotiation within forty-five (45) days of such referral, then such Dispute shall be settled pursuant to binding arbitration pursuant to
Section 23. All negotiations pursuant to this Section 22 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and shall not be used for, or admitted in, any arbitration or court proceedings under this Agreement.

           SECTION 23. Arbitration. Any Dispute that has not been resolved pursuant to Section 22 shall be finally settled by binding arbitration in The City of New York, New York County, before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") under its Rules of Arbitration as in effect at the time of this Agreement, except as they may be modified herein or by agreement of the parties and shall be conducted in the English language. Each party shall nominate one arbitrator, obtain its nominee's acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. In the event there are two Shareholders, or one Shareholder and the Corporation are parties to the dispute, the two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee's acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty
(30) days of receiving such request. Nonetheless, in no event shall any such arbitrator nominated by the other arbitrators be a resident in, or a domicile of, any country in which a Shareholder or the Corporation is domiciled or has its principal place of business. In the event that each of the Shareholders and the Corporation are parties to the Dispute, each shall be entitled to nominate an arbitrator in the manner and time period referred to above. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other parties within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The arbitrators appointed in accordance with the above provisions shall mutually agree to designate one of them to act as chair within thirty (30) days of their appointment. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. In the event that the arbitrators nominated in accordance with the above provisions fail to agree upon the selection of a chair within this time period, upon request of any party, the chair shall instead be designated by the ICC within thirty days of receiving such request. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in The City of New York, New York for the purpose of enforcing this agreement to arbitrate.

           (a) No provision of, nor the exercise of any rights under, this
Section 23 shall limit the right of any party to request and obtain from a court of competent jurisdiction in The City of New York (which shall have exclusive jurisdiction for purposes of this Section 23(b)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in The City of New York, County of New York for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 23(b) in the same manner as provided for the giving of notice hereunder.

           (b) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in The City of New York, County of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

           (c) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

           (d) Each of:

          (i) the Corporation hereby irrevocably designates CT Corporation, with offices situated at present at 1633 Broadway, New York, New York 10019, and

          (ii) each of the Shareholders irrevocably designates CT Corporation, with offices situated at present at 1633 Broadway, New York, New York 10019 respectively, to accept and acknowledge on its behalf service of any process which may be served in any proceeding in New York.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                            BELL CANADA INTERNATIONAL INC.


                                            By______________________________
                                              Name:
                                              Title:



                                            [SHAREHOLDER]

                                            By______________________________
                                              Name:
                                              Title:



                                            [SHAREHOLDER]

                                            By______________________________
                                              Name:
                                              Title:



                                            [SHAREHOLDER]

                                            By______________________________
                                              Name:
                                              Title:



                                            [SHAREHOLDER]

                                            By______________________________
                                               Name:
                                               Title:

                                                                        ANNEX I

                                  SHAREHOLDERS
                                  ------------

[Telmex Sub - Shareholder]

[SBCI Sub - Shareholder]

[BCE Inc. and any party to which rights have been assigned under the BCE Agreement]

                                                                       EXHIBIT E
                                                   to the Shareholders Agreement

                  ---------------------------------------------


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                  ---------------------------------------------


                                      Among

                         BELL CANADA INTERNATIONAL INC.

                                     and the

                         SHAREHOLDERS IDENTIFIED HEREIN

                        Dated as of [____________], 2000

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

SECTION 1.   Definitions..............................................1
             -----------

SECTION 2.   Request for Registration.................................3
             ------------------------

SECTION 3.   Piggyback Registration...................................5
             ----------------------

SECTION 4.   Expenses.................................................7
             --------

SECTION 5.   Holdback Agreement.......................................7
             ------------------

SECTION 6.   Preparation and Filing...................................7
             ----------------------

SECTION 7.   Indemnification; Contribution...........................11
             -----------------------------

SECTION 8.   Underwriting Agreement..................................14
             ----------------------

SECTION 9.   Information by Holders of Registrable Shares............15
             --------------------------------------------

SECTION 10.  Exchange Act Compliance.................................15
             -----------------------

SECTION 11.  No Conflict of Rights...................................15
             ---------------------

SECTION 12.  Termination.............................................15
             -----------

SECTION 13.  Successors and Assigns..................................15
             ----------------------

SECTION 14.  Assignment..............................................15
             ----------

SECTION 15.  Entire Agreement........................................16
             ----------------

SECTION 16.  Notices.................................................16
             -------

SECTION 17.  Modifications; Amendments; Waivers......................16
             ----------------------------------

SECTION 18.  Counterparts; Facsimile Signatures......................16
             ----------------------------------

SECTION 19.  Headings................................................16
             --------

SECTION 20.  Severability; Governing Law.............................16
             ---------------------------

SECTION 21.  Waiver of Jury Trial....................................16
             --------------------

SECTION 22.  Dispute Resolution......................................16
             ------------------

SECTION 23.  Arbitration.............................................17
             -----------

                                    EXHIBIT G

                         FORM OF BCE INDEMNITY AGREEMENT

                                                                       EXHIBIT G
                                                   TO THE SHAREHOLDERS AGREEMENT

                        FORM OF INDEMNIFICATION AGREEMENT

           AGREEMENT dated as of ________________, ____ (this "Agreement"), by and among Bell Canada International Inc., a corporation organized under the laws of Canada ("BCI"), BCE Inc., a corporation organized under the laws of Canada ("BCE"), [Surviving Entity] Telefonos de Mexico S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Telmex") SBC International, Inc., a corporation organized under the laws of the State of Delaware ("SBCI"), and [insert names of the parties to the Shareholders Agreement holding more than 10% of the Outstanding (as defined in the Shareholders Agreement) Shares (as defined in the Shareholders Agreement) on the Consolidation Date].

           WHEREAS, BCI, Telmex and SBCI are parties to an amended and restated joint venture agreement, dated as of September 25, 2000 (the "Joint Venture Agreement");

           WHEREAS, pursuant to Section 5.07 of the Shareholders Agreement (as defined in Section 1.1(f)), BCI is seeking to effect a Consolidation (as defined in Section 1.1(c));

           WHEREAS, pursuant to Section 5.07 of the Shareholders
Agreement, it is a condition to consummation of a Consolidation that this Agreement be entered into; and

           WHEREAS, BCE owns of record and beneficially approximately __% of the issued and outstanding BCI Shares (as defined in Section 1.1(k));

           In consideration of the premises and mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

           1. Definitions

           1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings.

           (a) "After-Tax Basis", when referring to an amount, means an amount which, after deduction of all Taxes payable by, or withheld from, the recipient by reason of the receipt or accrual of such amount, is equal to the amount required to be paid or indemnified against on an "After-Tax Basis".

           (b) "Consolidation Date" means the date on which the Consolidation is consummated.

           (c) "Consolidation" means a transaction whereby Newco pursuant to a Qualified Offer (as defined in the Shareholders Agreement) is consolidated with, merged into, amalgamated with or otherwise becomes controlled by Surviving Entity pursuant to any merger, consolidation, amalgamation, reorganization, exchange offer or similar transaction.

           (d) "Indemnitee" means (1) Telmex and SBCI, (2) their respective Affiliates and Specified Assignees (as defined in the Shareholders Agreement) and (3) any shareholder of Newco that immediately prior to the Consolidation held at least 10% of the Outstanding Shares of Master Newco.

           (e) "Newco" means Ivey Holdco Ltd., a Bermuda company. -----

           (f) "Shareholders Agreement" means the Shareholders Agreement dated as of _________ __, 2000 among BCI Holdco, Telmex Wireless Brazil, LLC, SBC International - Brazil Holding Ltd., [the other Shareholders party thereto] and Newco.

           (g) "BCI Director" means each member of the Board of Directors of BCI.

           (h) "BCI Holdco" means Bell Canada International Investments Limited, a British Virgin Islands company and a wholly owned subsidiary of BCI.

           (i) "BCI Liabilities" means all Liabilities of BCI, other than those Liabilities directly and indirectly attributable to, relating to or arising from the operation of the business of Newco, any Intermediate Company, any Opco, Surviving Entity or any Subsidiary thereof, on or after the Consolidation Date.

           (j) "BCI Shares" means the shares of common stock of BCI, without par value.

           (k) "Surviving Entity" has the meaning attributed to such term in the Shareholders Agreement.

           1.2. Other Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Joint Venture Agreement, except that the following capitalized terms shall have the meanings set forth in the Section of this Agreement listed below.

    Defined Term                                Section
    ------------                                -------
    Current Tax Cash Benefit                     4.2(a)
    Current Tax Cash Cost                        4.2(a)
    Disputing Party                              4.3
    Final Determination                          2.2(d)
    ICC                                          8.1
    Indemnification Threshold                    4.1
    Ownership Percentage                         2.1(b)
    BCI Indemnification                            3(a)
    Surviving Entity Shares                        3(c)

           2. Tax Indemnification for Consolidation.

           2.1. BCE Tax Indemnification. (a) Subject to the terms and conditions hereof, BCE agrees to indemnify each Indemnitee against, and hold each of them harmless from, on an After-Tax Basis, any and all Losses incurred by such Indemnitee, or by BCI, Newco, Surviving Entity or any Contributed Company or any Subsidiary or Minority Investee (as defined in the Shareholders Agreement) of any of them, by reason of any Taxes payable, or any adverse Tax consequences arising, as a result of the consummation of the Consolidation (including, without limitation, by reason of any breach of any representation or covenant given by BCE, BCI, Newco, Surviving Entity or any Contributed Company or any action taken or omitted by BCE, BCI, Newco, Surviving Entity or any Contributed Company, or any Subsidiary or Minority Investee; provided, however, that "Losses" shall not include any continuing adverse Tax consequences with respect to the ongoing activities (including payment of dividends) of BCI or Surviving Entity and its subsidiaries arising as a result of the consummation of the Consolidation.

           (b) In the case of any Loss incurred by BCI, Newco, Surviving Entity or any Contributed Company, or any Subsidiary or any Minority Investee of any of them, referred to in Section 2.1(a), each such Indemnitee shall be deemed to have incurred a Loss equal to the product of (i) the Tax Liabilities and (ii) the percentage of Surviving Entity's Outstanding common shares held by such Indemnitee immediately following the Consolidation (the "Ownership Percentage"), and, if applicable, (iii) the percentage beneficial interest held by Surviving Entity in the entity incurring the Loss. Such Losses shall be deemed to have been incurred when, and such indemnification shall be paid not more than ___ days following, the date on which the Losses are paid or become due and payable.

           (c) Notwithstanding anything to the contrary set forth in this Agreement, in the case of any loss incurred by BCI, Newco, Surviving Entity or any Contributed Company, or any Subsidiary or Minority Investee of any of them, referred to in Section 2.1(a), BCE shall not be required to indemnify the Indemnitees pursuant to Section 2.1 if and to the extent that BCE contributes, or causes to be contributed, to the capital of BCI, Newco, Surviving Entity or any Contributed Company, or the applicable Subsidiary or Minority Investee, in cash, or otherwise satisfies, on an After-Tax Basis, all or any part of the Tax Liabilities (it being understood that BCE shall have no obligation to do so and that if BCE does so, it shall not be entitled to receive any consideration from BCI, Newco, Surviving Entity or any Contributed Company, or the applicable Subsidiary or Minority Investee, whether in capital stock or otherwise, nor shall BCE have any right of contribution from BCI, Newco, Surviving Entity or any Contributed Company, or the applicable Subsidiary or Minority Investee in respect of the satisfaction of such Tax Liabilities).

           (d) It is understood and agreed that BCE shall not have any obligation to indemnify the Indemnitees in respect of Taxes payable, or any adverse Tax consequences arising as a result of any change in the Tax domicile of BCI, Newco or Surviving Entity following the Consolidation Date.

           2.2. Contests With Respect to Indemnitees.

           (a) If a Taxing authority proposes in writing, on audit or otherwise, to assert a claim against an Indemnitee for which BCE is required to indemnify an Indemnitee pursuant to Section 2.1 hereof, such Indemnitee shall notify BCE in writing within ten (10) Business Days of the receipt of such proposal and such Indemnitee shall forebear, for at least thirty (30) days (or such lesser period as is permitted by law), payment of any Taxes asserted to be payable as a result of such proposed adjustment.

           (b) If BCE shall request in writing within ten (10) Business Days after such Indemnitee's notice pursuant to Section 2.2(a) above that the proposed adjustment be contested and shall furnish to such Indemnitee, at BCE's sole expense, a written opinion of counsel to BCE, in form and in substance reasonably satisfactory to such Indemnitee, to the effect that the position to be put forth by such Indemnitee should prevail, such Indemnitee shall, in good faith, at BCE's sole expense, contest the proposed adjustment and shall make a good faith effort to consult with BCE in contesting such proposed adjustment and apprise them of the progress thereof; provided that such Indemnitee shall not be required to contest the proposed adjustment beyond the first level of judicial proceedings following the highest level of administrative proceedings and provided further that such Indemnitee shall not be required to take any action pursuant to this Section 2.2(b) unless: (i) BCE shall have agreed to pay such Indemnitee on demand, on an After-Tax Basis, all costs and expenses, if any, that such Indemnitee incurs in contesting such proposed adjustment (including, without limitation, reasonable legal and accounting fees, disbursements, penalties, interest and additions to Tax related to such proposed adjustment) and shall have provided security reasonably acceptable to such Indemnitee for the payment of such costs and expenses, and (ii) BCE shall have acknowledged and agreed in writing to its indemnity obligation with respect to such proposed claim pursuant to this Agreement.

           (c) An Indemnitee may at any time decline to take any further action with respect to a proposed adjustment, including settlement or compromise thereof; provided that if BCE has requested in writing and in accordance with
Section 2.2(b) hereof that such Indemnitee contest any proposed adjustment pursuant to this Agreement, such Indemnitee shall notify BCE in writing that such Indemnitee has determined not to take any further action with respect to such proposed adjustment and agrees to waive its right to any indemnification payment that would otherwise be payable by BCE pursuant to this Agreement in respect of such adjustment.

           (d) If BCE shall have requested in writing that an Indemnitee contest any proposed adjustment as above provided and shall have duly complied with all of the terms of this Section 2.2, demand for payment of any amounts due and payable hereunder may be made no earlier than upon a Final Determination of the Liabilities of such Indemnitee for the Loss asserted to be payable as a result of such proposed adjustment. For the purposes of this Agreement, the term "Final Determination" means (i) a closing agreement entered into under Section 7121 of the U.S. Internal Revenue Code, or any other settlement agreement entered into in connection with an administrative proceeding (consented to by BCE, which consent shall not be unreasonably withheld) or (ii) a final, non-appealable judgment by the first level of judicial proceedings following the highest level of administrative proceedings or, if BCE agrees in writing not to pursue the matter in such a court, the highest level of administrative proceedings shall have been completed and payment shall be made within five (5) days of demand therefor.

           (e) All amounts payable by BCE pursuant to Section 2.1 shall be paid in the legal tender of the United States of America.

           3. BCI's Indemnification. (a) BCI hereby agrees to indemnify each Indemnitee (the "BCI Indemnification") against, and hold it harmless from, on an After-Tax Basis, all Losses incurred by such Indemnitee in respect of all BCI Liabilities (other than any such BCI Liabilities with respect to which a fully funded cash reserve in the amount of the Defeasance Amount was established by BCI prior to the Consolidation, which Liabilities are paid from such cash reserve); provided, however, that the BCI Indemnification with respect to BCI Liabilities, other than BCI Liabilities subject to indemnification under Section 2 hereof, shall terminate and BCI shall have no further indemnification obligation to any party in respect thereof as of the date that is five (5) years following the Consolidation Date, except with respect to any claim in respect thereof by any party which is made prior to the end of such period, in which event indemnification shall survive until the final resolution of such matter.

           (b) For purposes of Section 3(a) above, each Indemnitee shall be deemed to have incurred Losses equal to the product of (i) the amount of the BCI Liabilities and (ii) the Ownership Percentage of such Indemnitee. Such Losses shall be deemed to have been incurred when the applicable BCI Liabilities have been paid or become due and payable.

           (c) It is expressly understood and agreed that, in connection with a transfer of (i) Shares of Newco, (ii) BCI Shares or, (iii) Shares of Surviving Entity ("Surviving Entity Shares") by Telmex, SBCI or their respective Specified Assignees, the transferor may, in its sole discretion, retain the rights under the BCI Indemnification set forth in this Section 3, in which case (1) the transferee shall not be deemed an Indemnitee under this Section 3 and (2) the transferor shall be deemed, for purposes of this Section 3 and Section 4, to continue to own the transferred Shares of Newco, BCI Shares, or Surviving Entity Shares (in each case, to the extent such rights are so retained by the transferor).

           4. Payment

           4.1. Form of Payment. Any obligations due from BCI to the Indemnitees under Section 3 hereof shall be satisfied by delivery to the Indemnitees, within ten (10) Business Days of the incurrence (as provided in Section 3(b)) by the Indemnitees of any Losses indemnifiable pursuant to the terms of Section 3 of this Agreement[, at the sole option of BCI] of [(i) cash in the full amount of such Losses or (ii)](1) Surviving Entity Shares, as provided in Section 4.2 below; provided, however, that if any indemnification payable hereunder by BCI would increase the aggregate percentage ownership of the outstanding common equity of Surviving Entity held by the Indemnitees to more than 99% (the "Indemnification Threshold"), then Surviving Entity shall issue to the Indemnitees such number of Surviving Entity Shares as to increase such ownership to the Indemnification Threshold, and the remaining portion of BCI's indemnification obligation shall be paid by BCE to the Indemnitees in legal tender of the United States of America.



--------
1 The parties agree to discuss.


           4.2. Issuance of Shares. (a) The aggregate number of Surviving Entity Shares to be issued pursuant to Section 4.1 arising by reason of a Loss in respect of BCI Liabilities shall be determined as follows:

           [x+z divided by y+z] multiplied by [V minus the amount of the BCI Liabilities] = [x divided by y] multiplied by V

          In the foregoing formula,

          x = number of Surviving Entity Shares held by the Indemnitees immediately following the Consolidation

          y = number of Surviving Entity Shares outstanding immediately following the Consolidation

          z = number of Surviving Entity Shares to be issued

          V = total equity value of Surviving Entity immediately following the Consolidation, determined as the product of (1) the number of Surviving Entity Shares outstanding immediately following the Consolidation (adjusted to give effect to any differences in the capitalization of BCI and Surviving Entity) and (2) the average of the closing prices of BCI Shares on the [exchange] during the thirty (30) trading days ending on the __ trading day preceding the Consolidation
          Date).

For purposes of determining the aggregate number of Surviving Entity Shares to be issued pursuant to this Section 4.2(a), the amount of the BCI Liabilities shall be (I) increased to the extent of any increase in cash Taxes actually payable by [BCI or] Surviving Entity in the taxable year in which the BCI Liabilities are paid arising from the receipt of any payments made pursuant to
Section 4.2(d) or otherwise in connection with the BCI Liabilities (the "Current Cash Tax Cost") and (II) reduced (but not below zero) to the extent of any reduction in cash Taxes actually payable by [BCI or] Surviving Entity in the taxable year in which the BCI Liabilities is paid arising from the payment of the BCI Liabilities (the "Current Cash Tax Benefit"). In computing the amount of any Current Cash Tax Cost or any Current Cash Tax Benefit, [BCI or] Surviving Entity shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item with respect to the BCI Liabilities.

           (b) The number of Surviving Entity Shares issuable pursuant to
Section 4.2(a) shall be increased so as to ensure that the Indemnitees are indemnified on an After-Tax Basis.

           (c) The number of Surviving Entity Shares to be issued to each Indemnitee as an indemnification payment shall equal the aggregate number of Surviving Entity Shares issuable in respect of a Loss multiplied by such Indemnitee's percentage ownership of the issued and outstanding Surviving Entity Shares.

           (d) Notwithstanding anything to the contrary set forth in this Agreement, BCI shall not be required to indemnify the Indemnitees pursuant to
Section 3 if and to the extent that BCE contributes, or causes to be contributed, to the capital of Surviving Entity, in cash, or otherwise satisfies, on an After-Tax Basis, all or any part of the BCI Liabilities (it being understood that, except as provided in Section 4.1 hereof, BCE shall have no obligation to do so and that if BCE does so, it shall not be entitled to receive any consideration from Surviving Entity whether in capital stock or otherwise, nor shall BCE have any right of contribution from Surviving Entity in respect of the satisfaction of such BCI Liabilities).

           4.3. Dispute Procedures for Arithmetic Calculations. Any dispute raised by any party (the "Disputing Party") as to the arithmetic calculations made pursuant to Section 4.2 hereof shall be resolved by an independent internationally recognized accounting firm, other than _________ and _________, mutually acceptable to each of Telmex, SBCI, BCE and BCI (or Surviving Entity). In the event that the parties are unable to agree on an independent accounting firm within ten (10) Business Days of any dispute arising as to any arithmetic calculations under Section 4.2 hereof, then the accounting firm designated pursuant to this Section 4.3 shall be ___________. Each of the parties hereto shall use its reasonable efforts to cause the accounting firm to render a determination concerning the disputed calculations made pursuant to Section 4.2 hereof within twenty (20) Business Days following submission of such dispute to the accounting firm. The report of the independent accounting firm shall be final, binding and conclusive on each of the parties hereto and all Indemnitees. The fees and expenses of such accounting firm shall be borne by BCI or Surviving Entity, as the case may be ; provided, however, that if the report of such independent accounting firm concludes that the final arithmetic calculation is within 10% of the initial arithmetic calculation, the fees and expenses of the accounting firm shall be borne by the Disputing Party.

           4.4. Treatment of Indemnification Payments. The parties hereto agree to treat all indemnification payments made ursuant to this Section 4 as adjustments to the Consolidation consideration, unless otherwise required by Law or Taxing authority.

           5. Undertaking. If Surviving Entity Shares are required to be delivered to any Indemnitee pursuant to the terms of this Agreement, BCE and the other parties hereto, each in its capacity as a direct or indirect shareholder of BCI or Surviving Entity, as the case may be, shall take (and shall cause their respective Specified Assignees to take) all necessary actions, including exercising the rights of such party (or such Specified Assignees) as a shareholder in BCI or Surviving Entity to the fullest extent permitted by Law, in order to ensure BCI's and Surviving Entity's compliance with its obligations hereunder. Without limiting the generality of the foregoing, the obligations of any such party shall include, if necessary, (i) proposing to the Directors of Surviving Entity an increase of the capital of Surviving Entity and voting affirmatively for such capital increase at any meeting of shareholders of Surviving Entity called for that purpose; and (ii) seeking or causing the resignation or arranging for a meeting of shareholders or BCI or Surviving Entity, as the case may be, for the removal, of any Director of BCI or Surviving Entity who failed to vote in favor of any action required to be taken by BCI or Surviving Entity to comply with any of its obligations hereunder and, further, the election of new Directors of BCI or Surviving Entity in order to ensure BCI's or Surviving Entity's compliance, and voting affirmatively for such removal and election at any such meeting.

           6. Books and Records/Notice

           6.1. Right to Books and Records; Delivery of Supporting Calculations. Subject to reasonable and customary confidentiality undertakings:

           (a) Each Indemnitee, including its authorized representatives, shall have reasonable access to (including the right to make copies of) such books and records and other materials of BCI or Surviving Entity, as the case may be, in order to confirm that no BCI Liabilities have been paid or are due.

           (b) Each Indemnitee agrees, upon the request and at the expense of BCE, that the amount of any Loss due to such Indemnitee shall be verified by a public accounting firm selected by such Indemnitee and reasonably acceptable to BCE.

           6.2. Notice of Obligations. Within ten (10) days of being notified that BCI Liabilities are payable, or upon learning of a contingent liability for BCI Liabilities, BCI or Surviving Entity, as the case may be, shall advise in writing each Indemnitee and keep each Indemnitee apprised in writing (in reasonable detail) of the progress of the resolution of such demand.

           6.3. Late Payments. Any amounts not paid when due and payable under this Agreement shall bear interest from the date due to the date paid at the prime rate of [BANK] as in effect from time to time during such period.

           7. Miscellaneous

           7.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

                  (a)      if to BCI or Surviving Entity:

                           Bell Canada International Inc.
                           1000, rue de La Gauchetiere Ouest
                           Suite 1100
                           Montreal, Quebec
                           H3B 4Y8 Canada
                           Facsimile: (514) 392-2470
                           Attention: Chief Executive Officer

                           with a copy to:

                           1000, rue de La Gauchetiere Ouest
                           Suite 1100
                           Montreal, Quebec
                           H3B 4Y8 Canada
                           Facsimile: (514) 392-2342
                           Attention: Vice President,
                                      Law and Corporate Secretary

                           with a further copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile:  (212) 848-7179
                           Attention:  Alberto Luzarraga, Esq.

                  (b)      if to Telmex:

                           Telefonos de Mexico S.A. de C.V.
                           Parque Via No. 190, Oficina 1016
                           Colonia Cuauhtemoc
                           Mexico D.F., 06599
                           Facsimile:  (525) 255-1576
                           Attention:  Adolfo Cerezo

                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York  10006
                           Facsimile:  (212) 225-3999
                           Attention:  Nicolas Grabar, Esq.

                           with a further copy to:

                           Franck, Galicia, Duclaud y Robles, S.C.
                           Avenida Paseo de las Palmas
                           No. 405 - 3rd Floor
                           Colonia Lomas de Chapultepec
                           Mexico D.F., 11000
                           Facsimile:  (525) 540-9202
                           Attention:  Rafael Robles

                  (c)      if to BCE:

                           1000, rue de La Gauchetiere
                           Suite 4100
                           Montreal, Quebec
                           H3B 5H8 Canada
                           Facsimile:  (514) 870-4877
                           Attention:  General Counsel

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile:  (212) 848-7179
                           Attention:  Alberto Luzarraga, Esq.

                  (d)      if to SBCI:

                           175 East Houston St.
                           Room 10-A-50
                           San Antonio, Texas 78205
                           Attention:  President-SBC International Operations
                           Fax:  (210) 351-5166

                           with a copy to:

                           175 East Houston St.
                           Room 232
                           San Antonio, Texas 78205
                           Attention:  General Attorney-International Operations
                           Fax:  (210) 351-3630

                           with a further copy to:

                           SBC Communications Inc.
                           175 East Houston St.
                           Room 1142
                           San Antonio, Texas 78205
                           Attention:  Michael A. Meyer, General Attorney
                           Fax:  (210) 351-3488

                           and with a further copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  Howard Chatzinoff
                           Fax:  (212) 310-8007

           7.2. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           7.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination by a Governmental Authority that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           7.4. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between or among the parties with respect to the subject matter hereof and thereof.

           7.5. Assignment. This Agreement shall not be assigned without the express written consent of the parties (which consent may be granted or withheld in the sole discretion of any party), except that any party hereto may assign its rights (but not its obligations) hereunder to an Affiliate or Specified Assignee of such party; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.

           7.6. No Third Party Beneficiaries. Except as otherwise provided herein with respect to the indemnification of Indemnitees, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

           7.7. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by, or on behalf of, each of the parties and each 10% Shareholder to which indemnification rights are assigned in accordance herewith.

           7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

           7.9. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and shall be deemed to be an original, all of which taken together shall constitute one and the same Agreement.

           7.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

           8. Arbitration/Dispute Resolution Procedures.

           8.1 Arbitration. (a) Any Dispute that has not been resolved pursuant to the terms of this Agreement shall be finally settled by binding arbitration in The City of New York, New York County, before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") under its Rules of Arbitration as in effect at the time of this Agreement, except as they may be modified herein by agreement of the parties and shall be conducted in the English language. Each party shall nominate one arbitrator, obtain its nominee's acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. In the event there are two parties to this Agreement who are parties to the dispute, the two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee's acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. Nonetheless, in no event shall any such arbitrator nominated by the other arbitrators be a resident in, or a domicile of, any country in which a shareholder is domiciled or has its principal place of business. In the event that each of BCI, Surviving Entity and/or BCE (considered together), Telmex and SBCI are parties to the Dispute, each shall be entitled to nominate an arbitrator in the manner and time period referred to above. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other parties within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The three arbitrators appointed in accordance with the above provisions shall mutually agree to designate one of them to act as chair within thirty days of their appointment. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. In the event that the arbitrators nominated in accordance with the above provisions fail to agree upon the selection of a chair within this time period, upon request of any party, the chair shall instead be designated by the ICC within thirty days of receiving such request. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in The City of New York, New York for the purpose of enforcing this agreement to arbitrate.

           (b) No provision of, nor the exercise of any rights under, this
Section 8.1 shall limit the right of any party to request and obtain from a court of competent jurisdiction in The City of New York (which shall have exclusive jurisdiction for purposes of this Section 8.1(b)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in The City of New York, County of New York for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 8.1(b) in the same manner as provided for the giving of notice hereunder.

           (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in The City of New York, County of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

           (d) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

           8.2 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement.

           8.3 Service of Process. Each of:

           (a) BCI hereby irrevocably designates CT Corporation, with offices situated at present at 1633 Broadway, New York, New York 10019;

           (b) [Surviving Entity] hereby irrevocably designates CT Corporation, with offices situated at present at 1633 Broadway, New York, New York 10019;

           (c) BCE hereby irrevocably designates CT Corporation, with offices situated at present at 1633 Broadway, New York, New York 10019;

           (d) Telmex hereby irrevocably designates CT Corporation, with offices situated at present at 1633 Broadway, New York, New York 10019; and

           (e) SBCI hereby irrevocably designates CT Corporation, with offices situated at present at 1633 Broadway, New York, New York 10019;

as its authorized agent, respectively, to accept and acknowledge on its behalf service of any process which may be served in any suit, action or proceeding in New York.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

                                       BELL CANADA INTERNATIONAL INC.


                                       By
                                         ---------------------------
                                         Name:
                                         Title:

                                       [SURVIVING ENTITY]


                                       By
                                         ---------------------------
                                         Name:
                                         Title:

                                       BCE INC.


                                       By
                                         ---------------------------
                                         Name:
                                         Title:

                                       [10% SHAREHOLDERS]


                                       By
                                         ---------------------------
                                         Name:
                                         Title:

                                      TELEFONOS DE MEXICO S.A. de C.V.


                                       By
                                         ---------------------------
                                         Name:
                                         Title:

                                       SBC INTERNATIONAL, INC.

                                       By
                                         ---------------------------
                                         Name:
                                         Title:

                                    EXHIBIT H

                              FORM OF LEGAL OPINION

                  1. BCE is a corporation duly incorporated, validly existing and in good standing under the laws of Canada.

                  2. BCE has all requisite power and authority to enter into the BCE Indemnity Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the BCE Indemnity Agreement by BCE and the consummation by BCE of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of BCE. The BCE Indemnity Agreement has been duly executed and delivered by BCE, and is the valid and binding obligation of BCE, enforceable against BCE in accordance with its terms.

                  3. Neither the execution, delivery and performance of the BCE Indemnity Agreement nor the consummation of the transactions contemplated thereby will conflict with, or result in any violations of the certificate of incorporation, bylaws or similar constitutive documents of BCE.

                                    EXHIBIT I

                             CONSENTS AND APPROVALS

[Four and a half pages of materials omitted.]

                                    EXHIBIT J

                                INITIAL STRUCTURE

[One page of materials omitted.]

                                    EXHIBIT K

                            ALTERNATE TAX STRUCTURES

Part 1: Danish Structure

                  Each company that is located in a jurisdiction that is treated as a tax haven for purposes of the Neutral Provisions (a "Tax Haven Company") will be replaced by a Danish company. The Danish company shall in all cases be a company that is formed in Denmark and is a tax resident of Denmark; furthermore, in order to reasonably facilitate SBCI's ability to recognize foreign tax credits, the Danish company will not be incorporated as an Aktieselskab unless the decision not to use an Aktieselskab causes adverse tax consequences, directly or indirectly, for the Company or the shareholders. The Company and the two new subholding companies created to hold the Comcel and Brazilian CLEC operations would be included among the companies that would be replaced by a Danish company. The method of the transfer would generally be as follows (subject to advice of Danish counsel to minimize, if possible, any adverse tax consequences of moving the company to Denmark):

                  (i) the shareholder(s) of the Tax Haven Company would form a new Danish company;

                  (ii) the shareholder(s) of the Tax Haven Company would transfer its (their) shares of the Tax Haven Company to the new Danish company; and

                  (iii) the Tax Haven Company would liquidate or wind up into its parent Danish company.

Part II:  Netherlands-Danish Structure

                  Each Tax Haven Company (including the Company and the new subholding companies located in tax haven jurisdictions) will be replaced by a company that is formed in the Netherlands and a tax resident of the Netherlands (unless changes have been made to the Danish holding period requirements so that it would be advantageous for all lower tier holding companies to be Danish companies, in which case the companies other than the Company would be replaced by Danish companies in accordance with Part I, above). In order to reasonably facilitate SBCI's ability to recognize foreign tax credits, the Netherlands company will not be incorporated as a Naamloze Vennootschap unless the decision not to use a Naamloze Vennootschap causes adverse tax consequences, directly or indirectly, for the Company or the shareholders. The method of the transfer would generally be as follows (subject to advice of Netherlands counsel to minimize, if possible, the incidence of capital tax on the transfers and any other adverse tax consequences of the change of structure):

                  (i) the shareholder(s) of the Tax Haven Company would form a new Netherlands company;

                  (ii) the shareholder(s) of the Tax Haven Company would transfer its (their) shares of the Tax Haven Company to the new Netherlands company; and

                  (iii) the Tax Haven Company would liquidate or wind up into its parent Netherlands company.

                                                                  EXECUTION COPY
                                                                  --------------




================================================================================







                       -----------------------------------

                               FIRST AMENDMENT TO

                             SHAREHOLDERS AGREEMENT

                       -----------------------------------

                                      among

                            BELL CANADA INTERNATIONAL

                              INVESTMENTS LIMITED,

                             AM LATIN AMERICA, LLC,

                    SBC INTERNATIONAL - BRAZIL HOLDING, LTD.,

                                       and

                              TELECOM AMERICAS LTD.

                          Dated as of December 5, 2000


================================================================================

         FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT, dated as of December 5, 2000 (this "Agreement"), among BELL CANADA INTERNATIONAL INVESTMENTS LIMITED, a corporation incorporated under the laws of the British Virgin Islands ("BCI Investments"), AM LATIN AMERICA, LLC, a limited liability company organized under the laws of Delaware ("AM Latin America"), SBC INTERNATIONAL - BRAZIL HOLDING, LTD., a company organized under the laws of the Cayman Islands ("SBCI Brazil Holding" and, together with BCI Investments and AM Latin America, the "Initial Shareholders"), and TELECOM AMERICAS LTD., a company organized under the laws of Bermuda (the "Company").

         WHEREAS, the Initial Shareholders and the Company have entered into a Shareholders Agreement, dated as of November 16, 2000 (the "Shareholders Agreement");

         WHEREAS, the Initial Shareholders have agreed, among other things, in
Section 5.17 of the Shareholders Agreement to take all necessary action to amend the terms of the Shareholders Agreement to comply with the terms of (i) the letter to SBC International, Inc. ("SBCI"), Bell Canada International Inc. ("BCI") and Telefonos de Mexico, S.A. de C.V. ("Telmex"), dated November 10, 2000, from Sr. Amadeu de Paula Castro Neto, Executive Superintendent of Agencia Nacional de Telecomunicacoes--ANATEL ("ANATEL") and (ii) the letter to the Executive Superintendent of ANATEL, dated November 9, 2000, from BCI, Telmex and SBCI concerning the reduction of the Company's ownership of the voting capital of each of Bell Canada International BVI V Limited ("Subnewco1") and SBCI Brasil Ltda. ("Subnewco4") to 19.99% within twenty (20) days following the Closing Date (as defined in the Shareholders Agreement);

         WHEREAS, the Initial Shareholders have agreed, in connection with such reduction of the Company's ownership of the voting capital of each of Subnewco1 and Subnewco4, that, concurrently with the execution of this Agreement, (i) Subnewco1 shall issue 29,341 Preferred Shares to BCI Investments and 6,688 Preferred Shares to AM Latin America ("AMLA's Preferred Shares"), AMLA's Preferred Shares representing an 11.141% voting interest in Subnewco1 and (ii) the Company shall transfer 61,481,914 Quotas Class A of Subnewco4 owned by it to AM Latin America ("AMLA's Voting Quotas"), representing a 13.815% voting interest in Subnewco4;

         WHEREAS, concurrently with the transfer by the Company to AM Latin America of AMLA's Voting Quotas, AM Latin America has agreed to enter into an Exchangeable Debenture Agreement with the Company and Subnewco4 substantially in the form set forth in Annex A hereto (the "AM Debenture");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Shareholders Agreement.

         SECTION 2. Amendment to Section 1.01 of the Shareholders Agreement. The definition of "Transaction Documents" contained in Section 1.01 of the Shareholders Agreement is hereby amended and restated in its entirety as follows: ""Transaction Documents" has the meaning set forth in the Amended and Restated Joint Venture Agreement but shall further include the Exchangeable Debenture Agreement, dated as of December 5, 2000, among AM Latin America, the Company and Subnewco4."

         SECTION 3. Amendment to Section 5.16 of the Shareholders Agreement.
Section 5.16 of the Shareholders Agreement is hereby amended as follows:

         (a) To insert "(a)" at the beginning of the first sentence of Section 5.16.

         (b) To change all references to "Payment Period" contained in Section
5.16 to "SBCI Brazil Holding Payment Period."

         (c) To insert as a new subparagraph (b) the following language:

              "(b) Effective as of the date hereof and for so long as the Exchangeable Debenture Agreement, dated as of December 5, 2000, among AM Latin America, the Company and Subnewco4 (the "AM Debenture") remains outstanding (such period, the "AM Latin America Payment Period"), AM Latin America hereby assigns and sells to the Company any and all rights of AM Latin America or any Affiliate of AM Latin America to receive any distribution, whether in cash or in kind or in the form of a dividend or otherwise, in respect of the Equity Interests of Subnewco4, and the Company hereby accepts such assignment from AM Latin America. Any such distribution received by AM Latin America or any Affiliate during the AM Latin America Payment Period or, if received following the AM Latin America Payment Period, to which AM Latin America or any Affiliate became entitled during the AM Latin America Payment Period, shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds, and shall forthwith be paid or delivered to the Company in the same form so received (with any necessary endorsement and assignment)."

         SECTION 4. Amendment to Schedule 2.03(b) and Schedule 2.04. Schedules 2.03(b) and 2.04 are hereby amended and restated in their entirety as set forth in Annex B hereto.

         SECTION 5. Amendment to Schedule 5.11 to the Shareholders Agreement. Parts III(C) and IV of Schedule 5.11 to the Shareholders Agreement are hereby amended and restated in their entirety to read as set forth in Annex C hereto, including the addition of an Attachment 3 to Schedule 5.11 to the Shareholders Agreement, as set forth in Annex C hereto.

         SECTION 6. Representation of AM Latin America. Prior to and as of the date hereof, AM Latin America has not entered into or otherwise granted or issued any option, warrant, call, convertible security, preemptive right (statutory or contractual), subscription right, commitment or other right, agreement, arrangement or commitment of any character, including, without limitation, any right of first refusal, right of first offer or other comparable right relating to AMLA's Preferred Shares or AMLA's Voting Quotas, except as otherwise provided in the AM Debenture and the 6th Amendment to the Articles of Association of SBCI Brasil Ltda. with respect to AMLA's Voting Quotas.

         SECTION 7. Restrictions on Transfer. For the avoidance of doubt, the parties agree that the provisions of Section 4.01(b) of the Shareholders Agreement shall apply to AM Latin America with respect to its ownership of AMLA's Preferred Shares and AMLA's Voting Quotas.

         SECTION 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that Sate without regard to conflicts of law.

         SECTION 9. Dispute Resolution. Any controversy, claim or dispute arising out of or relating to or in connection with this Agreement shall be resolved in accordance with the procedures set forth in Sections 6.14 and 6.15 of the Shareholders Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatories thereunto duly authorized as of the date first written above.

                                        BELL CANADA INTERNATIONAL
                                        INVESTMENTS LIMITED



                                        By
                                           ----------------------------------
                                           Name:
                                           Title:



                                        AM LATIN AMERICA, LLC



                                        By
                                           ----------------------------------
                                           Name:
                                           Title:



                                        SBC INTERNATIONAL - BRAZIL HOLDING, LTD.



                                        By
                                           ----------------------------------
                                           Name:
                                           Title:



                                        TELECOM AMERICAS LTD.



                                        By
                                           ----------------------------------
                                           Name:
                                           Title:

                                     ANNEX A

                              FORM OF AM DEBENTURE

                                     ANNEX B

                           SCHEDULES 2.03(b) AND 2.04

                                      * * *

                                SCHEDULE 2.03(b)
                EQUITY INTERESTS OF BCI INVESTMENTS IN SUBNEWCO1,
                             SUBNEWCO2 AND SUBNEWCO3


Equity Interests of Subnewco1
-----------------------------

Authorized Capital:                    12,000 voting common shares ("Subnewco1
                                       Common Shares")
                                       48,301 voting non-participating preferred shares with nominal economic value
                                       ("Subnewco1 Preferred Shares")

Issued and Outstanding Capital:        12,000 Subnewco1 Common Shares held by
                                       the Company
                                       41,342 Subnewco1 Preferred Shares held by
                                       BCI Investments
                                       6,688 Subnewco1 Preferred Shares held by
                                       AM Latin America

Percentage Held Directly by            BCI Investments holds 0% of Subnewco1
BCI Investments:                       Common Shares and 86% of Subnewco1
                                       Preferred Shares.



Equity Interests of Subnewco2
-----------------------------

Authorized Capital:                    12,000 voting common shares ("Subnewco2
                                       Common Shares")
                                       12,001 voting non-participating preferred shares with nominal economic value
                                       ("Subnewco2 Preferred Shares")

Issued and Outstanding Capital:        12,000 Subnewco2 Common Shares held by
                                       the Company
                                       12,001 Subnewco2 Preferred Shares held by
                                       BCI Investments

Percentage Held Directly by            BCI Investments holds 0% of Subnewco2
BCI Investments:                       Common Shares and 100% of Preferred
                                       Shares.


Equity Interests of Subnewco3
-----------------------------

Authorized Capital:                    12,000 voting common shares ("Subnewco3
                                       Common Shares")
                                       12,001 voting non-participating preferred shares with nominal economic value
                                       ("Subnewco3 Preferred Shares")

Issued and Outstanding Capital:        12,000 Subnewco3 Common Shares held by
                                       the Company
                                       12,001 Subnewco3 Preferred Shares held by
                                       BCI Investments

Percentage Held Directly by            BCI Investments holds 0% of Subnewco3
BCI Investments:                       Common Shares and 100% of Subnewco3
                                       Preferred Shares.

                                  SCHEDULE 2.04
              EQUITY INTERESTS OF SBCI BRAZIL HOLDING IN SUBNEWCO4

Equity Interests of SBCI Brasil Ltda.
-------------------------------------

Authorized Capital:      The Articles of Association of SBCI Brasil Ltda.
                         ("Subnewco4") do not provide for an authorized capital.
                         An unlimited number of quotas may be issued, as decided upon by the Quotaholders.


Issued and               890,062,346 quotas are issued and outstanding, of which
Outstanding Capital:     445,031,172 are Class A quotas (voting stock) and
                         445,031,174 are Class B quotas (non-voting stock).

                         294,587,527 Class A quotas are held by SBC
                         International - Brazil Holding, Ltd. ("SBCI Brazil Holding").

                         88,961,731 Class A quotas and 445,031,170 Class B quotas are held by Telecom Americas Ltd. (the "Company").

                         61,481,914 Class A quotas are held by AM Latin America.

                         1 Class B quota is held by Michael A. Meyer.

                         1 Class B quota is held by Phillip C. Essman.

                         1 Class B quota is held by Luiz Fernado Teixeira Pinto.

                         1 Class B quota is held by Daniel Hajj Aboumrad.

Percentage held
directly by SBCI Brazil  SBCI Brazil Holding holds 66.195% of the Class A quotas
Holding:                 and 0% of the Class B quotas of Subnewco4.


Options, Warrants, Calls, Etc.
------------------------------

1. 6th Amendment to the Articles of Association of Subnewco4, dated as of December 5, 2000.

2. Exchangeable Debenture Agreement, dated as of November 16, 2000, by and among SBCI Brazil Holding, the Company and Subnewco4.

3. Exchangeable Debenture Agreement, dated as of December 5, 2000, among AM Latin America, the Company and Subnewco4.

                                     ANNEX C

III. Bell Canada International BVI V Limited

"C.  BCI BVI V Limited
     -----------------

         Upon the occurrence of the BCI BVI V Redemption Condition (as defined below), BCI BVI V Limited shall redeem all, but not less than all, of the issued and outstanding preference shares of BCI BVI V Limited (the "BCI BVI V Preference Shares") at the time of the occurrence of the BCI BVI V Redemption Condition for a purchase price equal to U.S.$0.01 per share. Not more than five Business Days after the occurrence of the BCI BVI V Redemption Condition, BCI BVI V Limited shall deliver a written notice to each of BCI Investments and AM Latin America indicating: (i) that it intends to redeem all of the BCI BVI V Preference Shares, (ii) that payment will be made upon surrender of the certificates representing such BCI BVI V Preference Shares, and (iii) specifying the consideration to be paid to each of BCI Investments and AM Latin America and the place, manner and date of such payment and the surrender of the certificates evidencing such BCI BVI V Preference Shares, which shall be within ten Business Days of the date of such written notice. Each of BCI Investments and AM Latin America shall surrender the share certificates representing such BCI BVI V Preference Shares to BCI BVI V Limited and shall receive the redemption price in accordance with the written notice delivered by BCI BVI V Limited. Any BCI BVI V Preference Shares in respect of which the certificates are not surrendered in a timely manner shall be automatically redeemed by BCI BVI V Limited, and BCI BVI V Limited shall segregate and hold in trust any consideration to which BCI Investments or AM Latin America, as the case may be, is entitled for a period of up to six years. The failure of BCI BVI V Limited to timely redeem the BCI BVI V Preference Shares upon the occurrence of the BCI BVI V Redemption Condition shall not constitute a waiver of BCI BVI V Limited's right and obligation to redeem such shares.

         For purposes of the foregoing, "BCI BVI V Redemption Condition" means the occurrence of any of the following: (i) receipt by the Company, BCI BVI V Limited or any of the Company's or BCI BVI V Limited's Minority Investees, Subsidiaries or Affiliates of the approval by ANATEL under Resolution 101 of such agency or any successor regulation thereto which effectively permits the Company or any future shareholder or shareholders holding voting common shares of BCI BVI V Limited (the "BCI BVI V Common Shares") to Control BCI BVI V Limited, (ii) a change in applicable Brazilian regulations or laws that results in such approval no longer being required in the opinion of the Board of Directors of BCI BVI V Limited, (iii) the delivery to BCI BVI V Limited of a notice signed by, or on behalf of, the shareholder or shareholders holding a majority of BCI BVI V Common Shares stating that, in its or their reasonable judgment, the redemption of 100% of the BCI BVI V Preference Shares as contemplated herein without ANATEL's approval will not result in a violation of Resolution 101 of such agency or any successor regulation thereto, (iv) the Sale of any BCI BVI V Preference Shares by BCI Investments or AM Latin America, as the case may be (or by any Permitted Transferee of BCI Investments or AM Latin America, as the case may be), to any party other than (a) the Company or its successors and assigns, or (b) a Permitted Transferee of BCI Investments or AM Latin America, as the case may be, holding Shares transferred to it pursuant to and in accordance with Section 4.05 of the Shareholders Agreement, and (v) BCE (in the case of BCI Investments) or America Movil (in the case of AM Latin America) shall fail to hold, directly or indirectly, legal and beneficial ownership of a majority of the issued and outstanding Capital Stock and Equity Interests of BCI Investments or AM Latin America, as the case may be, or of any Person holding BCI BVI V Preference Shares initially held by BCI Investments or AM Latin America, as the case may be.

IV.  SBCI Brasil Ltda.

         Pursuant to (a) the Exchangeable Debenture Agreement, dated as of November 16, 2000, among SBC International - Brazil Holding, Ltd. ("SBCI Brazil Holding"), the Company and SBCI Brasil Ltda. in the form of Attachment 2 hereto (the "SBCI Debenture") and (b) the Exchangeable Debenture Agreement, dated as of December 5, 2000, among AM Latin America, the Company and SBCI Brasil Ltda. in the form of Attachment 3 hereto (the "AM Debenture" and, together with the SBCI Debenture, the "Debentures"), upon the occurrence of the Exchange Condition (as defined in the Debentures), the Company shall have the right to elect to exchange each of the Debentures for all of the SBCI Brasil Quotas (as defined in the Debentures) in accordance with the terms of the Debentures."

Attachment 3 to Schedule 5.11
-----------------------------